FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-165147

THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 9, 2011, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE
(THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED July 19, 2010)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-165147) for this offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

$720,790,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

JPMorgan Chase Bank, National Association
Sponsor and Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2011-C5

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2011-C5 consisting of the Class A-1, Class A-2, Class A-3, Class A-SB and Class X-A certificates. The certificates (which are comprised of the certificates offered by this free writing prospectus, the Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing on October 17, 2011.
	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch/Morningstar)(5)	Rated Final Distribution Date(3)
Class A-1	$49,765,000%		(6)	May 2016	Aaa(sf)/AAA(sf)/AAA	August 2046
Class A-2	$199,727,000%		(6)	October 2016	Aaa(sf)/AAA(sf)/AAA	August 2046
Class A-3	$405,850,000%		(6)	August 2021	Aaa(sf)/AAA(sf)/AAA	August 2046
Class A-SB	$65,448,000%		(6)	April 2021	Aaa(sf)/AAA(sf)/AAA	August 2046
Class X-A	$807,027,000 (7)%		Variable(8)	September 2021	Aaa(sf)/AAA(sf)/AAA	August 2046

(Footnotes on table on page S-2)

You should carefully consider the risk factors beginning on page S-32 of this free writing prospectus and page 9 of the prospectus.
Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.
The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC is acting as lead manager for this offering. J.P. Morgan Securities LLC is acting as sole bookrunner for this offering. Goldman, Sachs & Co. and Wells Fargo Securities, LLC are acting as co-managers for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 29, 2011.

J.P. Morgan
Lead Manager and Sole Bookrunner

Goldman, Sachs & Co.	Wells Fargo Securities
Co-Manager	Co-Manager

September [__], 2011

Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Washington
1 property
$54,475,000
5.3% of total

Minnesota
1 property
$8,300,000
0.8% of total

Illinois
8 properties
$241,178,107
23.4% of total

Wisconsin
1 property
$8,484,829
0.8% of total

Indiana
3 properties
$52,200,000
5.1% of total

Pennsylvania
6 properties
$26,428,532
2.6% of total

New Hampshire
1 property
$11,000,000
1.1% of total

Michigan
1 property
$8,991,951
0.9% of total

New York
1 property
$48,850,000
4.7% of total

New Jersey
2 properties
$26,033,077
2.5% of total

Maryland
6 properties
$10,038,035
1.0% of total

California
1 property
$19,305,068
1.9% of total

Virginia
17 properties
$16,756,023
1.6% of total

South Carolina
5 properties
$3,010,181
0.3% of total

North Carolina
31 properties
$122,263,999
11.9% of total

Colorado
1 property
$28,000,000
2.7% of total

Georgia
34 properties
$83,465,611
8.1% of total

Oklahoma
1 property
$18,690,000
1.8% of total

Florida
56 properties
$90,385,791
8.8% of total

Texas
7 properties
$72,320,096
7.0% of total

Louisiana
1 property
$15,962,585
1.6% of total

Mississippi
1 property
$5,682,059
0.6% of total

Alabama
4 properties
$32,622,649
3.2% of total

Tennessee
19 properties
$25,256,358
2.5% of total

0.3% – 5.0% of Cut-off Date Balance
5.1% – 10.0% of Cut-off Date Balance
10.1% – 23.4% of Cut-off Date Balance

SUMMARY OF CERTIFICATES
Class	Initial Class Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/Fitch/Morningstar)(5)	Principal Window(4)
Offered Certificates
A-1	$49,765,000	30.000%	(6)	May 2016%		2.55	Aaa(sf)/AAA(sf)/AAA	10/11 – 05/16
A-2	$199,727,000	30.000%	(6)	October 2016%		4.83	Aaa(sf)/AAA(sf)/AAA	06/16 – 10/16
A-3	$405,850,000	30.000%	(6)	August 2021%		9.79	Aaa(sf)/AAA(sf)/AAA	04/21 – 08/21
A-SB	$65,448,000	30.000%	(6)	April 2021%		7.17	Aaa(sf)/AAA(sf)/AAA	05/16 – 04/21
X-A	$807,027,000(7)	N/A	Variable(8)	September 2021%		N/A	Aaa(sf)/AAA(sf)/AAA	N/A
Non-Offered Certificates
X-B	$222,672,910 (9)	N/A	Variable(10)	N/A	%	N/A	Aaa(sf)/NR/AAA	N/A
A-S	$86,237,000	21.625%	(6)	N/A	%	N/A	Aaa(sf)/AAA(sf)/AAA	N/A
B	$51,485,000	16.625%	(6)	N/A	%	N/A	Aa2(sf)/AA(sf)/AA	N/A
C	$39,901,000	12.750%	(6)	N/A	%	N/A	A2(sf)/A(sf)/A	N/A
D	$65,644,000	6.375%	(6)	N/A	%	N/A	Baa3(sf)/BBB-(sf)/BBB-	N/A
E	$12,871,000	5.125%	(6)	N/A	%	N/A	Ba2(sf)/BB(sf)/BB	N/A
F	$9,010,000	4.250%	(6)	N/A	%	N/A	B1(sf)/B+(sf)/B+	N/A
G	$16,732,000	2.625%	(6)	N/A	%	N/A	B3(sf)/B-(sf)/B-	N/A
NR	$27,029,910	0.000%	(6)	N/A	%	N/A	NR/NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, are represented in the aggregate.

(3)
The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of offered certificates is August 2046. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of offered certificates (other than the Class X-A certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)
Ratings shown are those of Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. There can be no assurance as to what ratings a non-hired national recognized statistical ratings organization would assign. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus. Moody’s Investors Service, Inc. and Fitch, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings and was implemented by those rating agencies for ratings of structured finance products as of August 2010. For additional information about this identifier, prospective investors can go to www.moodys.com and/or www.fitchratings.com.

(6)
The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The Class X-A certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(9)
The Class X-B notional amount will be equal to the aggregate of the certificate balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates. The Class X-B certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

The Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

TABLE OF CONTENTS

SUMMARY OF CERTIFICATES	S-2	Manufactured Housing Community
SUMMARY OF TERMS	S-10	Properties Have Special Risks	S-46
RISK FACTORS	S-32	Risks of Lease Early Termination
The Offered Certificates May Not Be		Options	S-47
a Suitable Investment for You	S-32	Geographic Concentration Entails
The Credit Crisis and Downturn in		Risks	S-48
the Real Estate Market Have		Risks Relating to Mortgage Loan
Adversely Affected the Value of		Concentrations and Borrower-
Commercial Mortgage-Backed		Sponsor Concentrations	S-49
Securities	S-32	The Borrower’s Form of Entity May
Market Considerations and Limited		Cause Special Risks	S-51
Liquidity	S-33	Ability to Incur Other Borrowings
Legal and Regulatory Provisions		Entails Risk	S-53
Affecting Investors Could		Borrower May Be Unable To Repay
Adversely Affect the Liquidity of		Remaining Principal Balance on
the Certificates	S-34	Maturity Date or Anticipated
The Volatile Economy and Credit		Repayment Date	S-53
Crisis May Increase Loan		Tenant Concentration Entails Risk	S-54
Defaults and Affect the Value		Certain Additional Risks Relating to
and Liquidity of Your Investment	S-35	Tenants	S-55
The Prospective Performance of the		Options and Other Purchase Rights
Mortgage Loans Included in the		May Affect Value or Hinder
Trust Fund Should Be		Recovery with Respect to the
Evaluated Separately from the		Mortgaged Properties	S-57
Performance of the Mortgage		Risks Related to Redevelopment
Loans in Any of Our Other		and Renovation at the
Trusts	S-38	Mortgaged Properties	S-58
Commercial Lending Is Dependent		Mortgaged Properties Leased to
Upon Net Operating Income	S-38	Borrowers or Borrower-Affiliated
Risks Relating to Underwritten Net		Entities Also Have Risks	S-59
Cash Flow	S-39	Tenant Bankruptcy Entails Risks	S-59
Limited Information Causes		Mortgage Loans Are Nonrecourse
Uncertainty	S-39	and Are Not Insured or
No Reunderwriting of the Mortgage		Guaranteed	S-60
Loans	S-40	Lack of Skillful Property
Risks Associated with Commercial		Management Entails Risks	S-60
Real Estate Lending	S-40	The Performance of a Mortgage
Risks Associated with Retail		Loan and the Related
Properties	S-40	Mortgaged Property Depends in
Retail Bank Branches Have Special		Part on Who Controls the
Risks	S-43	Borrower and the Related
Hotel Properties Have Special Risks	S-43	Mortgaged Property	S-60
Risks Relating to Affiliation with a		Some Mortgaged Properties May
Franchise or Hotel Management		Not Be Readily Convertible to
Company	S-44	Alternative Uses	S-61
Office Properties Have Special		Mortgage Loans Secured by
Risks	S-44	Leasehold Interests May
Mixed Use Facilities Have Special		Expose Investors to Greater
Risks	S-45	Risks of Default and Loss	S-61
Multifamily Properties Have Special		Limitations of Appraisals	S-61
Risks	S-45	Different Timing of Mortgage Loan
Self Storage Properties Have		Amortization Poses Certain
Special Risks	S-46	Risks	S-61

Environmental Risks Relating to the		The Mortgage Loan Seller May Not
Mortgaged Properties	S-62	Be Able To Make a Required
Availability of Earthquake, Flood		Repurchase or Substitution of a
and Other Insurance	S-65	Defective Mortgage Loan	S-79
Risks Associated with Blanket		Limited Obligations	S-80
Insurance Policies or Self-		Recent Changes to Accounting
Insurance	S-65	Standards and Regulatory
Availability of Terrorism Insurance	S-66	Restrictions Could Have an
Zoning Compliance, Use		Adverse Impact on the
Restrictions and Condemnation		Certificates	S-80
May Adversely Affect Property		Tax Consequences Related to
Value	S-67	Foreclosure	S-80
Litigation or Other Legal		State and Local Tax Considerations	S-81
Proceedings Could Adversely		Ratings of the Certificates	S-81
Affect the Mortgage Loans	S-69	DESCRIPTION OF THE MORTGAGE
Certain of the Mortgage Loans Lack		POOL	S-83
Customary Provisions	S-69	General	S-83
Shari’ah Compliant Loans	S-69	Additional Debt	S-84
Potential Conflicts of Interest	S-69	Existing Mezzanine Debt	S-85
Potential Conflicts of Interest of		Affiliated Borrowers	S-86
the Sponsor and Mortgage		ARD Loans	S-87
Loan Seller	S-69	Certain Terms and Conditions of the
Potential Conflicts of Interest of		Mortgage Loans	S-87
the Master Servicer and the		Additional Mortgage Loan
Special Servicer	S-70	Information	S-98
Potential Conflicts of Interest of		Sale of Mortgage Loans; Mortgage
the Directing		File Delivery	S-101
Certificateholder	S-71	Representations and Warranties;
Potential Conflicts of Interest of		Repurchases and Substitutions	S-102
the Underwriters	S-71	Repurchase or Substitution of
Other Possible Conflicts of		Cross-Collateralized Mortgage
Interests	S-72	Loans	S-105
Potential Conflicts of Interest in		Lockbox Accounts	S-105
the Selection of the		TRANSACTION PARTIES	S-107
Mortgage Loans	S-73	The Sponsor and Mortgage Loan
Your Lack of Control Over the Trust		Seller	S-107
Can Adversely Impact Your		JPMorgan Chase Bank,
Investment	S-74	National Association	S-107
Special Servicer May Be Directed to		JPMCB’s Underwriting
Take Actions	S-75	Guidelines and Processes	S-108
The Sponsor, the Depositor and the		Exceptions to JPMCB’s
Trust Are Subject to Bankruptcy		Disclosed Underwriting
or Insolvency Laws That May		Guidelines	S-111
Affect the Trust Fund’s		Other Originators	S-111
Ownership of the Mortgage		The Depositor	S-111
Loans	S-75	Significant Obligors	S-112
Risks Relating to Prepayments and		Individual Lease Information	S-112
Repurchases	S-76	Master Agreements Regarding
Risks Relating to Substitutions of		Leases	S-113
Mortgaged Properties by the		The Trust	S-114
Related Borrower	S-79	The Trustee and Paying Agent	S-114
Optional Early Termination of the		Resignation and Removal of the
Trust Fund May Result in an		Trustee and Paying Agent	S-116
Adverse Impact on Your Yield or		The Master Servicer	S-116
May Result in a Loss	S-79	Additional Servicer	S-118

KeyCorp Real Estate Capital		Mortgage Loans with “Due-on-Sale”
Markets, Inc	S-118	and “Due-on-Encumbrance”
Summary of KRECM		Provisions	S-185
Subservicing Agreement	S-120	Realization Upon Defaulted
The Special Servicer	S-126	Mortgage Loans	S-186
Replacement of the Special Servicer	S-127	Inspections; Collection of Operating
Servicing and Other Compensation		Information	S-188
and Payment of Expenses	S-129	Certain Matters Regarding the
The Senior Trust Advisor	S-135	Master Servicer, the Special
Proprietary Systems	S-136	Servicer, the Senior Trust
Specialized Personnel	S-136	Advisor and the Depositor	S-189
DESCRIPTION OF THE		Rating Agency Confirmations	S-190
CERTIFICATES	S-137	Evidence as to Compliance	S-192
General	S-137	Events of Default	S-193
Book-Entry Registration and		Rights Upon Event of Default	S-194
Definitive Certificates	S-138	Amendment	S-195
List of Certificateholders	S-140	CERTAIN AFFILIATIONS,
Distributions	S-140	RELATIONSHIPS AND RELATED
Allocation of Yield Maintenance		TRANSACTIONS INVOLVING
Charges	S-152	TRANSACTION PARTIES	S-197
Assumed Final Distribution Date;		PENDING LEGAL PROCEEDINGS
Rated Final Distribution Date	S-153	INVOLVING TRANSACTION
Subordination; Allocation of		PARTIES	S-197
Collateral Support Deficit	S-153	YIELD AND MATURITY
Advances	S-155	CONSIDERATIONS	S-198
Appraisal Reductions	S-158	Yield Considerations	S-198
Reports to Certificateholders;		Weighted Average Life	S-200
Certain Available Information	S-161	Yield Sensitivity of the Class X-A
Voting Rights	S-167	Certificates	S-204
Termination; Retirement of		Pre-Tax Yield to Maturity Tables	S-204
Certificates	S-168	CERTAIN FEDERAL INCOME TAX
SERVICING OF THE MORTGAGE		CONSEQUENCES	S-207
LOANS	S-170	General	S-207
General	S-170	Tax Status of Offered Certificates	S-207
The Directing Certificateholder	S-173	Taxation of Offered Certificates	S-208
Limitation on Liability of Directing		Taxation of Foreign Investors	S-209
Certificateholder	S-176	Further Information	S-209
The Senior Trust Advisor	S-177	CERTAIN STATE AND LOCAL TAX
Consultation Duties of the		CONSIDERATIONS	S-209
Senior Trust Advisor After a		CERTAIN ERISA CONSIDERATIONS	S-209
Control Event	S-179	CERTAIN LEGAL ASPECTS OF THE
Replacement of the Special		MORTGAGE LOANS	S-212
Servicer	S-180	LEGAL INVESTMENT	S-212
Termination and Resignation of		LEGAL MATTERS	S-213
the Senior Trust Advisor	S-180	RATINGS	S-213
Maintenance of Insurance	S-181	INDEX OF DEFINED TERMS	S-216
Modifications, Waivers and
Amendments	S-184

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS

ANNEX A-4	CERTAIN ADDITIONAL FINANCIAL AND TENANT INFORMATION FOR SUNTRUST BANK

ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT

ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-2 of this free writing prospectus, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-10 of this free writing prospectus, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-32 of this free writing prospectus, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-216 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 126 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

Until ninety days after the date of this free writing prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a free writing prospectus and the prospectus. This is in addition to the dealers’ obligation to deliver a free writing prospectus and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER

STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUER OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUER OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IS MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000. WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO ARE INSIDE THE UNITED KINGDOM AND QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”). IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE TRUST (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this free writing prospectus.

Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this free writing prospectus.

Mortgage Loan Seller
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters. See “Transaction Parties—The Sponsor and Mortgage Loan Seller” in this free writing prospectus.

Seller of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
JPMCB	44	$1,029,699,910	100.0%

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The principal commercial mortgage servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” in this free writing prospectus.

Special Servicer
Torchlight Loan Services, LLC, a Delaware limited liability company, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. Torchlight Loan Services, LLC was appointed to be the special servicer by Torchlight Investors, LLC on behalf of one or more of its managed funds or accounts, which is expected to be the initial directing certificateholder and, on the closing date, is expected to purchase the Class E, Class F, Class G and Class NR certificates. The primary servicing office of Torchlight Loan Services, LLC is located at 230 Park Avenue 12th Floor, New York, New York 10169, and its telephone number is (212) 883-2800. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See “Transaction Parties—The Special Servicer” in this free writing prospectus.

Additional Servicer
KeyCorp Real Estate Capital Markets, Inc. will be a sub-servicer and will be responsible for the primary servicing and administration of certain mortgage loans pursuant to the related sub-servicing agreement. The principal commercial mortgage servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas  66211, and its telephone number is 913-317-4100. See “Transaction Parties—Additional Servicer” and “—Summary of KRECM Subservicing Agreement” in this free writing prospectus.

Trustee and Paying Agent
Wells Fargo Bank, National Association, a national banking association, with its principal corporate offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479-0113. See “Transaction Parties—The Trustee and Paying Agent” in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Sponsor
JPMorgan Chase Bank, National Association, a national banking association. For more information, see “Transaction Parties—The Sponsor and Mortgage Loan Seller” in this free writing prospectus and “The Sponsor” in the prospectus.

Significant Obligors	The following mortgage loan and tenant are each “significant obligors” of the trust within the meaning given that term under Regulation AB of the Securities Act of 1933, as amended:

The InterContinental Hotel Chicago mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $145,000,000, which represents approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of Top Ten Mortgage Loans” in Annex A-3 to this free writing prospectus and “Transaction Parties—Significant Obligors” in this free writing prospectus.

SunTrust Bank, the lessee at the mortgaged properties that secure the SunTrust Bank Portfolio I mortgage loan and the SunTrust Bank Portfolio II mortgage loan (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), which mortgage loans have an aggregate principal balance as of the cut-off date of $125,000,000 and represent approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Transaction Parties—Significant Obligors” in this free writing prospectus. The SunTrust Bank Portfolio I and the SunTrust Bank Portfolio II mortgage loans are not cross-collateralized or cross-defaulted.

Senior Trust Advisor
Pentalpha Surveillance LLC will be the senior trust advisor. The senior trust advisor, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the senior trust advisor will consult with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans and the performance of the special servicer under the pooling and servicing agreement, is required to review promptly all information available to privileged persons regarding the mortgage loans and certain asset status reports; however, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor will also prepare an annual report to be provided to the rating agencies and the trustee for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

If the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

For additional information regarding the responsibilities of the senior trust advisor see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Directing Certificateholder
The directing certificateholder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances; provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate and, after such time that none of the Class E, Class F, Class G and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

It is anticipated that Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, will be the initial directing certificateholder.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, which originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and the initial purchaser for the non-offered certificates. JPMorgan Chase Bank, National Association is also the sponsor. Torchlight Loan Services, LLC, the special servicer, is an affiliate of Torchlight Investors, LLC on behalf of one or more managed funds or accounts, which is, or an affiliate of which is, the expected initial directing certificateholder. In addition, Wells Fargo Bank, National Association is the trustee and paying agent and is an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering of the offered certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Potential Conflicts of Interest”.

Cut-off Date
With respect to each mortgage loan, the related due date of such mortgage loan in September 2011, or with respect to any mortgage loan that was originated in August 2011 and has its first due date in October 2011, September 1, 2011, or with respect to any mortgage loan that was originated in September 2011 and has its first due date in November 2011, the origination date of the related mortgage loan.

Closing Date	On or about September 29, 2011.

Distribution Date	The 4th business day following each determination date. The first distribution date will be October 17, 2011.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Transaction Overview

On the closing date, the sponsor will sell the mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2011-C5:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-SB

•	Class X-A

The certificates will consist of the above classes and the following classes that are not being offered by this free writing prospectus and the accompanying prospectus: Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 44 fixed rate mortgage loans secured by first mortgage liens on 209 mortgaged properties.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$49,765,000
Class A-2	$199,727,000
Class A-3	$405,850,000
Class A-SB	$65,448,000
Class X-A	$807,027,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1%
Class A-2%
Class A-3%
Class A-SB %
Class X-A %	(1)

(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date as described under “Description of the Certificates—Distributions” in this free writing prospectus.

B. Interest Rate Calculation
Convention	Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this free writing prospectus.

C. Servicing and
Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan and, with respect to special servicing fees, if the related loan interest payments are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, which includes the master servicing fee and the portion of the servicing fee payable to the primary servicer, is calculated on the outstanding principal amount of each mortgage loan in the trust at the servicing fee rate equal to a per annum rate ranging from 0.0600% to 0.1400%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. Any primary servicing fees or sub-servicing fee will be paid by the master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan in the trust fund at the trustee fee rate equal to a per annum rate of 0.005%. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.0022%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Distributions

A. Amount and Order of
Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, yield maintenance charges or other prepayment premiums and excess interest will be distributed to the certificates in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3 and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this free writing prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero and (e) fifth, to the principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3 and Class A-SB certificates: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Non-offered certificates (other than the Class Z certificates): In the amounts and order of priority described in “Description of the Certificates – Distributions” in this free writing prospectus.

B. Interest and Principal
Entitlements
A description of the interest entitlement of each class of certificates (other than the Class R and Class Z certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this free writing prospectus.

C. Yield Maintenance Charges
Yield maintenance charges with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges” in this free writing prospectus.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

On each distribution date, any excess interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on the mortgage loans that have an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates offered hereby in ascending order (beginning with the non-offered certificates); provided, that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class R or Class Z certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-A or Class X-B certificates and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A(1) and Class X-B(1) certificates

Non-offered certificates(2)

(1)	The Class X-A and Class X-B certificates are interest-only certificates and the Class X-B certificates are not offered by this free writing prospectus.

(2)	Other than the Class X-B certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the certificates offered hereby.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class R or Class Z certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses allocated to the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates.

See “Description of the Certificates” in this free writing prospectus.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates (other than the Class R and Class Z certificates), on a pro rata basis, to reduce the amount of interest payable on such certificates to the extent described in this free writing prospectus. See “Description of the Certificates—Distributions—Priority” in this free writing prospectus.

F. Excess Interest
On each distribution date, any excess interest in respect of the increase in the interest rate on a loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class Z certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See “Description of the Certificates—Advances” in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. See “Description of the Certificates—Advances” in this free writing prospectus.

B. Property Protection Advances
The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be 44 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 209 commercial properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,029,699,910.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans

Aggregate outstanding principal balance(1)	$1,029,699,910
Number of mortgage loans	44
Number of mortgaged properties	209
Number of crossed loan pools	0
Crossed loan pools as a percentage	0.0%
Range of mortgage loan principal balances	$3,550,000 to $145,000,000
Average mortgage loan principal balances	$23,402,271
Range of mortgage rates	4.59400% to 6.25000%
Weighted average mortgage rate	5.41488%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	107 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	105 months
Range of original amortization term(3)	300 months to 360 months
Weighted average original amortization term(3)	342 months
Range of remaining amortization terms(3)	297 months to 360 months
Weighted average remaining amortization term(3)	341 months
Range of loan-to-value ratios	49.5% to 75.0%
Weighted average loan-to-value ratio	59.5%
Range of loan-to-value ratios as of the maturity date(2)	44.1% to 68.1%
Weighted average loan-to-value ratio as of the maturity date(2)	53.1%
Range of debt service coverage ratios(4)	1.27x to 2.57x
Weighted average debt service coverage ratio(4)	1.73x
Percentage of aggregate outstanding principal balance consisting of:(5)
Balloon	47.7%
Interest Only	17.5%
Interest Only-Balloon	16.8%
ARD-Interest Only	12.1%
ARD-Balloon	5.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of 4 mortgage loans with anticipated repayment dates (identified as Loan Nos. 2, 6, 13 and 26 on Annex A-1 to this free writing prospectus), representing approximately 18.1% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that are interest-only for the entire term or until the related anticipated repayment date.

(4)	For all partial interest only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the mortgage loan.

(5)
With respect to 3 mortgage loans (identified as Loan Nos. 20, 35 and 44 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment date for such mortgage loans is November 1, 2011.  On the closing date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these mortgage loans.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Actual/360	44	$1,029,699,910	100.0%
Total:	44	$1,029,699,910	100.0%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Balloon	25	$490,713,798	47.7%
Interest Only	13	179,776,500	17.5
Interest Only-Balloon	2	173,000,000	16.8
ARD-Interest Only	2	125,000,000	12.1
ARD-Balloon	2	61,209,613	5.9
Total:	44	$1,029,699,910	100.0%

(1)
With respect to 3 mortgage loans (identified as Loan Nos. 20, 35 and 44 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment date for such mortgage loans is November 1, 2011.  On the closing date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these mortgage loans.

Four (4) mortgage loans (identified as Loan Nos. 2, 6, 13 and 26 on Annex A-1 to this free writing prospectus), representing approximately 18.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the related mortgage loan documents), will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class Z certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off each such mortgage loan on its anticipated repayment date. The actual term for each such mortgage loan is longer than the period up to the related mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)(3)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Yield Maintenance	38	$848,873,626	82.4%
Defeasance	6	180,826,284	17.6
Total:	44	$1,029,699,910	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
Two (2) mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, allow for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans without payment of a yield maintenance charge or prepayment premium.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1	9	$131,863,100	12.8%
2	6	81,944,324	8.0
3	24	614,758,818	59.7
4	4	174,705,137	17.0
7	1	26,428,532	2.6
Total:	44	$1,029,699,910	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Retail	177	$520,030,149	50.5%
Hotel	8	209,424,503	20.3
Office	15	172,365,991	16.7
Mixed Use	4	87,074,731	8.5
Multifamily	2	21,812,585	2.1
Self Storage	2	10,000,000	1.0
Manufactured Housing	1	8,991,951	0.9
Total:	209	$1,029,699,910	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in 24 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Illinois	8	$241,178,107	23.4%
North Carolina	31	122,263,999	11.9
Florida	56	90,385,791	8.8
Georgia	34	83,465,611	8.1
Texas	7	72,320,056	7.0
Washington	1	54,475,000	5.3
Indiana	3	52,200,000	5.1
Total:	140	$716,288,563	69.6%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Additional Aspects of Certificates

Denominations
The offered certificates (other than the Class X-A certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of certificates offered hereby will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold certificates offered hereby through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the certificates offered hereby.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this free writing prospectus and in the prospectus.

Information Available to
Certificateholders
On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit; and

•	the paying agent’s website initially located at “www.ctslink.com”.

Optional Termination
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R certificates), including the Class X-A and Class X-B Certificates (provided, however, that the Class A-1, Class A-2,

Class A-3, Class A-SB and Class A-S certificates are no longer outstanding, there is only one holder of the outstanding certificates and the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or
Substitutions of Mortgage Loans
Under certain circumstances, the mortgage loan seller may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement, the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan if it determines that no satisfactory arrangements can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust on a net present value basis. Subject, under certain circumstances, to a right of first refusal held by the directing certificateholder, the special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan is subject to the rights of the holders of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default to the extent set forth in the related intercreditor agreement.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of the interest that is deferred after the anticipated repayment date of those mortgage loans with anticipated repayment dates and the related distribution account for such deferred interest) as two separate REMICs – a lower-tier REMIC and an upper-tier REMIC – for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class Z certificates will represent undivided beneficial interests in such grantor trust.

In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the certificates offered hereby include:

•	Each class of offered certificates will represent “regular interests” in a REMIC as further described under “Certain Federal Income Tax Consequences” in this free writing prospectus.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

•
It is anticipated that the Class [__] certificates will be issued with original issue discount, that the Class [__] certificates will be issued with a de minimis amount of original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Certain Federal Income Tax Consequences” in this free writing prospectus and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this free writing prospectus and the prospectus, the certificates offered hereby are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment
Each class of certificates offered hereby will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as such class is rated in one of the two highest rating categories by any nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates offered hereby. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates offered hereby.

See “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings
The certificates offered hereby will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC:

	Moody’s(1)	Fitch(1)	Morningstar
Class A-1	Aaa(sf)	AAA(sf)	AAA
Class A-2	Aaa(sf)	AAA(sf)	AAA
Class A-3	Aaa(sf)	AAA(sf)	AAA
Class A-SB	Aaa(sf)	AAA(sf)	AAA
Class X-A	Aaa(sf)	AAA(sf)	AAA

(1)
Moody’s Investors Service, Inc. and Fitch, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings and was implemented by those rating agencies for ratings of structured finance products as of August 2010. For additional information about this identifier, prospective investors can go to www.moodys.com and/or www.fitchratings.com.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the certificates offered hereby on each distribution date and the ultimate payment in full of the certificate balance of each class of certificates offered hereby on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the certificates should be evaluated independently of any other security rating. Such ratings on the certificates offered hereby do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See “Ratings” in this free writing prospectus. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A certificates consist only of interest.

The rated final distribution date will be the distribution date in August 2046. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this free writing prospectus.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange

Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Moody’s Investors Service, Inc., Fitch, Inc. or Morningstar Credit Ratings, LLC. The issuance of unsolicited ratings of one or more classes of the offered certificates that are different from the ratings assigned by Moody’s Investors Service, Inc., Fitch, Inc. or Morningstar Credit Ratings, LLC may impact the liquidity and market value of that class of certificates. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch, Inc., Morningstar Credit Ratings, LLC, Standard & Poor’s Ratings Services and DBRS, Inc. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC to rate the offered certificates and not the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

In addition, neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates offered hereby, and that determination may have an adverse effect on the liquidity and market value of the certificates offered hereby. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the certificates offered hereby. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus. In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

The Offered Certificates May Not Be a Suitable Investment for You

The certificates offered hereby are not suitable investments for all investors. In particular, you should not purchase any class of certificates offered hereby unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the certificates offered hereby are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates offered hereby involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates offered hereby.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates offered hereby, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under the mortgage loans, the trust may suffer a partial or total loss with respect to the certificates offered hereby. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Lack of liquidity could result in a decline in the market value of the certificates offered hereby. In addition, the market value of the certificates offered hereby at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificate at any time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The mortgage-backed securities market has experienced unprecedented disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for mortgage-backed securities has experienced extremely limited liquidity. Although market conditions have improved recently somewhat for commercial mortgage-backed securities, there can be no assurance that such improvement will continue or that similar or worse disruptions will not occur again. Accordingly, it is possible that for some period of time investors who desire to sell certificates offered hereby in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates offered hereby can decline even if the certificates offered hereby and the mortgage loans are performing at or above your expectations. The market value of the certificates offered hereby will be sensitive to fluctuations in current interest rates. However, any change in the market value of the certificates offered hereby may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates offered hereby will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

•
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties; and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates offered hereby, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates offered hereby. While the underwriters currently intend to make a secondary market in the certificates offered hereby, no underwriter is obligated to do so, any market-making may be discontinued at any time market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the certificates offered hereby will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates offered hereby. Accordingly, you may not have an active or liquid secondary market for the certificates offered hereby. Lack of liquidity could result in a substantial decrease in the market value of the certificates offered hereby. The market value of the certificates offered hereby also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates offered hereby has in the past been volatile and offered very limited liquidity. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The liquidity of the certificates offered hereby may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. Each class of certificates offered hereby will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as such class is rated in one of the two highest categories by any nationally recognized statistical rating organization. See “Legal Investment” in this free writing prospectus.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates offered hereby for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates offered hereby under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates offered hereby for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the certificates offered hereby who are not subject to those provisions to resell such certificates in the secondary market. For example:

•
Member States of the European Union have implemented new Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended), which applies to new securitizations issued on or after December 31, 2010 as well as certain existing securitizations issued prior to that date. Article 122a of the Banking Consolidation Directive imposes a severe capital charge on a securitization position acquired by a European Union-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the European Union-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis. For purposes of Article 122a of the Banking Consolidation Directive, a European Union-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States. Since neither the depositor nor the mortgage loan seller will retain a 5% net economic interest with respect to the certificates offered hereby in one of the forms prescribed by Article 122a of the Banking Consolidation Directive, the adverse effect of Article 122a of the Banking Consolidation Directive to European Union-regulated institutions and their affiliates may cause them not to invest in the certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market. This could adversely affect your ability to transfer certificates or the price you may receive upon a sale of your certificates.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments. No such regulations have yet been proposed or adopted. When such regulations are proposed or adopted, investments in commercial mortgage-backed securities by such institutions may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates offered hereby will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate. Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial properties have prevented many commercial mortgage borrowers from refinancing their mortgages. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In addition, commercial mortgage lenders have adjusted their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate. The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

In addition, developments since the spring of 2008, including among other factors, the circumstances of the collapse and subsequent sale of Bear, Stearns & Co. Inc., the bankruptcy of Lehman Brothers Holdings, Inc., the merger of Bank of America Corporation and Merrill Lynch & Co., the insolvency of Washington Mutual Inc., the emergency extension of approximately $152 billion in credit by the U.S. Department of the Treasury to American International Group Inc., the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, and the Federal National Mortgage Association, commonly referred to as Fannie Mae and the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and the protection of Citigroup Inc.’s troubled assets in the form of a guarantee, have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.

The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Ireland, Greece, Spain, Portugal and Italy, as well as the sustainability of the European Union itself. In addition, Egypt is currently undergoing a change in government following widespread protests. It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise. In addition, the recent earthquake and tsunami in Japan and the damage to one of its nuclear reactor facilities may result in adverse effects on the global economy as a result of, among other reasons, investor uncertainty surrounding the extent of the damage at the nuclear facility and the eventual impact, if any, of the nuclear power industry generally, and disruptions in parts production in Japan and elsewhere. There can be no assurance that this uncertainty will not lead to further disruption of the credit markets in the United States. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the certificates offered hereby. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the certificates offered hereby and such declines may be substantial and occur in a relatively short period following the issuance of the certificates offered hereby; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•
if you determine to sell certificates offered hereby, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates offered hereby or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates offered hereby;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—Potential Conflicts of Interest” in this free writing prospectus;

•
some participants in the commercial mortgage-backed securities markets are seeking permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a real estate mortgage investment consultant to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the certificates offered hereby independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan seller’s access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, there can be no assurance that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as describe in “Description of the Mortgage Pool—Additional Mortgage Loan Information”) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan seller. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the mortgage loan seller has not made representations and warranties that it knows to be untrue (subject to the exceptions described in the purchase agreement and this free writing prospectus). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

In addition, certain of the mortgage loans were acquired or co-originated by the mortgage loan seller rather than being originated by the mortgage loan seller directly. While the mortgage loan seller generally reunderwrote the related mortgage loans in accordance with its underwriting criteria and was involved during the origination process in the review of certain documents, there can be no assurance that the mortgage loan seller would have originated those mortgage loans in the same manner and on the same terms if it originated those mortgage loans directly or on its own. See “Transaction Parties—Other Originators” in this free writing prospectus.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Risks Associated with Retail Properties” below.

Risks Associated with Retail Properties

Twenty-five (25) of the mortgage loans (identified as Loan Nos. 2, 3, 7, 8, 10, 13, 14, 15, 18, 19, 21, 22, 23, 25, 27, 28, 29, 31, 32, 33, 37, 38, 39, 40 and 43 on Annex A-1 to this free writing prospectus), representing approximately 50.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are secured by 177 retail properties, and 25 of the mortgaged properties, securing approximately 38.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan. See “Description of Top Ten Mortgage Loans” of Annex A-3 to this free writing prospectus for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this free writing prospectus for the lease expiration dates for the five largest tenants at each mortgaged property. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the anchor tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain other anchor tenants and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the anchor tenant or tenant or to litigation against the related borrower. There can be no assurance that the identified anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, there can be no assurance that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this free writing prospectus.

Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

One (1) of the mortgage loans (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a property that has a theater as one of the tenants. Mortgage loans with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater and other retailers at the mortgaged property. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

In addition, 1 of the mortgage loans (identified as Loan No. 11 on Annex A-1 to this free writing prospectus), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a school as a tenant at one of the related mortgaged properties.

Mortgage loans with school tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a school at the mortgaged property. In addition, because of unique construction requirements of schools, any vacant school space would not easily be converted to other uses.

Retail Bank Branches Have Special Risks

Two (2) of the mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by properties that are or contain bank branches. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

As a significant portion of the related mortgaged properties are leased to banks, such concentration could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. As of the cut-off date, 100% of the contractual base rent at these mortgaged properties was derived from SunTrust Bank, which is a “significant obligor” of the asset pool under Regulation AB of the Securities Act of 1933, as amended. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base was more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby. See “Transaction Parties—Significant Obligors” in this free writing prospectus.

Hotel Properties Have Special Risks

Four (4) of the mortgage loans (identified as Loan Nos. 1, 4, 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 20.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 8 hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the accompanying prospectus.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Eight (8) of the mortgaged properties (identified as Loan Nos. 1, 4.001, 4.002, 4.003, 4.004, 4.005, 41 and 42 on Annex A-1 to this free writing prospectus), securing approximately 20.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the accompanying prospectus.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of a termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Office Properties Have Special Risks

Seven (7) of the mortgage loans (identified as Loan Nos. 5, 9, 11, 16, 20, 26 and 34 on Annex A-1 to this free writing prospectus), representing approximately 16.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 15 office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•
in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below.

Mixed Use Facilities Have Special Risks

Three (3) of the mortgage loans (identified as Loan Nos. 6, 12 and 24 on Annex A-1 to this free writing prospectus), representing approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 4 mixed use properties.

Mixed use mortgaged properties consist of office, retail and other components, and as such, the mortgage loan secured by mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property. See “—Lack of Skillful Property Management Entails Risks” in this free writing prospectus.

Multifamily Properties Have Special Risks

Two (2) of the mortgage loans (identified as Loan Nos. 17 and 36 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 2 multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

•	the quality of property management;

•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate security, maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	the presence of competing properties and residential developments in the local market;

•
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Self Storage Properties Have Special Risks

Two (2) of the mortgage loans (identified as Loan Nos. 35 and 44 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 2 self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous materials, or that they will remain so in the future.

Manufactured Housing Community Properties Have Special Risks

One (1) of the mortgage loans (identified as Loan No. 30 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a manufactured housing community property.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•
location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

•	the percentage of owner-occupied homes versus rental homes;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties included in the pool of mortgage loans are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if such manufactured housing community property were readily adaptable to other uses.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, in connection with the lease of the largest tenant at the mortgaged property, Jewel-Osco, which occupies approximately 44.0% of the mortgaged property, the related borrower (i) has not provided the minimum parking required pursuant to Jewel-Osco’s lease (the Jewel-Osco lease requires at least 375 spaces in a designated area, and the designated area of the mortgaged property contains only 340 spaces) and (ii) has allowed a portion of the mortgaged property to be used for the operation of a rental car agency in technical violation of the restrictions contained in Jewel-Osco’s lease. Jewel-Osco has not provided a notice of default to the related borrower in connection with the above matters and an estoppel was provided at closing of the related mortgage loan. While the Jewel-Osco lease does not specifically state that a violation of the above described provisions would allow Jewel-Osco to terminate its lease, no assurance can be given that Jewel-Osco would not be entitled to such relief. Additional recourse carveouts were added to the related mortgage loan documents to cover any losses or expenses related to the related borrower’s failure to satisfy, or violation of, the above matters, as applicable.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without the occurrence of any trigger.

Any exercise of any termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

Geographic Concentration Entails Risks

Mortgaged properties located in Illinois, North Carolina, Florida, Georgia, Texas, Washington and Indiana secure approximately 23.4%, 11.9%, 8.8%, 8.1%, 7.0%, 5.3% and 5.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 69.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout 17 other states, with no more than 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, properties located in California, Texas, Washington, Florida or Georgia may be more susceptible to certain hazards (such as earthquakes or floods) than properties in other parts of the country and properties located in coastal states may be more generally susceptible to hurricanes than properties in other parts of the country. The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. Likewise, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the gulf coast region of the United States, which could have an adverse impact on mortgaged properties located in, among other places, Florida, Texas, Alabama, Louisiana and Mississippi, states in which mortgaged properties, representing approximately 21.1% of the aggregate principal of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan represents approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

•	The 3 largest mortgage loans represent, in the aggregate, approximately 31.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

•	The 10 largest mortgage loans represent, in the aggregate, approximately 61.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Top Ten Mortgage Loans” in this free writing prospectus.

Each of the other mortgage loans represents no more than approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Retail	177	$520,030,149	50.5%
Hotel	8	209,424,503	20.3
Office	15	172,365,991	16.7
Mixed Use	4	87,074,731	8.5
Total:	204	$988,895,374	96.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the first property.

•
Eight (8) groups of mortgage loans (comprised of 23 mortgage loans), representing approximately 43.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus.

•
Seven (7) mortgage loans (identified as Loan Nos. 2, 4, 7, 9, 11, 13 and 24 on Annex A-1 to this free writing prospectus), representing approximately 29.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.  Additionally, a lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

One (1) mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, involves 2 borrowers with different ownership structures.  Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.  An additional recourse carveout was added to the related mortgage loan documents for losses arising out of the invalidity of the mortgage based on it being a fraudulent conveyance.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Laws” in the accompanying prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or it is a “recycled” single-purpose vehicle that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

In addition, with respect to 1 mortgage loan (identified as Loan No. 16 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. Furthermore, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, separately or in series, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Additionally, the terms of certain Mortgage Loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related Mortgage Loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The Mortgage Loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus. Certain of the Mortgage Loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the Mortgage Loan documents. As of the cut-off date, the mortgage loan seller has informed us that it is aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

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With respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement. See “Risk Factors—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables, which may not be limited or may be significant, in order to operate the related mortgaged properties.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risks of refinancing mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

The mortgage loan seller has informed us that each mortgage loan is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date of the related mortgage loan. This includes 15 mortgage loans (identified as Loan Nos. 2, 8, 13, 14, 15, 18, 19, 20, 27, 28, 32, 33, 37, 39 and 40 on Annex A-1 to this free writing prospectus), representing approximately 29.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only until the respective maturity dates or anticipated repayment dates of the related mortgage loans.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. With respect to 4 mortgage loans (identified as Loan Nos. 5, 20, 26 and 43 on Annex A-1 to this free writing prospectus), representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged properties are leased to a single tenant or affiliated tenants. In addition, 4 mortgage loans (identified as Loan Nos. 2, 9, 11 and 13 on Annex A-1 to this free writing prospectus), representing approximately 18.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by multiple properties that are also, or that are partially comprised of, single tenant properties. See “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan seller considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire prior to, at, or soon after the maturity dates or anticipated repayment date, as applicable, of the related mortgage loans. In this respect, 14 mortgage loans (identified as Loan Nos. 2, 5, 7, 9, 11, 13, 20, 26, 31, 32, 33, 37, 38 and 43 on Annex A-1 to this free writing prospectus), representing approximately 34.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by at least one mortgaged property that is leased to a tenant that occupies greater than 50% of the square footage at the related mortgaged property, in which case risks similar to those discussed above in this paragraph would apply. Also, see Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the five largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under “Description of the Mortgage Pool—Top Ten Mortgage Loans” in this free writing prospectus, including the mortgaged properties securing 8 mortgage loans (identified as Loan Nos. 2, 3, 5, 6, 7, 8, 9 and 10 on Annex A-1 to this free writing prospectus), representing approximately 42.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are scheduled to have a 50% or more lease rollover concurrently with or prior to the related maturity date or anticipated repayment date. Of those 8 mortgage loans, 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is scheduled to have a cumulative lease rollover of 53.0% during 2012 and 2013.

In addition, certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers shortly before or shortly after the related maturity date. Prospective investors are encouraged to review the lease maturities for the top five tenants at each mortgaged property on Annex A-1 to this free writing prospectus.

In the event certain key tenants or a certain percent of tenants terminate their respective leases at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

With respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged properties are all leased under individual leases to SunTrust Bank and are used as bank branches (121 properties for Loan No. 2 and 30 properties for Loan No. 13. These 151 mortgaged properties related to the SunTrust Bank Portfolio Loans are part of a larger group of 218 properties, each of which is subject to a Master Agreement Regarding Leases.  The additional 67 properties are owned by affiliates of the borrowers under the SunTrust Bank Portfolio Loans and do not secure the SunTrust Bank Portfolio Loans. Each Master Agreement Regarding Leases covers a particular subset pool of the overall 218-property total.  In all there are ten such pools, 8 pools of 22 properties each and 2 pools of 21 properties each.  The Mortgaged Properties related to the SunTrust Portfolio Loans are spread across the ten different pools.  Thus, each pool contains some properties that are not collateral for the SunTrust Bank Portfolio Loans. All of the leases expire on December 31, 2017.

The related mortgage loans each have an anticipated repayment date of July 1, 2021. Each lease includes one 10-year extension option followed by six 5-year extension options. In addition to the individual property leases, each leased property is subject to one of the master agreements. The master agreements provide that if SunTrust Bank exercises the first 10-year renewal option for any one lease in any of the 10 applicable pools, it must exercise that renewal option under enough other leases selected by SunTrust Bank from the applicable pool such that the renewed leases in that pool have an aggregate annual base rent equal to or exceeding 75% of the annual base rent for all properties in that pool. Accordingly, there is no assurance that the renewal option with respect to any pool under any particular Master Agreement Regarding Leases will be exercised at all, or if it is, that such exercise will result in the renewal of the leases with respect to all of the properties in such pool that are mortgaged properties related to the SunTrust Bank Portfolio Mortgage Loans (rather than leases of properties in such pool that are not mortgaged properties). Moreover, this condition is not required for subsequent renewal options. To the extent leases on properties that are mortgaged properties related to the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II mortgage loans are not renewed, this would negatively impact the funds available to the related borrower after the expiration of such leases.

To mitigate that negative impact, the applicable mortgage loans require that, if SunTrust Bank fails to elect to renew a lease on or before the date on which such election is required (i.e., 18 months prior to the expiration date of the initial term) and the debt service coverage ratio for the related mortgage loan is less than 1.80x, the related borrower is required to deposit on each monthly payment date 125% of the monthly rent under the related leases to establish a rollover reserve during the 18-month period after failure to renew. The related borrowers may cure a debt service coverage ratio deficiency by prepaying the related mortgage loan together with the applicable yield maintenance premium.

With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sole tenant at the mortgaged property, Google Inc., has the one time right to terminate its lease early on July 31, 2016, upon at least 16 months notice to the related borrower. If Google Inc. terminates its lease early, then (i) Google Inc. is required to pay to the related borrower a termination payment equal to the sum of the unamortized value of all tenant improvements, cash allowances and brokerage commissions related to the lease, plus the full amount of base rent, parking rent and all operating expenses and real estate taxes payable under the lease for the 12 month period following the date of termination and (ii) all excess cash flow at the mortgaged property and the termination payment is required to be swept into a reserve for purposes of re-tenanting the mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this free writing prospectus), the sole tenant at one of the mortgaged properties, HHS Systems, LLC (d/b/a HCA Patient Account Services Atlanta), has the one time right to terminate its lease early on August 31, 2018, with at least 12 months notice to the related borrower.  In the event HCA Patient Account Services Atlanta exercises its right to terminate its lease early, HCA Patient Account Services Atlanta must pay to the related borrower a termination penalty equal to the sum of the unamortized value of all tenant improvements and leasing commissions related to the lease, plus the full amount of base rent and the tenant's share of all operating expenses and real estate taxes payable under the lease during a 2 month period.  If HCA Patient Account Services Atlanta terminates its lease early, then all excess cash flow at the mortgaged property will be swept by the lender.

In addition, certain mortgaged properties may have tenants that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased.

In the case of 4 mortgage loans (identified as Loan Nos. 3, 7, 8 and 12 on Annex A-1 to this free writing prospectus), representing in the aggregate approximately 18.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain tenants have executed leases but are not currently occupying the related space and/or are not paying rent.  In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. There can be no assurance that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease.  See Annexes A-1 and A-3 to this free writing prospectus for additional information.

The occupancy and underwritten net operating income statistics set forth in this free writing prospectus assume that these tenants are presently occupying the identified leased space; however there can be no assurance that those tenants will ultimately pay rent as required under their respective leases.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For example, in the case of 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 1 tenant previously occupied 40,371 square feet but has gone dark. In addition, in the case of 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 1 tenant previously occupied 31,310 square feet but has gone dark.  The space occupied by these tenants was underwritten as vacant.

Certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks

Relating to Prepayments and Repurchases” below and “Description of the Mortgage Pool—Top Ten Mortgage Loans” in this free writing prospectus.

For example, in the case of 7 mortgage loans (identified as Loan Nos. 1, 4, 5, 12, 20, 26 and 43 on Annex A-1 to this free writing prospectus), representing approximately 30.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain tenants, property managers, ground lessors at the related mortgaged properties or other parties have a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related mortgaged property in the event the related borrower decides to sell the related mortgaged property or a portion thereof, as applicable. In addition, with respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, SunTrust Bank has the right of first offer, upon satisfaction of certain conditions, to purchase any of the individual mortgaged properties securing the related mortgage loans should the related borrower decide to sell any of the related mortgaged properties. SunTrust Bank’s right of first offer does not apply to any sale, transfer or conveyance of any of the related mortgaged properties (i) to any affiliate of The Inland Real Estate Group of Companies, Inc. or (ii) resulting from or in connection with any foreclosure of any of the related mortgaged properties or the delivery of any deed-in-lieu of foreclosure (but such right of first offer shall apply to any subsequent sale, transfer or conveyance).

With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related management agreement contains a right of first offer to purchase the related mortgaged property in the event of a sale by the owner. Under the terms of the related subordination, non-disturbance, and attornment agreement, (i) simultaneously with the commencing of a foreclosure action, the lender must give the property manager the right to purchase the mortgage loan at the price at which the borrower could prepay the mortgage loan at that time, (ii) other than the right to buy the mortgage loan described in clause (i), the right of first offer does not apply and is not triggered in a foreclosure of the mortgage loan, but survives the foreclosure and applies to a subsequent sale of the mortgaged property by a successful bidder at the foreclosure sale, and (iii) the right of first offer applies to a deed in lieu of foreclosure with an expedited time frame as set forth in the subordination, non-disturbance, and attornment agreement.

Each of these rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and such rights may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

For example, in the case of 1 mortgage loan (identified as Loan No. 38 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant, Kroger Texas, L.P., has an option to expand its current leased premises. If the related borrower does not construct the expansion, the tenant can complete the expansion at its own cost and expense. In the event that the related borrower agrees to construct the expansion, then the borrower must satisfy certain conditions, including, but not limited to, providing the lender with cash in the amount of 120% of the estimated cost of construction and a completion guaranty. Whether the borrower elects to construct the expansion or the tenant elects to complete the expansion at its own cost and expense, there can be no assurance that any construction, if undertaken, will be completed. Such an occurrence could result in a partially constructed building that may negatively affect the ability of the related borrower to lease the property and repay the mortgage loan.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks

If a Mortgaged Property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions (including, for example, SunTrust Bank as the sole tenant under two mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self storage, manufactured housing, commercial properties, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Risks Associated with Retail Properties” and “—Manufactured Housing Community Properties Have Special Risks” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Two (2) mortgaged properties (identified as Loan Nos. 4.002 and 12 on Annex A-1 to this free writing prospectus), securing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are comprised of at least one individual mortgaged property with a leasehold interest in the related mortgaged property. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. See “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the certificates offered hereby is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the certificates offered hereby.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II environmental site assessments or equivalent tests also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

With respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 14 of the individual mortgaged properties for Loan No. 2 and 2 of the individual mortgaged properties for Loan No. 13 have potential environmental issues that were identified in the environmental site assessments based on historical uses at the related mortgaged property. The affected mortgaged properties had previously included one or more gas stations or automotive sales and service facilities or an underground storage tank for automotive or heating fuel. With respect to 1 of the 14 mortgaged properties for Loan No. 2, impacts to that mortgaged property’s soil and groundwater were identified related to a gas station that previously operated on an adjacent third-party property, for which a responsible third-party has been identified by the state environmental agency, which classified the incident as low priority and required no further work at this time. With respect to 2 of the 14 mortgaged properties for Loan No. 2, an underground storage tank fill port or suspected fill port was observed and the related ESAs recommended that on-site potable water wells be sampled accordingly if a determination is made that a tank had been present. The ESAs did not identify known contamination related to the historic uses of these sixteen (16) mortgaged properties, but the ESAs recommended care being taken during any future redevelopment excavation to ensure that any impacted soil that might be encountered is properly managed and disposed of. The total estimated potential cost if such impacts were to be encountered at all of these mortgaged properties and if remediation thereof were to be warranted were estimated in the environmental site assessments to be approximately $290,000 (the sum of the low individual estimates) to $3,500,000 (the sum of the high individual estimates) for Loan No. 2 and approximately $50,000 (the sum of the low individual estimates) to $600,000 (the sum of the high individual estimates) for Loan No. 13. All of the related mortgaged properties securing the related mortgage loan are leased by SunTrust Bank. Pursuant to the individual SunTrust Bank leases, SunTrust Bank is responsible for all environmental issues at each of the related mortgaged properties, and SunTrust Bank indemnifies, defends and holds harmless the related borrower and its successors and assigns from any and all environmental claims for a period of 3 years beyond the related SunTrust Bank lease term. Inland American Real Estate Trust, Inc., the related guarantor for each such mortgage loan, executed an environmental indemnity for all costs associated with any potential environmental remediation, and, in the event that any SunTrust Bank lease on an individual mortgaged property with any environmental issue does not renew, borrower is required to fund 125% of the estimated costs of remediation cost for such individual mortgaged property into a springing environmental reserve established under the related mortgage loan documents.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, former light industrial activities resulted in soil and groundwater contamination. Soil and some groundwater areas of concern have been investigated, remediated, and achieved regulatory closure no further action status. One remaining onsite groundwater area of concern, under the parking lot and dog park, has been investigated and a related proposed corrective action plan has been submitted for governmental approval pursuant to a state voluntary cleanup program. The current cost estimate for remaining remediation and monitoring to achieve regulatory closure is $537,858. The related borrower has funded an environmental reserve account in the amount of $672,322, which represents 125% of the estimated remaining costs. In addition, the lender has obtained an environmental insurance policy naming the lender as insured. The policy period is 10 years and 30 days and has an aggregate coverage limit of $3,000,000, a deductible of $100,000, and is prepaid prior to closing.

With respect to 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, limited subsurface sampling was completed to assess potential impacts from a former automotive repair facility that used hydraulic lifts. Sampling did not detect polychlorinated biphenyls but did detect some hydrocarbon compounds in groundwater. The environmental consultant recommended reporting the findings to the state environmental agency, which likely will require additional investigation. The consultant estimated that the costs of remaining investigations and remediation of soil and groundwater could range from $185,000 to $350,000, assuming that both soil and groundwater localized impacts are identified. The related mortgage loan documents require that the related borrower take necessary actions to diligently pursue a no-further-action regulatory closure letter from the state agency. A prepaid environmental insurance policy has been obtained naming the mortgage loan seller (and successors and assigns) as insured, with policy term of 10 years and 30 days, an aggregate coverage limit of $1,000,000, and a deductible of $25,000.

With respect to 1 mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, impacts to onsite soil, groundwater, and indoor air were identified in prior investigations related to one previous and one current drycleaner tenant. Investigation and remediation is being performed under the supervision of a New Jersey licensed environmental remediation professional. Soil remediation has been completed, results were reported to the state environmental agency, and the soil component of the impacts received regulatory closure. An indoor air vapor intrusion mitigation system has been installed, tests confirm that the system is operating effectively, and a post-mitigation report was approved by the state. The licensed environmental remediation professional anticipates that groundwater remediation will be achievable through natural attenuation with no active treatment required. The licensed environmental remediation professional currently estimates that remaining tasks assuming that natural attenuation is acceptable (completion of groundwater studies, follow-up long term groundwater monitoring, eventual decommissioning of monitoring wells, and operation of the vapor intrusion system) are likely to cost approximately $323,000. In the event that active remediation rather than natural attenuation becomes necessary, the licensed environmental remediation professional estimates that total costs are likely to be approximately $971,500. Remediation costs have been paid or reimbursed as a covered claim pursuant to an existing environmental insurance policy that has a per incident limit of $1 million and an aggregate limit of $3 million. Pursuant to the related mortgage loan agreement, an environmental reserve of $1,214,375 was established to fund remaining remediation costs, based on 125% of the total costs if active remediation were to be necessary. Additionally, the related borrower and guarantor have signed an environmental indemnity agreement in favor of the lender.

With respect to 1 mortgage loan (identified as Loan No. 29 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, localized soil and groundwater impacts were identified related to an on-site drycleaning facility. The environmental consultant recommended reporting these impacts to the state environmental agency, which may require further investigation. The consultant considers it likely that monitoring, but no active remediation, may be required. Further investigation may also identify any indoor air quality concerns that may require installation of a venting system. The consultant estimated costs of further investigation of the dry cleaner release at approximately $30,000 to $50,000. In the event that active remediation is required, the consultant estimated a high end cost of approximately $100,000. Pursuant to the related loan documents, an environmental reserve of $125,000 was established to cover the remaining remediation costs, and such reserve is only released upon completion of the remediation and receipt of a no further action letter.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there can be no assurance that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

There is no assurance that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not portend to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and there can be no assurance that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

See “Transaction Parties—The Sponsor and Mortgage Loan Seller—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, 2 mortgaged properties (identified as Loan Nos. 4.001 and 5 on Annex A-1 to this free writing prospectus), partially securing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 11%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates offered hereby. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan and, consequently, the certificates offered hereby could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon Terrorism Risk Insurance Program Reauthorization Act of 2007’s expiration.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance for mortgaged properties in certain locations, or (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage.

In addition, with respect to 3 mortgage loans (identified as Loan Nos. 3, 6 and 31 on Annex A-1 to this free writing prospectus), representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums of two times the premium for casualty and business interruption/rent loss coverage (which may be part of a blanket policy) with respect to Loan No. 3, five times the premium of the then current all risk policy on a stand-alone basis (as opposed to as part of a blanket policy) for Loan No. 6, and two and one half times the premium for the then current all-risk policy (which may be part of a blanket policy) for Loan No. 31.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. See “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus.

For example, with respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property is legal non-conforming as to density restrictions. Law and ordinance insurance coverage has been obtained for demolition costs and increased construction costs in the amount of $100,000,000 rather than the full replacement value of the mortgaged property.

In addition, with respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain of the mortgaged properties are legal non-conforming as to various use, setback, height, lot coverage and parking restrictions. However, law and ordinance insurance coverage was not obtained for losses associated with these non-conformities as each of the non-conformities individually was not considered significant to the overall collateral for the related mortgage loan, based upon, among other things, the applicable rebuildability ordinances or the availability of title insurance for such mortgaged properties covering losses for such non-conforming use or characteristics. Nevertheless, there can be no assurance that in the event of a casualty in excess of the rebuildability limitations at a number of the mortgaged properties, the zoning limitations may have a material adverse effect on the tenant's ability to restore the impacted mortgaged properties.

In addition, with respect to 1 mortgaged property (identified as Loan No. 2.074 on Annex A-1 to this free writing prospectus), partially securing 1 mortgage loan, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, a portion of the mortgaged property is subject to a pending condemnation action by the North Carolina Department of Transportation. The North Carolina Department of Transportation has filed its complaint and declaration of taking in the Superior Court of Durham County, and it intends to take fee title to approximately .12 acres of the mortgaged property for widening Hillandale Road and for certain easements. The improvements are scheduled to commence in 2014. It is anticipated that the related mortgaged property will have two entry points off a separate road, but there can be no assurances that this condemnation will not have a negative impact on the mortgaged property or access to it.

In addition, with respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, the related sponsor, Bharat Patel, and, with respect solely to matter (1) below, the related property manager, Sun Development and Management Corporation, are subject to the following matters: (1) a suit alleging that Mr. Patel and certain others failed to pay the plaintiff for all work performed under an agreement between the parties (the plaintiff asserts it performed $1,712,835 worth of work and was paid $1,335,664, while the agreement provided for payment of $1,624,772) and seeks compensatory and consequential damages including lost profits and delay damages, plus interest and attorney's fees, cost of suit and any further relief ordered by the court. The related mortgaged property is not involved in this suit; (2) a suit alleging that Mr. Patel and certain others failed to pay the plaintiff for work totaling $47,022. The plaintiff seeks judgment for attorneys' fees, expert fees, costs, accruing consequential damages, interest accruing at the rate of 18% per annum, all statutory penalties under the Trust Fund Act, an order of sale, statutory penalties of $1,000, exemplary damages and prejudgment and post-judgment interest. The related mortgaged property is not involved in this suit; (3) a mechanic's lien in the amount of $56,085.80 filed against the mortgaged property. This action affects the related mortgaged property but is covered by the title insurance obtained in connection with the closing of the related mortgage loan; and (4) a tax appeal filed by Ridgefield Park Lodging Associates, LLP, as plaintiff, vs. Ridgefield Park, as defendant. This appeal affects the related mortgaged property. The amount of the disputed taxes was escrowed at closing of the related mortgage loan and will be used to pay the taxes upon the earlier of December 30, 2011 and settlement of such tax dispute.

For example, with respect to 1 mortgaged property (identified as Loan No. 7.002 on Annex A-1 to this free writing prospectus), partially securing 1 mortgage loan, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the mortgaged property is subject to a pending condemnation in connection with an upgrade to a nearby highway. The improvements to the highway are scheduled to commence in 2014. It is anticipated that following completion of the improvements, the mortgaged property will have two full access entry points off a separate road and that parking will not be affected, but there can be no assurances that the condemnation will not have a negative impact on the mortgaged property or access to it, either during the construction or after the improvements are constructed.

In addition, with respect to 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, portions of the mortgaged property are subject to condemnation proceedings being conducted by the Illinois Department of Transportation. In addition, in connection with such condemnation proceedings, temporary easements will be granted in favor of the Illinois Department of Transportation on portions of the related mortgaged property. Such takings do not include any improvements and are not expected to impair or interfere with the use and operation of the related mortgaged property as a retail shopping center or materially impair the utility and operation of the related mortgaged property or materially reduce the value of the related mortgaged property or the net operating income of the related mortgaged property. However, there can be no assurances that the condemnation will not nonetheless have a negative impact on the related mortgaged property or access to it.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. See “Risk Factors—Litigation Concerns” in the prospectus.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this free writing prospectus, the mortgage loans were generally originated in accordance with the mortgage loan seller’s underwriting guidelines. For more information, see “Transaction Parties—The Sponsor and Mortgage Loan Seller—JPMCB’s Underwriting Guidelines and Processes” in this free writing prospectus.

Shari’ah Compliant Loans

One (1) mortgage loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is structured to comply with Islamic law (Shari’ah). Title to the mortgaged property is held by the related borrower, which is owned by a corporate service company. The borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, (i) the master lessee has been formed and is obligated to continue as a special purpose entity, (ii) a bankruptcy by the master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the mortgage loan and (iii) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsor and Mortgage Loan Seller

JPMorgan Chase Bank, National Association is the sponsor and mortgage loan seller and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and the initial purchaser for the non-offered certificates.

Conflicts may arise because JPMorgan Chase Bank, National Association and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of its business activities, the mortgage loan seller and its affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by the mortgage loan seller or an affiliate of the mortgage loan seller and the mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan seller and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan seller and its affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may create conflicts of interest.

The mortgage loan seller is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it under the circumstances described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

JPMorgan Chase Bank, National Association, the sponsor, and its affiliates (including one of the underwriters and one of the initial purchasers for the non-offered certificates) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsor will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates offered hereby. The sponsor and its affiliates will be compensated in an amount based on, among other things, the offering price of the certificates offered hereby and the amount of proceeds received from the sale of the certificates offered hereby to investors.

Furthermore, the sponsor and its affiliates may benefit from a completed offering of the certificates offered hereby because the offering would establish an additional market precedent and a valuation data point for securities similar to the certificates offered hereby, thus enhancing the ability of the sponsor and its affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Further, Torchlight is an affiliate of Torchlight Investors, LLC. Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, is expected to be the initial directing certificateholder under the pooling and servicing agreement. As discussed in “Transaction Parties—The Special Servicer” in this free writing prospectus, the special servicer may enter into one or more arrangements with the holders or beneficial owners of a majority interest in the controlling class or persons with the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Torchlight’s appointment as special servicer. Each of these relationships may create a conflict of interest.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Certain relationships and transactions between the directing certificateholder and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, without cause, remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We can not assure you that these transactions and relationships will not influence the actions taken by the special servicer.

As discussed in “Transaction Parties—The Special Servicer” in this free writing prospectus, the special servicer may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation entitlements in consideration of, among other things, Torchlight’s appointment as special servicer and limitations on the directing certificateholder’s right to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder. The directing certificateholder will have no duties to the holders of any class of certificates and may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest of the Underwriters

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters may invest or take long or short positions in securities or instruments, including the certificates offered by this free writing prospectus, that may be different from your position as an investor in the certificates offered hereby. If that were to occur, that underwriter’s interests may not be aligned with your interests in the certificates offered hereby that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee and will have no authority to advise the master servicer, the special servicer or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand. JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the certificates offered hereby. JPMorgan Chase Bank, National Association, as the mortgage loan seller, has originated or acquired the mortgage loans and will be selling the mortgage loans to the depositor. See “Summary of Terms—Certain Affiliations” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates offered hereby.

Other Possible Conflicts of Interests

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor”. During such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance. These parties include the mortgage loan seller and its respective affiliates, the master servicer, the special servicer, the trustee, and directing certificateholder. These relationships are expected to continue in the future. Each of these relationships may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no assurance that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

Pentalpha Surveillance LLC is prohibited from making an investment in any class of certificates issued by the trust. However, such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate or (ii) pursuant to investments by an affiliate if the senior trust advisor and the affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in the affiliate’s investment activities and to prevent the affiliate and its personnel from gaining access to information regarding the trust and the senior trust advisor and its personnel from gaining access to the affiliate’s information regarding its investment activities.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchaser of the Class E, Class F, Class G and Class NR certificates was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with its agreement to purchase those classes of certificates. The mortgage loans pricing and purchase terms as originally proposed by the sponsor were adjusted based on some of these requests.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such buyer’s feedback would not adversely affect the performance of the certificates offered hereby and benefit the performance of such buyer’s certificates. Because of the differing subordination levels, such buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such buyer but that does not benefit other investors. In addition, such buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchaser of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyer in respect thereof.

The anticipated purchaser of the those certificates will initially constitute the directing certificateholder, and thus would have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this free writing prospectus, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the special servicer and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor has no consultation rights over actions by the special servicer prior to such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates offered hereby. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the certificates offered hereby. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Transaction Parties—The Special Servicer”, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class R and Class Z certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class R and Class Z certificates)), as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Special Servicer” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

The Sponsor, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of the sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

The transfer of the mortgage loans by the sponsor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, the safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by the sponsor would generally be respected in the event of a bankruptcy or insolvency of the sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates offered hereby would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.” Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the certificates offered hereby would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued an opinion in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The acting general counsel’s opinion further noted that, while the Federal Deposit Insurance Corporation Staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts, and until such time, the acting general counsel’s opinion would remain in effect. However, as no regulations specifically addressing the FDIC’s repudiation powers under the orderly liquidation authority in the context of assets transferred in a securitization have yet to be promulgated, it appears that such interpretation continues to remain in effect. If, however, the Federal Deposit Insurance Corporation were to disregard or differently interpret the acting general counsel’s opinion, or if it were independently to be appointed as receiver of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur. In addition, because the transfer of the mortgage loans will occur after the expiration of the transition period, you may not be able to rely on the acting general counsel’s opinion unless it is extended to cover transfers made after the transition period. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, possibly, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. There can be no assurance that the losses actually incurred with respect to the mortgage loans that comprise the certificates offered hereby will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this free writing prospectus.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted-average cap rate would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this free writing prospectus.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the certificates offered hereby will depend on the terms of the certificates offered hereby, more particularly:

•
A class of certificates offered hereby that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
A class of certificates offered hereby that entitles the holders of the certificates offered hereby to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Although the mortgage loans have prepayment protection in the form of lockout periods and one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

For example, with respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower is permitted to prepay the related mortgage loan after 90 days from the closing date; however, the prepayment is required to be accompanied by a yield maintenance charge. In addition, the related borrower may elect to prepay the mortgage loan if it becomes necessary in order to cure a debt service coverage ratio deficiency in the event the tenant at the mortgaged property (a) fails to renew certain of its leases, thereby triggering a mandatory monthly reserve deposit by the borrower or (b) has been acquired by another entity.  See “Risk Factors—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the related mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	any applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any tenant purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this free writing prospectus.

Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers to release portions of the mortgaged property during periods in which prepayments on the mortgage loan were otherwise prohibited. For example, with respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers may release individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans (without a yield maintenance charge or prepayment premium required). See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this free writing prospectus. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if the mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates offered hereby with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. See “—Certain Additional Risks Relating to Tenants” above. A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the certificates offered hereby.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)       will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)       if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Risks Relating to Substitutions of Mortgaged Properties by the Related Borrower

Three (3) of the mortgage loans (identified as Loan Nos. 2, 7 and 13 on Annex A-1 to this free writing prospectus), representing approximately 16.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to substitute certain other properties for mortgaged properties currently securing the related mortgage loan. As a result, it is possible that certain of the mortgaged properties that secure one of these mortgage loans may not secure such mortgage loan for its entire term. Although any substitution will have to meet certain conditions, including loan-to-value tests and receipt of written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn, the replacement property may differ from the substituted property with respect to certain characteristics. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates offered hereby affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

The Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsor and Mortgage Loan Seller” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the certificates offered hereby are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates offered hereby are entitled. See “Description of the Certificates—General” in this free writing prospectus.

Recent Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsor or the underwriters make any representation or warranty regarding any accounting implications related to the certificates offered hereby. Recently, the Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that begins after November 15, 2009. These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the certificates offered hereby should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the certificates offered hereby.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Any net income from such operation and management, other than qualifying “rents from real property”, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, will subject the REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Certain Federal Income Tax Consequences” in this free writing prospectus. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Certain Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the certificates offered hereby by Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the certificates offered hereby reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates offered hereby will be subject to prepayment or that the outstanding principal amount of any class of certificates offered hereby will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates offered hereby was determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of certificates offered hereby. Changes affecting the mortgaged properties, the trustee, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the certificates offered hereby, and thus on the market value of the certificates offered hereby, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this free writing prospectus.

Further, any ratings downgrade of any class of certificates offered hereby below an investment grade rating by the rating agencies could affect the ability of a benefit plan to purchase those certificates. See “Certain ERISA Considerations” in this free writing prospectus.

The depositor has not requested a rating on the certificates offered hereby from any nationally recognized statistical rating organization other than Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC. There can be no assurance as to whether another nationally recognized statistical rating organization will rate any class of certificates offered hereby or, if it were to rate any class of certificates offered hereby, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates offered hereby may nevertheless issue unsolicited credit ratings on one or more classes of certificates offered hereby relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Moody’s Investors Service, Inc., Fitch, Inc. or Morningstar Credit Ratings, LLC. The issuance of unsolicited ratings on one or more classes of the certificates offered hereby that are different from the ratings assigned by Moody’s Investors Service, Inc., Fitch, Inc. or Morningstar Credit Ratings, LLC may impact the liquidity and market value of that class of certificates. As part of the process of obtaining ratings for the certificates offered hereby, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch, Inc., Morningstar Credit Ratings, LLC, Standard & Poor’s Ratings Services and DBRS, Inc. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC to rate the certificates offered hereby and not the other nationally recognized statistical rating organizations due in part to those agencies’ initial subordination levels for the various classes of certificates offered hereby. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates offered hereby, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates offered hereby. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates offered hereby after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates offered hereby, and that determination may have an adverse effect on the liquidity and market value of the certificates offered hereby.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of 44 fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,029,699,910 as of the Cut-off Date (the “Initial Pool Balance”).

The “Cut-off Date” with respect to each mortgage loan is the related Due Date of such mortgage loan in September 2011, or with respect to any mortgage loan that was originated in August 2011 and has its first due date in October 2011, September 1, 2011, or with respect to any mortgage loan that was originated in September 2011 and has its first due date in November 2011, the origination date of the related mortgage loan. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this free writing prospectus without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan seller, co-originated by the mortgage loan seller and others, or originated by others and acquired by the mortgage loan seller specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan after application of all payments due on or before that date, whether or not received.

Each mortgage loan is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)           on a fee simple estate in one or more commercial properties; and/or

(2)           on a leasehold interest in one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) and/or this clause (2), a “Mortgaged Property”).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the accompanying prospectus.

On or about September 29, 2011 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”) pursuant to a mortgage loan purchase agreement (the “Purchase Agreement”). The depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, National Association, as trustee for the benefit of the holders of the certificates (each a “Certificateholder”). On the Closing Date, the depositor will deposit an amount equal to one month's interest on three mortgage loans (the "Closing Date Interest Deposit”) whose first payment date under the related mortgage loan documents is not until November 1, 2011. The Closing Date Interest Deposit will be deposited in the Certificate Account and will be part of the Available Distribution Amount for the first Distribution Date.

The mortgage loans were originated in the period between April 29, 2011 and September 2, 2011. 15 of the mortgage loans, representing approximately 35.7% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans is 30 days or more delinquent and none of the mortgage loans has been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsor, the mortgage loan seller or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

Lenders typically look to the “Debt Service Coverage Ratio” or “DSCR”, which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans” in the accompanying prospectus for a description of Debt Service Coverage Ratios, net operating income and Loan-to-Value Ratios, the manner in which these terms are calculated and important considerations related to their use.

For a discussion of the presentation of statistical information on the mortgage loans and Mortgaged Properties described in this free writing prospectus and the related Annexes, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”. Calculations of Debt Service Coverage Ratios and Loan-to-Value Ratios will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented herein reflects assumptions and inputs provided by the mortgage loan seller in connection with the origination of the mortgage loans. See “Risk Factors—Commercial Lending is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this free writing prospectus.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined DSCR. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent a borrower incurs mezzanine debt in the future, the holders of such mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, Advances and interest on Advances related to, such mortgage loan. To the extent a borrower incurs mezzanine debt in the future, upon a default under such mezzanine debt, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of certificates offered hereby or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement.

Existing Mezzanine Debt

As of the Cut-off Date, the mortgage loan seller has informed us that it is aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan seller is selling to the depositor.
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut-off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
4	Sun Development and Management Portfolio	$56,024,503	5.4%	$17,700,000	1.83x	1.22x	54.6%	71.9%

(1)	The combined UW NCF DSCR reflects the combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)
The combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

Certain risks relating to additional debt are described in “Risk Factors—Ability to Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Pledge of Distributions. In the case of 1 mortgage loan (identified as Loan No. 31 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, each of the members of the related borrowers has pledged its right to receive distributions from the borrowers to AmericaUnited Bank and Trust Company USA (“AmericaUnited Bank”) to secure approximately $2,000,000 in debt owed by certain affiliates of the borrowers to AmericaUnited Bank. The debt is not secured by any interest in the related mortgaged property or any interest in the related borrower.

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:
Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan per SF/Room	UW NCF DSCR		Cut-off Date LTV Ratio	Property Type
InterContinental Hotel Chicago	$145,000,000	14.1%	$183,081	1.57	x	50.2%	Hotel
SunTrust Bank Portfolio I	100,000,000	9.7	$155	2.51	x	50.0%	Retail
Asheville Mall	78,000,000	7.6	$241	1.38	x	63.4%	Retail
Sun Development and Management Portfolio	56,024,503	5.4	$87,951	1.83	x	54.6%	Hotel
Google Kirkland Campus	54,475,000	5.3	$280	1.31	x	59.9%	Office
24 West 57th Street	48,850,000	4.7	$441	1.35	x	61.1%	Mixed Use
Kite Retail Portfolio	43,400,000	4.2	$121	1.31	x	74.9%	Retail
Orland Park Place	42,280,000	4.1	$71	2.00	x	51.8%	Retail
LaSalle Select Portfolio	40,085,439	3.9	$100	1.39	x	74.9%	Office
Denver West Village	28,000,000	2.7	$90	1.78	x	62.2%	Retail
Top 3 Total/Weighted Average	$323,000,000	31.4%		1.82	x	53.3%
Top 5 Total/Weighted Average	$433,499,503	42.1%		1.75	x	54.3%
Top 10 Total/Weighted Average	$636,114,942	61.8%		1.69	x	57.7%

For more information regarding the ten largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans” in Annex A-3 to this free writing prospectus.

Affiliated Borrowers

Two (2) mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the Initial Pool Balance, are sponsored by Inland American Real Estate Trust, Inc. ("Inland American"). Inland American, which has managed assets with a value exceeding $25.1 billion in its more than 40 year history, focuses on acquiring and developing a diversified portfolio of commercial real estate, including retail, multi-family, lodging, office and student housing properties located in the United States and Canada.

Three (3) mortgage loans (identified as Loan Nos. 7, 12 and 22 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the Initial Pool Balance, are sponsored by Kite Realty Group, L.P. ("Kite Realty"). Kite Realty is a real estate investment trust (“REIT”) focused on the development, construction, acquisition, ownership and operation of neighborhood and community shopping centers in the United States. Kite Realty’s current portfolio consists of 53 retail properties, 4 commercial properties and 5 properties under redevelopment across 9 states.

Four (4) mortgage loans (identified as Loan Nos. 8, 28, 32 and 33 on Annex A-1 to this free writing prospectus), representing approximately 6.8% of the Initial Pool Balance, are sponsored by Inland Real Estate Corporation (“Inland Corporation”). Inland Corporation is a publicly-held REIT that owns, operates and develops open-air neighborhood, community and power shopping centers and single-tenant retail properties across the midwestern United States. Inland Corporation’s portfolio includes 163 properties totaling approximately 14 million square feet of gross leasable area.

Six (6) mortgage loans (identified as Loan Nos. 15, 18, 19, 37, 39 and 40 on Annex A-1 to this free writing prospectus), representing approximately 6.3% of the Initial Pool Balance, are sponsored by Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”). Inland Diversified is a public, non-exchange listed REIT that focuses on acquiring and developing commercial real estate located in the United States and Canada, as well as the potential acquisition of other REITs or real estate operating companies and as of December 31, 2010, Inland Diversified owned 25 retail properties, two office properties and one multi-family property totaling approximately 2.4 million square feet. The company is related to the Inland Group of Companies.

Two (2) mortgage loans (identified as Loan Nos. 9 and 17 on Annex A-1 to this free writing prospectus), representing approximately 5.4% of the Initial Pool Balance, are sponsored by Rosemont Realty, LLC (“Rosemont”). Rosemont, headquartered in Santa Fe, New Mexico, is a commercial property acquisition and asset management company which has acquired over 30 million square feet of office property in 28 states.

Two (2) mortgage loans (identified as Loan Nos. 14 and 27 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the Initial Pool Balance, are sponsored by Inland Western Retail Real Estate Trust, Inc. (“IWEST”). IWEST is a public, non-exchange listed, self-managed REIT that is related to the Inland Group of Companies, an owner and operator of retail real estate. As of March 31, 2011, IWEST had a retail operating portfolio consisting of 264 properties across 35 states, with approximately 35.5 million square feet of gross leasable area.

Two (2) mortgage loans (identified as Loan Nos. 35 and 44 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance, are sponsored by a joint venture between Morningstar Properties, LLC ("Morningstar Properties") and Harrison Street Real Estate Capital ("HSRE"). Since its founding in 1981 by Stephen Benson, the loan’s guarantor, Morningstar Properties has developed and operated over 100 self-storage projects totaling almost nine million square feet of area. HSRE is a real estate private equity firm founded in 2005 that has over $3 billion in assets under management through private equity funds and public securities products. As of September 2011, HSRE owned or had under development approximately $2.7 billion in real estate assets, which includes over 18,000 student housing beds, 5,300 senior housing/assisted living units, over 62,100 self-storage units, 1.1 million square feet of medical office space and 3,300 dry and wet boat storage units.

Two (2) mortgage loans (identified as Loan Nos. 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance, are sponsored by 3H Group Hotels (“3H Group”), of which Hiren Desai is CEO. 3H Group is a real estate investment and management company that develops and manages primarily select service hotels in growing markets nationwide, with an emphasis on the southern United States. 3H Group currently owns and manages 12 hotels in Arkansas, Georgia, Florida, North Carolina and Tennessee under a variety of brands.

ARD Loans

Four (4) mortgage loans (identified as Loan Nos. 2, 6, 13 and 26 on Annex A-1 to this free writing prospectus) (the “ARD Loans”), representing approximately 18.1% of the Initial Pool Balance, each provide that, if after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this free writing prospectus for the Anticipated Repayment Date and Revised Rate for each of the ARD Loans. After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of each ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class Z certificates.

Additionally, an account was established at the origination of the ARD Loans into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property. The foregoing features are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any of the ARD Loans will be prepaid on its Anticipated Repayment Date.

Certain Terms and Conditions of the Mortgage Loans

All of the mortgage loans bear interest at a mortgage rate (each a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, after the applicable Anticipated Repayment Date, the interest rate on the ARD Loans will increase as described in this free writing prospectus. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1st	44	$1,029,699,910	100.0%
Total:	44	$1,029,699,910	100.0%

As used in this free writing prospectus, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
0	43	$1,001,699,910	97.3%
5	1	28,000,000	2.7
Total:	44	$1,029,699,910	100.0%

As used in this free writing prospectus, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) or on a 360-day year consisting of twelve 30-day months (“30/360 Basis”), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Actual/360	44	$1,029,699,910	100.0%
Total:	44	$1,029,699,910	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Balloon	25	$490,713,798	47.7%
Interest Only	13	179,776,500	17.5
Interest Only-Balloon	2	173,000,000	16.8
ARD-Interest Only	2	125,000,000	12.1
ARD-Balloon	2	61,209,613	5.9
Total:	44	$1,029,699,910	100.0%

(1)
With respect to 3 mortgage loans (identified as Loan Nos. 20, 35 and 44 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment date for such mortgage loans is November 1, 2011.  On the closing date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these mortgage loans.

Overview of Prepayment Protection(1)(2)(3)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Yield Maintenance	38	$848,873,626	82.4%
Defeasance	6	180,826,284	17.6
Total:	44	$1,029,699,910	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a Yield Maintenance Charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
Two (2) mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, allow for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans without payment of a yield maintenance charge or prepayment premium. The mortgage loans also allow for voluntary prepayments in the event of certain tenant lease rollover events and tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.

With respect to the mortgage loans that permit prepayment subject to yield maintenance, “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this free writing prospectus for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under “Description of the Certificates—Allocation of Yield Maintenance Charges”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1	9	$131,863,100	12.8%
2	6	81,944,324	8.0
3	24	614,758,818	59.7
4	4	174,705,137	17.0
7	1	26,428,532	2.6
Total:	44	$1,029,699,910	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

Defeasance; Collateral Substitution; Property Releases. The terms of 6 of the mortgage loans, representing approximately 17.6% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (the “Defeasance Lockout Period”), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). The Defeasance Lockout Period is at least two years from the Closing Date. In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a)           pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related (i) maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest or (ii) Anticipated Repayment Date (or, in some cases, the first day of the open period for the ARD Loans), including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)           delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the existing borrower (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial releases and partial substitutions as described below.

Releases of Individual Mortgaged Properties

With respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual mortgaged properties through a partial prepayment of the related mortgage loan after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such individual mortgaged property being released, (B) 15% of the allocated release amount of such individual mortgaged property being released, and (C) the yield maintenance charge specified in the related mortgage loan documents (except that the related borrowers may release individual mortgaged properties with aggregate release prices of up to 10% of the initial principal balance of the related loan at any time during the term of such mortgage loan without payment of the applicable yield maintenance charge), and (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related loan documents, which is initially 2.56x with respect to Loan No. 2 or 2.59x with respect to Loan No. 13, and (B) the debt service coverage ratio for all of the mortgaged properties (including the individual mortgaged property being released) based on the immediately preceding 12-month period.

With respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 5.4% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual mortgaged properties located in Florida, Mississippi or Tennessee through a partial prepayment of such mortgage loan after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) delivery of evidence showing compliance by the mezzanine borrower under the related mezzanine loan documents with respect to the release of the mezzanine loan collateral associated with the individual property being released, (ii) payment of the sum of (A) the allocated release amount of such individual mortgaged property being released, (B) 15% of the allocated release amount of such individual mortgaged property being released, and (C) the yield maintenance charge specified in the loan documents, and (iii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related loan documents, which is initially 1.23x (which may increase as the related mortgage loan is paid down by amortization payments or prior releases), and (B) the debt service coverage ratio for all of the related mortgaged properties (including the individual mortgaged property being released) for the immediately preceding 12-month period. In the event the related borrowers cannot satisfy the debt service coverage ratio test, then they are permitted to deposit cash or a letter of credit as additional collateral with the lender in an amount that would otherwise cause the test to be satisfied.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 4.2% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual mortgaged properties through a partial prepayment of such mortgage loan after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such individual mortgaged property being released, (B) 15% of the allocated release amount of such individual mortgaged property being released (or if the loan-to-value ratio exceeds 125% after giving effect to the payment of (A) and (B), such greater amount as may be required by the REMIC provisions), and (C) the yield maintenance charge specified in the mortgage loan documents, and (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related mortgage loan documents, which is initially 1.31x (which may increase as the related mortgage loan balance is reduced by amortization payments or prior releases), and (B) the debt service coverage ratio for all of the related mortgaged properties (including the individual mortgaged property being released) for the immediately preceding 12-month period. In the event the related borrowers cannot satisfy the debt service coverage ratio test, then they are permitted to deposit cash or a letter of credit as additional collateral with the lender in an amount that would otherwise cause the test to be satisfied.

With respect to 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this free writing prospectus), representing approximately 3.9% of the Initial Pool Balance, the related borrower is permitted to obtain the release of the East Johns mortgaged property through a partial defeasance of such mortgage loan after the expiration of the defeasance lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) defeasance of 125% of the allocated release amount of the East Johns mortgaged property, and (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is greater than or equal to the greater of (A) 1.39x, and (B) the debt service coverage ratio for all of the related mortgaged properties (including the East Johns mortgaged property being released) for the immediately preceding 12-month period.

With respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this free writing prospectus), representing approximately 2.6% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual mortgaged properties through a partial prepayment of such mortgage loan after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such individual mortgaged property being released, (B) 15% of the allocated release amount of such individual mortgaged property being released (or if the loan-to-value ratio exceeds 125% after giving effect to the payment of (A) and (B), such greater amount as may be required by the REMIC provisions), and (C) the yield maintenance charge specified in the loan documents, and (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related loan documents, which is initially 1.78x (which may increase as the related mortgage loan is paid down by amortization payments or prior releases) and (B) the debt service coverage ratio for all of the related mortgaged properties (including the individual mortgaged property being released) for the immediately preceding 12-month period. In the event the related borrowers cannot satisfy the debt service coverage ratio test, then they are permitted to deposit cash or a letter of credit as additional collateral with the lender in an amount that would otherwise cause the test to be satisfied.

With respect to 1 mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual mortgaged properties through a partial prepayment of such mortgage loan after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such individual mortgaged property being released, (B) 15% of the allocated release amount of such individual mortgaged property being released (or if the loan-to-value ratio exceeds 125% after giving effect to the payment of (A) and (B), such greater amount as may be required by the REMIC provisions), and (C) the yield maintenance charge specified in the loan documents, and (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is greater than or equal to the greater of (x) the “Release Debt Service Coverage Ratio” specified in the related loan documents, which is 1.58x and (y) the debt service coverage ratio for all of the related mortgaged properties (including the individual mortgaged property being released) for the immediately preceding 12-month period.

Releases of Unimproved Parcels

With respect to 1 mortgaged property (identified as Loan No. 7.004 on Annex A-1 to this free writing prospectus), partially securing 1 mortgage loan, representing approximately 4.2% of the Initial Pool Balance, the related borrower at the mortgaged property may obtain the release of one vacant outparcel (with respect to which no rent was underwritten and no value was attributed in the related appraisal), subject to the satisfaction of certain conditions in the mortgage loan documents. No loan prepayment is payable in connection with the release of the outparcel unless, after giving effect to the release, the loan-to-value ratio exceeds 125%, in which case the principal balance of the mortgage loan must be paid down by an amount required by the mortgage loan documents.

With respect to 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the Initial Pool Balance, the related borrower is permitted to release or transfer non-income producing portions of the mortgaged property (with respect to which no rent was underwritten and no value was attributed in the related appraisal), subject to the satisfaction of certain conditions in the mortgage loan documents. No loan prepayment is payable in connection with the release of the outparcels unless, after giving effect to the release, the loan-to-value ratio exceeds 125%, in which case the principal balance of the mortgage loan must be paid down by an amount required by the mortgage loan documents.

With respect to 1 mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, the related borrower is permitted to obtain the release of a portion of the parking lot (with respect to which no rent was underwritten and no value was attributed) for the purpose of adding or expanding the current development for additional retail and/or restaurant space, subject to satisfaction of certain conditions. No loan prepayment is payable in connection with the release of the parking lot release area unless, after giving effect to the release, the loan-to-value ratio exceeds 115%, in which case the principal balance of the mortgage loan must be paid down by an amount required by the mortgage loan documents. In addition, the related borrower may enter into a ground lease for the release parcel, provided that the lessee has sufficient financial resources (or has acquired a leasehold loan) to fund the cost of constructing any improvements, the lessee does not intend to use the release parcel in a manner which is not compatible with the existing uses on the mortgaged property and the related borrower complies with all the requirements to release the parcel except for the requirement to subdivide the property.

With respect to 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance, the related borrower is permitted to obtain the release of an unimproved outparcel through a partial prepayment of such mortgage loan after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) $550,000, (B) 15% of the allocated release amount of such individual mortgaged property being released, and (C) the yield maintenance charge specified in the mortgage loan documents and (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged property is greater than or equal to 1.40x.

With respect to 2 mortgage loans (identified as Loan Nos. 31 and 38 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of an outparcel (with respect to which no rent was underwritten and no value was attributed) at the mortgaged properties, subject to the satisfaction of certain conditions. No loan prepayment is payable in connection with the release of the outparcels unless, after giving effect to the release, the loan-to-value ratio exceeds 125%, in which case the principal balance of the mortgage loan must be paid down by an amount required by the mortgage loan documents.

Substitutions

With respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the Initial Pool Balance, the related borrower is permitted to obtain a release of the lien of the individual mortgage encumbering any of the individual mortgaged properties (the “Substituted Property”) by substituting another retail property (but not necessarily a retail bank branch) (the “Substitute Property”) upon satisfaction of certain conditions, including, but not limited to, the following: (A) the appraised value of the Substitute Property is not less than the greater of (i) the value of the Substituted Property in the appraisal delivered prior to the origination date or (ii) the value of the Substituted Property on the date of substitution; (B) after giving effect to the substitution, the debt service coverage ratio for the related mortgage loan (excluding the Substituted Property and including the Substitute Property) is not less than the greater of (i) the debt service coverage ratio as of the origination date and (ii) the debt service coverage ratio for the related mortgage loan (including the Substituted Property but excluding the Substitute Property) immediately preceding the substitution; (C) the net operating income for the Substitute Property has not decreased for the 3 consecutive years prior to the date of substitution or, with respect to a Substitute Property for which information regarding the net operating income for the 3 years immediately prior to the date of substitution cannot be obtained, the net operating income cannot show a downward trend for such period of time immediately prior to the date of substitution; (D) the net operating income and debt service coverage ratio (for the 12-month period immediately preceding the substitution) for the Substitute Property is not less than the net operating income and debt service coverage ratio (for the 12-month period immediately preceding the substitution) for the related Substituted Property, provided, however, if the Substitute Property has less than 12-month’s operating history, net operating income will be calculated by the lender using annualized actual rental income and budgeted annual operating expenses; (E) the tenant of the Substituted Property (or its lease guarantor, if applicable) will have a long-term unsecured debt rating of “Baa2” by Moody’s Investors Service, Inc. (“Moody’s”), “BBB” by Standard & Poor’s Ratings Services (“S&P”) and/or “BBB” by Fitch, Inc. (“Fitch”), and will have executed a lease demising the entire Substitute Property with an initial term extending not less than 10 years beyond the anticipated repayment date, and in form and substance acceptable to the lender. The release price and adjusted release price for the Substitute Property is the same as the release price and adjusted release price for the Substituted Property. For each such mortgage loan, substitutions are limited to not more than 5 individual mortgaged properties during any loan year or (ii) substitutions that, in the aggregate, have a release price that does not exceed 10% of the initial principal balance of the related mortgage loan.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 4.2% of the Initial Pool Balance, the related borrowers are permitted to obtain a release of the lien of the individual mortgage encumbering any of the individual mortgaged properties by substituting another property of like kind and quality upon satisfaction of certain conditions, including, but not limited to, the following: (A) the appraised value of the substitute property is not less than the greater of (i) the value of the substituted property in the appraisal delivered prior to the origination date or (ii) the value of the substituted property on the date of substitution; and (B)  after giving effect to the substitution, the debt service coverage ratio for the related mortgage loan (excluding the substituted property and including the substitute property) is equal to or greater than the greater of (i) the "Release Debt Service Coverage Ratio" specified in the mortgage loan documents (if an individual mortgaged property is being released and substituted), which is initially 1.31x (which may increase as the related mortgage loan balance is reduced by amortization payments or prior releases), (ii) the debt service coverage ratio as of the origination date or (iii) the debt service coverage ratio (including the substituted property but excluding the substitute property) immediately preceding the substitution. Substitutions are limited to not more than two times during the related loan term. In the event the related borrowers cannot satisfy the debt service coverage ratio test, then they are permitted to deposit cash or a letter of credit as additional collateral with the lender in an amount that would otherwise cause the test to be satisfied.

Certain of the mortgage loans may permit a partial release for no consideration of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value in the appraisal or was not material for underwriting purposes upon the satisfaction of certain requirements other than pursuant to Defeasance.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus.

The master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all mortgage loans, the special servicer, prior to the occurrence and continuance of any Control Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross collateralized or cross defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received from Moody’s, Fitch and Morningstar Credit Ratings, LLC (“Morningstar” and collectively with Moody’s and Fitch, each a “Rating Agency” and collectively the “Rating Agencies”).

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the consent (or deemed consent) of the special servicer, (ii) the special servicer has obtained prior to the occurrence and continuance of any Control Event, the consent (or deemed consent) of the Directing Certificateholder and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000.

The Rating Agency Confirmation described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the mortgage loan seller. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

With respect to 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if (i) the tenant at all of the related mortgaged properties, SunTrust Bank, provides insurance satisfying the requirements of the related mortgage loan documents with respect to the improvements at the mortgaged properties (including naming the lender as an additional insured or loss payee, as applicable), or (ii) SunTrust Bank, provided it maintains a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency) self-insures in accordance with the related lease or leases (without exclusion for any risk required to be insured under the related mortgage loan documents), such insurance or self-insurance shall satisfy the related borrower’s insurance obligations; provided that for purposes of clause (ii), self-insurance shall only be permitted if (A) no default exists under the related lease or leases beyond any applicable notice and cure periods, (B) no event of default exists under the related mortgage loan documents, and (C) the related borrower provides to the lender evidence of coverage satisfying the mortgage loan document insurance requirements for losses in the event that the obligor under such self-insurance does not fulfill its self-insurance obligations, in whole or in part. Further, with respect to such mortgage loans, the casualty insurance coverage provided by SunTrust Bank was accepted, notwithstanding that pursuant to each lease, SunTrust Bank has a conditional right to terminate such lease following a material casualty and thereafter would not have an obligation to rebuild the improvements at the affected mortgaged property. As a condition to such acceptance, the related guarantor provided the lender with coverage pursuant to a “difference in conditions” policy that insures such improvements in accordance with the terms of the related mortgage loan documents in the event that the coverage provided by SunTrust Bank is ineffective upon termination of the applicable SunTrust Bank lease or is otherwise deficient, and the related borrower shall, or shall cause the related guarantor, to maintain such “difference in conditions” coverage for so long as the applicable SunTrust Bank lease remains in effect.

In general, the mortgage loans do not require earthquake insurance.  In particular, two (2) of the mortgaged properties (identified as Loan Nos. 4.001 and 5 on Annex A-1 to this free writing prospectus), partially securing mortgage loans representing approximately 10.7% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California and Washington.

In addition, with respect to 1 mortgage loan (identified as Loan No. 43 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower may satisfy the insurance coverage obligations under the related mortgage loan documents through the tenant's (Academy Sports) program of self-insurance so long as (a) the tenant’s lease remains in full force and effect and unmodified (including, without limitation, with respect to the obligation of the tenant to rebuild the related mortgaged property at its sole cost and expense with no period of rent abatement or right to terminate the tenant’s lease in the event of casualty), and (b) the related borrower provides audited reports, reports prepared and certified by an independent certified public accountant acceptable to the lender, or reports certified by an officer of such tenant, reasonably satisfactory to the lender evidencing that such tenant’s tangible net worth is equal to or more than $400,000,000.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this free writing prospectus for information regarding earthquake insurance coverage.

With respect to any environmental insurance policy that may have been obtained by JPMorgan Chase Bank, National Association, as mortgage loan seller, in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided that no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive. See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column in the tables presented in Annex A-2 to this free writing prospectus may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF DSCR or LTV Ratio of the mortgage loan in the aggregate. The UW NCF DSCR and LTV Ratio for any loan comprising a portion of these mortgage loans will vary from the UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or property comprising these mortgage loans.

Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than 1 cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the delivery of the final prospectus and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus. All of the numerical information included in this free writing prospectus is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Operating Income Debt Service Coverage Ratio is the ratio of the Underwritten NOI calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NCF Debt Yield is calculated by dividing (x) the aggregate UW NCF of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates, the aggregate Certificate Balances of such Certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross

Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease (as deemed appropriate by the mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (as deemed appropriate by the mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the mortgage loan seller included in the operating revenues rents otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Trust, the depositor, the sponsor, the mortgage loan seller, the master servicer, the special servicer or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this free writing prospectus. For example, in the case of 4 mortgage loans (identified as Loan Nos. 3, 7, 8 and 12 on Annex A-1 to this free writing prospectus), representing in the aggregate approximately 18.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain tenants have executed leases but are not currently occupying the related space and/or are not paying rent.  In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. There can be no assurance that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease.  See Annexes A-1 and A-3 to this free writing prospectus for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. In the case of 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the Initial Pool Balance, the related mortgaged properties were previously owner-occupied properties and the UW NCF were derived based on leases that were executed upon the sale leaseback to the sponsor.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or, if applicable, the Anticipated Repayment Date of the related mortgage loans. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the related mortgage loan. In the event that a mortgage loan is comprised of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsor and Mortgage Loan Seller—JPMCB’s Underwriting Guidelines and Processes”.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require the mortgage loan seller to deliver to the trustee or to a document custodian appointed by the trustee (a “Custodian”), among other things, the following documents with respect to each mortgage loan sold by the mortgage loan seller (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the mortgage loan seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form; (iv) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the trustee of any UCC financing statements, related amendments and continuation statements in the possession of the mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the mortgage loan seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements relating to a mortgage loan and any assignment thereof; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; and (xvii) a copy of any related mezzanine intercreditor agreement.

As provided in the Pooling and Servicing Agreement, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following the mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay the trustee a shortfall amount within such 90-day period (or extended period). See “Description of Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

The Pooling and Servicing Agreement requires that the trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the trustee is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the Purchase Agreement, it is anticipated that the mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this free writing prospectus as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by the mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this free writing prospectus.

Any disclosures in this free writing prospectus that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the mortgage loan seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), if earlier, its discovery of the breach or defect (such 90-day period, the “Initial Resolution Period”), then the mortgage loan seller will be obligated pursuant to the Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or the related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by the mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the breach or document defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer and the trustee an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect and (ii) such delay is the result of the failure by a party to the Purchase Agreement to provide prompt notice as required by the terms of the Purchase Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the trustee's exception report) and such delay precludes the mortgage loan seller from curing such defect or breach. Any breach of a representation or warranty with respect to a mortgage loan in the trust fund that is cross-collateralized with other mortgage loans in the trust fund may require the repurchase of or substitution for such other mortgage loans to the extent described under “—Repurchase or Substitution of Cross-Collateralized Mortgage Loans” below.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV equal to or less than the lesser of (i) the LTV for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee has received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of the mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains solely to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s) (and such breach does not pertain in any manner to any other representation or warranty), then the mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the mortgage loan seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the mortgage loan seller will be deemed to have cured the breach in all respects. The mortgage loan seller will be the sole warranting party in respect of the mortgage loans sold by the mortgage loan seller to the depositor, and none of its affiliates and none of the depositor, the master servicer, the special servicer, the trustee, the paying agent, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the mortgage loan seller’s representations and warranties or in connection with a document defect if the mortgage loan seller defaults on its obligation to do so. There can be no assurance that the mortgage loan seller will have sufficient resources to repurchase or replace a defective mortgage loan. See “Transaction Parties—The Sponsor and Mortgage Loan Seller” in this free writing prospectus. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by the mortgage loan seller regarding the mortgage loan will not be correct in all material respects when made.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the mortgage loan seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is (i) actually comprised of a cross-collateralized and cross-defaulted group of mortgage loans or (ii) is cross-collateralized and cross-defaulted with one or more other mortgage loans (each of the underlying mortgage loans or mortgage loans that is cross-collateralized and cross-defaulted with one another or each of the mortgage loans that is cross-collateralized and cross-defaulted with one another, as applicable, a “Crossed Loan”), such document omission or defect or breach of a representation or warranty will be deemed to materially and adversely affect all such Crossed Loans. In such event, the mortgage loan seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the remaining Crossed Loans, excluding the directly affected Crossed Loan, meet the criteria listed below, repurchase or substitute only the affected mortgage loan in the manner described above in “—Representations and Warranties; Repurchases and Substitutions.” The mortgage loan seller may (in its discretion) repurchase or substitute only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the directly affected Crossed Loan, for the four most recently reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the directly affected Crossed Loan, for the four most recently reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the directly affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the least of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the directly affected Crossed Loan, at the time of repurchase or substitution, (y) the weighted average loan-to-value ratio for all such related Crossed Loans, including the directly affected Crossed Loan, as of the Cut-off Date and (z) 75%, (iii) the mortgage loan seller causes the directly affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Loan(s) remaining in the trust fund (while the trust forbears from exercising enforcement rights against the primary collateral for the mortgage loan removed from the trust fund), (iv) provides the trustee with certain REMIC opinions and (v) unless a Control Event has occurred and is continuing, the Directing Certificateholder has consented to the repurchase or substitution of the affected Crossed Loan, which consent may not be unreasonably withheld, conditioned or delayed.

Lockbox Accounts

With respect to (a) 17 mortgage loans (identified as Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 16, 20, 22, 25, 26, 38 and 43 on Annex A-1 to this free writing prospectus), representing approximately 62.7% of the Initial Pool Balance, the related mortgage loan documents establish Hard Lockboxes with respect to the related mortgage loans, (b) 10 mortgage loans (identified as Loan Nos. 3, 11, 15, 18, 19, 23, 24, 34, 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 19.0% of the Initial Pool Balance, the related mortgage loan documents establish CMA Lockboxes with respect to the related mortgage loans, (c) 13 mortgage loans (identified as Loan Nos. 8, 14, 17, 21, 27, 28, 29, 31, 32, 33, 37, 39 and 40 on Annex A-1 to this free writing prospectus), representing approximately 15.9% of the Initial Pool Balance, the related mortgage loan documents establish Springing Lockboxes with respect to the related mortgage loans and (d) 3 mortgage loans (identified as Loan Nos. 35, 36 and 44 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance, the related mortgage loan documents establish a Soft Lockbox, with respect to the related mortgage loan. In addition, with respect to 1 mortgage loan (identified as Loan No. 30 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance, there is no cash management system in place.  With respect to 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), upon the cure of certain events triggering the Hard Lockbox, such mortgage loan will revert to a CMA Lockbox structure.

Except as set forth above, and except where (until the occurrence of certain specified events, such as an event of default under the related loan documents or, with respect to an ARD Loan, from and after the related Anticipated Repayment Date) the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of either REMIC.

“CMA Lockbox” means that the related mortgage loan documents currently require tenants, or the related borrower, at the related mortgaged property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or an affiliated property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including debt service) derived directly from such lockbox account. With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 14.1% of the Initial Pool Balance, a third party manager unaffiliated with the borrower is permitted to receive and manage cash and credit-card receipts from the related mortgaged property, establish and maintain reserves for taxes, insurance and fixtures, furniture and equipment replacements, pay operating expenses and remit remaining sums directly to the lender's cash management system.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower is responsible for funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox or CMA Lockbox.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related mortgaged property to collect rents from tenants and pay all such rent directly to the lockbox account.

TRANSACTION PARTIES

The Sponsor and Mortgage Loan Seller

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2010, of JPMorgan Chase & Co., the 2010 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this free writing prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this free writing prospectus.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2010, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $63.8 billion. Of that amount, approximately $55.7 billion has been securitized by the depositor. JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $14.0 billion in 2007. In its fiscal year ended December 31, 2010, JPMCB originated approximately $4.2 billion of commercial mortgage loans, of which approximately $3.1 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the Trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to JPMCB’s Underwriting Guidelines,” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular mortgage loan will conform to the general guidelines described below.

Property Analysis. JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a multifamily or commercial mortgage loan may be required to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements and leasing commissions, furniture, fixtures and equipment (“FF&E”)and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by JPMCB. Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to 1 mortgage loan (identified as Loan No. 31 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance, JPMCB did not obtain at origination a certification from the borrower as to current contingent liabilities.  JPMCB did not require such information in this instance because it was able to able to effectively evaluate the financial capacity of the borrower based on other borrower and sponsor due diligence, including, but not limited to, personal financial statements, real estate owned schedules, credit searches, credit reports and bank references.

Other Originators

Four (4) mortgage loans (identified as Loan Nos. 3, 5, 38 and 43 on Annex A-1 to this free writing prospectus), representing approximately 13.7% of the Initial Pool Balance, were originated by, and acquired from, KeyBank National Association (“KeyBank”). In addition, 3 mortgage loans (identified as Loan Nos. 7, 12 and 22 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the Initial Pool Balance, were co-originated by JPMCB and KeyBank.

In the case of the mortgage loans acquired from KeyBank, JPMCB generally reviewed and re-underwrote such mortgage loans in accordance with JPMCB’s origination and underwriting guidelines. In the case of the mortgage loans that were co-originated with KeyBank, JPMCB underwrote such mortgage loans in accordance with JPMCB’s origination and underwriting guidelines. See “Risk Factors—No Reunderwriting of the Mortgage Loans” in this free writing prospectus. Each of the mortgage loans was originated pursuant to mortgage loan documents, the forms of which were approved by JPMCB or pursuant to mortgage loan documents that were otherwise reviewed and approved by JPMCB prior to origination and, in each case, are generally consistent with JPMCB’s form mortgage loan documents.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from the mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligors

InterContinental Hotel Chicago Mortgage Loan. The InterContinental Hotel Chicago mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), with a principal balance as of the Cut-off Date of $145,000,000, which represents approximately 14.1% of the Initial Pool Balance is a “significant obligor” with respect to this offering as contemplated by Regulation AB of the Securities Act of 1933, as amended. The borrowers under the InterContinental Hotel Chicago mortgage loan are SHC Michigan Avenue, LLC and New DTRS Michigan Avenue, LLC. See Annex A-1 and Annex A-3 in this free writing prospectus.

SunTrust Bank. SunTrust Bank, a Georgia banking corporation and the sole tenant under leases (the “SunTrust Bank Leases”) at each of the mortgaged properties that secure 2 mortgage loans (identified as Loan Nos. 2 and 13 on Annex A-1 to this free writing prospectus, the “SunTrust Bank Portfolio Loans”) which represent in the aggregate approximately 12.1% of the Initial Pool Balance), is a “significant obligor” with respect to this offering as contemplated by Regulation AB of the Securities Act of 1933, as amended. SunTrust Bank is an FDIC insured bank that provides commercial and retail banking services through branches located in 12 states and 5 foreign offices.

Individual Lease Information

Each of the SunTrust Bank Leases have the following material terms:

Lease Commencement Date: December 10, 2007.

Lease Expiration Date: December 31, 2017.

Renewal Options: One 10-year renewal option, exercisable upon 18 months prior notice, and six 5-year renewal options, exercisable upon 12 months prior notice.

Renewal Term Rents: 1.5% annual increase over the preceding year for the first three renewal options. The "Annual Basic Rent” (described below) to be paid by SunTrust Bank during the initial year of each of the 4th, 5th, 6th and 7th renewal terms will equal the fair market rental value (the “Fair Market Rental Value”) of the applicable mortgaged property (with a 1.5% annual increase over such amount during each subsequent year of the applicable renewal term) as jointly determined by SunTrust Bank and the related borrower or, in the absence of their agreement, as determined in accordance with the appraisal provisions of each lease. The appraisal provisions allow for a 30-day negotiation period after the related borrower provides SunTrust Bank with its determination of Fair Market Rental Value within 30 days of SunTrust Bank’s renewal notice. If no definitive agreement is reached during this period, within 15 days thereafter, either party may elect to have Annual Basic Rent for the renewal term determined by an appraisal. Each party must engage an appraiser and (i) if the higher of the two appraisals does not exceed 105% of the lower of the two, the Fair Market Rental Value will be the average of the two appraisals, or (ii) if the higher of the two appraisals exceeds 105% of the lower of the two, the appraiser engaged by the parties shall agree on a third appraiser who will review and select one of the two appraisals to control and determine Fair Market Rental Value. Within 30 days of determination, SunTrust Bank may elect either to revoke its renewal notice or renew the applicable lease.

Annual Basic Rent: The current Annual Basic Rent payable during the initial term of the related SunTrust Lease is indicated on Annex A-4 to this free writing prospectus for each individual lease. The Annual Basic Rent increases 1.5% annually throughout the term of each lease through the third renewal option. For subsequent renewal terms, rent is adjusted pursuant to the lease.

Net Lease: SunTrust Bank is required to pay all costs and expenses related to the leased property including real estate taxes, insurance utilities, repairs and maintenance and replacement or restoration work.

Self-Insurance: SunTrust Bank may self insure the related Mortgaged Property provided (i) SunTrust Bank has a program of “self-insurance” insuring SunTrust Bank as a named insured against such risks and such program complies with applicable state legal requirements concerning self-insurance, (ii) the senior unsecured debt securities or comparable long term obligations of either (a) SunTrust Bank or (b) SunTrust Bank or its successor or assign (if SunTrust Bank is no longer the tenant under the leases but remains liable thereunder) are rated “BBB+” or higher by S&P or “Baa1” or higher by Moody’s (or in the event no such rating is available, a comparable rating as provided by either S&P or Moody’s), (iii) the failure to carry insurance does not violate any legal requirement, and (iv) the related borrower’s interests under the self-insurance program will be consistent with the lease insurance provisions.

Repairs: SunTrust Bank is required to, at its own cost and expense, perform maintenance, repairs, refurbishing and replacement work to the leased property.

Alterations: SunTrust Bank may make alterations of any kind or nature to the leased property without the related borrower’s consent provided such alterations (i) do not reduce the value of the related Mortgaged Property beyond a de minimis amount, (ii) do not impair the structural integrity of the improvements and (iii) are performed in accordance with all applicable legal requirements and thereafter will not cause the related Mortgaged Property to be non-conforming with applicable legal requirements (other than legal non-conforming).

Condemnation: If (i) the entire leased property is the subject of a taking, or (ii) if any portion thereof or any means of ingress, egress or access thereto, or any drive-through facilities or driving or stacking lanes associated therewith, is subject to a taking that would, in SunTrust Bank’s reasonable business judgment, be materially adverse to the business operations of SunTrust Bank at the leased property, then SunTrust Bank may terminate the related lease by giving written notice to the related borrower. The termination will be effective as of the date possession is required to be surrendered to the condemning authority.

Casualty: If during the last twelve months of the term, a casualty occurs and (i) 25% or more of the total usable square footage of the buildings located within the leased property (as determined as of the date of the casualty) is damaged or destroyed, or (ii) in SunTrust Bank’s reasonable judgment, the leased property cannot be completely restored or rebuilt on or before the earlier of one hundred eighty days from the date of the casualty or prior to the expiration of the term, then SunTrust Bank may terminate the related lease by giving written notice to the related borrower within sixty days of the casualty. The termination will be effective on the date set forth in such notice, which date will be at least thirty days after the date of such notice.

Right of First Offer: SunTrust Bank has a right of first offer to purchase the property under any individual lease if the landlord decides to sell such property. The right of first offer does not apply to any sale, transfer or conveyance prior to December 10, 2010, or to any sale, transfer or conveyance (i) to any affiliate of The Inland Real Estate Group of Companies, Inc. or (ii) resulting from or in connection with any foreclosure or the delivery of any deed-in-lieu of foreclosure. The right of first offer does, however, continue and remain in full force or effect as to any proposed sale following any such sale, transfer or conveyance described in clauses (i) and (ii). See “Risk Factors—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

Master Agreements Regarding Leases

The 151 Mortgaged Properties related to the SunTrust Bank Portfolio Loans (121 properties securing the SunTrust Bank Portfolio I mortgage loan and 30 properties securing the SunTrust Bank Portfolio II mortgage loan) are part of a larger group of 218 properties, each of which is subject to a Master Agreement Regarding Leases (each, a “Master Agreement”).  The additional 67 properties are owned by affiliates of the borrowers under the SunTrust Bank Portfolio Loans and do not secure the SunTrust Bank Portfolio Loans.  Each Master Agreement covers a particular subset pool of the overall 218-property total.  In all, there are ten such pools, 8 pools of 22 properties each and 2 pools of 21 properties each.  The Mortgaged Properties related to the SunTrust Portfolio Loans are spread across the ten different pools.  Thus, each pool contains some properties that are not collateral for the SunTrust Bank Portfolio Loans.  Each Master Agreement provides that if SunTrust Bank exercises the initial 10-year renewal option for any one lease that is subject to that particular Master Agreement, SunTrust Bank must also exercise the renewal options under additional leases subject to that Master Agreement such that the aggregate Annual

Basic Rent for all renewed leases in the pool is equal to or greater than 75% of the Annual Basic Rent for all properties in that pool. Accordingly, there is no assurance that the renewal option with respect to any pool under any particular Master Agreement will be exercised at all, or if it is, that such exercise will result in the renewal of the leases with respect to all of the properties in such pool that are Mortgaged Properties related to the SunTrust Bank Portfolio Loans. Moreover, the 75% renewal condition is not applicable at all for the subsequent 5-year renewal options. See Annex A-4 to this free writing prospectus for certain information regarding the Mortgaged Properties and the related pools that they comprise and certain financial information with respect to SunTrust Bank.

The Trust

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, the Trust, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The Trust may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “Servicing of the Mortgage Loans—Amendment”. The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties—The Trustee and Paying Agent”, “—The Master Servicer”, “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the trustee, the paying agent, the depositor, the master servicer and the special servicer. The fiscal year of the trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan seller, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee and Paying Agent

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will be the trustee and paying agent under the Pooling and Servicing Agreement, and will generally be required to perform the services of certificate registrar, authenticating agent and custodian.

Wells Fargo Bank is a national banking association organized under the laws of the United States and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 280,000 employees as of December 31, 2010, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the servicer, the special servicer, the sponsor and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland  21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2010, Wells Fargo Bank was acting as trustee on approximately 278 series of commercial mortgage-backed securities with an aggregate principal balance of over $224 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

As custodian of the Mortgage Loan files under the Pooling and Servicing Agreement. Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage Loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2010, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the mortgage loan seller or an affiliate of the mortgage loan seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by the trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC and grantor trust tax and information returns on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 400 series of commercial mortgage-backed securities, and, as of December 31, 2010, was acting as securities administrator with respect to more than $387 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

For a description of any material affiliations, relationships and related transactions between the trustee, paying agent, certificate registrar or authenticating agent and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The information set forth under this heading “The Trustee and Paying Agent” has been provided by the trustee.

As compensation for the performance of its routine duties, Wells Fargo Bank, National Association will be paid a fee (collectively, the “Trustee Fee”). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.005% per annum (the “Trustee Fee Rate”) and the Stated Principal Balance of the mortgage loans and will be computed in the same manner as interest is calculated on such mortgage loans. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made on behalf of the trust by it in the performance of its duties as the trustee, paying agent, certificate registrar, custodian and authenticating agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing any such duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

The trustee, custodian, paying agent, certificate registrar and authenticating agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

The trustee will generally be entitled to execute any of its powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee and Paying Agent

The trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the paying agent and to all Certificateholders, which notice will be posted to the trustee’s website pursuant to the Pooling and Servicing Agreement. Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time the trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee under the Pooling and Servicing Agreement and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Fitch and Moody’s. Midland has received the highest rankings as a master, primary and the special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as “Strong” and Fitch ranks Midland as “1” for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2011, Midland was servicing approximately 29,028 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,431 of such loans, with a total principal balance of approximately $137 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2011, Midland was named the special servicer in approximately 139 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $78 billion. With respect to such transactions as of such date, Midland was administering approximately 433 assets with an outstanding principal balance of approximately $5.9 billion.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2008 to 2010.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2008	2009	2010
CMBS	$149	$145	$136
Other	100	130	133
Total	$249	$275	$269

Midland also acts as an interim primary servicer of mortgage loans between origination and contribution to a securitization trust, but has not so acted with respect to the mortgage loans.

Midland may enter into an agreement with a mortgage loan seller or sponsor to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the primary, master or special servicer with respect to such mortgage loans.

The information set forth in this free writing prospectus concerning the master servicer has been provided by the master servicer.

Additional Servicer

KeyCorp Real Estate Capital Markets, Inc.

KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), an Ohio corporation, will be a primary servicer.  KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.
Loans	12/31/2008	12/31/2009	12/31/2010
By Approximate Number	9,688	11,112	11,232
By Approximate Aggregate Principal Balance (in billions)	$123.7	$123.859	$117.6

Within this servicing portfolio are, as of December 31, 2010, approximately 8,251 loans with a total principal balance of approximately $81.2 billion that are included in approximately 145 commercial mortgage-backed securitization transactions.

KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.  KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2011, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers.  KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KRECM the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including:

(i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CREFC format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions that KRECM is the master servicer.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KRECM’s servicing policies and procedures for the servicing functions it will perform under the primary servicing agreement for assets of the same type included in the securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as a primary servicer, generally responsible for the primary servicing functions with respect to certain of the mortgage loans. KRECM, as a primary servicer, will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under primary servicing agreement pursuant to one or more primary agreements. Additionally, KRECM may from time to time perform some of its servicing obligations under the primary servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Property. KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions.

The manner in which collections on the mortgage loans are to be maintained is described in this free writing prospectus under “—Summary of KRECM Subservicing Agreement”. Generally, all amounts received by KRECM on the mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account within the time required by the primary servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KRECM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that KRECM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the primary servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KRECM was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KRECM as primary servicer including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KRECM has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KRECM is a party to lawsuits and other legal proceeding as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  There are currently no legal proceedings pending and no legal proceedings known to be contemplated by government authorities against KRECM or of which any of its property is the subject that is material to the certificateholders.

Certain duties and obligations of KRECM as a primary servicer, and the provisions of primary servicing agreement, are described below. KRECM’s ability to waive or modify any terms, fees, penalties or payments on the mortgage loans and the effect of that ability on the potential cash flows from the mortgage loans are described under “—Summary of KRECM Subservicing Agreement” in this free writing prospectus.

Certain terms of the primary servicing agreement regarding KRECM’s removal, replacement, resignation or transfer are described below. KRECM’s rights and obligations with respect to indemnification, and certain limitations on KRECM’s liability under the primary servicing agreement, are also described below.

The primary servicer is entitled to indemnification from the master servicer for losses and liabilities incurred in connection with its servicing functions under the primary servicing agreement unless such losses and liabilities are caused by the primary servicer’s misfeasance, gross negligence, fraud or bad faith as described below.

For a description of certain affiliations, relationships and related transactions, to the extent known and material, between KRECM and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The foregoing information set forth in this section “Additional Servicer—KeyCorp Real Estate Capital Markets, Inc.” has been provided by KRECM. Neither the depositor nor any other person other than KRECM makes any representation or warranty as to the accuracy or completeness of such information.

Summary of KRECM Subservicing Agreement

General.  In connection with the contribution of 7 mortgage loans (identified as Loan Nos. 3, 5, 7, 12, 22, 38 and 43 on Annex A-1 to this free writing prospectus, the “KBNA Transferred Loans”), representing approximately 21.7% of the Initial Pool Balance, to JPMCB by KeyBank National Association (“KBNA”), KRECM has acquired the right to be appointed as the primary servicer of the KBNA Transferred Loans. Accordingly, Midland, as master servicer, and KRECM, as primary servicer, will enter into a Subservicing Agreement dated as of September 1, 2011 (the "KRECM Subservicing Agreement"). The primary servicing of such KBNA Transferred Loans will be governed by the KRECM Subservicing Agreement. The following summary describes certain provisions of the KRECM Subservicing Agreement relating to the primary servicing and administration of the KBNA Transferred Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Subservicing Agreement.

Summary of Duties.  With respect to the KBNA Transferred Loans, KRECM, as primary servicer, will be responsible for performing the primary servicing of such loans in a manner consistent with the pooling and servicing agreement and the servicing standard.  Primary servicing will include:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such loan as approved by the master servicer;

•
(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) promptly notifying the master servicer in writing of any discovered document defect or document breach, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

•	collecting monthly payments and escrow and reserve payments and maintaining one or more KRECM certificate accounts and any applicable escrow and reserve accounts to hold such collections;

•
remitting to the master servicer on a timely basis monthly payments less any subservicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KRECM, as subservicer;

•
preparing such reports, including a day one report, monthly remittance report and such other reports or information as reasonably requested by the master servicer to fulfill its obligations under the Pooling and Servicing Agreement from time to time;

•	collecting monthly and quarterly borrower reports, rent rolls, and operating statements;

•	performing inspections of the related mortgaged property and providing inspection reports to the master servicer;

•	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

•	maintaining errors and omissions insurance and an appropriate fidelity bond;

•
analyzing all borrower requests or transactions and providing a written recommendation with such analysis to the master servicer; provided, however, that KRECM will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer;

•
promptly notifying master servicer of any defaults under the KBNA Transferred Loans, collection issues or customer issues; provided that KRECM will not take any action with respect to enforcing such loans without the prior written approval of the master servicer; and

•
with respect to all servicing responsibilities of the master servicer under the pooling and servicing agreement which are not being performed by KRECM under the KRECM Subservicing Agreement, KRECM will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KRECM's custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KRECM will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KRECM with respect to the KBNA Transferred Loans for audit and review. KRECM will not take any action (whether or not authorized under the KRECM Subservicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.  KRECM will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or the failure of either the Lower-Tier REMIC or the Upper-Tier REMIC to qualify as a REMIC or the failure of the Grantor Trust to qualify as a grantor trust.

KRECM will also timely provide such certifications, reports and registered public accountant attestations required by the KRECM Subservicing Agreement or by the master servicer to permit it to comply with the pooling and servicing agreement and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KRECM will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KRECM is able to perform its obligations under the KRECM Subservicing Agreement and the master servicer is able to perform its supervisory authority over KRECM. KRECM will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KRECM Subservicing Agreement.

KRECM will have no obligation to make any principal and interest advance or any servicing advances and will not take any of the following actions without the prior written consent of the master servicer:

•
the modification, waiver or amendment, whether or not material, of or with respect to any KBNA Transferred Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions, the substitution, release or addition of any collateral for any KBNA Transferred Loan or any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

•
the granting or withholding of consent to any transfer of ownership of a mortgaged property or any transfer of any interest of an owner of a mortgaged property and entering into any assumption agreement in connection therewith;

•	the granting or withholding of consent to any request to place subordinate financing on a mortgaged property;

•	the determination of whether or not to release proceeds of condemnation or casualty insurance to the borrower under a KBNA Transferred Loan;

•
the waiver of any penalty charge (except to the extent KRECM is entitled to retain such penalty charge as Additional Subservicing Compensation (as defined below)) or prepayment premium under any KBNA Transferred Loan;

•	any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with a KBNA Transferred Loan;

•
the permitting of a principal prepayment or the modification of a KBNA Transferred Loan to permit a voluntary principal prepayment on a date other than its due date. In the event of a breach of this obligation by KRECM, KRECM will remit to the master servicer the compensating interest payment required under the Pooling and Servicing Agreement in connection with such principal prepayment (unless such breach is based solely on the fact that the mortgage loan documents permit such a voluntary principal prepayment and do not permit KRECM to prevent such a voluntary principal prepayment);

•
any action requiring the consent of the master servicer under the KRECM Subservicing Agreement or requiring the master servicer to obtain the consent of the Directing Certificateholder, the trustee or the special servicer under the Pooling and Servicing Agreement;

•	the granting or withholding consent to any request for defeasance of any KBNA Transferred Loan;

•
the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise; or

•	the determination that a servicing transfer event has occurred under the Pooling and Servicing Agreement.

Generally, such consent is not to be unreasonably withheld and the master servicer is required to provide such consent or denial of such consent within ten (10) business days following the receipt from KRECM of an analysis and written recommendation along with relevant supporting information and any other information reasonably requested by the master servicer. In any case, such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or a mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related mortgage loan documents, which approval may be withheld in such person's sole discretion, and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related mortgage loan documents, which confirmation may be withheld in such person's sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation.  As compensation for its activities under the KRECM Subservicing Agreement, the Subservicing Fee will be paid only to the extent that the master servicer receives its servicing fee with respect to each KBNA Transferred Loan under the Pooling and Servicing Agreement. KRECM is not entitled to any Compensating Interest Payment or Prepayment Interest Excess. Generally, if received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, KRECM will also be entitled to retain, with respect to each related KBNA Transferred Loan, as additional subservicing compensation (the "Additional Subservicing Compensation"), the following:

•	100% of the master servicer's share of any assumption application fees;

•
100% of the master servicer's share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the borrower;

•	100% of penalty charges, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the related KBNA Transferred Loan;

•	50% of the master servicer’s share of any assumption fees, extension fees, modification fees, defeasance fees, processing fees or consent fees; and

•	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related KRECM certificate accounts.

KRECM will be required to promptly remit to the master servicer any Additional Servicing Compensation or other amounts received by it which KRECM is not entitled to retain. Except as otherwise provided, KRECM will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KRECM Subservicing Agreement.

Indemnification; Limitation of Liability.  KRECM and its directors, officers, members, managers, agents or employees (the "KRECM Parties") will have no liability to the master servicer for any action or inaction, done in good faith pursuant to the KRECM Subservicing Agreement, or for errors in judgment. However, this will not protect KRECM parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by KRECM without right of reimbursement, any specific liability imposed on KRECM for a breach of the accepted subservicing practices, or any liability that would otherwise be imposed on KRECM by reason of its willful misconduct, bad faith, fraud or negligence in the performance of its duties under the KRECM Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the KRECM Subservicing Agreement. The KRECM Parties will be indemnified and held harmless by the master servicer against any loss, liability or expense (including reasonable attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of the master servicer's willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations. The master servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by

KRECM in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to the master servicer's agents a right to indemnification from the trust.

KRECM will indemnify and hold harmless the master servicer and its directors, officers, agents or employees against any loss, liability or expense (including all attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of KRECM's (i) willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the KRECM Subservicing Agreement, (ii) breach of accepted subservicing practices, or (iii) breach of any representation or warranty.

Termination.  The KRECM Subservicing Agreement will be terminated with respect to KRECM if any of the following occurs:

•	the master servicer elects to terminate KRECM following a KRECM Event of Default (as defined below);

•	upon resignation by KRECM;

•
at the option of the master servicer, in the event a KBNA Transferred Loan is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement, or at the option of the purchaser of any KBNA Transferred Loan pursuant to the terms of the Pooling and Servicing Agreement; or

•
if the master servicer's responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee exercises its right to terminate KRECM pursuant to the Pooling and Servicing Agreement.

"KRECM Events of Default", means any one of the following events:

•
any failure by KRECM to remit amounts due to the KRECM certificate accounts, the applicable escrow and reserve accounts, or the master servicer which failure continues unremedied for one (1) business day following the date on which notice of such failure is provided and which failure may be remedied by a late remittance accompanied by payment by KRECM (from its own funds without reimbursement therefor) of interest on the amount of such late deposit or remittance accrued at an annual rate equal to the prime rate;

•
with respect to any year that depositor is required to file a report on Form 10-D, Form 8-K, Form 10-K or any other report with the SEC, any failure of KRECM to timely provide its annual compliance statement, annual report on assessment of compliance with the servicing criteria or the registered public accountant attestation required by the KRECM Subservicing Agreement or other reports, certifications or information required by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations, which failure continues for a period of five (5) days;

•
any failure on the part of KRECM duly to observe or perform in any material respect any other of the covenants or agreements which continues unremedied for a period of twenty (20) days after the date on which written notice of such failure, requiring the same to be remedied, is given to KRECM by the master servicer, provided, however, if such breach is capable of being cured and KRECM is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

•
any breach on the part of KRECM of any representation or warranty which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, is given to KRECM by the master servicer, provided, however, if such breach is capable of being cured and KRECM is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against KRECM and such decree or order remains in force, undischarged or unstayed for a period of fifty (50) days;

•
KRECM consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KRECM, or of or relating to all or substantially all of its property;

•
KRECM admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

•
Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (B) placed one or more classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within 60 days) and, in the case of either of clauses (A) or (B), cited servicing concerns with the master servicer (because of actions of KRECM) or KRECM as the sole or material factor in such rating action;

•
the trustee or the master servicer receives written notice from Fitch to the effect that KRECM acting in its capacity as subservicer has resulted in a downgrade or withdrawal of any rating assigned by Fitch to any class of Certificates;

•
the trustee or the master servicer receives written notice from Morningstar to the effect that if KRECM continues to act as subservicer, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to KRECM as the sole or material factor in such action, unless KRECM resolves such matters within 60 days of the date that Morningstar gave notice to the trustee or master servicer;

•
an event of default by the master servicer under the Pooling and Servicing Agreement, which event of default occurred as a direct result of the failure of KRECM to perform any obligation required the KRECM Subservicing Agreement;

•	the failure of KRECM to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KRECM Subservicing Agreement; or

•	a breach of KRECM's restrictions against communicating directly with the Rating Agencies with respect to certain matters, which breach continues unremedied for two (2) days after such breach.

Notwithstanding the foregoing, upon any termination of KRECM, KRECM will be entitled to receive all accrued and unpaid subservicing fees and Additional Subservicing Compensation through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KBNA Transferred Loans to the master servicer or its designee.

The foregoing information set forth in this section “Summary of KRECM Subservicing Agreement” (excluding the first sentence under such heading) has been provided by Midland.  Neither the depositor nor any other person other than Midland makes any representation or warranty as to the accuracy or completeness of such information.

The Special Servicer

Torchlight Loan Services, LLC (“Torchlight”) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement.

Torchlight is a Delaware limited liability company. Its principal servicing office is located at 230 Park Avenue 12th Floor, New York, New York 10169 and its telephone number is (212) 883-2800. Torchlight is wholly owned by Torchlight Investors, LLC which through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	investing in high-yielding real estate loans;

•	investing in unrated and non-investment grade rated securities issued pursuant to CMBS transactions; and

•	distressed debt workout, through Torchlight, its nationally rated special servicing affiliate.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007. Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998. In the past three years, Torchlight has resolved over $1.55 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010
By Approximate Number	19	19	19
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$27,500,000,000	$26,500,000,000	$24,9000,000,000
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	35	160	173
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$555,000,000	$2,440,000,000	$2,950,000,000

(1)	Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2010, Torchlight had 36 personnel involved in the special servicing of commercial real estate assets, of which 15 were dedicated to the special servicing business unit. As of December 31, 2010, Torchlight specially services a portfolio which included approximately 173 loans throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $2.95 billion, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Torchlight occasionally engages consultants to perform property inspections and to provide asset management and/or loan workout services on certain properties. Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Torchlight or of which any of its property is the subject, which is material to the certificateholders. Torchlight is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicer, the trustee or any originator of any of the mortgage loans identified in this free writing prospectus.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Torchlight as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Torchlight with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer.

From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer. Torchlight is an affiliate of the entity (and an affiliate of the manager of such entity) that is anticipated to be acquiring the Class E, Class F, Class G and Class NR certificates and to be, or to appoint, the initial Directing Certificateholder.

The information set forth in this free writing prospectus concerning the special servicer has been provided by the special servicer. Neither the depositor nor any other person other than the special servicer makes any representation or warranty as to the accuracy or completeness of such information.

Replacement of the Special Servicer

Except as limited by certain conditions described under “Transaction Parties—The Special Servicer”, the special servicer may be removed, and a successor special servicer appointed at any time, other than after the occurrence of and during the continuance of a Control Event, by the Directing Certificateholder, provided that each Rating Agency provides a Rating Agency Confirmation.

After the occurrence of and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the trustee of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the trustee in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the trustee will be required to post notice of the same on the trustee’s website and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The trustee will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the trustee’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor and (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the trustee, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The trustee will be required to notify each Certificateholder of the recommendation and post it on the trustee’s internet website. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the trustee will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the trustee receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for its services performed under the pooling and servicing agreement. Below is a summary of the fees payable to the master servicer, special servicer, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan in the trust.

First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.
Monthly
Special Servicing Fee / Special Servicer
With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(3) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.
		First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer(4)
With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.
		Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan.	Time to time
Liquidation Fee / Special Servicer(4)
With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

First, from any Liquidation Proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer
All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges and default interest actually collected on the mortgage loans.(5)
		Related payments made by borrowers with respect to the related Mortgage Loans.	Time to time
Trustee Fee / Trustee
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account.	Monthly

Type/Recipient	Amount	Source(1)	Frequency
Fees
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.

First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$15,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time
Servicing Advances / Master Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.
Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.
Monthly

Type/Recipient	Amount	Source(1)	Frequency
Fees
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(2)	The Servicing Fee Rate for each mortgage loan will be a per annum rate ranging from 0.0600% to 0.1400%, as described below.

(3)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this “—Servicing and Other Compensation and Payment of Expenses” section.

(4)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

(5)	Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement.

(6)	The Trustee Fee Rate will equal 0.005% per annum, as described above under “—The Trustee and Paying Agent”.

(7)	The Senior Trust Advisor Fee Rate will equal 0.0022% per annum, as described above under “—The Trustee and Paying Agent”.

The fee of the master servicer including the fee of any primary or sub-servicer (the “Servicing Fee”) will be payable monthly from interest received in respect of each mortgage loan and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.0600% to 0.1400%. In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation, (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans that are not Specially Serviced Mortgage Loans (provided that with respect to such transactions, the consent of the special servicer is either (i) not required to take such action or (ii) required, but the assumption request is either withdrawn or rejected prior to the master servicer sending the assumption request and supporting materials to the special servicer for approval, and, in the event that the special servicer’s consent is required and the assumption request and supporting materials are received by the special servicer from the master servicer, then the master servicer will be entitled to 50% of such fees) and all defeasance fees, (3) 100% of assumption, waiver, consent and earnout fees on any mortgage loans that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) a specified percentage of all assumption, waiver, consent and earnout fees, in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the special servicer and (5) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Excess Modification Fees” means, with respect to any mortgage loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees). With respect to each of the master servicer and special servicer, the Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan at a rate equal to 0.2500% per annum (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan (including any REO Loan) and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan; provided, however that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related mortgage loan that would result in the total Workout Fees payable to the special servicer in respect of that mortgage loan to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Loan and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, no Workout Fee will be less than $25,000.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property as to which the special servicer (a) receives a full or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by the mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of a related mezzanine loan, within the 90 days following the date that such holder’s option to purchase the mortgage loan first becomes exercisable, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, or (iv) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (except if such affiliate is the Directing Certificateholder or any affiliate thereof; provided, however, if prior to a Control Event, such Directing Certificateholder or any affiliate thereof purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates). The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) all assumption application fees and assumption fees received with respect to the Specially Serviced Mortgage Loans, and (iii) a specified percentage of all Excess Modification Fees and assumption, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the special servicer’s consent or approval is required. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under “Description of the Certificates—Advances”, the master servicer, the trustee and the special servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each master servicer will be required to be reimbursed by the master servicer for certain expenditures which such master servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan in whole or in part after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans will be retained by the master servicer as additional servicing compensation.

With respect to the mortgage loans, the master servicer will be required to deliver to the paying agent for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the related mortgage loans subject to such prepayment.

If a Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (x) subsequent to a default under the related mortgage loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above will be the aggregate of (a) all Servicing Fees earned and received by the master servicer for such Due Period, (b) all Prepayment Interest Excesses with respect to the mortgage loans serviced by the master servicer and (c) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”) located in Amherst, New York, is privately held and exclusively dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered in Greenwich, Connecticut. The Pentalpha group of companies has a history of industry service as a leading independent workout firm for structured finance operating companies and the trusts they create and service. The Pentalpha group of companies was founded in 1995 and is run by James Callahan, a Wall Street trading desk manager who underwrote new structured finance issues and made secondary markets. Mr. Callahan focused on subordinate debt trading and workouts of CMBS and residential real estate, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance has proprietary software and a team of industry operations veterans dedicated to investigating and resolving many issues including, collections optimization, representation and warranty settlements, derivative contract errors and borrower/originator/servicer/trustee/investor disputes. Loans collateralized by real estate and consumer debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance, to provide “loan-level preapprovals” before a vendor takes an action.

To alleviate concerns regarding conflicts and disclosure of confidential information and operating secrets, Pentalpha Surveillance is not affiliated with a servicer, special servicer, custodian or trustee. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. The Pentalpha group of companies focuses on North American and European financial instruments with a focus on collections.

Proprietary Systems

Pentalpha Surveillance’s database and error detection filters have been coded exclusively for ongoing trust oversight. The software has provision for over 600 loan origination and ongoing servicing data fields per loan plus “reason codes” to manage the dispute resolution process once the firm’s proprietary software and/or investigators have uncovered an operational flaw. More than $0.5 trillion of residential and other income producing loans have been added onto the surveillance system in connection with the services provided by the Pentalpha group of companies.

Specialized Personnel

In many matters there are two teams dedicated to an oversight assignment. The operations specialists, including investigators, damages analysts and settlement negotiators consult with an affiliated capital markets team to resolve disputes in a manner that seeks to be fair to all of the parties and in conformity with the related trust documents. Although Pentalpha Surveillance has been focused on residential mortgage loan surveillance, the capital markets specialists at the Pentalpha group of companies have been engaged in the valuation of, and consulting with respect to, securitized commercial mortgage loans since the Pentalpha group of companies was founded. Pentalpha Surveillance believes that much of its value added results from the vertical integration of the veteran operations and capital markets specialists.

Pentalpha Surveillance LLC (and any replacement senior trust advisor) is prohibited from making an investment in any class of certificates issued by the trust. However, such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate or (ii) pursuant to investments by an affiliate if the senior trust advisor (or replacement senior trust advisor, as applicable) and the affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor (or replacement senior trust advisor, as applicable) under the Pooling and Servicing Agreement from personnel involved in the affiliate’s investment activities and to prevent the affiliate and its personnel from gaining access to information regarding the trust and the senior trust advisor (or replacement senior trust advisor, as applicable) and its personnel from gaining access to the affiliate’s information regarding its investment activities.

The information set forth in this free writing prospectus concerning the senior trust advisor has been provided by the senior trust advisor. Neither the depositor nor any other person other than the senior trust advisor makes any representation or warranty as to the accuracy or completeness of such information.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the paying agent and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2011-C5 will consist of the following classes (each, a “Class”): the Class A-1, Class A-2, Class A-3, Class A-SB certificates (collectively, with the Class A-S Certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates (together, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class Z and Class R certificates. The Class A Certificates (other than the Class A-S Certificates) and the Class X Certificates are referred to collectively in this free writing prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates are referred to collectively in this free writing prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this free writing prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Regular Certificates”. The Class A Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Principal Balance Certificates”. The Senior Certificates (other than the Class X-B Certificates) are also referred to in this free writing prospectus as the “Offered Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such class of certificates and, with respect to any class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each class of Principal Balance Certificates offered hereby is expected to be the balance set forth on the cover of this free writing prospectus.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this free writing prospectus, the Certificate Balance of each class of Principal Balance Certificates will be notionally reduced by its share of Appraisal Reductions allocated as described in “—Appraisal Reductions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $807,027,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $222,672,910.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on the ARD Loans, if any.

The Offered Certificates (other than the Class X-A certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates and the Class Z certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The Offered Certificates will initially be represented by one or more Global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the paying agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the paying agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the paying agent, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the paying agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the paying agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the paying agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the paying agent, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the paying agent, to the extent of available funds as described in this free writing prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day). All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the paying agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or the mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with Rating Agency standards. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

The paying agent is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in the name of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the paying agent is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders, as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The paying agent is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Offered Certificates. On the Servicer Remittance Date occurring each February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the paying agent will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the paying agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The paying agent is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the paying agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The paying agent is required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in the name of the trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Offered Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The paying agent is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The paying agent will be entitled to retain any interest or other income earned on such funds and the paying agent will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Distribution Account and, without duplication, the REO Account, as of the Servicer Remittance Date, exclusive of (without duplication):

(1)           all scheduled payments of principal and/or interest (the “Periodic Payments”) and balloon payments collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)           all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)           all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)           with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)           Excess Interest allocable to the mortgage loans (which is separately distributed to the Class Z certificates);

(6)           all Yield Maintenance Charges and prepayment premiums;

(7)           all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(8)           any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)      all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “Description of the Certificates—Distributions” in this free writing prospectus);

(c)      with respect to the first Distribution Date only, the Closing Date Interest Amount; and

(d)      with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Closing Date Interest Amount” means an amount equal to the interest payments on the mortgage loans that have their first payment date in November 2011.

The “Due Period” for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the Due Date for such mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the paying agent is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, and (e) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates to zero, to the Class A-S certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero;

Sixth, to the Class A-S certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero;

Ninth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero;

Twelfth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class G certificates is reduced to zero;

Twenty-fourth, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates and Class G certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates and Class G certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-seventh, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-eighth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to  %.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately  % per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately  % per annum. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the Subordinate Certificates (other than the

Class A-S certificates) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the mortgage loans.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of the ARD Loans after their respective Anticipated Repayment Dates), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Offered Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Senior Trust Advisor Fee Rate.

“Mortgage Rate” with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest from Recoveries for such class of certificates, to the extent not previously paid, for all prior Distribution Dates.

“Accrued Interest from Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order).

As of any Due Date and for any mortgage loan that has been modified, to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan, during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise available to reimburse to the master servicer or the trustee, as the case may be, for prior Advances.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or, in the case of the mortgage loans, advanced for such Distribution Date, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an “REO Loan”), and all references to mortgage loan and pool of mortgage loans in this free writing prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the master servicer or special servicer, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan.

Excess Interest. On each Distribution Date, the paying agent is required to distribute any Excess Interest received with respect to the ARD Loans on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents, other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan will be applied in the following order of priority:

first, as a reimbursement first to the trustee and second to the master servicer for any related outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions of the Code.

Liquidation Proceeds in respect of each mortgage loan or REO Loan will be applied in the following order of priority:

first, as a reimbursement first to the trustee and second to the master servicer or special servicer for any related outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions of the Code. Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or trustee solely due to the application of Appraisal Reductions as described under “Description of the Certificates—Advances” in this free writing prospectus.

Allocation of Yield Maintenance Charges

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the paying agent to the holders of each class of Regular Certificates (excluding the Class E, Class F, Class G and Class NR certificates) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of Class A Certificates and the Class X-A certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group, and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan and is greater than or equal to the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class E, Class F, Class G, Class NR, Class Z or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all Yield Maintenance Charges with respect to the mortgage loans will be distributed to the holders of the Class X-B certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each Class of Certificates offered hereby will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	May 2016
Class A-2	October 2016
Class A-3	August 2021
Class A-SB	April 2021
Class X-A	September 2021

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Certificates offered hereby may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Certificates offered hereby may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we do not provide any assurances to you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Certificates offered hereby will be the Distribution Date in August 2046. See “Ratings” in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

•	the rights of the holders of the Class G and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

•	the rights of the holders of the Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

•	the rights of the holders of the Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates, and

•	the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates.

The protection afforded to the holders of more senior classes of Subordinate Certificates by means of the subordination of more junior classes of Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “Description of the Certificates—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Certificates offered hereby.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balances has been reduced to zero, and fifth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the paying agent is required to calculate the amount, if any, by which (x) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans, expected to be outstanding immediately following that Distribution Date is less than (y) the aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (in each case, any such deficit, a “Collateral Support Deficit”). The paying agent will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order: to the Class NR certificates, Class G certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates, Class B certificates and Class A-S certificates, and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the paying agent will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class Z certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the paying agent as described under “Transaction Parties—The Trustee and Paying Agent” in this free writing prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Certain Federal Income Tax Consequences” in this free writing prospectus and “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the accompanying prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero; provided that in any event the Class Z certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Servicer Remittance Date”), the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The trustee will be entitled to rely conclusively on any non-recoverability determination of the master servicer or the special servicer.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof); provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the master servicer, the trustee and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee; however, the special servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer. Notwithstanding the foregoing, if the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Any requirement of the master servicer or trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the paying agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)           120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of a mortgage loan;

(2)           the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the special servicer;

(3)           the date on which a receiver has been appointed;

(4)           60 days after a borrower declares bankruptcy;

(5)           60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)           90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan for a mortgage loan except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan in which case 120 days after such uncured delinquency; and

(7)           immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, based upon the value determined by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to that mortgage loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances on the related mortgage loan not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the paying agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until an MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates and then to the Class A-S certificates). See “—Advances” above.

With respect to each mortgage loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the special servicer is required to redetermine and report to the master servicer, the trustee, the paying agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder with respect to the calculation of an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the special servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Controlling Class, Appraisal Reductions will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates and then to the Class A-S certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the paying agent will be required to prepare and make available to any Privileged Person on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the CRE Finance Council’s guidelines (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the paying agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)           the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)           the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)           the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)           the aggregate amount of compensation paid to the trustee and the paying agent, servicing compensation paid to the master servicer and the special servicer and the fees payable to the senior trust advisor, in each case with respect to the Due Period for the Distribution Date;

(5)           the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)           the aggregate amount of unscheduled payments received;

(7)           the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)           the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)           the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)           the Available Distribution Amount for the Distribution Date;

(11)           the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) Excess Interest and (C) prepayment premiums;

(12)           the Pass-Through Rate for each class of certificates for the Distribution Date and the next succeeding Distribution Date;

(13)           the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount;

(14)           the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date;

(15)           the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(16)           the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(17)           the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(18)           the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(19)           a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(20)           a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(21)           all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Servicer Remittance Date;

(22)           in the case of the Class R certificates, the amount of any distributions on such certificates;

(23)           the amount of the distribution on the Distribution Date to the holders of each class of certificates in reimbursement of Collateral Support Deficit;

(24)           the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(25)           with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(26)           with respect to any REO Property included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(27)           the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(28)           the aggregate amount of interest on Servicing Advances paid to the master servicer, the special servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(29)           the original and then-current credit support levels for each class of Offered Certificates;

(30)           the original and then-current ratings for each class of Offered Certificates;

(31)           the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(32)           the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(33)           identification of any material modification, extension or waiver of a mortgage loan;

(34)           identification of any material breach of the representations and warranties given with respect to a mortgage loan by the mortgage loan seller;

(35)           any notices regarding Certificateholders’ requests for a vote to replace the special servicer;

(36)           for any mortgage loans permitting additional debt, (A) the amount of any additional debt incurred during the related Due Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt;

(37)           the amount of any Excess Interest actually received; and

(38)           the amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such class of certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the related Notional Amount of such class) outstanding immediately prior to such Distribution Date, in respect of each class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of certificates.

“Privileged Person” includes the depositor and its designees, the underwriters, the master servicer, the special servicer, any additional servicer, the senior trust advisor, the affiliates of the senior trust advisor, any person who provides the trustee with an Investor Certification and any NRSRO (including any Rating Agency) that delivers a NRSRO Certification to the trustee, which Investor Certification and NRSRO Certification may be submitted electronically via the trustee’s website. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate, (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (iii) that such person has received a copy of the final prospectus supplement and prospectus.

“NRSRO Certification” means a certification executed by a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the depositor with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO has access to the depositor’s 17g-5 website and that such NRSRO will keep such information confidential.

In the case of information furnished pursuant to clauses (1), (2), (11), (18), (23) and (37) above, the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1),

(2) and (37) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the paying agent pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the Certificates, including the Statements to Certificateholders, CREFC reports and supplemental notices, may be provided by the trustee to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the trust.

The Pooling and Servicing Agreement requires that the trustee make available to Privileged Persons (provided that the prospectus supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the trustee’s website, among other things, the following items, in each case to the extent prepared by or delivered to the trustee:

(A)           The following documents, which will be made available under a tab or heading designated “deal documents”:

•
the prospectus supplement and prospectus and any other disclosure document relating to the Certificates offered hereby, in the form most recently provided to the trustee by the depositor or by any person designated by the depositor; and

•	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement;

(B)           the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the paying agent with respect to the trust through the EDGAR system;

(C)           The following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Statements to Certificateholders;

•
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports specified by the CRE Financial Council (or any successor organization reasonably acceptable to the trustee and the master servicer) known as the “CREFC Investor Reporting Package”) relating to the mortgage loans, to the extent that the trustee receives such information and reports from the master servicer from time to time; and

•	the annual reports prepared by the senior trust advisor;

(D)           The following documents, which will be made available under a tab or heading designated “additional documents”:

•	summaries of Final Asset Status Reports or Asset Status Reports approved by the Directing Certificateholder;

•	inspection reports; and

•	appraisals;

(E)           The following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any waiver, modification or amendment of any term of any mortgage loan;

•	notice of final payment on the certificates;

•	all notices of the occurrence of any Events of Default received by the trustee or any notice to Certificateholders of the termination of the master servicer or the special servicer;

•	notice of resignation of the trustee and notice of the acceptance of appointment by the successor trustee;

•	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

•	notice of resignation of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

•	any notice of the termination of the sub-servicer;

•	any notice to Certificateholders of the termination of the senior trust advisor;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the trust;

•	any assessment of compliance delivered to the trustee; and

•	any Attestation Reports delivered to the trustee;

(F)           The “Investor Q&A Forum”; and

(G)           Solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

   Any reports on Form 10-D filed by the paying agent will contain (i) the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan seller, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The trustee will be required to post on the trustee’s website the Statements to Certificateholders and the reports included in the CREFC Investor Reporting Package listed above on each Distribution Date. In addition, if the depositor directs the trustee, and on terms acceptable to the trustee, the trustee will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The trustee will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the trustee’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the trustee. In addition, the trustee may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the trustee’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance therewith.

The trustee will make the “Investor Q&A Forum” available to Privileged Persons via the trustee’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the trustee relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to reports, the mortgage loans or the Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The trustee will forward such inquiries to the appropriate person. The trustee, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including the requirements thereof in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the trustee, the master servicer, the special servicer or the senior trust advisor, as applicable, (v)  that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable to answer. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. The trustee will be required to post the inquiries and related answers, if any, on the Investor Q&A forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the trustee’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The trustee will make the “Investor Registry” available to any Certificateholder and beneficial owner via the trustee’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The trustee’s internet website will initially be located at www.ctslink.com. Access will be provided by the trustee to such persons upon receipt by the trustee from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the trustee’s internet website. The parties to the

Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the trustee’s internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source. Assistance in using the trustee’s internet website can be obtained by calling the trustee’s customer service desk at 866-846-4526.

The trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the trustee.

“CREFC” means the CRE Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer to any Certificateholder, any underwriter, the sponsor, the mortgage loan seller, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the paying agent and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows: (1) 2% in the case of the Class X Certificates (allocated, pro rata, between the Class X-A and Class X-B certificates based upon their Notional Amounts as of the date of determination) and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the

Regular Certificates (other than the Class X Certificates), each determined as of the prior Distribution Date. None of the Class Z certificates or the Class R certificates will be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer or the depositor will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the special servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the paying agent on behalf of the trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class Z certificates and the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates are no longer outstanding, (b) there is only one holder of the then outstanding certificates (other than the Class Z certificates and the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the paying agent to each Certificateholder, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, to each Rating Agency and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer, and (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class Z certificates and the Class R certificates) including the Class X-A and Class X-B certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the

Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class X-A and Class X-B certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the accompanying prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

The master servicer and the special servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of any related mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders, but without regard to:

(A)           any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)           the ownership of any certificate or, if applicable, any related mezzanine loan by the master servicer or special servicer or any of its affiliates;

(C)           any obligation to make advances;

(D)           the master servicer or special servicer’s right to receive, or adequacy of, compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)           the ownership, servicing or management for others of any other mortgage loans, companion loans, subordinate debt, mezzanine loans or mortgaged properties by the master servicer or special servicer;

(F)           any option to purchase any mortgage loan it may have; and

(G)           any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer will be responsible initially for the servicing and administration of each of the mortgage loans. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan:

(1)           as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the master servicer, which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)           as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a mortgage loan with an associated mezzanine loan, the holder of the related mezzanine loan cures such delinquency);

(3)           as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)           as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)           as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)           as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for Events of Default which are capable of cure, 60 days); or

(7)           as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding

Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders, and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and (z) receive the Servicing Fee in respect of the mortgage loans at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the special servicer and any mortgage loans that have become REO Properties are referred to in this free writing prospectus collectively as the “Specially Serviced Mortgage Loans”. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and continuance of a Control Event), the paying agent, the master servicer, the trustee (upon request) and the 17g-5 Information Provider. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. On the second business day following the delivery of such report to the 17g-5 Information Provider, the special servicer will deliver such report to the Rating Agencies. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status

Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report in accordance with the Pooling and Servicing Agreement to the trustee. Upon receipt of such summary, the trustee will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, in each case, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action in respect of any Asset Status Report. After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor. The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) but is under no obligation to follow any particular recommendation of the senior trust advisor.

The Directing Certificateholder

Except as described herein regarding the mortgage loans, prior to the occurrence and continuance of any Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer, and (3) the special servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Except as otherwise described in the succeeding paragraphs below, both (a) the master servicer will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)       any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus) for less than the applicable Purchase Price;

(iv)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)       any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(vi)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)       any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)                  releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(ix)       any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no material lender discretion; and

(x)       any determination of an Acceptable Insurance Default;

provided that in the event that the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder and the senior trust advisor in connection with any proposed action described above and to consider alternative actions recommended by the Directing Certificateholder and the senior trust advisor, only in respect of each proposed action in clauses (i) through (x) above and such other matters that are subject to consultation rights of the Directing Certificateholder prior to the occurrence of a Consultation Termination Event pursuant to the Pooling and Servicing Agreement.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the certificate registrar from time to time; provided, however, that (1) absent that selection, or

(2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. After the occurrence and during the continuance of a Control Event, (i) the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement and (ii) the holders of more than 50%, by Certificate Balance, of the most senior Class of Control Eligible Certificates then outstanding will have the right to select the Directing Certificateholder. The initial Directing Certificateholder will be Torchlight Investors, LLC on behalf of one or more managed funds or accounts.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as certified by the certificate registrar to the trustee from time to time by the holder (or Certificate Owner).

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions. Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The master servicer, special servicer or trustee may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The master servicer or special servicer may request that the trustee provide, and the trustee must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The master servicer and the special servicer may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class NR certificates.

A “Control Event” will occur when the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code.

The master servicer and the special servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The master servicer or the special servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. Except as limited by certain conditions described set forth under “Transaction Parties—The Special Servicer” in this free writing prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Event, at any time by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that is acceptable to the Rating Agencies. After the occurrence and during the continuance of a Control Event, the special servicer may be replaced with a new special servicer (x) upon the written request of holders of Regular Certificates (other than the Class X Certificates) evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Regular Certificates (other than the Class X Certificates) and (y) the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Principal Balance Certificates.

Additionally, either of the master servicer or the special servicer, as the case may be, may be replaced by the depositor, the trustee, or Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the master servicer or the special servicer resigns or is replaced and no replacement is otherwise provided for, the trustee is required to immediately take the place of such resigning master servicer and the master servicer is required to immediately take the place of such resigning special servicer unless the trustee or the master servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the trustee or the master servicer, as applicable, in any case in which a master servicer or special servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder:

(a)           may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)           may act solely in the interests of the holders of the Controlling Class;

(c)           does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)           may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)           will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and continuance of a Control Event, the senior trust advisor will consult with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not a master servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing an Offered Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an investment adviser within the meaning of the Investment Company Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor is required to promptly review all information available to Privileged Persons on the trustee’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the trustee’s website related to mortgage loans included on the CREFC master servicer watch list report prepared monthly by the master servicer and each Final Asset Status Report in order to maintain its familiarity with the mortgage loans and the performance of the special servicer under the Pooling and Servicing Agreement. In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Event, the special servicer will deliver to the senior trust advisor each Final Asset Status Report. The senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction. The senior trust advisor will review such Asset Status Reports in the same manner as it does for the Final Asset Status Reports.

The senior trust advisor will not disclose such information to any other person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, unless the senior trust advisor is, as evidenced by an opinion of counsel to the senior trust advisor, the special servicer, the Directing Certificateholder and the trustee, otherwise required by law to disclose such information. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the certificates; provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will prepare an annual report to be provided to the Rating Agencies and the trustee for the benefit of the Certificateholders (and made available through the trustee’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least 2 business days prior to its delivery to the trustee and the Rating Agencies.

A form of annual report is attached to this free writing prospectus as Annex C (which form may subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within 10 business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously holders of the Control Eligible Certificates), as a collective whole.

The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor will promptly notify the trustee and the trustee will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the senior trust advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of Offered Certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the trustee of all reasonable fees and expenses to be incurred by the trustee in connection with administering such vote and (iii) receipt by the trustee of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the trustee at the expense of such holders). The trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus will be selected by the trustee. The trustee may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the trustee is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, paying agent and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, the holders of a majority of the senior-most Class of Control Eligible Certificates outstanding may elect to terminate the senior trust advisor without payment of any penalty or termination fee. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses.

Senior Trust Advisor Compensation. The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.0022%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation rights. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $15,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan; provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this free writing prospectus, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans) or the special servicer (with respect to REO Properties) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to mortgage loans) or the special servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer or special servicer, as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related mortgage loan and is available at commercially reasonable rates. In addition, the master servicer will be entitled to rely on insurance consultants (at the master servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism or that expressly requires the borrower to maintain insurance coverage for acts of terrorism but limits the amounts that must be spent by the borrower for the related premium), a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer and the special servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee in trust for the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to non-material modifications, waivers and amendments, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the special servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation shall exclude the value of personal property and going concern value, if any.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)           extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)           provide for the deferral of interest unless interest accrues on the mortgage loan, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable

Certificate Interest of the class or classes of certificates (other than the Class X Certificates and the Class R certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan, the special servicer will be required to notify the related mortgage loan seller, the paying agent, the trustee, unless a Consultation Termination Event has occurred, the Directing Certificateholder, the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website, and on the second business day following the delivery of such notice to the 17g-5 Information Provider, each Rating Agency. If the master servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan, the master servicer will be required to notify the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will forward any such notice to the Directing Certificateholder), the mortgage loan seller, the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website, and on the second business day following the delivery of such notice to the 17g-5 Information Provider, each Rating Agency, the paying agent and the trustee. The party providing notice will be required to deliver to the trustee for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The modification, waiver or amendment of a mortgage loan that has a related mezzanine loan is subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in this free writing prospectus.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, and (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, if applicable.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer and (ii) prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder, if applicable.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” in this free writing prospectus.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan or may offer to purchase any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement), if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer), the special servicer will accept the highest offer received from any person that is determined to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”); provided, however, that prior to the occurrence of a Consultation Termination Event, any sale of any Specially Serviced Mortgage Loan for less than the Mortgage Loan Repurchase Price will be subject to a right of first refusal held by the Directing Certificateholder, which right of first refusal may be exercised, if not waived sooner, within 10 business days of written notice from the special servicer. In the event the Directing Certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the Directing Certificateholder will have a right of first refusal with respect to any subsequent sale of that Specially Serviced Mortgage Loan by the special servicer. The trustee (based upon, among other things, updated independent appraisals received by the trustee (the cost of which will be a Servicing Advance by the master servicer), is required to determine what is a fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. Any such determination by the trustee will be binding on all parties. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates. In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the paying agent and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Lower-Tier REMIC or the Upper-Tier REMIC or cause the trust fund (or either the Lower-Tier REMIC or the Upper-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Certain Federal Income Tax Consequences—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The master servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2012 unless a physical inspection has been performed by the special servicer within the last calendar year and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the paying agent will be posted to the trustee’s website for review by Privileged Persons pursuant to the Pooling and Servicing

Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the trustee of a Rating Agency Confirmation from each of the Rating Agencies; and, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor, the senior trust advisor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, the senior trust advisor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer, the special servicer, the depositor, the senior trust advisor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders. If any such expenses, costs or liabilities relate to a mortgage loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the master servicer, the special servicer or the depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer and the special servicer may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC provisions of the Code.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be considered satisfied with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be considered satisfied if the applicable replacement master servicer or special servicer (i) has not been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency; and (iii) is currently acting as a master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all or a significant portion of the mortgage loans in other CMBS transactions and the responsible officer of the trustee does not have actual knowledge that Morningstar has, with respect to any such other transaction qualified, downgraded or withdrawn, its rating or ratings of one or more classes of the CMBS and cited servicing concerns with the master servicer or special servicer, as the case may be, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being considered satisfied as described in clause (x) above, the master servicer or special servicer will be required to provide written notice to (i) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (ii) on the second business day following the delivery of such notice to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement) and on the second business day following such delivery to the 17g-5 Information Provider, the master servicer, special servicer or trustee, as applicable, will be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The master servicer, the special servicer and the trustee will be permitted to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth herein.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 under the Exchange Act, without any Certificateholder consent; provided, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website and the trustee’s website), and on the second business day following the delivery of such notice to the 17g-5 Information Provider, deliver such notice to the Rating Agencies.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the trustee and the paying agent will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause such servicing function participant to furnish) to the depositor and the paying agent, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the paying agent and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause such servicing function participant to furnish) to the trustee, the paying agent, the 17g-5 Information Provider, the depositor and on the second business day after providing such statements to the 17g-5 Information Provider, the 17g-5 Information Provider will provide to each Rating Agency, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Events of Default

An “Event of Default” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)           (i) any failure by the master servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the paying agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)           any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account or to remit to the paying agent for deposit in the appropriate Distribution Account any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)           any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days ((i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (B) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (C) 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25%; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)           any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the paying agent or the trustee, or to the master servicer, the special servicer, the depositor, the paying agent and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25%; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)           certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)           Moody’s (i) has qualified, downgraded or withdrawn its ratings of one or more classes of Offered Certificates, or (ii) has placed one or more classes of Offered Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by Moody’s within 60 days) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such action;

(g)           the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to that rating within 30 days of the delisting;

(h)           the trustee will have received written notice from Fitch that the continuation of either master servicer or the special servicer in such capacity would result or has resulted in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of Offered Certificates; or

(i)           the trustee will have received written notice from Morningstar (which the trustee is required to promptly forward to the master servicer or special servicer, as applicable), to the effect that if the master servicer or special servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more class of Offered Certificates will be downgraded or withdrawn, citing servicing concerns relating to the master servicer or special servicer, as applicable, as the sole or material factor in such action; provided that such master servicer of special servicer, as applicable, prior to the replacement of the master servicer or special servicer, as applicable, or the downgrade of any class of Offered Certificates, will have 60 days to resolve such matters to the satisfaction of Morningstar (or such longer time period as may be agreed to in writing by Morningstar).

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by either Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to an Event of Default described in clauses (f), (g), (h)  or (i) under “—Events of Default” above, and prior to being replaced as described in the second preceding paragraph, the master servicer provides the trustee with the appropriate “request for proposal” material and the names of potential bidders within 5 business days after receipt of such notice of termination, the trustee will solicit good faith bids for such master servicer’s rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have 45 days after receipt of the notice of termination of the master servicer to sell those rights and obligations to a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the certificates or the Pooling and Servicing Agreement unless the holder previously has given to the trustee written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates:

(a)           to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)           to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(c)           to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)           to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates;

(e)           to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-Permitted Transferee; provided that the depositor may conclusively rely upon an opinion of counsel to such effect;

(f)           to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;

(g)           to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)           to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation; and

(i)           to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the trustee must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website, and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to each Rating Agency.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any certificate without the consent of the Holder of such certificate, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment, without the consent of the holders of all certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner the obligations of the mortgage loan seller under the Purchase Agreement without the consent of the mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of the mortgage loan seller under the Purchase Agreement without the consent of the mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates.

Wells Fargo Bank and its affiliates are playing two roles in this transaction. Wells Fargo Bank is the trustee and paying agent and also an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering of the certificates.

KRECM, as a primary servicer, is an affiliate of KeyBank National Association, an originator and co-originator of some of the mortgage loans.

For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsor has been involved in, and is currently involved in, certain litigation, including actions relating to repurchase claims and loan sales, there are no legal proceedings pending, or known to be contemplated by any governmental authorities, against the sponsor or any property of the sponsor that is material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on: (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the certificate (or, in the case of the Class X-A and Class X-B certificates, reduction of the Notional Amount of the Class X-A and Class X-B certificates, as applicable); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A and Class X-B certificates, the resulting reductions of the Notional Amount of the Class X-A and Class X-B certificates, as applicable, as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of certificates (or, in the case of the Class X-A and Class X-B certificates, in reduction of the Notional Amount of the Class X-A and Class X-B certificates, as applicable).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero and fifth, in respect of the Class A-SB certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under each ARD Loan may have certain incentives to prepay the related ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of such ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates (or Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates applied to reduce the Notional Amount of the Class X-A and Class X-B certificates, as applicable. An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-A certificates is based upon the outstanding Certificate Balances of the Class A Certificates and the Notional Amount of the Class X-B certificates is based upon the outstanding Certificate Balances of all classes of Subordinate Certificates (other than the Class A-S certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the classes of certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate, to the extent that mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class G certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates, Class B certificates and the Class A-S certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1,

Class A-2, Class A-3 and Class A-SB certificates. Although losses will not be allocated to the Class X-A Certificates directly, they will reduce the Notional Amounts of the Class X-A Certificates, which will reduce the yield on such Offered Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this free writing prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Defeasance Lockout Periods and/or Yield Maintenance Charges. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this free writing prospectus with respect to Accrued Interest from Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates, until their Certificate Balance is reduced to zero, and fifth, in respect of the Class A-SB certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, then the Class G certificates and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any lockout period, Defeasance Lockout Period or yield maintenance period. The model used in this free writing prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Defeasance Lockout Period, any applicable period in which Defeasance is permitted and any yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and no representation is made that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)           scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2011;

(b)           the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)           the mortgage loan seller will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)           any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period and/or Defeasance Lockout Period and any yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)           the Closing Date is on September 29, 2011;

(f)           each ARD Loan prepays in full on its Anticipated Repayment Date;

(g)           the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this free writing prospectus;

(h)           the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)           no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(j)           no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(k)           no property releases (or related re-amortizations) occur;

(l)           the optional termination is not exercised; and

(m)           with respect to 3 mortgage loans (identified as Loan Nos. 20, 35, and 44 on Annex A-1 to this free writing prospectus), the first scheduled payment date on the mortgage loans is November 1, 2011, however the Depositor has deposited funds sufficient to pay interest accrued on such mortgage loans for the October 2011 payment. These mortgage loans will pay their scheduled payments (including scheduled principal payments, as applicable) beginning on the Due Date in November 2011.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this free writing prospectus and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
September 2012	83	83	83	83	83
September 2013	65	65	65	65	65
September 2014	42	42	42	42	42
September 2015	17	17	17	17	17
September 2016	0	0	0	0	0
Weighted Average Life (years)(1)	2.55	2.54	2.53	2.53	2.52

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	100
September 2015	100	100	100	100	100
September 2016	5	5	4	4	0
September 2017	0	0	0	0	0
Weighted Average Life (years)(1)	4.83	4.83	4.82	4.81	4.73

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	100
September 2015	100	100	100	100	100
September 2016	100	100	100	100	100
September 2017	100	100	100	100	100
September 2018	100	100	100	99	96
September 2019	100	100	100	99	96
September 2020	100	100	100	99	96
September 2021	0	0	0	0	0
Weighted Average Life (years)(1)	9.79	9.78	9.76	9.73	9.52

(1)
The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	100
September 2015	100	100	100	100	100
September 2016	94	94	94	94	94
September 2017	80	80	80	80	80
September 2018	66	66	66	66	66
September 2019	27	28	29	32	50
September 2020	10	11	13	15	33
September 2021	0	0	0	0	0
Weighted Average Life (years)(1)	7.17	7.19	7.23	7.28	7.73

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to the Class A Certificates. Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in any Class X-A Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Certificates offered hereby for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Certificates offered hereby is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from September 1, 2011 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Certificates offered hereby, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Certificates offered hereby when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Certificates offered hereby will correspond to the cash flows shown in this free writing prospectus or that the aggregate purchase price of such class of Certificates offered hereby will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Certificates offered hereby.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB AND CLASS X-A CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Upon the issuance of the certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC", respectively, and, each, a “REMIC”) within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Code, (b)(i) the Lower-Tier REMIC Regular Interests (as defined below) will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R Certificates will represent the sole class of “residual interests” in both the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of the REMIC Provisions. For convenience, distributions are described in this free writing prospectus as if distributions on the Mortgage Loans were made directly on the certificates. The Offered Certificates are “Regular Certificates” as defined in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the “Lower-Tier REMIC Regular Interests”). The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Offered Certificates and the Subordinate Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Trust consisting of the Excess Interest (and related amounts in the Class Z Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (ii) the Class Z Certificates will represent undivided beneficial interests in the Excess Interest and related amounts in the Class Z Distribution Account.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the trust qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage

Loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) to the extent the mortgage loans are secured by multifamily properties and manufactured housing communities.  As of the Cut-off Date, 3 of the mortgaged properties securing mortgage loans representing 3.0% of the Initial Pool Balance are multifamily and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates.  Offered Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class      Certificates will [not] be issued with original issue discount for federal income tax purposes. [The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their respective Anticipated Repayment Dates (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate.] Treasury Regulations (the “OID Regulations”) governing the computation of original issue discount (“OID”) do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

In addition, it is anticipated that the trustee will treat the Class X-A Certificates as having no qualified stated interest. Accordingly, such class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon, over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A Certificates may be entitled to a loss deduction to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such class. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

[Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class      Certificates will be issued at a premium.]

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the Holder of such classes of Certificates prior to the trustee’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences”, purchasers of Offered Certificates should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income

Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates (a “5% Borrower”), and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. The depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P,

Moody’s, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a 5% Borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Persons who have an ongoing relationship with the New York State Teachers Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower related to the mortgage loan identified as Loan No. 8 on Annex A-1 to this free writing prospectus, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Illinois and North Carolina that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Eight (8) Mortgaged Properties, representing approximately 23.4% of the initial pool balance by allocated loan amount, are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

Thirty-one (31) Mortgaged Properties, representing approximately 11.9% of the initial pool balance by allocated loan amount, are located in North Carolina. Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

LEGAL INVESTMENT

Each class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by any NRSRO.  Pursuant to Section 939(e) of The Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the foregoing ratings test, effective July 12, 2012; depending on the standards established by the SEC, it is possible that certain classes of Offered Certificates may no longer qualify as “mortgage related securities” for purposes of SMMEA as of July 21, 2012.  Irrespective of their status under SMMEA, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties.

Except as the status of the Offered Certificates as “mortgage related securities”, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Further, any ratings downgrade of any Class of Offered Certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain that Class of Offered Certificates.  Accordingly, all Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the depositor and underwriters by Cadwalader, Wickersham & Taft LLP. In addition, certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s, Fitch and Morningstar:
Class	Moody’s(1)	Fitch(1)	Morningstar
Class A-1	Aaa(sf)	AAA(sf)	AAA
Class A-2	Aaa(sf)	AAA(sf)	AAA
Class A-3	Aaa(sf)	AAA(sf)	AAA
Class A-SB	Aaa(sf)	AAA(sf)	AAA
Class X-A	Aaa(sf)	AAA(sf)	AAA

(1)
Moody’s and Fitch have informed us that the “sf” designation in their respective ratings represents an identifier for structured finance product ratings and was implemented by the Rating Agencies for ratings of structured finance products as of August 2010. For information about this identifier, prospective investors can go to www.moodys.com and/or www.fitchratings.com.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and its impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of rated certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the rated certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) excess interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loan, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loan is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loan, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this free writing prospectus, the Class X Certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X Certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. The Notional Amounts of the Class X Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to pay interest timely on the Notional Amounts as so reduced from time to time. Therefore, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

While Morningstar may issue ratings solely on asset backed securities, Morningstar does not (i) issue short-term ratings, or (ii) rate, assess or review corporate entities, credit support providers, seller(s), guarantors, master servicers, trustees, certain accounts or investments, insurers, liquidity providers, hedge providers or other similar entities or items. Therefore, Morningstar’s ratings and analysis do not take into consideration such characteristics of the transaction referenced in clauses (i) and (ii) of the preceding sentence. In addition, Morningstar’s ratings and analysis do not take into consideration any potential or actual risk of repudiation, receivership or other ramifications related to FDIC administration and/or enforcement of FDIC rights and remedies with respect to any bank entity involved in the transaction including a subsidiary of a bank such as the depositor. In addition, Morningstar’s ratings do not take into consideration an assessment of the arranger(s), originator(s) and/or prior holder(s) of the loan(s) included in the respective transaction. Additionally, for the avoidance of doubt, Morningstar does not rate obligors, managers or issuers.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to Moody’s, Fitch, Morningstar, Standard & Poor’s Ratings Services and DBRS, Inc. Based on preliminary feedback from those NRSROs at that time, the depositor selected Moody’s, Fitch and Morningstar to rate the Offered Certificates and not the other NRSROs due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that one or more of Moody’s, Fitch and Morningstar no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates and that determination may have an adverse effect on the liquidity and market value of the Offered Certificates.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-167	CPR	S-201
30/360 Basis	S-88, S-132	CPY	S-201
3H Group	S-87	CREFC	S-167
5% Borrower	S-210	CREFC Investor Reporting Package	S-165
Acceptable Insurance Default	S-182	Crossed Loan	S-105
Accrued Interest from Recoveries	S-147	Cross-Over Date	S-146
Actual/360 Basis	S-88	Custodian	S-101
Additional Exclusions	S-182	Cut-off Date	S-83
Additional Subservicing Compensation	S-123	Cut-off Date Balance	S-83
Administrative Cost Rate	S-147	Cut-off Date LTV Ratios	S-101
Advances	S-156	Defeasance	S-90
AmericaUnited Bank	S-85	Defeasance Lockout Period	S-90
Anticipated Repayment Date	S-87	Depositories	S-138
Appraisal Reduced Interest	S-152	Determination Date	S-140
Appraisal Reduction	S-159	Direct Participants	S-139
Appraisal Reduction Event	S-158	Directing Certificateholder	S-174
Appraised-Out Class	S-160	Distributable Certificate Interest	S-148
ARD Loans	S-87	Distribution Account	S-141
Assessment of Compliance	S-192	Distribution Date	S-140
Asset Status Report	S-172	DTC	S-138
Assumed Final Distribution Date	S-153	Due Date	S-87, S-143
Assumed Scheduled Payment	S-149	Due Period	S-143
Attestation Report	S-192	Effective Gross Income	S-100
Available Distribution Amount	S-142	ERISA	S-210
Base Interest Fraction	S-152	ERISA Plan	S-210
BSCMI	S-107	ESA	S-109
CBE	S-204	Euroclear	S-138
Certificate Account	S-141	Event of Default	S-193
Certificate Balance	S-137	Excess Interest	S-147
Certificate Deferred Interest	S-148	Excess Interest Distribution Account	S-141, S-142
Certificate Owner	S-138	Excess Modification Fee Amount	S-132
Certificateholder	S-83	Excess Modification Fees	S-132
Certificateholder Quorum	S-128	Exchange Act	S-138
Class	S-137	Excluded Plan	S-211
Class A Certificates	S-137	Exempt Persons	S-9
Class A-SB Planned Principal Balance	S-149	Exemption	S-210
Class X Certificates	S-137	Extended Resolution Period	S-103
Clearstream	S-138	Fair Market Rental Value	S-112
Closing Date	S-83	FF&E	S-110
Closing Date Interest Amount	S-143	Final Asset Status Report	S-173
Closing Date Interest Deposit	S-83	FIRREA	S-109
CMA Lockbox	S-106	Fitch	S-94
CMBS	S-117	Form 8-K	S-98
Code	S-207	Gain-on-Sale Reserve Account	S-142
Collateral Support Deficit	S-155	Grantor Trust	S-207
Compensating Interest Payment	S-135	Hard Lockbox	S-106
Consultation Termination Event	S-175	HSRE	S-86
Control Eligible Certificates	S-175	Indirect Participants	S-139
Control Event	S-175	Initial Pool Balance	S-83
Controlling Class	S-175	Initial Rate	S-87
Controlling Class Certificateholder	S-175	Initial Resolution Period	S-102
Corrected Mortgage Loan	S-172	Inland American	S-86

Inland Corporation	S-86	Operating Statements	S-100
Inland Diversified	S-86	P&I Advance	S-156
Insolvency Qualifications	2	PAR	S-110
Insurance and Condemnation Proceeds	S-141	Participants	S-138
Interest Accrual Period	S-148	Pass-Through Rate	S-146
Interest Distribution Amount	S-147	Pentalpha Surveillance	S-135
Interest Reserve Account	S-141	Percentage Interest	S-138
Interested Person	S-186	Periodic Payments	S-142
Investor Certification	S-163	Permitted Investments	S-142
Investor Q&A Forum	S-166	Plan	S-210
Investor Registry	S-166	PML	6
IWEST	S-86	Pooling and Servicing Agreement	S-137
JPMCB	S-83, S-107	Prepayment Assumption	S-208
KBNA	S-120	Prepayment Interest Excess	S-135
KBNA Transferred Loans	S-120	Prepayment Interest Shortfall	S-135
KeyBank	S-111	Prime Rate	S-158
Kite Realty	S-86	Principal Balance Certificates	S-137
KRECM	S-118	Principal Distribution Amount	S-148
KRECM Events of Default	S-124	Principal Shortfall	S-149
KRECM Parties	S-123	Privileged Information	S-179
KRECM Subservicing Agreement	S-120	Privileged Person	S-163
Liquidation Fee	S-133	Purchase Agreement	S-83
Liquidation Fee Rate	S-133	Purchase Price	S-103
Liquidation Proceeds	S-141	Qualified Replacement Special Servicer	S-128
Lower-Tier REMIC	S-207	Qualified Substitute Mortgage Loan	S-103
Lower-Tier REMIC Distribution Account	S-141	Rated Final Distribution Date	S-153
Lower-Tier REMIC Regular Interests	S-207	Rating Agencies	S-95
LSRP	S-64	Rating Agency	S-95
LTV Ratio	S-101	Rating Agency Confirmation	S-191
MAI	S-103	Record Date	S-141
Major Decision	S-173	Regular Certificates	S-137
Master Agreement	S-113	Regulation AB	S-193
Maturity Date LTV Ratios	S-101	Reimbursement Rate	S-158
Midland	S-116	REIT	S-86
Modeling Assumptions	S-201	Related Proceeds	S-156
Modification Fees	S-132	Release Date	S-90
Moody’s	S-94	Relevant Member State	S-9
Morningstar	S-95	Relevant Persons	S-9
Morningstar Properties	S-86	REMIC	S-207
Mortgage	S-83	REMIC Provisions	S-207
Mortgage Deferred Interest	S-148	REMIC Regulations	S-207
Mortgage File	S-101	REO Account	S-183
Mortgage Loan Repurchase Price	S-186	REO Loan	S-150
Mortgage Note	S-83	REO Property	S-172
Mortgage Rate	S-87, S-147	Requesting Holders	S-160
Mortgaged Property	S-83	Requesting Party	S-190
Net Aggregate Prepayment Interest		Residual Certificates	S-137
Shortfall	S-148	Restricted Group	S-210
Net Mortgage Rate	S-147	Revised Rate	S-87
Nonrecoverable Advance	S-156	Rosemont	S-86
Notional Amount	S-138	Rules	S-139
NRSRO	S-163	S&P	S-94
NRSRO Certification	S-163	Scheduled Principal Distribution Amount	S-149
Offered Certificates	S-137	SEC	S-98
OID	S-208	Senior Certificates	S-137
OID Regulations	S-208	Senior Trust Advisor Consulting Fee	S-181

Senior Trust Advisor Expenses	S-181	Underwritten Net Operating Income
Senior Trust Advisor Fee	S-181	Debt Service Coverage Ratio	S-99
Senior Trust Advisor Fee Rate	S-181	Underwritten NOI	S-99
Servicer Remittance Date	S-155	Unliquidated Advances	S-152
Servicing Advances	S-156	Unscheduled Principal Distribution
Servicing Fee	S-131	Amount	S-149
Servicing Fee Rate	S-131	Upper-Tier REMIC	S-207
Servicing Standard	S-171	Upper-Tier REMIC Distribution Account	S-141
Similar Law	S-210	UW NCF	S-99
SMMEA	S-212	UW NCF Debt Yield	S-99
Soft Lockbox	S-106	UW NCF DSCR	S-99
Special Servicing Fee	S-132	UW NCF DY	S-99
Special Servicing Fee Rate	S-132	UW NOI	S-99
Specially Serviced Mortgage Loans	S-172	UW NOI Debt Yield	S-99
Springing Lockbox	S-106	UW NOI DSCR	S-99
Stated Principal Balance	S-150	UW NOI DY	S-99
Statement to Certificateholders	S-161	Voting Rights	S-167
Subordinate Certificates	S-137	WAC Rate	S-147
Sub-Servicing Agreement	S-134	Wells Fargo Bank	S-114
Substitute Property	S-94	Withheld Amounts	S-141
Substituted Property	S-94	Withheld Loans	S-141
SunTrust Bank Leases	S-112	Workout Fee	S-132
SunTrust Bank Portfolio Loans	S-112	Workout Fee Rate	S-132
Torchlight	S-126	Workout-Delayed Reimbursement
TRIA	10	Amount	S-157
Trustee Fee	S-116	Yield Maintenance Charge	S-89
Trustee Fee Rate	S-116	YM Group A	S-152
Underwritten Net Cash Flow	S-99	YM Group B	S-152
Underwritten Net Cash Flow Debt		YM Groups	S-152
Service Coverage Ratio	S-99

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated
1	JPMCB	InterContinental Hotel Chicago	505 North Michigan Avenue	Chicago	IL	60611	Cook	1	Hotel	Full Service	1929	2010
2	JPMCB	SunTrust Bank Portfolio I	Various	Various	Various	Various	Various	121	Retail	Freestanding	Various
2.001	JPMCB	3020 Peachtree Road NW	3020 Peachtree Road NW	Atlanta	GA	30305	Fulton	1	Retail	Freestanding	1980
2.002	JPMCB	1030 Wilmer Avenue	1030 Wilmer Avenue	Richmond	VA	23227	Henrico	1	Retail	Freestanding	1991
2.003	JPMCB	7500 Wisconsin Avenue	7500 Wisconsin Avenue	Bethesda	MD	20814	Montgomery	1	Retail	Freestanding	1926
2.004	JPMCB	3300 Northside Parkway NW	3300 Northside Parkway NW	Atlanta	GA	30327	Fulton	1	Retail	Freestanding	1968
2.005	JPMCB	5898 Roswell Road NE	5898 Roswell Road NE	Atlanta	GA	30328	Fulton	1	Retail	Freestanding	1971
2.006	JPMCB	152 Main Street	152 Main Street	Annapolis	MD	21401	Anne Arundel	1	Retail	Freestanding	1925
2.007	JPMCB	100 Crain Highway SW	100 Crain Highway SW	Glen Burnie	MD	21061	Anne Arundel	1	Retail	Freestanding	1962
2.008	JPMCB	4250 John Marr Drive	4250 John Marr Drive	Annandale	VA	22003	Fairfax	1	Retail	Freestanding	1993
2.009	JPMCB	160 Garrisonville Road	160 Garrisonville Road	Stafford	VA	22554	Stafford	1	Retail	Freestanding	1992
2.010	JPMCB	5775 Red Bug Lake Road	5775 Red Bug Lake Road	Casselberry	FL	32708	Seminole	1	Retail	Freestanding	1982
2.011	JPMCB	4212 Washington Road	4212 Washington Road	Evans	GA	30809	Columbia	1	Retail	Freestanding	1980
2.012	JPMCB	47 Whitlock Avenue	47 Whitlock Avenue	Marietta	GA	30064	Cobb	1	Retail	Freestanding	1979
2.013	JPMCB	4110 Brambleton Avenue SW	4110 Brambleton Avenue SW	Roanoke	VA	24018	Roanoke	1	Retail	Freestanding	1973
2.014	JPMCB	880 East Palmetto Park Road	880 East Palmetto Park Road	Boca Raton	FL	33432	Palm Beach	1	Retail	Freestanding	1973
2.015	JPMCB	1409 East Atlantic Boulevard	1409 East Atlantic Boulevard	Pompano Beach	FL	33060	Broward	1	Retail	Freestanding	1979
2.016	JPMCB	3577 Fruitville Road	3577 Fruitville Road	Sarasota	FL	34237	Sarasota	1	Retail	Freestanding	1974
2.017	JPMCB	827 Joe Frank Harris Parkway	827 Joe Frank Harris Parkway	Cartersville	GA	30120	Bartow	1	Retail	Freestanding	1989
2.018	JPMCB	1470 West Granada Boulevard	1470 West Granada Boulevard	Ormond Beach	FL	32174	Volusia	1	Retail	Freestanding	1994
2.019	JPMCB	103 City Circle	103 City Circle	Peachtree City	GA	30269	Fayette	1	Retail	Freestanding	1997
2.020	JPMCB	110 Mulberry Street NW	110 Mulberry Street NW	Lenoir	NC	28645	Caldwell	1	Retail	Freestanding	1970
2.021	JPMCB	1331 Johnson Ferry Road	1331 Johnson Ferry Road	Marietta	GA	30068	Cobb	1	Retail	Freestanding	1979
2.022	JPMCB	8226 North Wickham Road	8226 North Wickham Road	Melbourne	FL	32940	Brevard	1	Retail	Freestanding	1995
2.023	JPMCB	3620 Six Forks Road	3620 Six Forks Road	Raleigh	NC	27609	Wake	1	Retail	Freestanding	1971
2.024	JPMCB	1725 Mallory Lane	1725 Mallory Lane	Brentwood	TN	37027	Williamson	1	Retail	Freestanding	1994
2.025	JPMCB	4290 13th Street	4290 13th Street	St. Cloud	FL	34769	Osceola	1	Retail	Freestanding	1990
2.026	JPMCB	3800 South Semoran Boulevard	3800 South Semoran Boulevard	Orlando	FL	32822	Orange	1	Retail	Freestanding	1988
2.027	JPMCB	200 East Fifth Avenue	200 East Fifth Avenue	Mount Dora	FL	32757	Lake	1	Retail	Freestanding	1985
2.028	JPMCB	1411 Woodward Avenue	1411 Woodward Avenue	Muscle Shoals	AL	35661	Colbert	1	Retail	Freestanding	1993
2.029	JPMCB	5025 West Colonial Drive	5025 West Colonial Drive	Orlando	FL	32808	Orange	1	Retail	Freestanding	1960
2.030	JPMCB	214 West Broadway Street	214 West Broadway Street	Fort Meade	FL	33841	Polk	1	Retail	Freestanding	1910
2.031	JPMCB	5030 Thoroughbred Lane	5030 Thoroughbred Lane	Brentwood	TN	37027	Davidson	1	Retail	Freestanding	1983
2.032	JPMCB	403 Academy Street	403 Academy Street	Cambridge	MD	21613	Dorchester	1	Retail	Freestanding	1973
2.033	JPMCB	1900 Queens Chapel Road	1900 Queens Chapel Road	Avondale	MD	20782	Prince George's	1	Retail	Freestanding	1948
2.034	JPMCB	113 East Granada Boulevard	113 East Granada Boulevard	Ormond Beach	FL	32176	Volusia	1	Retail	Freestanding	1979
2.035	JPMCB	408 South US Highway 41	408 South US Highway 41	Inverness	FL	34450	Citrus	1	Retail	Freestanding	1992
2.036	JPMCB	299 Bill France Boulevard	299 Bill France Boulevard	Daytona Beach	FL	32114	Volusia	1	Retail	Freestanding	1982
2.037	JPMCB	1235 Southlake Circle	1235 Southlake Circle	Morrow	GA	30260	Clayton	1	Retail	Freestanding	1983
2.038	JPMCB	6300 Central Avenue	6300 Central Avenue	St. Petersburg	FL	33707	Pinellas	1	Retail	Freestanding	1979
2.039	JPMCB	2503 Lebanon Road	2503 Lebanon Road	Nashville	TN	37214	Davidson	1	Retail	Freestanding	1969
2.040	JPMCB	2458 North Wickham Road	2458 North Wickham Road	Melbourne	FL	32935	Brevard	1	Retail	Freestanding	1981
2.041	JPMCB	160 North Nova Road	160 North Nova Road	Ormond Beach	FL	32174	Volusia	1	Retail	Freestanding	1983
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard	1301 Northwest Saint Lucie West Boulevard	Port St. Lucie	FL	34986	Saint Lucie	1	Retail	Freestanding	1995
2.043	JPMCB	1075 Carpenters Way	1075 Carpenters Way	Lakeland	FL	33809	Polk	1	Retail	Freestanding	1986
2.044	JPMCB	930 Main Street	930 Main Street	Conyers	GA	30012	Rockdale	1	Retail	Freestanding	1966
2.045	JPMCB	3301 Gulf Breeze Parkway	3301 Gulf Breeze Parkway	Gulf Breeze	FL	32563	Santa Rosa	1	Retail	Freestanding	1985
2.046	JPMCB	55 Farrs Bridge Road	55 Farrs Bridge Road	Greenville	SC	29617	Greenville	1	Retail	Freestanding	1992
2.047	JPMCB	314 East Eau Gallie Boulevard	314 East Eau Gallie Boulevard	Indian Harbour Beach	FL	32937	Brevard	1	Retail	Freestanding	1988
2.048	JPMCB	2300 South Atlantic Avenue	2300 South Atlantic Avenue	Daytona Beach	FL	32118	Volusia	1	Retail	Freestanding	1963
2.049	JPMCB	9955 Southeast Federal Highway	9955 Southeast Federal Highway	Hobe Sound	FL	33455	Martin	1	Retail	Freestanding	1989
2.050	JPMCB	5303 Southwest 91st Drive	5303 Southwest 91st Drive	Gainesville	FL	32608	Alachua	1	Retail	Freestanding	1996
2.051	JPMCB	1610 Woodruff Road	1610 Woodruff Road	Greenville	SC	29607	Greenville	1	Retail	Freestanding	1992
2.052	JPMCB	5727 Gantt Road	5727 Gantt Road	Sarasota	FL	34233	Sarasota	1	Retail	Freestanding	1983
2.053	JPMCB	7879 West Commercial Boulevard	7879 West Commercial Boulevard	Tamarac	FL	33351	Broward	1	Retail	Freestanding	1974
2.054	JPMCB	140 West Main Street	140 West Main Street	Oxford	NC	27565	Granville	1	Retail	Freestanding	1970
2.055	JPMCB	234 Barton Boulevard	234 Barton Boulevard	Rockledge	FL	32955	Brevard	1	Retail	Freestanding	1989
2.056	JPMCB	7061 South US Highway 1	7061 South US Highway 1	Port St. Lucie	FL	34952	Saint Lucie	1	Retail	Freestanding	1982
2.057	JPMCB	204 West Center Street	204 West Center Street	Mebane	NC	27302	Alamance	1	Retail	Freestanding	1961
2.058	JPMCB	4410 Altama Avenue	4410 Altama Avenue	Brunswick	GA	31520	Glynn	1	Retail	Freestanding	1980
2.059	JPMCB	1935 Galleria Boulevard	1935 Galleria Boulevard	Charlotte	NC	28270	Mecklenburg	1	Retail	Freestanding	1990
2.060	JPMCB	4800 Northwest Blichton Road	4800 Northwest Blichton Road	Ocala	FL	34482	Marion	1	Retail	Freestanding	1990
2.061	JPMCB	7001 Lee Highway	7001 Lee Highway	Chattanooga	TN	37421	Hamilton	1	Retail	Freestanding	1971
2.062	JPMCB	344 Monument Road	344 Monument Road	Jacksonville	FL	32225	Duval	1	Retail	Freestanding	1987
2.063	JPMCB	3850 Rockbridge Road	3850 Rockbridge Road	Stone Mountain	GA	30083	Dekalb	1	Retail	Freestanding	1971
2.064	JPMCB	4142 Sixth Street South	4142 Sixth Street South	St. Petersburg	FL	33705	Pinellas	1	Retail	Freestanding	1998
2.065	JPMCB	189 South Lowry Street	189 South Lowry Street	Smyrna	TN	37167	Rutherford	1	Retail	Freestanding	1964
2.066	JPMCB	222 South Main Street	222 South Main Street	Hendersonville	NC	28792	Henderson	1	Retail	Freestanding	1998
2.067	JPMCB	3720 3rd Street South	3720 3rd Street South	Jacksonville Beach	FL	32250	Duval	1	Retail	Freestanding	1993
2.068	JPMCB	21744 State Road 54	21744 State Road 54	Lutz	FL	33549	Pasco	1	Retail	Freestanding	1987
2.069	JPMCB	4041 Rowan Road	4041 Rowan Road	New Port Richey	FL	34653	Pasco	1	Retail	Freestanding	1987
2.070	JPMCB	4986 North Henry Boulevard	4986 North Henry Boulevard	Stockbridge	GA	30281	Henry	1	Retail	Freestanding	1972
2.071	JPMCB	62 Market Street	62 Market Street	Onancock	VA	23417	Accomack	1	Retail	Freestanding	1971
2.072	JPMCB	610 East Derenne Avenue	610 East Derenne Avenue	Savannah	GA	31405	Chatham	1	Retail	Freestanding	1980
2.073	JPMCB	4125 State Road 60	4125 State Road 60	Vero Beach	FL	32960	Indian River	1	Retail	Freestanding	1984
2.074	JPMCB	1821 Hillandale Road	1821 Hillandale Road	Durham	NC	27705	Durham	1	Retail	Freestanding	1974
2.075	JPMCB	180 Gaines School Road	180 Gaines School Road	Athens	GA	30605	Clarke	1	Retail	Freestanding	1980
2.076	JPMCB	2815 Skidaway Road	2815 Skidaway Road	Savannah	GA	31404	Chatham	1	Retail	Freestanding	1980
2.077	JPMCB	2100 West Cumberland Street	2100 West Cumberland Street	Dunn	NC	28334	Harnett	1	Retail	Freestanding	1988
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard	9601 East Dr. Martin Luther King Junior Boulevard	Tampa	FL	33610	Hillsborough	1	Retail	Freestanding	1984
2.079	JPMCB	2915 Nolensville Road	2915 Nolensville Road	Nashville	TN	37211	Davidson	1	Retail	Freestanding	1964
2.080	JPMCB	496 Mclaws Circle	496 Mclaws Circle	Williamsburg	VA	23185	James City	1	Retail	Freestanding	1982
2.081	JPMCB	201 South Pleasantburg Drive	201 South Pleasantburg Drive	Greenville	SC	29607	Greenville	1	Retail	Freestanding	1988
2.082	JPMCB	1250 South Church Street	1250 South Church Street	Murfreesboro	TN	37130	Rutherford	1	Retail	Freestanding	1968
2.083	JPMCB	1104 Gray Highway	1104 Gray Highway	Macon	GA	31211	Bibb	1	Retail	Freestanding	1980
2.084	JPMCB	3814 Northwest 43rd Street	3814 Northwest 43rd Street	Gainesville	FL	32606	Alachua	1	Retail	Freestanding	1983
2.085	JPMCB	111 North Causeway	111 North Causeway	New Smyrna Beach	FL	32169	Volusia	1	Retail	Freestanding	1981
2.086	JPMCB	7804 National Service Road	7804 National Service Road	Greensboro	NC	27409	Guilford	1	Retail	Freestanding	1990
2.087	JPMCB	201 North Isabella Street	201 North Isabella Street	Sylvester	GA	31791	Worth	1	Retail	Freestanding	1980
2.088	JPMCB	300 US Highway 43	300 US Highway 43	Killen	AL	35645	Lauderdale	1	Retail	Freestanding	1980
2.089	JPMCB	272 North Fayetteville Street	272 North Fayetteville Street	Asheboro	NC	27204	Randolph	1	Retail	Freestanding	1973
2.090	JPMCB	112 McClanahan Street	112 McClanahan Street	Roanoke	VA	24014	Roanoke City	1	Retail	Freestanding	1970
2.091	JPMCB	200 South State Street	200 South State Street	Yadkinville	NC	27055	Yadkin	1	Retail	Freestanding	1959
2.092	JPMCB	2843 Panola Road	2843 Panola Road	Lithonia	GA	30058	Dekalb	1	Retail	Freestanding	1974
2.093	JPMCB	4441 The Plaza	4441 The Plaza	Charlotte	NC	28215	Mecklenburg	1	Retail	Freestanding	1971
2.094	JPMCB	9627 Dayton Pike	9627 Dayton Pike	Soddy Daisy	TN	37379	Hamilton	1	Retail	Freestanding	1965
2.095	JPMCB	125 East Virginia Avenue	125 East Virginia Avenue	Bessemer City	NC	28016	Gaston	1	Retail	Freestanding	1997
2.096	JPMCB	1301 Taft Highway	1301 Taft Highway	Signal Mountain	TN	37377	Hamilton	1	Retail	Freestanding	1973
2.097	JPMCB	745 South Broad Street	745 South Broad Street	Brooksville	FL	34601	Hernando	1	Retail	Freestanding	1974
2.098	JPMCB	5980 Imperial Parkway	5980 Imperial Parkway	Mulberry	FL	33860	Polk	1	Retail	Freestanding	1980
2.099	JPMCB	4601 Jonesboro Road	4601 Jonesboro Road	Union City	GA	30291	Fulton	1	Retail	Freestanding	1980
2.100	JPMCB	2111 Wade Hampton Boulevard	2111 Wade Hampton Boulevard	Greenville	SC	29615	Greenville	1	Retail	Freestanding	1988
2.101	JPMCB	658 Main Street	658 Main Street	Thomson	GA	30824	McDuffie	1	Retail	Freestanding	1980
2.102	JPMCB	414 Wharf Street	414 Wharf Street	Loudon	TN	37774	Loudon	1	Retail	Freestanding	1967
2.103	JPMCB	4233 West Stone Drive	4233 West Stone Drive	Kingsport	TN	37660	Hawkins	1	Retail	Freestanding	1986

A-1-1

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated
2.104	JPMCB	234 North Main Street	234 North Main Street	Walnut Cove	NC	27052	Stokes	1	Retail	Freestanding	1950
2.105	JPMCB	1611 South Miami Boulevard	1611 South Miami Boulevard	Durham	NC	27703	Durham	1	Retail	Freestanding	1981
2.106	JPMCB	300 South Mock Road	300 South Mock Road	Albany	GA	31705	Dougherty	1	Retail	Freestanding	1980
2.107	JPMCB	624 West Main Street	624 West Main Street	Sylva	NC	28779	Jackson	1	Retail	Freestanding	1920
2.108	JPMCB	1213 Greenland Drive	1213 Greenland Drive	Murfreesboro	TN	37130	Rutherford	1	Retail	Freestanding	1971
2.109	JPMCB	4720 Highway 49 South	4720 Highway 49 South	Harrisburg	NC	28075	Cabarrus	1	Retail	Freestanding	1971
2.110	JPMCB	4306 North Liberty Street	4306 North Liberty Street	Winston-Salem	NC	27105	Forsyth	1	Retail	Freestanding	1982
2.111	JPMCB	416 Highway 27 South	416 Highway 27 South	Stanley	NC	28164	Gaston	1	Retail	Freestanding	1985
2.112	JPMCB	110 West 10th Street	110 West 10th Street	Chattanooga	TN	37402	Hamilton	1	Retail	Freestanding	1978
2.113	JPMCB	7133 Forest Hill Avenue	7133 Forest Hill Avenue	Richmond	VA	23225	Richmond City	1	Retail	Freestanding	1968
2.114	JPMCB	4830 Jefferson Davis Highway	4830 Jefferson Davis Highway	Richmond	VA	23234	Chesterfield	1	Retail	Freestanding	1967
2.115	JPMCB	5716 West Andrew Johnson Highway	5716 West Andrew Johnson Highway	Morristown	TN	37814	Hamblen	1	Retail	Freestanding	1991
2.116	JPMCB	869 North Lee Highway	869 North Lee Highway	Lexington	VA	24450	Rockbridge	1	Retail	Freestanding	1976
2.117	JPMCB	7880 Broad Street	7880 Broad Street	Rural Hall	NC	27045	Forsyth	1	Retail	Freestanding	1978
2.118	JPMCB	400 West Main Street	400 West Main Street	Radford	VA	24141	Radford	1	Retail	Freestanding	1957
2.119	JPMCB	23364 Front Street	23364 Front Street	Accomac	VA	23301	Accomack	1	Retail	Freestanding	1934
2.120	JPMCB	4394 South NC Highway 150	4394 South NC Highway 150	Lexington	NC	27295	Davidson	1	Retail	Freestanding	1977
2.121	JPMCB	33287 Railroad Avenue	33287 Railroad Avenue	Painter	VA	23420	Accomack	1	Retail	Freestanding	1971
3	JPMCB	Asheville Mall	3 South Tunnel Road	Asheville	NC	28805	Buncombe	1	Retail	Anchored	1972	2000
4	JPMCB	Sun Development and Management Portfolio	Various	Various	Various	Various	Various	5	Hotel	Various	Various	Various
4.001	JPMCB	Embassy Suites Palmdale	39375 5th Street West	Palmdale	CA	93551	Los Angeles	1	Hotel	Full Service	2010
4.002	JPMCB	Hilton Garden Inn Ridgefield Park	70 Challenger Road	Ridgefield Park	NJ	07660	Bergen	1	Hotel	Limited Service	2009
4.003	JPMCB	Homewood Suites Nashville	706 Church Street	Nashville	TN	37203	Davidson	1	Hotel	Extended Stay	1919	2007
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista	4971 Calypso Cay Way	Kissimmee	FL	34746	Osceola	1	Hotel	Limited Service	2008
4.005	JPMCB	Candlewood Suites Hattiesburg	9 Gateway Drive	Hattiesburg	MS	39402	Forrest	1	Hotel	Extended Stay	2007
5	JPMCB	Google Kirkland Campus	747, 777, & 787 6th Street South	Kirkland	WA	98033	King	1	Office	Suburban	2008
6	JPMCB	24 West 57th Street	24 West 57th Street	New York	NY	10019	New York	1	Mixed Use	Office/Retail	1928	2009
7	JPMCB	Kite Retail Portfolio	Various	Various	Various	Various	Various	4	Retail	Anchored	Various
7.001	JPMCB	Boulevard Crossing	US 31 Bypass & East Boulevard Street	Kokomo	IN	46902	Howard	1	Retail	Anchored	2004
7.002	JPMCB	Hamilton Crossing Center	12201 North Meridian Street	Carmel	IN	46032	Hamilton	1	Retail	Anchored	1999
7.003	JPMCB	Naperville Marketplace	3111 West 111th Street	Naperville	IL	60564	Will	1	Retail	Anchored	2008
7.004	JPMCB	Publix at Acworth	3507 Baker Road	Acworth	GA	30101	Cobb	1	Retail	Anchored	1997
8	JPMCB	Orland Park Place	1 Orland Park Place	Orland Park	IL	60462	Cook	1	Retail	Anchored	1980	1999
9	JPMCB	LaSalle Select Portfolio	Various	Various	GA	Various	Various	4	Office	Suburban	Various
9.001	JPMCB	5707 Peachtree Parkway	5707 Peachtree Parkway	Norcross	GA	30092	Gwinnett	1	Office	Suburban	1997
9.002	JPMCB	3585 Engineering Drive	3585 Engineering Drive	Norcross	GA	30092	Gwinnett	1	Office	Suburban	1996
9.003	JPMCB	6455 East Johns Crossing	6455 East Johns Crossing	Johns Creek	GA	30097	Fulton	1	Office	Suburban	1996
9.004	JPMCB	6625 The Corners Parkway	6625 The Corners Parkway	Norcross	GA	30092	Gwinnett	1	Office	Suburban	1986
10	JPMCB	Denver West Village	14225-14401 West Colfax Avenue	Lakewood	CO	80401	Jefferson	1	Retail	Anchored	1997
11	JPMCB	Lehigh Valley Portfolio	Various	Bethlehem	PA	18017	Northampton	6	Office	Suburban	Various
11.001	JPMCB	1640-1660 Valley Center Parkway	1640, 1650 & 1660 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1	Office	Suburban	1996
11.002	JPMCB	1455 Valley Center Parkway	1455 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1	Office	Suburban	1996
11.003	JPMCB	1560 Valley Center Parkway	1560 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1	Office	Suburban	1990
11.004	JPMCB	1550 Valley Center Parkway	1550 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1	Office	Suburban	1989
11.005	JPMCB	1510 Valley Center Parkway	1510 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1	Office	Suburban	1988
11.006	JPMCB	1530 Valley Center Parkway	1530 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1	Office	Suburban	1988
12	JPMCB	Eddy Street Commons at Notre Dame	1234 North Eddy Street	South Bend	IN	46617	St. Joseph	1	Mixed Use	Retail/Office	2009, 2010
13	JPMCB	SunTrust Bank Portfolio II	Various	Various	Various	Various	Various	30	Retail	Freestanding	Various
13.001	JPMCB	4240 West Lake Mary Boulevard	4240 West Lake Mary Boulevard	Lake Mary	FL	32746	Seminole	1	Retail	Freestanding	1987
13.002	JPMCB	26627 US Highway 19 North	26627 US Highway 19 North	Clearwater	FL	33761	Pinellas	1	Retail	Freestanding	1984
13.003	JPMCB	597 Solomons Island Road North	597 Solomons Island Road North	Prince Frederick	MD	20678	Calvert	1	Retail	Freestanding	1992
13.004	JPMCB	4425 Lafayette Street	4425 Lafayette Street	Marianna	FL	32446	Jackson	1	Retail	Freestanding	1975
13.005	JPMCB	1850 US Highway 1 South	1850 US Highway 1 South	St. Augustine	FL	32084	Saint Johns	1	Retail	Freestanding	1989
13.006	JPMCB	2150 Cleveland Street	2150 Cleveland Street	Clearwater	FL	33765	Pinellas	1	Retail	Freestanding	1979
13.007	JPMCB	1605 21st Avenue South	1605 21st Avenue South	Nashville	TN	37212	Davidson	1	Retail	Freestanding	1970
13.008	JPMCB	111 Southwest 17th Street	111 Southwest 17th Street	Ocala	FL	34471	Marion	1	Retail	Freestanding	1974
13.009	JPMCB	7319 Spring Hill Drive	7319 Spring Hill Drive	Spring Hill	FL	34606	Hernando	1	Retail	Freestanding	1979
13.010	JPMCB	10000 Taft Street	10000 Taft Street	Pembroke Pines	FL	33024	Broward	1	Retail	Freestanding	1982
13.011	JPMCB	6548 Main Street	6548 Main Street	Gloucester	VA	23061	Gloucester	1	Retail	Freestanding	1906
13.012	JPMCB	3990 Southwest State Road 200	3990 Southwest State Road 200	Ocala	FL	34474	Marion	1	Retail	Freestanding	1988
13.013	JPMCB	114 West Blue Ridge Street	114 West Blue Ridge Street	Stuart	VA	24171	Patrick	1	Retail	Freestanding	1965
13.014	JPMCB	240 West Main Street	240 West Main Street	Lebanon	TN	37087	Wilson	1	Retail	Freestanding	1951
13.015	JPMCB	892 Deltona Boulevard	892 Deltona Boulevard	Deltona	FL	32725	Volusia	1	Retail	Freestanding	1983
13.016	JPMCB	5370 Peachtree Industrial Boulevard	5370 Peachtree Industrial Boulevard	Chamblee	GA	30341	Dekalb	1	Retail	Freestanding	1965
13.017	JPMCB	7612 State Road 52	7612 State Road 52	Bayonet Point	FL	34667	Pasco	1	Retail	Freestanding	1985
13.018	JPMCB	286 Hancock Street	286 Hancock Street	Madison	GA	30650	Morgan	1	Retail	Freestanding	1980
13.019	JPMCB	100 Flagler Plaza Drive	100 Flagler Plaza Drive	Palm Coast	FL	32137	Flagler	1	Retail	Freestanding	1989
13.020	JPMCB	7801 Pineville-Matthews Road	7801 Pineville-Matthews Road	Charlotte	NC	28226	Mecklenburg	1	Retail	Freestanding	1990
13.021	JPMCB	201 South Peterson Avenue	201 South Peterson Avenue	Douglas	GA	31533	Coffee	1	Retail	Freestanding	1980
13.022	JPMCB	5705 High Point Road	5705 High Point Road	Greensboro	NC	27407	Guilford	1	Retail	Freestanding	1989
13.023	JPMCB	804 North Madison Boulevard	804 North Madison Boulevard	Roxboro	NC	27573	Person	1	Retail	Freestanding	1970
13.024	JPMCB	5473 East Mountain Street	5473 East Mountain Street	Stone Mountain	GA	30083	Dekalb	1	Retail	Freestanding	1974
13.025	JPMCB	5 West Main Street	5 West Main Street	Liberty	SC	29657	Pickens	1	Retail	Freestanding	1970
13.026	JPMCB	1645 Bradley Park Drive	1645 Bradley Park Drive	Columbus	GA	31904	Muscogee	1	Retail	Freestanding	1980
13.027	JPMCB	201 South Main Street	201 South Main Street	Creedmoor	NC	27522	Granville	1	Retail	Freestanding	1981
13.028	JPMCB	3000 Virginia Avenue	3000 Virginia Avenue	Collinsville	VA	24078	Henry	1	Retail	Freestanding	1953
13.029	JPMCB	88 Hillsboro Street	88 Hillsboro Street	Pittsboro	NC	27312	Chatham	1	Retail	Freestanding	1901
13.030	JPMCB	426 West Walnut Street	426 West Walnut Street	Johnson City	TN	37604	Washington	1	Retail	Freestanding	1966
14	JPMCB	Sawyer Heights Village	1919 Taylor Street	Houston	TX	77007	Harris	1	Retail	Anchored	2007	2009
15	JPMCB	University Town Center	1650 24th Avenue NW	Norman	OK	73069	Cleveland	1	Retail	Anchored	2007, 2009
16	JPMCB	Maitland 200	2301 Maitland Center Parkway	Maitland	FL	32751	Orange	1	Office	Suburban	1984
17	JPMCB	Landing Apartments	2314 Kaliste Saloom Road	Lafayette	LA	70508	Lafayette	1	Multifamily	Garden	1984
18	JPMCB	Prattville Town Center	2760 Legends Parkway	Prattville	AL	36066	Elmore	1	Retail	Anchored	2007
19	JPMCB	Northcrest Shopping Center	9841 Northlake Centre Parkway	Charlotte	NC	28216	Mecklenburg	1	Retail	Anchored	2008
20	JPMCB	Verizon Alabama HQ	475 Quality Circle NW	Huntsville	AL	35806	Madison	1	Office	Suburban	2007
21	JPMCB	Brooks Corner	3143 SE Military Drive	San Antonio	TX	78223	Bexar	1	Retail	Anchored	2005
22	JPMCB	Bayport Commons	11655 West Hillsborough Avenue	Tampa	FL	33635	Hillsborough	1	Retail	Anchored	2007
23	JPMCB	Inman Grove Shopping Center	1065-1133 Inman Avenue	Edison	NJ	08820	Middlesex	1	Retail	Anchored	1985
24	JPMCB	River North Portfolio	Various	Chicago	IL	60654	Cook	2	Mixed Use	Office/Retail	Various	Various
24.001	JPMCB	114. W. Illinois	114 West Illinois Street	Chicago	IL	60654	Cook	1	Mixed Use	Office/Retail	1901	2007
24.002	JPMCB	500 N. Clark	500 & 508 North Clark Street	Chicago	IL	60654	Cook	1	Mixed Use	Office/Retail	1880, 1980
25	JPMCB	Fairview Heights Plaza	49-79 Ludwig Drive	Fairview Heights	IL	62208	St. Clair	1	Retail	Anchored	1991
26	JPMCB	Heritage Commons III	13500 Heritage Parkway	Fort Worth	TX	76177	Tarrant	1	Office	Suburban	2006
27	JPMCB	Bird Creek Crossing	3550 South General Bruce Drive	Temple	TX	76504	Bell	1	Retail	Anchored	2007
28	JPMCB	Red Top Plaza	1300-1440 South Milwaukee Avenue	Libertyville	IL	60048	Lake	1	Retail	Anchored	1981	2008
29	JPMCB	Shaw's Londonderry	4 Orchard View Drive	Londonderry	NH	03053	Rockingham	1	Retail	Anchored	1982
30	JPMCB	Kensington Place MHC	60501 Grand River Avenue	New Hudson	MI	48165	Oakland	1	Manufactured Housing	Manufactured Housing	1968
31	JPMCB	Franklin Centre	7201 South 76th Street	Franklin	WI	53132	Milwaukee	1	Retail	Anchored	1994, 2001, 2009
32	JPMCB	Village Ten Center	2022-2170 Northdale Boulevard NW	Coon Rapids	MN	55433	Anoka	1	Retail	Anchored	1971, 2003
33	JPMCB	Caton Crossing	2300 South Route 59	Plainfield	IL	60586	Will	1	Retail	Anchored	1998
34	JPMCB	340 North Belt Place	340-350 North Sam Houston Parkway East	Houston	TX	77060	Harris	1	Office	Suburban	1979
35	JPMCB	Morningstar of Chapel Hill	515 South Greensboro Street	Carrboro	NC	27510	Orange	1	Self Storage	Self Storage	1985
36	JPMCB	The Cove at Southern	1818 Chandler Road	Statesboro	GA	30458	Bulloch	1	Multifamily	Student	1990
37	JPMCB	Lake Mary Plaza	4024 West Lake Mary Boulevard	Lake Mary	FL	32746	Seminole	1	Retail	Anchored	1999	2009
38	JPMCB	Creek Crossing Shopping Center	1919-1927 Faithon P. Lucas Sr. Boulevard	Mesquite	TX	75181	Dallas	1	Retail	Anchored	2000
39	JPMCB	Walgreens Plaza	3069 Richlands Highway	Jacksonville	NC	28540	Onslow	1	Retail	Anchored	1978	2010
40	JPMCB	Heritage Square	1783 Highway 138 SE	Conyers	GA	30013	Rockdale	1	Retail	Anchored	1987	2010
41	JPMCB	Towneplace Suites Charlotte	7805 Forest Point Boulevard	Charlotte	NC	28217	Mecklenburg	1	Hotel	Extended Stay	2000	2009
42	JPMCB	Fairfield Inn & Suites East Ridge	1453 North Mack Smith Road	East Ridge	TN	37412	Hamilton	1	Hotel	Limited Service	2007
43	JPMCB	Academy Sports Weslaco	535 East Expressway 83	Weslaco	TX	78596	Hidalgo	1	Retail	Freestanding	2011
44	JPMCB	Morningstar of Virginia Beach	5684 Haden Road	Virginia Beach	VA	23455	Virginia Beach City	1	Self Storage	Self Storage	2007

A-1-2

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Units(2)	Measure	Occupancy %	Date	Value ($)(3)	Date(3)	LTV %(3)	Balance ($)(4)	per Unit ($)	Balance ($)(4)	per Unit ($)	Pool Balance	Loan	Borrower(5)	Rate %(6)	Fee %(6)	Rate %(6)	Accrual Type
1	JPMCB	InterContinental Hotel Chicago	792	Rooms	76.8%	06/30/11	289,000,000	07/01/11	50.2%	145,000,000	183,081	145,000,000	183,081	14.1%	No		5.61000	0.10720	5.50280	Actual/360
2	JPMCB	SunTrust Bank Portfolio I	646,399	Square Feet	100.0%	06/15/11	199,901,000	Various	50.0%	100,000,000	155	100,000,000	155	9.7%	No	1	5.42000	0.10720	5.31280	Actual/360
2.001	JPMCB	3020 Peachtree Road NW	12,940	Square Feet	100.0%	06/15/11	8,000,000	05/11/11		4,000,380		4,000,380		0.4%
2.002	JPMCB	1030 Wilmer Avenue	78,308	Square Feet	100.0%	06/15/11	7,800,000	05/10/11		3,900,371		3,900,371		0.4%
2.003	JPMCB	7500 Wisconsin Avenue	11,060	Square Feet	100.0%	06/15/11	6,300,000	05/23/11		3,150,299		3,150,299		0.3%
2.004	JPMCB	3300 Northside Parkway NW	9,789	Square Feet	100.0%	06/15/11	5,000,000	05/11/11		2,500,238		2,500,238		0.2%
2.005	JPMCB	5898 Roswell Road NE	6,853	Square Feet	100.0%	06/15/11	3,900,000	05/11/11		1,950,185		1,950,185		0.2%
2.006	JPMCB	152 Main Street	5,900	Square Feet	100.0%	06/15/11	3,700,000	05/06/11		1,850,176		1,850,176		0.2%
2.007	JPMCB	100 Crain Highway SW	6,645	Square Feet	100.0%	06/15/11	3,300,000	05/09/11		1,650,157		1,650,157		0.2%
2.008	JPMCB	4250 John Marr Drive	2,440	Square Feet	100.0%	06/15/11	3,250,000	05/23/11		1,625,154		1,625,154		0.2%
2.009	JPMCB	160 Garrisonville Road	3,800	Square Feet	100.0%	06/15/11	2,825,000	05/23/11		1,412,634		1,412,634		0.1%
2.010	JPMCB	5775 Red Bug Lake Road	5,465	Square Feet	100.0%	06/15/11	2,800,000	05/21/11		1,400,133		1,400,133		0.1%
2.011	JPMCB	4212 Washington Road	9,235	Square Feet	100.0%	06/15/11	2,650,000	05/12/11		1,325,126		1,325,126		0.1%
2.012	JPMCB	47 Whitlock Avenue	8,310	Square Feet	100.0%	06/15/11	2,650,000	05/11/11		1,325,126		1,325,126		0.1%
2.013	JPMCB	4110 Brambleton Avenue SW	6,032	Square Feet	100.0%	06/15/11	2,550,000	05/20/11		1,275,121		1,275,121		0.1%
2.014	JPMCB	880 East Palmetto Park Road	4,000	Square Feet	100.0%	06/15/11	2,500,000	05/11/11		1,250,119		1,250,119		0.1%
2.015	JPMCB	1409 East Atlantic Boulevard	5,200	Square Feet	100.0%	06/15/11	2,500,000	05/11/11		1,250,119		1,250,119		0.1%
2.016	JPMCB	3577 Fruitville Road	4,684	Square Feet	100.0%	06/15/11	2,500,000	05/09/11		1,250,119		1,250,119		0.1%
2.017	JPMCB	827 Joe Frank Harris Parkway	8,992	Square Feet	100.0%	06/15/11	2,500,000	05/11/11		1,250,119		1,250,119		0.1%
2.018	JPMCB	1470 West Granada Boulevard	5,300	Square Feet	100.0%	06/15/11	2,400,000	05/20/11		1,200,114		1,200,114		0.1%
2.019	JPMCB	103 City Circle	7,166	Square Feet	100.0%	06/15/11	2,400,000	05/10/11		1,200,114		1,200,114		0.1%
2.020	JPMCB	110 Mulberry Street NW	11,433	Square Feet	100.0%	06/15/11	2,375,000	05/20/11		1,187,613		1,187,613		0.1%
2.021	JPMCB	1331 Johnson Ferry Road	4,911	Square Feet	100.0%	06/15/11	2,300,000	05/11/11		1,150,109		1,150,109		0.1%
2.022	JPMCB	8226 North Wickham Road	9,269	Square Feet	100.0%	06/15/11	2,300,000	05/20/11		1,150,109		1,150,109		0.1%
2.023	JPMCB	3620 Six Forks Road	16,491	Square Feet	100.0%	06/15/11	2,250,000	05/17/11		1,115,106		1,115,106		0.1%
2.024	JPMCB	1725 Mallory Lane	5,135	Square Feet	100.0%	06/15/11	2,225,000	05/20/11		1,112,606		1,112,606		0.1%
2.025	JPMCB	4290 13th Street	5,000	Square Feet	100.0%	06/15/11	2,200,000	05/20/11		1,100,105		1,100,105		0.1%
2.026	JPMCB	3800 South Semoran Boulevard	5,000	Square Feet	100.0%	06/15/11	2,200,000	05/16/11		1,100,105		1,100,105		0.1%
2.027	JPMCB	200 East Fifth Avenue	4,908	Square Feet	100.0%	06/15/11	2,200,000	05/20/11		1,100,105		1,100,105		0.1%
2.028	JPMCB	1411 Woodward Avenue	6,596	Square Feet	100.0%	06/15/11	2,175,000	05/09/11		1,087,603		1,087,603		0.1%
2.029	JPMCB	5025 West Colonial Drive	12,340	Square Feet	100.0%	06/15/11	2,100,000	05/20/11		1,050,100		1,050,100		0.1%
2.030	JPMCB	214 West Broadway Street	13,320	Square Feet	100.0%	06/15/11	2,100,000	05/12/11		1,050,100		1,050,100		0.1%
2.031	JPMCB	5030 Thoroughbred Lane	4,750	Square Feet	100.0%	06/15/11	2,075,000	05/20/11		1,037,599		1,037,599		0.1%
2.032	JPMCB	403 Academy Street	4,904	Square Feet	100.0%	06/15/11	2,070,000	05/13/11		1,035,098		1,035,098		0.1%
2.033	JPMCB	1900 Queens Chapel Road	4,599	Square Feet	100.0%	06/15/11	2,050,000	05/13/11		1,025,097		1,025,097		0.1%
2.034	JPMCB	113 East Granada Boulevard	4,900	Square Feet	100.0%	06/15/11	2,000,000	05/20/11		1,000,095		1,000,095		0.1%
2.035	JPMCB	408 South US Highway 41	6,400	Square Feet	100.0%	06/15/11	2,000,000	05/20/11		1,000,095		1,000,095		0.1%
2.036	JPMCB	299 Bill France Boulevard	4,200	Square Feet	100.0%	06/15/11	2,000,000	05/20/11		1,000,095		1,000,095		0.1%
2.037	JPMCB	1235 Southlake Circle	10,537	Square Feet	100.0%	06/15/11	1,900,000	05/10/11		950,090		950,090		0.1%
2.038	JPMCB	6300 Central Avenue	3,786	Square Feet	100.0%	06/15/11	1,900,000	05/11/11		950,090		950,090		0.1%
2.039	JPMCB	2503 Lebanon Road	6,600	Square Feet	100.0%	06/15/11	1,850,000	05/20/11		925,088		925,088		0.1%
2.040	JPMCB	2458 North Wickham Road	4,600	Square Feet	100.0%	06/15/11	1,800,000	05/20/11		900,086		900,086		0.1%
2.041	JPMCB	160 North Nova Road	4,200	Square Feet	100.0%	06/15/11	1,800,000	05/20/11		900,086		900,086		0.1%
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard	4,000	Square Feet	100.0%	06/15/11	1,800,000	05/11/11		900,086		900,086		0.1%
2.043	JPMCB	1075 Carpenters Way	4,938	Square Feet	100.0%	06/15/11	1,800,000	05/12/11		900,086		900,086		0.1%
2.044	JPMCB	930 Main Street	8,527	Square Feet	100.0%	06/15/11	1,800,000	05/10/11		900,086		900,086		0.1%
2.045	JPMCB	3301 Gulf Breeze Parkway	5,200	Square Feet	100.0%	06/15/11	1,700,000	05/09/11		850,081		850,081		0.1%
2.046	JPMCB	55 Farrs Bridge Road	5,000	Square Feet	100.0%	06/15/11	1,625,000	05/18/11		812,577		812,577		0.1%
2.047	JPMCB	314 East Eau Gallie Boulevard	3,750	Square Feet	100.0%	06/15/11	1,600,000	05/20/11		800,076		800,076		0.1%
2.048	JPMCB	2300 South Atlantic Avenue	3,600	Square Feet	100.0%	06/15/11	1,600,000	05/20/11		800,076		800,076		0.1%
2.049	JPMCB	9955 Southeast Federal Highway	3,400	Square Feet	100.0%	06/15/11	1,600,000	05/11/11		800,076		800,076		0.1%
2.050	JPMCB	5303 Southwest 91st Drive	4,420	Square Feet	100.0%	06/15/11	1,600,000	05/20/11		800,076		800,076		0.1%
2.051	JPMCB	1610 Woodruff Road	3,832	Square Feet	100.0%	06/15/11	1,575,000	05/18/11		787,575		787,575		0.1%
2.052	JPMCB	5727 Gantt Road	3,131	Square Feet	100.0%	06/15/11	1,500,000	05/09/11		750,071		750,071		0.1%
2.053	JPMCB	7879 West Commercial Boulevard	4,000	Square Feet	100.0%	06/15/11	1,500,000	05/11/11		750,071		750,071		0.1%
2.054	JPMCB	140 West Main Street	5,400	Square Feet	100.0%	06/15/11	1,500,000	05/16/11		750,071		750,071		0.1%
2.055	JPMCB	234 Barton Boulevard	3,667	Square Feet	100.0%	06/15/11	1,400,000	05/20/11		750,071		750,071		0.1%
2.056	JPMCB	7061 South US Highway 1	3,200	Square Feet	100.0%	06/15/11	1,500,000	05/11/11		750,071		750,071		0.1%
2.057	JPMCB	204 West Center Street	5,483	Square Feet	100.0%	06/15/11	1,450,000	05/16/11		725,069		725,069		0.1%
2.058	JPMCB	4410 Altama Avenue	4,600	Square Feet	100.0%	06/15/11	1,450,000	05/11/11		725,069		725,069		0.1%
2.059	JPMCB	1935 Galleria Boulevard	3,188	Square Feet	100.0%	06/15/11	1,420,000	05/20/11		710,067		710,067		0.1%
2.060	JPMCB	4800 Northwest Blichton Road	5,586	Square Feet	100.0%	06/15/11	1,400,000	05/20/11		700,067		700,067		0.1%
2.061	JPMCB	7001 Lee Highway	5,057	Square Feet	100.0%	06/15/11	1,400,000	05/16/11		700,067		700,067		0.1%
2.062	JPMCB	344 Monument Road	3,450	Square Feet	100.0%	06/15/11	1,400,000	05/11/11		700,067		700,067		0.1%
2.063	JPMCB	3850 Rockbridge Road	7,016	Square Feet	100.0%	06/15/11	1,400,000	05/10/11		700,067		700,067		0.1%
2.064	JPMCB	4142 Sixth Street South	3,000	Square Feet	100.0%	06/15/11	1,400,000	05/11/11		700,067		700,067		0.1%
2.065	JPMCB	189 South Lowry Street	5,006	Square Feet	100.0%	06/15/11	1,375,000	05/20/11		687,565		687,565		0.1%
2.066	JPMCB	222 South Main Street	4,701	Square Feet	100.0%	06/15/11	1,375,000	05/20/11		687,565		687,565		0.1%
2.067	JPMCB	3720 3rd Street South	2,770	Square Feet	100.0%	06/15/11	1,300,000	05/12/11		650,062		650,062		0.1%
2.068	JPMCB	21744 State Road 54	3,750	Square Feet	100.0%	06/15/11	1,300,000	05/10/11		650,062		650,062		0.1%
2.069	JPMCB	4041 Rowan Road	3,638	Square Feet	100.0%	06/15/11	1,300,000	05/10/11		650,062		650,062		0.1%
2.070	JPMCB	4986 North Henry Boulevard	6,211	Square Feet	100.0%	06/15/11	1,300,000	05/10/11		650,062		650,062		0.1%
2.071	JPMCB	62 Market Street	6,659	Square Feet	100.0%	06/15/11	1,243,000	05/13/11		621,559		621,559		0.1%
2.072	JPMCB	610 East Derenne Avenue	3,350	Square Feet	100.0%	06/15/11	1,200,000	05/12/11		600,057		600,057		0.1%
2.073	JPMCB	4125 State Road 60	2,500	Square Feet	100.0%	06/15/11	1,200,000	05/20/11		600,057		600,057		0.1%
2.074	JPMCB	1821 Hillandale Road	2,955	Square Feet	100.0%	06/15/11	1,160,000	05/16/11		580,055		580,055		0.1%
2.075	JPMCB	180 Gaines School Road	3,230	Square Feet	100.0%	06/15/11	1,160,000	05/12/11		580,055		580,055		0.1%
2.076	JPMCB	2815 Skidaway Road	3,200	Square Feet	100.0%	06/15/11	1,150,000	05/12/11		575,055		575,055		0.1%
2.077	JPMCB	2100 West Cumberland Street	4,156	Square Feet	100.0%	06/15/11	1,120,000	05/17/11		560,053		560,053		0.1%
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard	2,988	Square Feet	100.0%	06/15/11	1,100,000	05/10/11		550,052		550,052		0.1%
2.079	JPMCB	2915 Nolensville Road	3,886	Square Feet	100.0%	06/15/11	1,050,000	05/20/11		525,050		525,050		0.1%
2.080	JPMCB	496 Mclaws Circle	2,211	Square Feet	100.0%	06/15/11	1,050,000	05/12/11		525,050		525,050		0.1%
2.081	JPMCB	201 South Pleasantburg Drive	3,251	Square Feet	100.0%	06/15/11	1,050,000	05/18/11		525,050		525,050		0.1%
2.082	JPMCB	1250 South Church Street	5,320	Square Feet	100.0%	06/15/11	1,025,000	05/20/11		512,549		512,549		0.0%
2.083	JPMCB	1104 Gray Highway	3,532	Square Feet	100.0%	06/15/11	1,010,000	05/11/11		505,048		505,048		0.0%
2.084	JPMCB	3814 Northwest 43rd Street	2,500	Square Feet	100.0%	06/15/11	1,000,000	05/20/11		500,048		500,048		0.0%
2.085	JPMCB	111 North Causeway	2,922	Square Feet	100.0%	06/15/11	1,000,000	05/20/11		500,048		500,048		0.0%
2.086	JPMCB	7804 National Service Road	3,076	Square Feet	100.0%	06/15/11	980,000	05/20/11		490,047		490,047		0.0%
2.087	JPMCB	201 North Isabella Street	13,455	Square Feet	100.0%	06/15/11	960,000	05/11/11		480,046		480,046		0.0%
2.088	JPMCB	300 US Highway 43	2,912	Square Feet	100.0%	06/15/11	960,000	05/09/11		480,046		480,046		0.0%
2.089	JPMCB	272 North Fayetteville Street	2,955	Square Feet	100.0%	06/15/11	960,000	05/17/11		480,046		480,046		0.0%
2.090	JPMCB	112 McClanahan Street	3,164	Square Feet	100.0%	06/15/11	950,000	05/20/11		475,045		475,045		0.0%
2.091	JPMCB	200 South State Street	4,760	Square Feet	100.0%	06/15/11	940,000	05/20/11		470,045		470,045		0.0%
2.092	JPMCB	2843 Panola Road	2,688	Square Feet	100.0%	06/15/11	900,000	05/10/11		450,043		450,043		0.0%
2.093	JPMCB	4441 The Plaza	3,200	Square Feet	100.0%	06/15/11	900,000	05/20/11		450,043		450,043		0.0%
2.094	JPMCB	9627 Dayton Pike	3,950	Square Feet	100.0%	06/15/11	880,000	05/16/11		440,042		440,042		0.0%
2.095	JPMCB	125 East Virginia Avenue	3,200	Square Feet	100.0%	06/15/11	875,000	05/20/11		437,542		437,542		0.0%
2.096	JPMCB	1301 Taft Highway	3,764	Square Feet	100.0%	06/15/11	840,000	05/16/11		420,040		420,040		0.0%
2.097	JPMCB	745 South Broad Street	3,000	Square Feet	100.0%	06/15/11	800,000	05/10/11		400,038		400,038		0.0%
2.098	JPMCB	5980 Imperial Parkway	2,277	Square Feet	100.0%	06/15/11	800,000	05/12/11		400,038		400,038		0.0%
2.099	JPMCB	4601 Jonesboro Road	5,009	Square Feet	100.0%	06/15/11	800,000	05/10/11		400,038		400,038		0.0%
2.100	JPMCB	2111 Wade Hampton Boulevard	2,279	Square Feet	100.0%	06/15/11	800,000	05/18/11		400,038		400,038		0.0%
2.101	JPMCB	658 Main Street	3,182	Square Feet	100.0%	06/15/11	730,000	05/12/11		365,035		365,035		0.0%
2.102	JPMCB	414 Wharf Street	4,100	Square Feet	100.0%	06/15/11	710,000	05/16/11		355,034		355,034		0.0%
2.103	JPMCB	4233 West Stone Drive	2,560	Square Feet	100.0%	06/15/11	710,000	05/16/11		355,034		355,034		0.0%

A-1-3

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Units(2)	Measure	Occupancy %	Date	Value ($)(3)	Date(3)	LTV %(3)	Balance ($)(4)	per Unit ($)	Balance ($)(4)	per Unit ($)	Pool Balance	Loan	Borrower(5)	Rate %(6)	Fee %(6)	Rate %(6)	Accrual Type
2.104	JPMCB	234 North Main Street	3,750	Square Feet	100.0%	06/15/11	670,000	05/20/11		335,032		335,032		0.0%
2.105	JPMCB	1611 South Miami Boulevard	1,820	Square Feet	100.0%	06/15/11	660,000	05/16/11		330,031		330,031		0.0%
2.106	JPMCB	300 South Mock Road	3,127	Square Feet	100.0%	06/15/11	630,000	05/11/11		315,030		315,030		0.0%
2.107	JPMCB	624 West Main Street	2,484	Square Feet	100.0%	06/15/11	625,000	05/20/11		312,530		312,530		0.0%
2.108	JPMCB	1213 Greenland Drive	2,000	Square Feet	100.0%	06/15/11	625,000	05/20/11		312,530		312,530		0.0%
2.109	JPMCB	4720 Highway 49 South	2,166	Square Feet	100.0%	06/15/11	600,000	05/20/11		300,029		300,029		0.0%
2.110	JPMCB	4306 North Liberty Street	2,216	Square Feet	100.0%	06/15/11	590,000	05/20/11		295,028		295,028		0.0%
2.111	JPMCB	416 Highway 27 South	2,400	Square Feet	100.0%	06/15/11	590,000	05/20/11		295,028		295,028		0.0%
2.112	JPMCB	110 West 10th Street	2,026	Square Feet	100.0%	06/15/11	560,000	05/16/11		280,028		280,028		0.0%
2.113	JPMCB	7133 Forest Hill Avenue	2,600	Square Feet	100.0%	06/15/11	550,000	05/10/11		275,026		275,026		0.0%
2.114	JPMCB	4830 Jefferson Davis Highway	2,717	Square Feet	100.0%	06/15/11	525,000	05/10/11		262,525		262,525		0.0%
2.115	JPMCB	5716 West Andrew Johnson Highway	2,500	Square Feet	100.0%	06/15/11	500,000	05/16/11		250,024		250,024		0.0%
2.116	JPMCB	869 North Lee Highway	1,600	Square Feet	100.0%	06/15/11	430,000	05/20/11		215,020		215,020		0.0%
2.117	JPMCB	7880 Broad Street	1,800	Square Feet	100.0%	06/15/11	430,000	05/20/11		215,020		215,020		0.0%
2.118	JPMCB	400 West Main Street	2,053	Square Feet	100.0%	06/15/11	350,000	05/20/11		175,017		175,017		0.0%
2.119	JPMCB	23364 Front Street	1,157	Square Feet	100.0%	06/15/11	327,000	05/13/11		163,516		163,516		0.0%
2.120	JPMCB	4394 South NC Highway 150	1,100	Square Feet	100.0%	06/15/11	240,000	05/20/11		120,011		120,011		0.0%
2.121	JPMCB	33287 Railroad Avenue	1,173	Square Feet	100.0%	06/15/11	221,000	05/13/11		110,511		110,511		0.0%
3	JPMCB	Asheville Mall	323,832	Square Feet	95.4%	08/01/11	123,000,000	06/28/11	63.4%	78,000,000	241	78,000,000	241	7.6%	No		5.80000	0.06720	5.73280	Actual/360
4	JPMCB	Sun Development and Management Portfolio	637	Rooms	72.1%	07/31/11	102,600,000	Various	54.6%	56,300,000	88,383	56,024,503	87,951	5.4%	No		4.86181	0.10720	4.75461	Actual/360
4.001	JPMCB	Embassy Suites Palmdale	150	Rooms	70.7%	07/31/11	36,000,000	04/01/11		19,400,000		19,305,068		1.9%
4.002	JPMCB	Hilton Garden Inn Ridgefield Park	140	Rooms	75.1%	07/31/11	26,000,000	04/01/11		13,120,000		13,055,799		1.3%
4.003	JPMCB	Homewood Suites Nashville	113	Rooms	77.4%	07/31/11	17,500,000	02/04/11		11,220,000		11,165,096		1.1%
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista	125	Rooms	75.0%	07/31/11	12,200,000	02/01/11		6,850,000		6,816,480		0.7%
4.005	JPMCB	Candlewood Suites Hattiesburg	109	Rooms	61.4%	07/31/11	10,900,000	02/01/11		5,710,000		5,682,059		0.6%
5	JPMCB	Google Kirkland Campus	194,825	Square Feet	100.0%	07/06/11	91,000,000	07/14/11	59.9%	54,475,000	280	54,475,000	280	5.3%	No		5.90000	0.06720	5.83280	Actual/360
6	JPMCB	24 West 57th Street	110,818	Square Feet	98.9%	06/30/11	80,000,000	07/01/11	61.1%	48,850,000	441	48,850,000	441	4.7%	No		5.17900	0.10720	5.07180	Actual/360
7	JPMCB	Kite Retail Portfolio	359,373	Square Feet	91.5%	Various	57,925,000	Various	74.9%	43,400,000	121	43,400,000	121	4.2%	No	2	5.44200	0.06720	5.37480	Actual/360
7.001	JPMCB	Boulevard Crossing	123,629	Square Feet	89.3%	05/12/11	18,200,000	06/29/11		13,650,000		13,650,000		1.3%
7.002	JPMCB	Hamilton Crossing Center	82,353	Square Feet	90.6%	05/12/11	17,400,000	06/29/11		13,050,000		13,050,000		1.3%
7.003	JPMCB	Naperville Marketplace	83,763	Square Feet	96.1%	05/23/11	12,800,000	06/24/11		9,600,000		9,600,000		0.9%
7.004	JPMCB	Publix at Acworth	69,628	Square Feet	91.0%	05/12/11	9,525,000	07/02/11		7,100,000		7,100,000		0.7%
8	JPMCB	Orland Park Place	598,774	Square Feet	99.9%	06/17/11	81,600,000	06/24/11	51.8%	42,280,000	71	42,280,000	71	4.1%	No	3	5.55000	0.10720	5.44280	Actual/360
9	JPMCB	LaSalle Select Portfolio	399,641	Square Feet	86.3%	06/01/11	53,550,000	05/25/11	74.9%	40,125,000	100	40,085,439	100	3.9%	No	5	5.31340	0.12720	5.18620	Actual/360
9.001	JPMCB	5707 Peachtree Parkway	99,142	Square Feet	100.0%	06/01/11	14,100,000	05/25/11		10,565,126		10,554,709		1.0%
9.002	JPMCB	3585 Engineering Drive	98,092	Square Feet	88.3%	06/01/11	13,700,000	05/25/11		10,265,406		10,255,285		1.0%
9.003	JPMCB	6455 East Johns Crossing	98,253	Square Feet	61.7%	06/01/11	13,500,000	05/25/11		10,115,546		10,105,573		1.0%
9.004	JPMCB	6625 The Corners Parkway	104,154	Square Feet	94.7%	06/01/11	12,250,000	05/25/11		9,178,922		9,169,872		0.9%
10	JPMCB	Denver West Village	310,150	Square Feet	86.5%	04/21/11	45,000,000	06/12/11	62.2%	28,000,000	90	28,000,000	90	2.7%	No		5.03700	0.10720	4.92980	Actual/360
11	JPMCB	Lehigh Valley Portfolio	331,026	Square Feet	91.5%	01/31/11	39,100,000	03/01/11	67.6%	26,520,000	80	26,428,532	80	2.6%	No		4.85300	0.10720	4.74580	Actual/360
11.001	JPMCB	1640-1660 Valley Center Parkway	87,500	Square Feet	83.8%	01/31/11	10,600,000	03/01/11		7,189,565		7,164,768		0.7%
11.002	JPMCB	1455 Valley Center Parkway	54,118	Square Feet	100.0%	01/31/11	7,100,000	03/01/11		4,815,652		4,799,043		0.5%
11.003	JPMCB	1560 Valley Center Parkway	51,400	Square Feet	72.6%	01/31/11	6,700,000	03/01/11		4,544,348		4,528,674		0.4%
11.004	JPMCB	1550 Valley Center Parkway	43,400	Square Feet	100.0%	01/31/11	6,300,000	03/01/11		4,273,043		4,258,305		0.4%
11.005	JPMCB	1510 Valley Center Parkway	48,208	Square Feet	100.0%	01/31/11	5,500,000	03/01/11		3,730,435		3,717,569		0.4%
11.006	JPMCB	1530 Valley Center Parkway	46,400	Square Feet	100.0%	01/31/11	2,900,000	03/01/11		1,966,957		1,960,173		0.2%
12	JPMCB	Eddy Street Commons at Notre Dame	169,771	Square Feet	95.9%	08/10/11	34,000,000	06/29/11	75.0%	25,500,000	150	25,500,000	150	2.5%	No	2	5.44200	0.06720	5.37480	Actual/360
13	JPMCB	SunTrust Bank Portfolio II	171,209	Square Feet	100.0%	05/19/11	50,085,000	Various	49.9%	25,000,000	146	25,000,000	146	2.4%	No	1	5.42000	0.10720	5.31280	Actual/360
13.001	JPMCB	4240 West Lake Mary Boulevard	8,515	Square Feet	100.0%	05/19/11	4,400,000	05/20/11		2,246,044		2,246,044		0.2%
13.002	JPMCB	26627 US Highway 19 North	5,335	Square Feet	100.0%	05/19/11	2,800,000	05/10/11		1,429,301		1,429,301		0.1%
13.003	JPMCB	597 Solomons Island Road North	2,664	Square Feet	100.0%	05/19/11	2,500,000	05/06/11		1,327,208		1,327,208		0.1%
13.004	JPMCB	4425 Lafayette Street	16,000	Square Feet	100.0%	05/19/11	2,500,000	05/08/11		1,276,161		1,276,161		0.1%
13.005	JPMCB	1850 US Highway 1 South	6,000	Square Feet	100.0%	05/19/11	2,300,000	05/11/11		1,174,068		1,174,068		0.1%
13.006	JPMCB	2150 Cleveland Street	4,584	Square Feet	100.0%	05/19/11	2,300,000	05/10/11		1,174,068		1,174,068		0.1%
13.007	JPMCB	1605 21st Avenue South	3,500	Square Feet	100.0%	05/19/11	2,150,000	05/20/11		1,097,499		1,097,499		0.1%
13.008	JPMCB	111 Southwest 17th Street	6,617	Square Feet	100.0%	05/19/11	2,100,000	05/20/11		1,071,976		1,071,976		0.1%
13.009	JPMCB	7319 Spring Hill Drive	6,028	Square Feet	100.0%	05/19/11	2,000,000	05/10/11		1,020,929		1,020,929		0.1%
13.010	JPMCB	10000 Taft Street	4,000	Square Feet	100.0%	05/19/11	1,900,000	05/11/11		969,883		969,883		0.1%
13.011	JPMCB	6548 Main Street	7,613	Square Feet	100.0%	05/19/11	1,900,000	05/12/11		969,883		969,883		0.1%
13.012	JPMCB	3990 Southwest State Road 200	4,770	Square Feet	100.0%	05/19/11	1,800,000	05/20/11		918,836		918,836		0.1%
13.013	JPMCB	114 West Blue Ridge Street	15,430	Square Feet	100.0%	05/19/11	1,660,000	05/11/11		847,371		847,371		0.1%
13.014	JPMCB	240 West Main Street	8,000	Square Feet	100.0%	05/19/11	1,600,000	05/20/11		816,743		816,743		0.1%
13.015	JPMCB	892 Deltona Boulevard	4,200	Square Feet	100.0%	05/19/11	1,600,000	05/20/11		816,743		816,743		0.1%
13.016	JPMCB	5370 Peachtree Industrial Boulevard	4,604	Square Feet	100.0%	05/19/11	1,600,000	05/10/11		816,743		816,743		0.1%
13.017	JPMCB	7612 State Road 52	3,340	Square Feet	100.0%	05/19/11	1,600,000	05/10/11		816,743		816,743		0.1%
13.018	JPMCB	286 Hancock Street	7,604	Square Feet	100.0%	05/19/11	1,530,000	05/11/11		781,011		781,011		0.1%
13.019	JPMCB	100 Flagler Plaza Drive	3,741	Square Feet	100.0%	05/19/11	1,400,000	05/11/11		714,650		714,650		0.1%
13.020	JPMCB	7801 Pineville-Matthews Road	2,440	Square Feet	100.0%	05/19/11	1,050,000	05/20/11		535,988		535,988		0.1%
13.021	JPMCB	201 South Peterson Avenue	14,351	Square Feet	100.0%	05/19/11	1,030,000	05/11/11		525,778		525,778		0.1%
13.022	JPMCB	5705 High Point Road	3,131	Square Feet	100.0%	05/19/11	1,030,000	05/20/11		525,778		525,778		0.1%
13.023	JPMCB	804 North Madison Boulevard	3,200	Square Feet	100.0%	05/19/11	1,010,000	05/16/11		515,569		515,569		0.1%
13.024	JPMCB	5473 East Mountain Street	5,191	Square Feet	100.0%	05/19/11	950,000	05/10/11		484,941		484,941		0.0%
13.025	JPMCB	5 West Main Street	2,798	Square Feet	100.0%	05/19/11	950,000	05/18/11		484,941		484,941		0.0%
13.026	JPMCB	1645 Bradley Park Drive	5,470	Square Feet	100.0%	05/19/11	2,120,000	05/11/11		464,523		464,523		0.0%
13.027	JPMCB	201 South Main Street	2,847	Square Feet	100.0%	05/19/11	735,000	05/16/11		375,191		375,191		0.0%
13.028	JPMCB	3000 Virginia Avenue	4,268	Square Feet	100.0%	05/19/11	690,000	05/11/11		352,221		352,221		0.0%
13.029	JPMCB	88 Hillsboro Street	2,268	Square Feet	100.0%	05/19/11	520,000	05/17/11		265,442		265,442		0.0%
13.030	JPMCB	426 West Walnut Street	2,700	Square Feet	100.0%	05/19/11	360,000	05/16/11		183,767		183,767		0.0%
14	JPMCB	Sawyer Heights Village	107,091	Square Feet	89.1%	01/21/11	34,500,000	04/12/11	54.2%	18,700,000	175	18,700,000	175	1.8%	No	6	5.00000	0.10720	4.89280	Actual/360
15	JPMCB	University Town Center	158,516	Square Feet	96.3%	05/31/11	33,400,000	03/09/11	56.0%	18,690,000	118	18,690,000	118	1.8%	No	4	5.47500	0.10720	5.36780	Actual/360
16	JPMCB	Maitland 200	204,237	Square Feet	95.7%	04/20/11	23,500,000	06/09/11	73.3%	17,250,000	84	17,231,630	84	1.7%	No		4.99100	0.10720	4.88380	Actual/360
17	JPMCB	Landing Apartments	346	Units	95.7%	05/09/11	21,590,000	06/09/11	73.9%	16,000,000	46,243	15,962,585	46,135	1.6%	No	5	4.59400	0.12720	4.46680	Actual/360
18	JPMCB	Prattville Town Center	168,914	Square Feet	88.0%	01/01/11	27,500,000	03/08/11	57.9%	15,930,000	94	15,930,000	94	1.5%	No	4	5.47500	0.10720	5.36780	Actual/360
19	JPMCB	Northcrest Shopping Center	133,675	Square Feet	84.7%	01/01/11	31,000,000	02/26/11	50.9%	15,780,000	118	15,780,000	118	1.5%	No	4	5.47500	0.10720	5.36780	Actual/360
20	JPMCB	Verizon Alabama HQ	152,166	Square Feet	100.0%	09/01/11	28,000,000	06/08/11	54.0%	15,125,000	99	15,125,000	99	1.5%	No		5.68100	0.10720	5.57380	Actual/360
21	JPMCB	Brooks Corner	172,927	Square Feet	93.2%	05/02/11	25,130,000	05/12/11	56.6%	14,275,800	83	14,230,137	82	1.4%	No		5.20100	0.10720	5.09380	Actual/360
22	JPMCB	Bayport Commons	97,112	Square Feet	93.8%	05/31/11	17,500,000	06/28/11	75.0%	13,125,000	135	13,125,000	135	1.3%	No	2	5.44200	0.06720	5.37480	Actual/360
23	JPMCB	Inman Grove Shopping Center	118,804	Square Feet	92.2%	05/01/11	19,800,000	05/12/11	65.5%	13,000,000	109	12,977,278	109	1.3%	No		5.80600	0.10720	5.69880	Actual/360
24	JPMCB	River North Portfolio	68,028	Square Feet	100.0%	Various	18,600,000	04/05/11	68.4%	12,750,000	187	12,724,731	187	1.2%	No		5.30200	0.10720	5.19480	Actual/360
24.001	JPMCB	114. W. Illinois	35,800	Square Feet	100.0%	04/25/11	11,700,000	04/05/11		8,150,000		8,133,848		0.8%
24.002	JPMCB	500 N. Clark	32,228	Square Feet	100.0%	03/22/11	6,900,000	04/05/11		4,600,000		4,590,883		0.4%
25	JPMCB	Fairview Heights Plaza	167,491	Square Feet	91.5%	05/01/11	18,700,000	06/05/11	66.7%	12,500,000	75	12,473,376	74	1.2%	No		5.00000	0.10720	4.89280	Actual/360
26	JPMCB	Heritage Commons III	119,001	Square Feet	100.0%	04/30/11	19,000,000	05/03/11	65.1%	12,400,000	104	12,359,613	104	1.2%	No		4.70000	0.14720	4.55280	Actual/360
27	JPMCB	Bird Creek Crossing	124,941	Square Feet	93.8%	05/18/11	21,250,000	05/06/11	55.0%	11,681,500	93	11,681,500	93	1.1%	No	6	5.15900	0.10720	5.05180	Actual/360
28	JPMCB	Red Top Plaza	151,840	Square Feet	87.4%	08/19/11	20,000,000	07/22/11	57.0%	11,400,000	75	11,400,000	75	1.1%	No	3	5.55000	0.10720	5.44280	Actual/360
29	JPMCB	Shaw's Londonderry	191,583	Square Feet	91.4%	07/21/11	17,000,000	06/07/11	64.7%	11,000,000	57	11,000,000	57	1.1%	No		5.85000	0.14720	5.70280	Actual/360
30	JPMCB	Kensington Place MHC	488	Pads	86.1%	07/13/11	13,900,000	06/15/11	64.7%	9,000,000	18,443	8,991,951	18,426	0.9%	No		5.70600	0.10720	5.59880	Actual/360
31	JPMCB	Franklin Centre	120,068	Square Feet	92.7%	04/19/11	12,500,000	05/06/11	67.9%	8,500,000	71	8,484,829	71	0.8%	No		5.72400	0.10720	5.61680	Actual/360
32	JPMCB	Village Ten Center	211,472	Square Feet	96.1%	03/31/11	16,600,000	05/09/11	50.0%	8,300,000	39	8,300,000	39	0.8%	No	3	5.17000	0.10720	5.06280	Actual/360
33	JPMCB	Caton Crossing	83,792	Square Feet	96.4%	05/24/11	13,700,000	05/15/11	56.2%	7,700,000	92	7,700,000	92	0.7%	No	3	5.19000	0.10720	5.08280	Actual/360
34	JPMCB	340 North Belt Place	177,781	Square Feet	80.2%	04/30/11	9,600,000	03/22/11	69.4%	6,685,250	38	6,660,778	37	0.6%	No		5.25000	0.10720	5.14280	Actual/360
35	JPMCB	Morningstar of Chapel Hill	725	Units	88.3%	08/10/11	8,850,000	08/11/11	72.9%	6,450,000	8,897	6,450,000	8,897	0.6%	No	7	5.90800	0.14720	5.76080	Actual/360
36	JPMCB	The Cove at Southern	358	Beds	95.5%	08/24/11	8,400,000	07/26/11	69.6%	5,850,000	16,341	5,850,000	16,341	0.6%	No		5.75000	0.10720	5.64280	Actual/360
37	JPMCB	Lake Mary Plaza	21,370	Square Feet	91.4%	06/08/11	9,535,000	05/01/11	53.3%	5,080,000	238	5,080,000	238	0.5%	No	4	5.10000	0.10720	4.99280	Actual/360
38	JPMCB	Creek Crossing Shopping Center	70,079	Square Feet	90.2%	06/29/11	7,200,000	04/16/11	69.9%	5,040,000	72	5,034,769	72	0.5%	No		5.10000	0.06720	5.03280	Actual/360
39	JPMCB	Walgreens Plaza	42,219	Square Feet	83.6%	06/08/11	9,400,000	04/05/11	49.5%	4,650,000	110	4,650,000	110	0.5%	No	4	5.30400	0.10720	5.19680	Actual/360
40	JPMCB	Heritage Square	22,385	Square Feet	93.4%	06/08/11	8,100,000	03/24/11	55.1%	4,460,000	199	4,460,000	199	0.4%	No	4	5.10000	0.10720	4.99280	Actual/360
41	JPMCB	Towneplace Suites Charlotte	94	Rooms	76.7%	06/30/11	7,200,000	06/24/11	60.0%	4,320,000	45,957	4,320,000	45,957	0.4%	No	8	6.25000	0.10720	6.14280	Actual/360
42	JPMCB	Fairfield Inn & Suites East Ridge	79	Rooms	71.0%	06/30/11	6,800,000	06/27/11	60.0%	4,080,000	51,646	4,080,000	51,646	0.4%	No	8	6.25000	0.10720	6.14280	Actual/360
43	JPMCB	Academy Sports Weslaco	72,514	Square Feet	100.0%	06/01/11	6,100,000	04/27/11	59.9%	3,660,000	50	3,653,260	50	0.4%	No		5.60000	0.06720	5.53280	Actual/360
44	JPMCB	Morningstar of Virginia Beach	519	Units	76.9%	08/10/11	5,150,000	08/08/11	68.9%	3,550,000	6,840	3,550,000	6,840	0.3%	No	7	5.90800	0.14720	5.76080	Actual/360

A-1-4

ANNEX A-1

			Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity
Loan #	Seller(1)	Property Name	Service ($)(7)	Service ($)(8)	Note Date	Payment Date(9)	Last IO Payment	First P&I Payment	Term(9)	Amort	I/O Period(9)(10)	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date	ARD Loan(11)	Mat Date(11)	Balance ($)(4)	LTV %(3)
1	JPMCB	InterContinental Hotel Chicago	833,329.09	9,999,949.08	07/28/11	09/01/11	08/01/13	09/01/13	119	360	24	1	1	0	0	08/01/21	No		127,352,255	44.1%
2	JPMCB	SunTrust Bank Portfolio I	459,194.44	5,510,333.28	06/30/11	08/01/11			118	0	120	2	1	0	0	07/01/21	Yes	07/01/31	100,000,000	50.0%
2.001	JPMCB	3020 Peachtree Road NW																	4,000,380
2.002	JPMCB	1030 Wilmer Avenue																	3,900,371
2.003	JPMCB	7500 Wisconsin Avenue																	3,150,299
2.004	JPMCB	3300 Northside Parkway NW																	2,500,238
2.005	JPMCB	5898 Roswell Road NE																	1,950,185
2.006	JPMCB	152 Main Street																	1,850,176
2.007	JPMCB	100 Crain Highway SW																	1,650,157
2.008	JPMCB	4250 John Marr Drive																	1,625,154
2.009	JPMCB	160 Garrisonville Road																	1,412,634
2.010	JPMCB	5775 Red Bug Lake Road																	1,400,133
2.011	JPMCB	4212 Washington Road																	1,325,126
2.012	JPMCB	47 Whitlock Avenue																	1,325,126
2.013	JPMCB	4110 Brambleton Avenue SW																	1,275,121
2.014	JPMCB	880 East Palmetto Park Road																	1,250,119
2.015	JPMCB	1409 East Atlantic Boulevard																	1,250,119
2.016	JPMCB	3577 Fruitville Road																	1,250,119
2.017	JPMCB	827 Joe Frank Harris Parkway																	1,250,119
2.018	JPMCB	1470 West Granada Boulevard																	1,200,114
2.019	JPMCB	103 City Circle																	1,200,114
2.020	JPMCB	110 Mulberry Street NW																	1,187,613
2.021	JPMCB	1331 Johnson Ferry Road																	1,150,109
2.022	JPMCB	8226 North Wickham Road																	1,150,109
2.023	JPMCB	3620 Six Forks Road																	1,115,106
2.024	JPMCB	1725 Mallory Lane																	1,112,606
2.025	JPMCB	4290 13th Street																	1,100,105
2.026	JPMCB	3800 South Semoran Boulevard																	1,100,105
2.027	JPMCB	200 East Fifth Avenue																	1,100,105
2.028	JPMCB	1411 Woodward Avenue																	1,087,603
2.029	JPMCB	5025 West Colonial Drive																	1,050,100
2.030	JPMCB	214 West Broadway Street																	1,050,100
2.031	JPMCB	5030 Thoroughbred Lane																	1,037,599
2.032	JPMCB	403 Academy Street																	1,035,098
2.033	JPMCB	1900 Queens Chapel Road																	1,025,097
2.034	JPMCB	113 East Granada Boulevard																	1,000,095
2.035	JPMCB	408 South US Highway 41																	1,000,095
2.036	JPMCB	299 Bill France Boulevard																	1,000,095
2.037	JPMCB	1235 Southlake Circle																	950,090
2.038	JPMCB	6300 Central Avenue																	950,090
2.039	JPMCB	2503 Lebanon Road																	925,088
2.040	JPMCB	2458 North Wickham Road																	900,086
2.041	JPMCB	160 North Nova Road																	900,086
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard																	900,086
2.043	JPMCB	1075 Carpenters Way																	900,086
2.044	JPMCB	930 Main Street																	900,086
2.045	JPMCB	3301 Gulf Breeze Parkway																	850,081
2.046	JPMCB	55 Farrs Bridge Road																	812,577
2.047	JPMCB	314 East Eau Gallie Boulevard																	800,076
2.048	JPMCB	2300 South Atlantic Avenue																	800,076
2.049	JPMCB	9955 Southeast Federal Highway																	800,076
2.050	JPMCB	5303 Southwest 91st Drive																	800,076
2.051	JPMCB	1610 Woodruff Road																	787,575
2.052	JPMCB	5727 Gantt Road																	750,071
2.053	JPMCB	7879 West Commercial Boulevard																	750,071
2.054	JPMCB	140 West Main Street																	750,071
2.055	JPMCB	234 Barton Boulevard																	750,071
2.056	JPMCB	7061 South US Highway 1																	750,071
2.057	JPMCB	204 West Center Street																	725,069
2.058	JPMCB	4410 Altama Avenue																	725,069
2.059	JPMCB	1935 Galleria Boulevard																	710,067
2.060	JPMCB	4800 Northwest Blichton Road																	700,067
2.061	JPMCB	7001 Lee Highway																	700,067
2.062	JPMCB	344 Monument Road																	700,067
2.063	JPMCB	3850 Rockbridge Road																	700,067
2.064	JPMCB	4142 Sixth Street South																	700,067
2.065	JPMCB	189 South Lowry Street																	687,565
2.066	JPMCB	222 South Main Street																	687,565
2.067	JPMCB	3720 3rd Street South																	650,062
2.068	JPMCB	21744 State Road 54																	650,062
2.069	JPMCB	4041 Rowan Road																	650,062
2.070	JPMCB	4986 North Henry Boulevard																	650,062
2.071	JPMCB	62 Market Street																	621,559
2.072	JPMCB	610 East Derenne Avenue																	600,057
2.073	JPMCB	4125 State Road 60																	600,057
2.074	JPMCB	1821 Hillandale Road																	580,055
2.075	JPMCB	180 Gaines School Road																	580,055
2.076	JPMCB	2815 Skidaway Road																	575,055
2.077	JPMCB	2100 West Cumberland Street																	560,053
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard																	550,052
2.079	JPMCB	2915 Nolensville Road																	525,050
2.080	JPMCB	496 Mclaws Circle																	525,050
2.081	JPMCB	201 South Pleasantburg Drive																	525,050
2.082	JPMCB	1250 South Church Street																	512,549
2.083	JPMCB	1104 Gray Highway																	505,048
2.084	JPMCB	3814 Northwest 43rd Street																	500,048
2.085	JPMCB	111 North Causeway																	500,048
2.086	JPMCB	7804 National Service Road																	490,047
2.087	JPMCB	201 North Isabella Street																	480,046
2.088	JPMCB	300 US Highway 43																	480,046
2.089	JPMCB	272 North Fayetteville Street																	480,046
2.090	JPMCB	112 McClanahan Street																	475,045
2.091	JPMCB	200 South State Street																	470,045
2.092	JPMCB	2843 Panola Road																	450,043
2.093	JPMCB	4441 The Plaza																	450,043
2.094	JPMCB	9627 Dayton Pike																	440,042
2.095	JPMCB	125 East Virginia Avenue																	437,542
2.096	JPMCB	1301 Taft Highway																	420,040
2.097	JPMCB	745 South Broad Street																	400,038
2.098	JPMCB	5980 Imperial Parkway																	400,038
2.099	JPMCB	4601 Jonesboro Road																	400,038
2.100	JPMCB	2111 Wade Hampton Boulevard																	400,038
2.101	JPMCB	658 Main Street																	365,035
2.102	JPMCB	414 Wharf Street																	355,034
2.103	JPMCB	4233 West Stone Drive																	355,034

A-1-5

ANNEX A-1

			Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity
Loan #	Seller(1)	Property Name	Service ($)(7)	Service ($)(8)	Note Date	Payment Date(9)	Last IO Payment	First P&I Payment	Term(9)	Amort	I/O Period(9)(10)	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date	ARD Loan(11)	Mat Date(11)	Balance ($)(4)	LTV %(3)
2.104	JPMCB	234 North Main Street																	335,032
2.105	JPMCB	1611 South Miami Boulevard																	330,031
2.106	JPMCB	300 South Mock Road																	315,030
2.107	JPMCB	624 West Main Street																	312,530
2.108	JPMCB	1213 Greenland Drive																	312,530
2.109	JPMCB	4720 Highway 49 South																	300,029
2.110	JPMCB	4306 North Liberty Street																	295,028
2.111	JPMCB	416 Highway 27 South																	295,028
2.112	JPMCB	110 West 10th Street																	280,028
2.113	JPMCB	7133 Forest Hill Avenue																	275,026
2.114	JPMCB	4830 Jefferson Davis Highway																	262,525
2.115	JPMCB	5716 West Andrew Johnson Highway																	250,024
2.116	JPMCB	869 North Lee Highway																	215,020
2.117	JPMCB	7880 Broad Street																	215,020
2.118	JPMCB	400 West Main Street																	175,017
2.119	JPMCB	23364 Front Street																	163,516
2.120	JPMCB	4394 South NC Highway 150																	120,011
2.121	JPMCB	33287 Railroad Avenue																	110,511
3	JPMCB	Asheville Mall	493,062.50	5,916,750.00	08/19/11	10/01/11			120	300	0	0	1	15	0	09/01/21	No		59,997,994	48.8%
4	JPMCB	Sun Development and Management Portfolio	324,607.26	3,895,287.12	05/17/11	07/01/11			57	297	0	3	1	0	0	06/01/16	No		49,980,786	48.7%
4.001	JPMCB	Embassy Suites Palmdale																	17,222,509
4.002	JPMCB	Hilton Garden Inn Ridgefield Park																	11,647,387
4.003	JPMCB	Homewood Suites Nashville																	9,960,647
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista																	6,081,144
4.005	JPMCB	Candlewood Suites Hattiesburg																	5,069,099
5	JPMCB	Google Kirkland Campus	347,660.79	4,171,929.48	08/26/11	10/01/11			120	300	0	0	1	0	0	09/01/21	No		42,045,781	46.2%
6	JPMCB	24 West 57th Street	267,607.30	3,211,287.60	08/22/11	10/01/11			60	360	0	0	1	0	0	09/01/16	Yes	09/01/18	45,178,660	56.5%
7	JPMCB	Kite Retail Portfolio	244,843.42	2,938,121.04	08/03/11	10/01/11			120	360	0	0	1	0	0	09/01/21	No		36,191,714	62.5%
7.001	JPMCB	Boulevard Crossing																	11,382,878
7.002	JPMCB	Hamilton Crossing Center																	10,882,532
7.003	JPMCB	Naperville Marketplace																	8,005,540
7.004	JPMCB	Publix at Acworth																	5,920,764
8	JPMCB	Orland Park Place	198,804.08	2,385,648.96	09/01/11	10/01/11			120	0	120	0	1	0	0	09/01/21	No		42,280,000	51.8%
9	JPMCB	LaSalle Select Portfolio	223,150.00	2,677,800.00	07/06/11	09/01/11			119	359	0	1	1	0	0	08/01/21	No		33,328,551	62.2%
9.001	JPMCB	5707 Peachtree Parkway																	8,775,585
9.002	JPMCB	3585 Engineering Drive																	8,526,632
9.003	JPMCB	6455 East Johns Crossing																	8,402,156
9.004	JPMCB	6625 The Corners Parkway																	7,624,179
10	JPMCB	Denver West Village	150,943.85	1,811,326.20	06/29/11	08/01/11	07/01/14	08/01/14	118	360	36	2	1	5	5	07/01/21	No		24,809,285	55.1%
11	JPMCB	Lehigh Valley Portfolio	139,992.10	1,679,905.20	05/11/11	07/01/11			57	357	0	3	1	0	0	06/01/16	No		24,407,119	62.4%
11.001	JPMCB	1640-1660 Valley Center Parkway																	6,616,763
11.002	JPMCB	1455 Valley Center Parkway																	4,431,983
11.003	JPMCB	1560 Valley Center Parkway																	4,182,294
11.004	JPMCB	1550 Valley Center Parkway																	3,932,604
11.005	JPMCB	1510 Valley Center Parkway																	3,433,227
11.006	JPMCB	1530 Valley Center Parkway																	1,810,247
12	JPMCB	Eddy Street Commons at Notre Dame	143,859.61	1,726,315.32	08/03/11	10/01/11			120	360	0	0	1	0	0	09/01/21	No		21,264,717	62.5%
13	JPMCB	SunTrust Bank Portfolio II	114,798.61	1,377,583.32	06/30/11	08/01/11			118	0	120	2	1	0	0	07/01/21	Yes	07/01/31	25,000,000	49.9%
13.001	JPMCB	4240 West Lake Mary Boulevard																	2,246,044
13.002	JPMCB	26627 US Highway 19 North																	1,429,301
13.003	JPMCB	597 Solomons Island Road North																	1,327,208
13.004	JPMCB	4425 Lafayette Street																	1,276,161
13.005	JPMCB	1850 US Highway 1 South																	1,174,068
13.006	JPMCB	2150 Cleveland Street																	1,174,068
13.007	JPMCB	1605 21st Avenue South																	1,097,499
13.008	JPMCB	111 Southwest 17th Street																	1,071,976
13.009	JPMCB	7319 Spring Hill Drive																	1,020,929
13.010	JPMCB	10000 Taft Street																	969,883
13.011	JPMCB	6548 Main Street																	969,883
13.012	JPMCB	3990 Southwest State Road 200																	918,836
13.013	JPMCB	114 West Blue Ridge Street																	847,371
13.014	JPMCB	240 West Main Street																	816,743
13.015	JPMCB	892 Deltona Boulevard																	816,743
13.016	JPMCB	5370 Peachtree Industrial Boulevard																	816,743
13.017	JPMCB	7612 State Road 52																	816,743
13.018	JPMCB	286 Hancock Street																	781,011
13.019	JPMCB	100 Flagler Plaza Drive																	714,650
13.020	JPMCB	7801 Pineville-Matthews Road																	535,988
13.021	JPMCB	201 South Peterson Avenue																	525,778
13.022	JPMCB	5705 High Point Road																	525,778
13.023	JPMCB	804 North Madison Boulevard																	515,569
13.024	JPMCB	5473 East Mountain Street																	484,941
13.025	JPMCB	5 West Main Street																	484,941
13.026	JPMCB	1645 Bradley Park Drive																	464,523
13.027	JPMCB	201 South Main Street																	375,191
13.028	JPMCB	3000 Virginia Avenue																	352,221
13.029	JPMCB	88 Hillsboro Street																	265,442
13.030	JPMCB	426 West Walnut Street																	183,767
14	JPMCB	Sawyer Heights Village	79,215.28	950,583.36	07/01/11	08/01/11			118	0	120	2	1	0	0	07/01/21	No		18,700,000	54.2%
15	JPMCB	University Town Center	86,694.34	1,040,332.08	05/19/11	07/01/11			117	0	120	3	1	0	0	06/01/21	No		18,690,000	56.0%
16	JPMCB	Maitland 200	92,506.87	1,110,082.44	07/06/11	09/01/11			59	359	0	1	1	0	0	08/01/16	No		15,909,153	67.7%
17	JPMCB	Landing Apartments	81,965.74	983,588.88	06/29/11	08/01/11			58	358	0	2	1	0	0	07/01/16	No		14,665,901	67.9%
18	JPMCB	Prattville Town Center	73,891.97	886,703.64	04/29/11	06/01/11			116	0	120	4	1	0	0	05/01/21	No		15,930,000	57.9%
19	JPMCB	Northcrest Shopping Center	73,196.19	878,354.28	04/29/11	06/01/11			116	0	120	4	1	0	0	05/01/21	No		15,780,000	50.9%
20	JPMCB	Verizon Alabama HQ	72,797.68	873,572.10	09/02/11	10/01/11			85	0	85	0	1	0	0	10/01/18	No		15,125,000	54.0%
21	JPMCB	Brooks Corner	78,398.79	940,785.48	06/01/11	07/01/11			117	357	0	3	1	0	0	06/01/21	No		11,815,546	47.0%
22	JPMCB	Bayport Commons	74,045.39	888,544.68	08/03/11	10/01/11			120	360	0	0	1	0	0	09/01/21	No		10,945,075	62.5%
23	JPMCB	Inman Grove Shopping Center	76,327.57	915,930.84	06/30/11	08/01/11			118	358	0	2	1	0	0	07/01/21	No		10,964,679	55.4%
24	JPMCB	River North Portfolio	70,817.18	849,806.16	06/06/11	08/01/11			118	358	0	2	1	0	0	07/01/21	No		10,587,471	56.9%
24.001	JPMCB	114. W. Illinois																	6,767,678
24.002	JPMCB	500 N. Clark																	3,819,793
25	JPMCB	Fairview Heights Plaza	67,102.70	805,232.40	06/10/11	08/01/11			58	358	0	2	1	0	0	07/01/16	No		11,530,293	61.7%
26	JPMCB	Heritage Commons III	70,338.41	844,060.92	06/28/11	08/01/11			58	298	0	2	1	0	0	07/01/16	Yes	12/01/18	10,977,697	57.8%
27	JPMCB	Bird Creek Crossing	51,057.73	612,692.76	06/02/11	08/01/11			118	0	120	2	1	0	0	07/01/21	No		11,681,500	55.0%
28	JPMCB	Red Top Plaza	53,603.75	643,245.00	08/30/11	10/01/11			120	0	120	0	1	0	0	09/01/21	No		11,400,000	57.0%
29	JPMCB	Shaw's Londonderry	69,867.98	838,415.76	09/01/11	10/01/11			120	300	0	0	1	0	0	09/01/21	No		8,475,743	49.9%
30	JPMCB	Kensington Place MHC	52,270.26	627,243.12	07/22/11	09/01/11			119	359	0	1	1	0	0	08/01/21	No		7,567,231	54.4%
31	JPMCB	Franklin Centre	49,463.39	593,560.68	06/29/11	08/01/11			118	358	0	2	1	0	0	07/01/21	No		7,151,445	57.2%
32	JPMCB	Village Ten Center	36,355.15	436,261.80	06/01/11	07/01/11			117	0	120	3	1	0	0	06/01/21	No		8,300,000	50.0%
33	JPMCB	Caton Crossing	33,857.54	406,290.48	06/01/11	07/01/11			117	0	120	3	1	0	0	06/01/21	No		7,700,000	56.2%
34	JPMCB	340 North Belt Place	38,017.15	456,205.80	05/27/11	07/01/11			117	333	0	3	1	0	0	06/01/21	No		5,367,831	55.9%
35	JPMCB	Morningstar of Chapel Hill	38,290.33	459,483.96	09/02/11	10/01/11	10/01/11	11/01/11	61	360	1	0	1	0	0	10/01/16	No		6,027,347	68.1%
36	JPMCB	The Cove at Southern	34,139.01	409,668.12	08/26/11	10/01/11			60	360	0	0	1	0	0	09/01/16	No		5,454,703	64.9%
37	JPMCB	Lake Mary Plaza	21,949.83	263,397.96	06/13/11	08/01/11			118	0	120	2	1	0	0	07/01/21	No		5,080,000	53.3%
38	JPMCB	Creek Crossing Shopping Center	27,364.67	328,376.04	07/11/11	09/01/11			59	359	0	1	1	0	0	08/01/16	No		4,655,883	64.7%
39	JPMCB	Walgreens Plaza	20,895.55	250,746.60	06/13/11	08/01/11			118	0	120	2	1	0	0	07/01/21	No		4,650,000	49.5%
40	JPMCB	Heritage Square	19,270.92	231,251.04	06/13/11	08/01/11			118	0	120	2	1	0	0	07/01/21	No		4,460,000	55.1%
41	JPMCB	Towneplace Suites Charlotte	28,497.72	341,972.64	08/17/11	10/01/11			60	300	0	0	1	0	0	09/01/16	No		3,921,432	54.5%
42	JPMCB	Fairfield Inn & Suites East Ridge	26,914.51	322,974.12	08/22/11	10/01/11			60	300	0	0	1	0	0	09/01/16	No		3,703,575	54.5%
43	JPMCB	Academy Sports Weslaco	21,011.29	252,135.48	06/10/11	08/01/11			118	358	0	2	1	5	0	07/01/21	No		3,067,672	50.3%
44	JPMCB	Morningstar of Virginia Beach	21,074.52	252,894.24	09/02/11	10/01/11	10/01/11	11/01/11	61	360	1	0	1	0	0	10/01/16	No		3,317,377	64.4%

A-1-6

ANNEX A-1

			Prepayment	2008	2008	2008	2009	2009	2009	2010	2010	2010	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Provision (Payments)(9)(12)(13)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(14)	As of
1	JPMCB	InterContinental Hotel Chicago	L(25),Grtr1%orYM(92),O(3)	78,687,110	55,731,474	22,955,636	63,713,751	48,746,390	14,967,361	62,767,661	47,899,159	14,868,502	65,421,022	49,499,229	15,921,793	06/30/11
2	JPMCB	SunTrust Bank Portfolio I	L(5),Grtr1%orYM(112),O(3)
2.001	JPMCB	3020 Peachtree Road NW
2.002	JPMCB	1030 Wilmer Avenue
2.003	JPMCB	7500 Wisconsin Avenue
2.004	JPMCB	3300 Northside Parkway NW
2.005	JPMCB	5898 Roswell Road NE
2.006	JPMCB	152 Main Street
2.007	JPMCB	100 Crain Highway SW
2.008	JPMCB	4250 John Marr Drive
2.009	JPMCB	160 Garrisonville Road
2.010	JPMCB	5775 Red Bug Lake Road
2.011	JPMCB	4212 Washington Road
2.012	JPMCB	47 Whitlock Avenue
2.013	JPMCB	4110 Brambleton Avenue SW
2.014	JPMCB	880 East Palmetto Park Road
2.015	JPMCB	1409 East Atlantic Boulevard
2.016	JPMCB	3577 Fruitville Road
2.017	JPMCB	827 Joe Frank Harris Parkway
2.018	JPMCB	1470 West Granada Boulevard
2.019	JPMCB	103 City Circle
2.020	JPMCB	110 Mulberry Street NW
2.021	JPMCB	1331 Johnson Ferry Road
2.022	JPMCB	8226 North Wickham Road
2.023	JPMCB	3620 Six Forks Road
2.024	JPMCB	1725 Mallory Lane
2.025	JPMCB	4290 13th Street
2.026	JPMCB	3800 South Semoran Boulevard
2.027	JPMCB	200 East Fifth Avenue
2.028	JPMCB	1411 Woodward Avenue
2.029	JPMCB	5025 West Colonial Drive
2.030	JPMCB	214 West Broadway Street
2.031	JPMCB	5030 Thoroughbred Lane
2.032	JPMCB	403 Academy Street
2.033	JPMCB	1900 Queens Chapel Road
2.034	JPMCB	113 East Granada Boulevard
2.035	JPMCB	408 South US Highway 41
2.036	JPMCB	299 Bill France Boulevard
2.037	JPMCB	1235 Southlake Circle
2.038	JPMCB	6300 Central Avenue
2.039	JPMCB	2503 Lebanon Road
2.040	JPMCB	2458 North Wickham Road
2.041	JPMCB	160 North Nova Road
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard
2.043	JPMCB	1075 Carpenters Way
2.044	JPMCB	930 Main Street
2.045	JPMCB	3301 Gulf Breeze Parkway
2.046	JPMCB	55 Farrs Bridge Road
2.047	JPMCB	314 East Eau Gallie Boulevard
2.048	JPMCB	2300 South Atlantic Avenue
2.049	JPMCB	9955 Southeast Federal Highway
2.050	JPMCB	5303 Southwest 91st Drive
2.051	JPMCB	1610 Woodruff Road
2.052	JPMCB	5727 Gantt Road
2.053	JPMCB	7879 West Commercial Boulevard
2.054	JPMCB	140 West Main Street
2.055	JPMCB	234 Barton Boulevard
2.056	JPMCB	7061 South US Highway 1
2.057	JPMCB	204 West Center Street
2.058	JPMCB	4410 Altama Avenue
2.059	JPMCB	1935 Galleria Boulevard
2.060	JPMCB	4800 Northwest Blichton Road
2.061	JPMCB	7001 Lee Highway
2.062	JPMCB	344 Monument Road
2.063	JPMCB	3850 Rockbridge Road
2.064	JPMCB	4142 Sixth Street South
2.065	JPMCB	189 South Lowry Street
2.066	JPMCB	222 South Main Street
2.067	JPMCB	3720 3rd Street South
2.068	JPMCB	21744 State Road 54
2.069	JPMCB	4041 Rowan Road
2.070	JPMCB	4986 North Henry Boulevard
2.071	JPMCB	62 Market Street
2.072	JPMCB	610 East Derenne Avenue
2.073	JPMCB	4125 State Road 60
2.074	JPMCB	1821 Hillandale Road
2.075	JPMCB	180 Gaines School Road
2.076	JPMCB	2815 Skidaway Road
2.077	JPMCB	2100 West Cumberland Street
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard
2.079	JPMCB	2915 Nolensville Road
2.080	JPMCB	496 Mclaws Circle
2.081	JPMCB	201 South Pleasantburg Drive
2.082	JPMCB	1250 South Church Street
2.083	JPMCB	1104 Gray Highway
2.084	JPMCB	3814 Northwest 43rd Street
2.085	JPMCB	111 North Causeway
2.086	JPMCB	7804 National Service Road
2.087	JPMCB	201 North Isabella Street
2.088	JPMCB	300 US Highway 43
2.089	JPMCB	272 North Fayetteville Street
2.090	JPMCB	112 McClanahan Street
2.091	JPMCB	200 South State Street
2.092	JPMCB	2843 Panola Road
2.093	JPMCB	4441 The Plaza
2.094	JPMCB	9627 Dayton Pike
2.095	JPMCB	125 East Virginia Avenue
2.096	JPMCB	1301 Taft Highway
2.097	JPMCB	745 South Broad Street
2.098	JPMCB	5980 Imperial Parkway
2.099	JPMCB	4601 Jonesboro Road
2.100	JPMCB	2111 Wade Hampton Boulevard
2.101	JPMCB	658 Main Street
2.102	JPMCB	414 Wharf Street
2.103	JPMCB	4233 West Stone Drive

A-1-7

ANNEX A-1

			Prepayment	2008	2008	2008	2009	2009	2009	2010	2010	2010	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Provision (Payments)(9)(12)(13)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(14)	As of
2.104	JPMCB	234 North Main Street
2.105	JPMCB	1611 South Miami Boulevard
2.106	JPMCB	300 South Mock Road
2.107	JPMCB	624 West Main Street
2.108	JPMCB	1213 Greenland Drive
2.109	JPMCB	4720 Highway 49 South
2.110	JPMCB	4306 North Liberty Street
2.111	JPMCB	416 Highway 27 South
2.112	JPMCB	110 West 10th Street
2.113	JPMCB	7133 Forest Hill Avenue
2.114	JPMCB	4830 Jefferson Davis Highway
2.115	JPMCB	5716 West Andrew Johnson Highway
2.116	JPMCB	869 North Lee Highway
2.117	JPMCB	7880 Broad Street
2.118	JPMCB	400 West Main Street
2.119	JPMCB	23364 Front Street
2.120	JPMCB	4394 South NC Highway 150
2.121	JPMCB	33287 Railroad Avenue
3	JPMCB	Asheville Mall	L(24),Def(92),O(4)	13,744,039	3,996,629	9,747,410	14,100,876	3,712,129	10,388,746	14,020,962	3,725,178	10,295,785	13,788,149	3,801,056	9,987,093	05/31/11
4	JPMCB	Sun Development and Management Portfolio	L(24),Grtr1%orYM(35),O(1)	6,035,432	3,483,757	2,551,675	8,132,642	5,148,502	2,984,140	18,890,301	11,959,585	6,930,716	20,219,212	12,398,765	7,820,447	07/31/11
4.001	JPMCB	Embassy Suites Palmdale								5,236,057	2,951,394	2,284,663	5,931,041	3,376,647	2,554,394	07/31/11
4.002	JPMCB	Hilton Garden Inn Ridgefield Park								4,989,724	3,425,306	1,564,418	5,360,982	3,458,106	1,902,876	07/31/11
4.003	JPMCB	Homewood Suites Nashville		3,295,407	2,306,129	989,278	3,559,162	2,323,205	1,235,957	3,877,563	2,565,069	1,312,494	3,985,745	2,604,933	1,380,812	07/31/11
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista					2,483,234	1,779,348	703,886	2,602,831	1,902,722	700,109	2,867,566	1,940,286	927,280	07/31/11
4.005	JPMCB	Candlewood Suites Hattiesburg		2,740,025	1,177,628	1,562,397	2,090,246	1,045,949	1,044,297	2,184,126	1,115,094	1,069,032	2,073,878	1,018,793	1,055,085	07/31/11
5	JPMCB	Google Kirkland Campus	L(25),Grtr1%orYM(91),O(4)				7,043,641	1,247,970	5,795,671	8,007,495	2,029,081	5,978,414	8,520,560	2,395,365	6,125,195	06/30/11
6	JPMCB	24 West 57th Street	L(25),Grtr1%orYM(32),O(3)				6,144,263	2,543,026	3,601,236	6,766,684	2,259,091	4,507,594	6,814,257	2,417,680	4,396,577	06/30/11
7	JPMCB	Kite Retail Portfolio	L(25),Grtr1%orYM(92),O(3)	5,887,683	1,931,898	3,955,785	6,347,994	2,042,866	4,305,128	5,850,837	2,052,232	3,798,605	5,939,613	2,095,331	3,844,282	05/31/11
7.001	JPMCB	Boulevard Crossing		2,129,908	600,008	1,529,900	2,014,839	623,583	1,391,256	1,862,358	637,434	1,224,924	1,931,244	636,550	1,294,694	05/31/11
7.002	JPMCB	Hamilton Crossing Center		1,919,753	518,349	1,401,404	1,940,969	590,859	1,350,110	1,761,209	626,244	1,134,965	1,763,278	643,246	1,120,032	05/31/11
7.003	JPMCB	Naperville Marketplace		674,726	439,142	235,584	1,360,669	497,598	863,071	1,334,538	488,100	846,438	1,372,028	514,633	857,395	05/31/11
7.004	JPMCB	Publix at Acworth		1,163,296	374,399	788,897	1,031,517	330,826	700,691	892,732	300,454	592,278	873,063	300,902	572,161	05/31/11
8	JPMCB	Orland Park Place	L(25),Grtr1%orYM(92),O(3)	11,325,684	5,135,213	6,190,471	11,389,744	5,549,691	5,840,054	10,678,037	5,142,573	5,535,465	10,673,184	5,599,913	5,073,271	05/31/11
9	JPMCB	LaSalle Select Portfolio	L(25),Def(93),O(2)	6,999,415	2,628,888	4,370,527	6,837,689	2,575,714	4,261,975	6,948,249	2,666,519	4,281,730	7,099,422	2,684,704	4,414,717	04/30/11
9.001	JPMCB	5707 Peachtree Parkway
9.002	JPMCB	3585 Engineering Drive
9.003	JPMCB	6455 East Johns Crossing
9.004	JPMCB	6625 The Corners Parkway
10	JPMCB	Denver West Village	L(26),Def(90),O(4)	5,880,391	2,388,912	3,491,479	6,495,885	2,379,497	4,116,388	6,651,024	2,371,518	4,279,506
11	JPMCB	Lehigh Valley Portfolio	L(25),Grtr1%orYM(28),O(7)	5,243,072	1,797,031	3,446,041	5,546,871	1,857,872	3,688,999	5,608,648	1,950,894	3,657,754
11.001	JPMCB	1640-1660 Valley Center Parkway
11.002	JPMCB	1455 Valley Center Parkway
11.003	JPMCB	1560 Valley Center Parkway
11.004	JPMCB	1550 Valley Center Parkway
11.005	JPMCB	1510 Valley Center Parkway
11.006	JPMCB	1530 Valley Center Parkway
12	JPMCB	Eddy Street Commons at Notre Dame	L(25),Grtr1%orYM(92),O(3)										3,014,733	1,798,219	1,216,514	05/31/11
13	JPMCB	SunTrust Bank Portfolio II	L(5),Grtr1%orYM(112),O(3)
13.001	JPMCB	4240 West Lake Mary Boulevard
13.002	JPMCB	26627 US Highway 19 North
13.003	JPMCB	597 Solomons Island Road North
13.004	JPMCB	4425 Lafayette Street
13.005	JPMCB	1850 US Highway 1 South
13.006	JPMCB	2150 Cleveland Street
13.007	JPMCB	1605 21st Avenue South
13.008	JPMCB	111 Southwest 17th Street
13.009	JPMCB	7319 Spring Hill Drive
13.010	JPMCB	10000 Taft Street
13.011	JPMCB	6548 Main Street
13.012	JPMCB	3990 Southwest State Road 200
13.013	JPMCB	114 West Blue Ridge Street
13.014	JPMCB	240 West Main Street
13.015	JPMCB	892 Deltona Boulevard
13.016	JPMCB	5370 Peachtree Industrial Boulevard
13.017	JPMCB	7612 State Road 52
13.018	JPMCB	286 Hancock Street
13.019	JPMCB	100 Flagler Plaza Drive
13.020	JPMCB	7801 Pineville-Matthews Road
13.021	JPMCB	201 South Peterson Avenue
13.022	JPMCB	5705 High Point Road
13.023	JPMCB	804 North Madison Boulevard
13.024	JPMCB	5473 East Mountain Street
13.025	JPMCB	5 West Main Street
13.026	JPMCB	1645 Bradley Park Drive
13.027	JPMCB	201 South Main Street
13.028	JPMCB	3000 Virginia Avenue
13.029	JPMCB	88 Hillsboro Street
13.030	JPMCB	426 West Walnut Street
14	JPMCB	Sawyer Heights Village	L(25),Grtr1%orYM(92),O(3)	1,050,630	611,845	438,785	2,294,230	784,447	1,509,783	2,866,273	817,674	2,048,599
15	JPMCB	University Town Center	L(25),Grtr1%orYM(92),O(3)	2,530,327	498,748	2,031,579	2,681,425	741,385	1,940,040	2,619,418	701,012	1,918,406
16	JPMCB	Maitland 200	L(25),Grtr1%orYM(34),O(1)	4,619,760	1,729,933	2,889,827	4,814,474	1,945,703	2,868,772	4,309,326	1,787,082	2,522,245
17	JPMCB	Landing Apartments	L(26),Def(33),O(1)	2,861,417	1,084,145	1,777,272	2,749,085	1,024,688	1,724,397	2,660,577	956,987	1,703,590	2,701,168	951,038	1,750,130	04/30/11
18	JPMCB	Prattville Town Center	L(25),Grtr1%orYM(92),O(3)	2,568,229	519,140	2,049,088	2,503,914	562,090	1,941,824	2,500,497	488,024	2,012,473
19	JPMCB	Northcrest Shopping Center	L(25),Grtr1%orYM(92),O(3)				2,293,251	458,740	1,834,511	2,431,287	485,349	1,945,939
20	JPMCB	Verizon Alabama HQ	L(24),Def(58),O(3)				2,396,669	296,323	2,100,346	2,589,985	279,671	2,310,314
21	JPMCB	Brooks Corner	L(25),Grtr1%orYM(91),O(4)	2,961,766	1,109,180	1,852,586	2,800,608	1,025,842	1,774,766	2,690,873	1,006,860	1,684,013	2,656,468	1,080,192	1,576,277	03/31/11
22	JPMCB	Bayport Commons	L(25),Grtr1%orYM(92),O(3)	1,277,974	412,868	865,106	1,958,873	573,439	1,385,434	1,922,445	497,863	1,424,582	1,948,321	498,466	1,449,855	05/31/11
23	JPMCB	Inman Grove Shopping Center	L(25),Grtr1%orYM(92),O(3)	2,578,965	963,690	1,615,275	2,665,450	1,045,986	1,619,464	2,667,090	1,144,480	1,522,610	2,658,025	1,162,198	1,495,827	04/30/11
24	JPMCB	River North Portfolio	L(25),Grtr1%orYM(93),O(2)	1,078,018	425,705	652,313	1,825,928	486,253	1,339,675	1,963,709	484,769	1,478,940
24.001	JPMCB	114. W. Illinois		383,622	173,827	209,795	1,033,516	228,883	804,633	1,228,583	257,587	970,996
24.002	JPMCB	500 N. Clark		694,396	251,878	442,518	792,412	257,370	535,042	735,126	227,182	507,944
25	JPMCB	Fairview Heights Plaza	L(25),Grtr1%orYM(33),O(2)	2,017,873	632,224	1,385,649	1,634,772	570,202	1,064,570	1,338,010	542,426	795,584
26	JPMCB	Heritage Commons III	L(25),Grtr1%orYM(34),O(1)	2,690,030	1,257,943	1,432,087	2,694,405	1,259,601	1,434,804	2,564,096	1,129,808	1,434,288
27	JPMCB	Bird Creek Crossing	L(25),Grtr1%orYM(92),O(3)				1,778,213	714,180	1,064,034	2,135,734	657,914	1,477,820
28	JPMCB	Red Top Plaza	L(25),Grtr1%orYM(92),O(3)	2,359,813	730,127	1,629,687	2,297,320	730,501	1,566,819	2,210,390	694,604	1,515,786	2,157,390	690,993	1,466,397	03/31/11
29	JPMCB	Shaw's Londonderry	L(25),Grtr1%orYM(94),O(1)	2,226,139	591,203	1,634,936	2,135,170	613,903	1,521,267	2,195,162	614,014	1,581,149	2,137,831	626,100	1,511,731	06/30/11
30	JPMCB	Kensington Place MHC	L(25),Grtr1%orYM(92),O(3)	2,221,368	1,048,992	1,172,376	2,210,202	1,076,959	1,133,243	2,257,652	1,087,798	1,169,854	2,246,256	1,083,692	1,162,564	05/31/11
31	JPMCB	Franklin Centre	L(25),Grtr1%orYM(92),O(3)				1,283,703	379,379	904,324	1,512,845	403,375	1,109,470
32	JPMCB	Village Ten Center	L(25),Grtr1%orYM(92),O(3)	2,404,437	1,191,144	1,213,292	2,422,892	1,216,956	1,205,935	2,564,555	1,300,736	1,263,819
33	JPMCB	Caton Crossing	L(25),Grtr1%orYM(92),O(3)	1,563,399	392,650	1,170,749	1,570,449	465,407	1,105,042	1,584,020	518,922	1,065,098
34	JPMCB	340 North Belt Place	L(25),Grtr1%orYM(93),O(2)	1,791,577	1,036,618	754,959	1,780,825	863,964	916,861	1,735,620	841,822	893,798
35	JPMCB	Morningstar of Chapel Hill	L(27),Grtr1%orYM(32),O(2)				805,913	255,933	549,980	864,752	257,184	607,568	891,988	235,214	656,774	06/30/11
36	JPMCB	The Cove at Southern	L(25),Grtr1%orYM(34),O(1)				1,370,255	810,099	560,156	1,316,632	763,007	553,625	1,338,485	822,378	516,107	06/30/11
37	JPMCB	Lake Mary Plaza	L(25),Grtr1%orYM(92),O(3)
38	JPMCB	Creek Crossing Shopping Center	L(25),Grtr1%orYM(34),O(1)				879,932	335,830	544,102	836,740	322,885	513,856	821,257	324,836	496,421	06/30/11
39	JPMCB	Walgreens Plaza	L(25),Grtr1%orYM(92),O(3)
40	JPMCB	Heritage Square	L(25),Grtr1%orYM(92),O(3)
41	JPMCB	Towneplace Suites Charlotte	L(25),Grtr1%orYM(34),O(1)				1,413,099	964,350	448,749	1,513,945	993,016	520,929	1,606,371	1,027,682	578,689	06/30/11
42	JPMCB	Fairfield Inn & Suites East Ridge	L(25),Grtr1%orYM(34),O(1)				1,263,755	988,318	275,437	1,543,998	1,074,246	469,752	1,741,303	1,147,394	593,909	06/30/11
43	JPMCB	Academy Sports Weslaco	L(26),Def(91),O(3)
44	JPMCB	Morningstar of Virginia Beach	L(27),Grtr1%orYM(32),O(2)				374,299	202,028	172,271	541,860	231,939	309,921	564,977	210,496	354,481	06/30/11

A-1-8

ANNEX A-1

			UW
			Economic	UW	UW Total		UW		UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)	Expenses ($)	UW NOI ($)(14)	Capital Items ($)	UW NCF ($)(14)	NOI DSCR(14)	DSCR(14)	Debt Yield %	Debt Yield %	Title Type	Expiration	Extension Terms	PML %
1	JPMCB	InterContinental Hotel Chicago	76.8%	65,807,521	50,124,973	15,682,548	0	15,682,548	1.57	1.57	10.8%	10.8%	Fee
2	JPMCB	SunTrust Bank Portfolio I	95.0%	15,155,436	454,663	14,700,773	885,567	13,815,207	2.67	2.51	14.7%	13.8%	Fee
2.001	JPMCB	3020 Peachtree Road NW	95.0%	581,911	17,457	564,454	17,728	546,726					Fee
2.002	JPMCB	1030 Wilmer Avenue	95.0%	579,549	17,386	562,163	107,282	454,881					Fee
2.003	JPMCB	7500 Wisconsin Avenue	95.0%	401,463	12,044	389,419	15,152	374,267					Fee
2.004	JPMCB	3300 Northside Parkway NW	95.0%	394,808	11,844	382,964	13,411	369,553					Fee
2.005	JPMCB	5898 Roswell Road NE	95.0%	276,394	8,292	268,102	9,389	258,714					Fee
2.006	JPMCB	152 Main Street	95.0%	267,702	8,031	259,671	8,083	251,588					Fee
2.007	JPMCB	100 Crain Highway SW	95.0%	241,204	7,236	233,968	9,104	224,865					Fee
2.008	JPMCB	4250 John Marr Drive	95.0%	221,422	6,643	214,779	3,343	211,436					Fee
2.009	JPMCB	160 Garrisonville Road	95.0%	199,239	5,977	193,262	5,206	188,056					Fee
2.010	JPMCB	5775 Red Bug Lake Road	95.0%	189,464	5,684	183,780	7,487	176,293					Fee
2.011	JPMCB	4212 Washington Road	95.0%	186,091	5,583	180,508	12,652	167,856					Fee
2.012	JPMCB	47 Whitlock Avenue	95.0%	195,816	5,874	189,942	11,385	178,557					Fee
2.013	JPMCB	4110 Brambleton Avenue SW	95.0%	182,461	5,474	176,987	8,264	168,723					Fee
2.014	JPMCB	880 East Palmetto Park Road	95.0%	176,270	5,288	170,982	5,480	165,502					Fee
2.015	JPMCB	1409 East Atlantic Boulevard	95.0%	186,074	5,582	180,492	7,124	173,368					Fee
2.016	JPMCB	3577 Fruitville Road	95.0%	176,415	5,292	171,123	6,417	164,706					Fee
2.017	JPMCB	827 Joe Frank Harris Parkway	95.0%	199,465	5,984	193,481	12,319	181,162					Fee
2.018	JPMCB	1470 West Granada Boulevard	95.0%	178,399	5,352	173,047	7,261	165,786					Fee
2.019	JPMCB	103 City Circle	95.0%	180,636	5,419	175,217	9,817	165,400					Fee
2.020	JPMCB	110 Mulberry Street NW	95.0%	267,158	8,015	259,143	15,663	243,480					Fee
2.021	JPMCB	1331 Johnson Ferry Road	95.0%	173,311	5,199	168,112	6,728	161,383					Fee
2.022	JPMCB	8226 North Wickham Road	95.0%	157,869	4,736	153,133	12,699	140,434					Fee
2.023	JPMCB	3620 Six Forks Road	95.0%	166,278	4,988	161,290	22,593	138,697					Fee
2.024	JPMCB	1725 Mallory Lane	95.0%	150,791	4,524	146,267	7,035	139,232					Fee
2.025	JPMCB	4290 13th Street	95.0%	163,260	4,898	158,362	6,850	151,512					Fee
2.026	JPMCB	3800 South Semoran Boulevard	95.0%	148,135	4,444	143,691	6,850	136,841					Fee
2.027	JPMCB	200 East Fifth Avenue	95.0%	160,256	4,808	155,448	6,724	148,724					Fee
2.028	JPMCB	1411 Woodward Avenue	95.0%	146,316	4,389	141,926	9,037	132,890					Fee
2.029	JPMCB	5025 West Colonial Drive	95.0%	149,308	4,479	144,829	16,906	127,923					Fee
2.030	JPMCB	214 West Broadway Street	95.0%	147,735	4,432	143,303	18,248	125,055					Fee
2.031	JPMCB	5030 Thoroughbred Lane	95.0%	167,629	5,029	162,600	6,508	156,093					Fee
2.032	JPMCB	403 Academy Street	95.0%	158,230	4,747	153,483	6,718	146,764					Fee
2.033	JPMCB	1900 Queens Chapel Road	95.0%	153,026	4,591	148,435	6,301	142,135					Fee
2.034	JPMCB	113 East Granada Boulevard	95.0%	159,995	4,800	155,195	6,713	148,482					Fee
2.035	JPMCB	408 South US Highway 41	95.0%	148,421	4,453	143,968	8,768	135,200					Fee
2.036	JPMCB	299 Bill France Boulevard	95.0%	141,373	4,241	137,132	5,754	131,378					Fee
2.037	JPMCB	1235 Southlake Circle	95.0%	153,519	4,606	148,913	14,436	134,478					Fee
2.038	JPMCB	6300 Central Avenue	95.0%	137,427	4,123	133,304	5,187	128,117					Fee
2.039	JPMCB	2503 Lebanon Road	95.0%	166,369	4,991	161,378	9,042	152,336					Fee
2.040	JPMCB	2458 North Wickham Road	95.0%	136,284	4,089	132,196	6,302	125,894					Fee
2.041	JPMCB	160 North Nova Road	95.0%	137,138	4,114	133,024	5,754	127,270					Fee
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard	95.0%	143,134	4,294	138,840	5,480	133,360					Fee
2.043	JPMCB	1075 Carpenters Way	95.0%	146,298	4,389	141,909	6,765	135,144					Fee
2.044	JPMCB	930 Main Street	95.0%	137,564	4,127	133,437	11,682	121,755					Fee
2.045	JPMCB	3301 Gulf Breeze Parkway	95.0%	119,622	3,589	116,033	7,124	108,909					Fee
2.046	JPMCB	55 Farrs Bridge Road	95.0%	126,037	3,781	122,256	6,850	115,406					Fee
2.047	JPMCB	314 East Eau Gallie Boulevard	95.0%	114,883	3,446	111,436	5,138	106,299					Fee
2.048	JPMCB	2300 South Atlantic Avenue	95.0%	124,807	3,744	121,063	4,932	116,131					Fee
2.049	JPMCB	9955 Southeast Federal Highway	95.0%	133,041	3,991	129,050	4,658	124,392					Fee
2.050	JPMCB	5303 Southwest 91st Drive	95.0%	111,417	3,342	108,074	6,055	102,019					Fee
2.051	JPMCB	1610 Woodruff Road	95.0%	119,777	3,593	116,184	5,250	110,934					Fee
2.052	JPMCB	5727 Gantt Road	95.0%	110,872	3,326	107,546	4,289	103,257					Fee
2.053	JPMCB	7879 West Commercial Boulevard	95.0%	135,316	4,059	131,257	5,480	125,777					Fee
2.054	JPMCB	140 West Main Street	95.0%	130,675	3,920	126,755	7,398	119,357					Fee
2.055	JPMCB	234 Barton Boulevard	95.0%	119,735	3,592	116,143	5,024	111,119					Fee
2.056	JPMCB	7061 South US Highway 1	95.0%	114,507	3,435	111,072	4,384	106,688					Fee
2.057	JPMCB	204 West Center Street	95.0%	116,098	3,483	112,615	7,512	105,103					Fee
2.058	JPMCB	4410 Altama Avenue	95.0%	102,039	3,061	98,978	6,302	92,676					Fee
2.059	JPMCB	1935 Galleria Boulevard	95.0%	119,095	3,573	115,522	4,368	111,154					Fee
2.060	JPMCB	4800 Northwest Blichton Road	95.0%	105,700	3,171	102,529	7,653	94,876					Fee
2.061	JPMCB	7001 Lee Highway	95.0%	101,979	3,059	98,920	6,928	91,992					Fee
2.062	JPMCB	344 Monument Road	95.0%	97,401	2,922	94,479	4,727	89,753					Fee
2.063	JPMCB	3850 Rockbridge Road	95.0%	120,261	3,608	116,654	9,612	107,042					Fee
2.064	JPMCB	4142 Sixth Street South	95.0%	108,896	3,267	105,629	4,110	101,519					Fee
2.065	JPMCB	189 South Lowry Street	95.0%	95,903	2,877	93,026	6,858	86,168					Fee
2.066	JPMCB	222 South Main Street	95.0%	104,280	3,128	101,152	6,440	94,711					Fee
2.067	JPMCB	3720 3rd Street South	95.0%	89,375	2,681	86,694	3,795	82,899					Fee
2.068	JPMCB	21744 State Road 54	95.0%	98,309	2,949	95,360	5,138	90,222					Fee
2.069	JPMCB	4041 Rowan Road	95.0%	95,373	2,861	92,511	4,984	87,527					Fee
2.070	JPMCB	4986 North Henry Boulevard	95.0%	105,398	3,162	102,236	8,509	93,727					Fee
2.071	JPMCB	62 Market Street	95.0%	134,285	4,029	130,256	9,123	121,133					Fee
2.072	JPMCB	610 East Derenne Avenue	95.0%	84,445	2,533	81,911	4,590	77,322					Fee
2.073	JPMCB	4125 State Road 60	95.0%	91,642	2,749	88,892	3,425	85,467					Fee
2.074	JPMCB	1821 Hillandale Road	95.0%	89,385	2,682	86,704	4,048	82,655					Fee
2.075	JPMCB	180 Gaines School Road	95.0%	81,420	2,443	78,977	4,425	74,552					Fee
2.076	JPMCB	2815 Skidaway Road	95.0%	80,664	2,420	78,244	4,384	73,860					Fee
2.077	JPMCB	2100 West Cumberland Street	95.0%	92,190	2,766	89,425	5,694	83,731					Fee
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard	95.0%	84,358	2,531	81,827	4,094	77,734					Fee
2.079	JPMCB	2915 Nolensville Road	95.0%	73,480	2,204	71,276	5,324	65,952					Fee
2.080	JPMCB	496 Mclaws Circle	95.0%	73,568	2,207	71,361	3,029	68,332					Fee
2.081	JPMCB	201 South Pleasantburg Drive	95.0%	81,949	2,458	79,491	4,454	75,037					Fee
2.082	JPMCB	1250 South Church Street	95.0%	85,826	2,575	83,251	7,288	75,963					Fee
2.083	JPMCB	1104 Gray Highway	95.0%	71,226	2,137	69,089	4,839	64,250					Fee
2.084	JPMCB	3814 Northwest 43rd Street	95.0%	70,581	2,117	68,463	3,425	65,038					Fee
2.085	JPMCB	111 North Causeway	95.0%	83,624	2,509	81,115	4,003	77,112					Fee
2.086	JPMCB	7804 National Service Road	95.0%	80,639	2,419	78,220	4,214	74,006					Fee
2.087	JPMCB	201 North Isabella Street	95.0%	67,833	2,035	65,798	18,433	47,365					Fee
2.088	JPMCB	300 US Highway 43	95.0%	64,595	1,938	62,658	3,989	58,668					Fee
2.089	JPMCB	272 North Fayetteville Street	95.0%	77,437	2,323	75,114	4,048	71,066					Fee
2.090	JPMCB	112 McClanahan Street	95.0%	66,995	2,010	64,985	4,335	60,651					Fee
2.091	JPMCB	200 South State Street	95.0%	105,589	3,168	102,421	6,521	95,900					Fee
2.092	JPMCB	2843 Panola Road	95.0%	81,309	2,439	78,870	3,683	75,187					Fee
2.093	JPMCB	4441 The Plaza	95.0%	100,023	3,001	97,022	4,384	92,638					Fee
2.094	JPMCB	9627 Dayton Pike	95.0%	63,724	1,912	61,813	5,412	56,401					Fee
2.095	JPMCB	125 East Virginia Avenue	95.0%	67,757	2,033	65,725	4,384	61,341					Fee
2.096	JPMCB	1301 Taft Highway	95.0%	60,724	1,822	58,902	5,157	53,745					Fee
2.097	JPMCB	745 South Broad Street	95.0%	69,572	2,087	67,485	4,110	63,375					Fee
2.098	JPMCB	5980 Imperial Parkway	95.0%	65,165	1,955	63,210	3,119	60,090					Fee
2.099	JPMCB	4601 Jonesboro Road	95.0%	60,607	1,818	58,788	6,862	51,926					Fee
2.100	JPMCB	2111 Wade Hampton Boulevard	95.0%	62,043	1,861	60,182	3,122	57,060					Fee
2.101	JPMCB	658 Main Street	95.0%	51,334	1,540	49,794	4,359	45,435					Fee
2.102	JPMCB	414 Wharf Street	95.0%	62,010	1,860	60,150	5,617	54,533					Fee
2.103	JPMCB	4233 West Stone Drive	95.0%	51,625	1,549	50,076	3,507	46,569					Fee

A-1-9

ANNEX A-1

			UW
			Economic	UW	UW Total		UW		UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)	Expenses ($)	UW NOI ($)(14)	Capital Items ($)	UW NCF ($)(14)	NOI DSCR(14)	DSCR(14)	Debt Yield %	Debt Yield %	Title Type	Expiration	Extension Terms	PML %
2.104	JPMCB	234 North Main Street	95.0%	75,622	2,269	73,353	5,138	68,216					Fee
2.105	JPMCB	1611 South Miami Boulevard	95.0%	49,810	1,494	48,315	2,493	45,822					Fee
2.106	JPMCB	300 South Mock Road	95.0%	44,141	1,324	42,817	4,284	38,533					Fee
2.107	JPMCB	624 West Main Street	95.0%	50,092	1,503	48,589	3,403	45,186					Fee
2.108	JPMCB	1213 Greenland Drive	95.0%	42,956	1,289	41,667	2,740	38,927					Fee
2.109	JPMCB	4720 Highway 49 South	95.0%	43,679	1,310	42,369	2,967	39,402					Fee
2.110	JPMCB	4306 North Liberty Street	95.0%	69,266	2,078	67,188	3,036	64,152					Fee
2.111	JPMCB	416 Highway 27 South	95.0%	45,978	1,379	44,599	3,288	41,311					Fee
2.112	JPMCB	110 West 10th Street	95.0%	44,942	1,348	43,593	2,776	40,818					Fee
2.113	JPMCB	7133 Forest Hill Avenue	95.0%	39,324	1,180	38,144	3,562	34,582					Fee
2.114	JPMCB	4830 Jefferson Davis Highway	95.0%	41,093	1,233	39,860	3,722	36,138					Fee
2.115	JPMCB	5716 West Andrew Johnson Highway	95.0%	37,811	1,134	36,677	3,425	33,252					Fee
2.116	JPMCB	869 North Lee Highway	95.0%	30,652	920	29,733	2,192	27,541					Fee
2.117	JPMCB	7880 Broad Street	95.0%	39,929	1,198	38,731	2,466	36,265					Fee
2.118	JPMCB	400 West Main Street	95.0%	24,840	745	24,095	2,813	21,283					Fee
2.119	JPMCB	23364 Front Street	95.0%	34,998	1,050	33,948	1,585	32,363					Fee
2.120	JPMCB	4394 South NC Highway 150	95.0%	26,619	799	25,820	1,507	24,313					Fee
2.121	JPMCB	33287 Railroad Avenue	95.0%	23,655	710	22,945	1,607	21,338					Fee
3	JPMCB	Asheville Mall	93.0%	12,679,322	3,946,384	8,732,938	573,183	8,159,756	1.48	1.38	11.2%	10.5%	Fee
4	JPMCB	Sun Development and Management Portfolio	72.1%	20,219,986	13,081,810	7,138,177	0	7,138,177	1.83	1.83	12.7%	12.7%	Fee/Leasehold	Various	Various	Various
4.001	JPMCB	Embassy Suites Palmdale	70.7%	5,931,126	3,743,251	2,187,875	0	2,187,875					Fee			11%
4.002	JPMCB	Hilton Garden Inn Ridgefield Park	75.1%	5,361,318	3,661,394	1,699,924	0	1,699,924					Leasehold	06/30/56	3 successive options, 2 for 10 years each and last one ending on 10/2084
4.003	JPMCB	Homewood Suites Nashville	77.4%	3,985,874	2,609,373	1,376,501	0	1,376,501					Fee
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista	75.0%	2,867,622	2,015,682	851,940	0	851,940					Fee
4.005	JPMCB	Candlewood Suites Hattiesburg	61.4%	2,074,047	1,052,110	1,021,937	0	1,021,937					Fee
5	JPMCB	Google Kirkland Campus	95.0%	8,348,237	2,401,322	5,946,915	464,926	5,481,989	1.43	1.31	10.9%	10.1%	Fee			9%
6	JPMCB	24 West 57th Street	95.0%	7,062,297	2,410,948	4,651,349	317,871	4,333,478	1.45	1.35	9.5%	8.9%	Fee
7	JPMCB	Kite Retail Portfolio	90.5%	6,484,653	2,193,504	4,291,149	445,503	3,845,645	1.46	1.31	9.9%	8.9%	Fee
7.001	JPMCB	Boulevard Crossing	93.6%	2,044,393	675,176	1,369,217	181,574	1,187,643					Fee
7.002	JPMCB	Hamilton Crossing Center	88.5%	1,986,423	667,806	1,318,617	127,058	1,191,560					Fee
7.003	JPMCB	Naperville Marketplace	92.0%	1,440,602	538,927	901,675	84,076	817,599					Fee
7.004	JPMCB	Publix at Acworth	86.3%	1,013,235	311,595	701,640	52,796	648,843					Fee
8	JPMCB	Orland Park Place	95.0%	10,676,822	5,181,536	5,495,286	717,965	4,777,320	2.30	2.00	13.0%	11.3%	Fee
9	JPMCB	LaSalle Select Portfolio	83.0%	6,968,528	2,752,737	4,215,792	506,842	3,708,949	1.57	1.39	10.5%	9.3%	Fee
9.001	JPMCB	5707 Peachtree Parkway	83.0%										Fee
9.002	JPMCB	3585 Engineering Drive	83.0%										Fee
9.003	JPMCB	6455 East Johns Crossing	83.0%										Fee
9.004	JPMCB	6625 The Corners Parkway	83.0%										Fee
10	JPMCB	Denver West Village	91.7%	5,999,610	2,463,685	3,535,925	306,188	3,229,737	1.95	1.78	12.6%	11.5%	Fee
11	JPMCB	Lehigh Valley Portfolio	88.7%	5,435,025	1,950,339	3,484,686	492,671	2,992,015	2.07	1.78	13.2%	11.3%	Fee
11.001	JPMCB	1640-1660 Valley Center Parkway	88.7%										Fee
11.002	JPMCB	1455 Valley Center Parkway	88.7%										Fee
11.003	JPMCB	1560 Valley Center Parkway	88.7%										Fee
11.004	JPMCB	1550 Valley Center Parkway	88.7%										Fee
11.005	JPMCB	1510 Valley Center Parkway	88.7%										Fee
11.006	JPMCB	1530 Valley Center Parkway	88.7%										Fee
12	JPMCB	Eddy Street Commons at Notre Dame	94.2%	5,305,970	2,621,646	2,684,324	254,168	2,430,156	1.55	1.41	10.5%	9.5%	Leasehold	05/31/83	None
13	JPMCB	SunTrust Bank Portfolio II	95.0%	3,721,117	111,634	3,609,483	247,005	3,362,478	2.62	2.44	14.4%	13.4%	Fee
13.001	JPMCB	4240 West Lake Mary Boulevard	95.0%	295,174	8,855	286,319	15,414	270,905					Fee
13.002	JPMCB	26627 US Highway 19 North	95.0%	193,653	5,810	187,844	9,905	177,938					Fee
13.003	JPMCB	597 Solomons Island Road North	95.0%	188,027	5,641	182,386	7,542	174,844					Fee
13.004	JPMCB	4425 Lafayette Street	95.0%	174,519	5,236	169,283	18,160	151,123					Fee
13.005	JPMCB	1850 US Highway 1 South	95.0%	157,294	4,719	152,575	9,420	143,155					Fee
13.006	JPMCB	2150 Cleveland Street	95.0%	166,393	4,992	161,401	8,511	152,890					Fee
13.007	JPMCB	1605 21st Avenue South	95.0%	141,161	4,235	136,927	6,899	130,027					Fee
13.008	JPMCB	111 Southwest 17th Street	95.0%	158,568	4,757	153,811	9,966	143,846					Fee
13.009	JPMCB	7319 Spring Hill Drive	95.0%	158,028	4,741	153,287	9,464	143,823					Fee
13.010	JPMCB	10000 Taft Street	95.0%	147,043	4,411	142,632	7,479	135,152					Fee
13.011	JPMCB	6548 Main Street	95.0%	153,523	4,606	148,917	10,644	138,273					Fee
13.012	JPMCB	3990 Southwest State Road 200	95.0%	119,117	3,574	115,543	7,321	108,223					Fee
13.013	JPMCB	114 West Blue Ridge Street	95.0%	124,464	3,734	120,730	16,267	104,463					Fee
13.014	JPMCB	240 West Main Street	95.0%	137,128	4,114	133,014	10,497	122,517					Fee
13.015	JPMCB	892 Deltona Boulevard	95.0%	120,199	3,606	116,593	6,881	109,712					Fee
13.016	JPMCB	5370 Peachtree Industrial Boulevard	95.0%	132,109	3,963	128,146	7,553	120,593					Fee
13.017	JPMCB	7612 State Road 52	95.0%	121,237	3,637	117,600	6,201	111,399					Fee
13.018	JPMCB	286 Hancock Street	95.0%	107,339	3,220	104,119	9,324	94,795					Fee
13.019	JPMCB	100 Flagler Plaza Drive	95.0%	110,835	3,325	107,510	6,236	101,273					Fee
13.020	JPMCB	7801 Pineville-Matthews Road	95.0%	78,728	2,362	76,366	4,251	72,115					Fee
13.021	JPMCB	201 South Peterson Avenue	95.0%	72,364	2,171	70,193	13,896	56,297					Fee
13.022	JPMCB	5705 High Point Road	95.0%	94,709	2,841	91,868	5,275	86,593					Fee
13.023	JPMCB	804 North Madison Boulevard	95.0%	83,890	2,517	81,373	5,024	76,349					Fee
13.024	JPMCB	5473 East Mountain Street	95.0%	78,511	2,355	76,156	6,514	69,642					Fee
13.025	JPMCB	5 West Main Street	95.0%	76,173	2,285	73,888	4,473	69,414					Fee
13.026	JPMCB	1645 Bradley Park Drive	95.0%	148,915	4,467	144,448	8,745	135,703					Fee
13.027	JPMCB	201 South Main Street	95.0%	57,412	1,722	55,690	3,980	51,709					Fee
13.028	JPMCB	3000 Virginia Avenue	95.0%	51,641	1,549	50,092	4,989	45,103					Fee
13.029	JPMCB	88 Hillsboro Street	95.0%	45,736	1,372	44,364	3,171	41,193					Fee
13.030	JPMCB	426 West Walnut Street	95.0%	27,224	817	26,407	3,001	23,406					Fee
14	JPMCB	Sawyer Heights Village	86.8%	3,138,771	938,282	2,200,489	113,619	2,086,871	2.31	2.20	11.8%	11.2%	Fee
15	JPMCB	University Town Center	95.0%	3,075,507	698,236	2,377,271	193,871	2,183,401	2.29	2.10	12.7%	11.7%	Fee
16	JPMCB	Maitland 200	93.0%	3,810,215	1,767,621	2,042,594	286,693	1,755,901	1.84	1.58	11.9%	10.2%	Fee
17	JPMCB	Landing Apartments	95.0%	2,724,991	985,807	1,739,184	86,500	1,652,684	1.77	1.68	10.9%	10.4%	Fee
18	JPMCB	Prattville Town Center	90.0%	2,469,991	476,960	1,993,031	168,103	1,824,928	2.25	2.06	12.5%	11.5%	Fee
19	JPMCB	Northcrest Shopping Center	80.2%	2,428,952	489,677	1,939,275	128,849	1,810,426	2.21	2.06	12.3%	11.5%	Fee
20	JPMCB	Verizon Alabama HQ	95.0%	2,140,383	297,926	1,842,457	38,042	1,804,416	2.11	2.07	12.2%	11.9%	Fee
21	JPMCB	Brooks Corner	88.5%	2,682,101	1,006,974	1,675,127	150,968	1,524,158	1.78	1.62	11.8%	10.7%	Fee
22	JPMCB	Bayport Commons	91.6%	1,798,938	530,460	1,268,479	96,383	1,172,096	1.43	1.32	9.7%	8.9%	Fee	07/29/61	None
23	JPMCB	Inman Grove Shopping Center	90.0%	2,428,374	1,120,740	1,307,634	104,969	1,202,665	1.43	1.31	10.1%	9.3%	Fee
24	JPMCB	River North Portfolio	92.5%	1,919,690	486,941	1,432,750	89,979	1,342,771	1.69	1.58	11.3%	10.6%	Fee
24.001	JPMCB	114. W. Illinois	92.5%	1,163,244	254,973	908,271	49,730	858,542					Fee
24.002	JPMCB	500 N. Clark	92.5%	756,446	231,968	524,479	40,250	484,229					Fee
25	JPMCB	Fairview Heights Plaza	76.2%	1,770,503	636,276	1,134,227	109,341	1,024,887	1.41	1.27	9.1%	8.2%	Fee
26	JPMCB	Heritage Commons III	95.0%	2,703,502	1,342,847	1,360,655	135,195	1,225,460	1.61	1.45	11.0%	9.9%	Fee
27	JPMCB	Bird Creek Crossing	88.0%	2,152,390	679,938	1,472,452	148,729	1,323,723	2.40	2.16	12.6%	11.3%	Fee
28	JPMCB	Red Top Plaza	83.2%	2,101,678	714,651	1,387,026	129,014	1,258,013	2.16	1.96	12.2%	11.0%	Fee
29	JPMCB	Shaw's Londonderry	88.4%	1,860,610	613,780	1,246,831	130,549	1,116,282	1.49	1.33	11.3%	10.1%	Fee
30	JPMCB	Kensington Place MHC	81.6%	2,246,460	1,086,583	1,159,876	24,400	1,135,476	1.85	1.81	12.9%	12.6%	Fee
31	JPMCB	Franklin Centre	88.6%	1,373,640	469,074	904,566	112,203	792,363	1.52	1.33	10.7%	9.3%	Fee
32	JPMCB	Village Ten Center	88.5%	2,254,654	1,287,319	967,336	115,128	852,208	2.22	1.95	11.7%	10.3%	Fee
33	JPMCB	Caton Crossing	90.1%	1,522,493	514,343	1,008,150	92,592	915,558	2.48	2.25	13.1%	11.9%	Fee
34	JPMCB	340 North Belt Place	82.1%	1,898,902	958,088	940,814	178,044	762,769	2.06	1.67	14.1%	11.5%	Fee
35	JPMCB	Morningstar of Chapel Hill	81.0%	891,988	263,278	628,710	7,893	620,817	1.37	1.35	9.7%	9.6%	Fee
36	JPMCB	The Cove at Southern	83.0%	1,416,281	785,695	630,586	44,760	585,826	1.54	1.43	10.8%	10.0%	Fee
37	JPMCB	Lake Mary Plaza	90.0%	789,268	139,305	649,962	11,812	638,150	2.47	2.42	12.8%	12.6%	Fee
38	JPMCB	Creek Crossing Shopping Center	85.5%	828,346	328,052	500,294	30,305	469,989	1.52	1.43	9.9%	9.3%	Fee
39	JPMCB	Walgreens Plaza	85.0%	810,194	147,085	663,108	23,773	639,335	2.64	2.55	14.3%	13.7%	Fee
40	JPMCB	Heritage Square	90.5%	722,814	114,266	608,548	13,917	594,631	2.63	2.57	13.6%	13.3%	Fee
41	JPMCB	Towneplace Suites Charlotte	75.0%	1,568,436	1,027,018	541,417	0	541,417	1.58	1.58	12.5%	12.5%	Fee
42	JPMCB	Fairfield Inn & Suites East Ridge	67.0%	1,603,758	1,114,061	489,697	0	489,697	1.52	1.52	12.0%	12.0%	Fee
43	JPMCB	Academy Sports Weslaco	95.0%	447,688	13,431	434,257	48,515	385,741	1.72	1.53	11.9%	10.6%	Fee
44	JPMCB	Morningstar of Virginia Beach	70.1%	564,977	235,959	329,018	5,630	323,388	1.30	1.28	9.3%	9.1%	Fee

A-1-10

ANNEX A-1

			UPFRONT ESCROW(15)							MONTHLY ESCROW(16)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	InterContinental Hotel Chicago	0	0	0	0	0	0	0	0	0	0	0	0	0
2	JPMCB	SunTrust Bank Portfolio I	0	0	0	0	0	0	0	0	0	0	0	0	0
2.001	JPMCB	3020 Peachtree Road NW
2.002	JPMCB	1030 Wilmer Avenue
2.003	JPMCB	7500 Wisconsin Avenue
2.004	JPMCB	3300 Northside Parkway NW
2.005	JPMCB	5898 Roswell Road NE
2.006	JPMCB	152 Main Street
2.007	JPMCB	100 Crain Highway SW
2.008	JPMCB	4250 John Marr Drive
2.009	JPMCB	160 Garrisonville Road
2.010	JPMCB	5775 Red Bug Lake Road
2.011	JPMCB	4212 Washington Road
2.012	JPMCB	47 Whitlock Avenue
2.013	JPMCB	4110 Brambleton Avenue SW
2.014	JPMCB	880 East Palmetto Park Road
2.015	JPMCB	1409 East Atlantic Boulevard
2.016	JPMCB	3577 Fruitville Road
2.017	JPMCB	827 Joe Frank Harris Parkway
2.018	JPMCB	1470 West Granada Boulevard
2.019	JPMCB	103 City Circle
2.020	JPMCB	110 Mulberry Street NW
2.021	JPMCB	1331 Johnson Ferry Road
2.022	JPMCB	8226 North Wickham Road
2.023	JPMCB	3620 Six Forks Road
2.024	JPMCB	1725 Mallory Lane
2.025	JPMCB	4290 13th Street
2.026	JPMCB	3800 South Semoran Boulevard
2.027	JPMCB	200 East Fifth Avenue
2.028	JPMCB	1411 Woodward Avenue
2.029	JPMCB	5025 West Colonial Drive
2.030	JPMCB	214 West Broadway Street
2.031	JPMCB	5030 Thoroughbred Lane
2.032	JPMCB	403 Academy Street
2.033	JPMCB	1900 Queens Chapel Road
2.034	JPMCB	113 East Granada Boulevard
2.035	JPMCB	408 South US Highway 41
2.036	JPMCB	299 Bill France Boulevard
2.037	JPMCB	1235 Southlake Circle
2.038	JPMCB	6300 Central Avenue
2.039	JPMCB	2503 Lebanon Road
2.040	JPMCB	2458 North Wickham Road
2.041	JPMCB	160 North Nova Road
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard
2.043	JPMCB	1075 Carpenters Way
2.044	JPMCB	930 Main Street
2.045	JPMCB	3301 Gulf Breeze Parkway
2.046	JPMCB	55 Farrs Bridge Road
2.047	JPMCB	314 East Eau Gallie Boulevard
2.048	JPMCB	2300 South Atlantic Avenue
2.049	JPMCB	9955 Southeast Federal Highway
2.050	JPMCB	5303 Southwest 91st Drive
2.051	JPMCB	1610 Woodruff Road
2.052	JPMCB	5727 Gantt Road
2.053	JPMCB	7879 West Commercial Boulevard
2.054	JPMCB	140 West Main Street
2.055	JPMCB	234 Barton Boulevard
2.056	JPMCB	7061 South US Highway 1
2.057	JPMCB	204 West Center Street
2.058	JPMCB	4410 Altama Avenue
2.059	JPMCB	1935 Galleria Boulevard
2.060	JPMCB	4800 Northwest Blichton Road
2.061	JPMCB	7001 Lee Highway
2.062	JPMCB	344 Monument Road
2.063	JPMCB	3850 Rockbridge Road
2.064	JPMCB	4142 Sixth Street South
2.065	JPMCB	189 South Lowry Street
2.066	JPMCB	222 South Main Street
2.067	JPMCB	3720 3rd Street South
2.068	JPMCB	21744 State Road 54
2.069	JPMCB	4041 Rowan Road
2.070	JPMCB	4986 North Henry Boulevard
2.071	JPMCB	62 Market Street
2.072	JPMCB	610 East Derenne Avenue
2.073	JPMCB	4125 State Road 60
2.074	JPMCB	1821 Hillandale Road
2.075	JPMCB	180 Gaines School Road
2.076	JPMCB	2815 Skidaway Road
2.077	JPMCB	2100 West Cumberland Street
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard
2.079	JPMCB	2915 Nolensville Road
2.080	JPMCB	496 Mclaws Circle
2.081	JPMCB	201 South Pleasantburg Drive
2.082	JPMCB	1250 South Church Street
2.083	JPMCB	1104 Gray Highway
2.084	JPMCB	3814 Northwest 43rd Street
2.085	JPMCB	111 North Causeway
2.086	JPMCB	7804 National Service Road
2.087	JPMCB	201 North Isabella Street
2.088	JPMCB	300 US Highway 43
2.089	JPMCB	272 North Fayetteville Street
2.090	JPMCB	112 McClanahan Street
2.091	JPMCB	200 South State Street
2.092	JPMCB	2843 Panola Road
2.093	JPMCB	4441 The Plaza
2.094	JPMCB	9627 Dayton Pike
2.095	JPMCB	125 East Virginia Avenue
2.096	JPMCB	1301 Taft Highway
2.097	JPMCB	745 South Broad Street
2.098	JPMCB	5980 Imperial Parkway
2.099	JPMCB	4601 Jonesboro Road
2.100	JPMCB	2111 Wade Hampton Boulevard
2.101	JPMCB	658 Main Street
2.102	JPMCB	414 Wharf Street
2.103	JPMCB	4233 West Stone Drive

A-1-11

ANNEX A-1

			UPFRONT ESCROW(15)							MONTHLY ESCROW(16)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
2.104	JPMCB	234 North Main Street
2.105	JPMCB	1611 South Miami Boulevard
2.106	JPMCB	300 South Mock Road
2.107	JPMCB	624 West Main Street
2.108	JPMCB	1213 Greenland Drive
2.109	JPMCB	4720 Highway 49 South
2.110	JPMCB	4306 North Liberty Street
2.111	JPMCB	416 Highway 27 South
2.112	JPMCB	110 West 10th Street
2.113	JPMCB	7133 Forest Hill Avenue
2.114	JPMCB	4830 Jefferson Davis Highway
2.115	JPMCB	5716 West Andrew Johnson Highway
2.116	JPMCB	869 North Lee Highway
2.117	JPMCB	7880 Broad Street
2.118	JPMCB	400 West Main Street
2.119	JPMCB	23364 Front Street
2.120	JPMCB	4394 South NC Highway 150
2.121	JPMCB	33287 Railroad Avenue
3	JPMCB	Asheville Mall	6,771	0	0	40,627	499,538	0	653,820	6,771	0	40,627	62,442	0	0
4	JPMCB	Sun Development and Management Portfolio	50,485	0	0	0	213,802	0	113,201	3% of Gross Income from Operations	0	0	79,999	0	0
4.001	JPMCB	Embassy Suites Palmdale
4.002	JPMCB	Hilton Garden Inn Ridgefield Park
4.003	JPMCB	Homewood Suites Nashville
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista
4.005	JPMCB	Candlewood Suites Hattiesburg
5	JPMCB	Google Kirkland Campus	2,435	0	672,322	0	232,989	13,881	0	2,435	0	0	46,598	4,627	0
6	JPMCB	24 West 57th Street	2,325	0	0	20,833	248,377	0	0	2,325	0	25,000	82,792	0	0
7	JPMCB	Kite Retail Portfolio	6,000	654,151	0	187,992	0	0	374,129	6,000	0	22,500	0	0	0
7.001	JPMCB	Boulevard Crossing
7.002	JPMCB	Hamilton Crossing Center
7.003	JPMCB	Naperville Marketplace
7.004	JPMCB	Publix at Acworth
8	JPMCB	Orland Park Place	0	0	0	0	0	0	2,842	0	0	0	0	0	0
9	JPMCB	LaSalle Select Portfolio	9,658	38,750	0	41,670	511,122	0	1,691,170	9,658	0	41,670	49,692	0	0
9.001	JPMCB	5707 Peachtree Parkway
9.002	JPMCB	3585 Engineering Drive
9.003	JPMCB	6455 East Johns Crossing
9.004	JPMCB	6625 The Corners Parkway
10	JPMCB	Denver West Village	5,686	0	0	500,000	376,057	0	0	5,686	0	0	125,353	0	0
11	JPMCB	Lehigh Valley Portfolio	132,415	0	0	1,058,086	459,580	0	0	Springing 5,520 if the balance<100,000	0	0	59,171	0	0
11.001	JPMCB	1640-1660 Valley Center Parkway
11.002	JPMCB	1455 Valley Center Parkway
11.003	JPMCB	1560 Valley Center Parkway
11.004	JPMCB	1550 Valley Center Parkway
11.005	JPMCB	1510 Valley Center Parkway
11.006	JPMCB	1530 Valley Center Parkway
12	JPMCB	Eddy Street Commons at Notre Dame	2,900	0	0	2,584,273	0	0	654,137	2,900	0	10,700	0	0	18,750
13	JPMCB	SunTrust Bank Portfolio II	0	0	0	0	0	0	0	0	0	0	0	0	0
13.001	JPMCB	4240 West Lake Mary Boulevard
13.002	JPMCB	26627 US Highway 19 North
13.003	JPMCB	597 Solomons Island Road North
13.004	JPMCB	4425 Lafayette Street
13.005	JPMCB	1850 US Highway 1 South
13.006	JPMCB	2150 Cleveland Street
13.007	JPMCB	1605 21st Avenue South
13.008	JPMCB	111 Southwest 17th Street
13.009	JPMCB	7319 Spring Hill Drive
13.010	JPMCB	10000 Taft Street
13.011	JPMCB	6548 Main Street
13.012	JPMCB	3990 Southwest State Road 200
13.013	JPMCB	114 West Blue Ridge Street
13.014	JPMCB	240 West Main Street
13.015	JPMCB	892 Deltona Boulevard
13.016	JPMCB	5370 Peachtree Industrial Boulevard
13.017	JPMCB	7612 State Road 52
13.018	JPMCB	286 Hancock Street
13.019	JPMCB	100 Flagler Plaza Drive
13.020	JPMCB	7801 Pineville-Matthews Road
13.021	JPMCB	201 South Peterson Avenue
13.022	JPMCB	5705 High Point Road
13.023	JPMCB	804 North Madison Boulevard
13.024	JPMCB	5473 East Mountain Street
13.025	JPMCB	5 West Main Street
13.026	JPMCB	1645 Bradley Park Drive
13.027	JPMCB	201 South Main Street
13.028	JPMCB	3000 Virginia Avenue
13.029	JPMCB	88 Hillsboro Street
13.030	JPMCB	426 West Walnut Street
14	JPMCB	Sawyer Heights Village	0	0	0	0	0	0	0	0	0	0	0	0	0
15	JPMCB	University Town Center	0	0	0	0	0	0	0	0	0	0	0	0	0
16	JPMCB	Maitland 200	3,095	0	0	2,029,488	250,358	0	710,367	3,095	0	16,000	25,036	0	0
17	JPMCB	Landing Apartments	7,210	21,250	0	0	106,644	0	0	7,210	0	0	13,331	0	0
18	JPMCB	Prattville Town Center	0	0	0	0	0	0	0	0	0	0	0	0	0
19	JPMCB	Northcrest Shopping Center	0	0	0	0	0	0	0	0	0	0	0	0	0
20	JPMCB	Verizon Alabama HQ	3,170	0	0	0	143,000	28,616	0	3,100	0	0	11,000	1,908	0
21	JPMCB	Brooks Corner	0	0	0	12,500	0	0	0	0	0	12,500	0	0	0
22	JPMCB	Bayport Commons	1,625	0	0	84,717	0	0	0	1,625	0	6,072	0	0	0
23	JPMCB	Inman Grove Shopping Center	1,800,000	11,625	1,214,375	0	146,333	0	300,000	2,033	0	4,200	48,778	0	0
24	JPMCB	River North Portfolio	1,150	20,000	0	6,350	113,047	2,917	0	1,150	0	6,350	22,609	583	0
24.001	JPMCB	114. W. Illinois
24.002	JPMCB	500 N. Clark
25	JPMCB	Fairview Heights Plaza	2,485	357,875	0	6,600	217,254	0	1,500,000	2,485	0	6,600	24,139	0	0
26	JPMCB	Heritage Commons III	1,500	16,066	0	10,250	249,314	0	0	1,500	0	10,250	35,616	0	0
27	JPMCB	Bird Creek Crossing	0	14,383	0	0	0	0	0	0	0	0	0	0	0
28	JPMCB	Red Top Plaza	0	0	0	0	0	0	0	0	0	0	0	0	0
29	JPMCB	Shaw's Londonderry	3,765	0	125,000	0	103,221	0	0	3,765	0	0	25,786	0	0
30	JPMCB	Kensington Place MHC	2,035	0	0	0	21,302	0	0	2,035	0	0	21,302	0	0
31	JPMCB	Franklin Centre	2,855	28,206	0	3,200	20,127	0	0	2,855	0	3,200	10,063	0	0
32	JPMCB	Village Ten Center	0	0	0	0	0	0	0	0	0	0	0	0	0
33	JPMCB	Caton Crossing	0	0	0	0	0	0	0	0	0	0	0	0	0
34	JPMCB	340 North Belt Place	4,150	18,750	0	14,600	89,157	0	0	4,150	0	14,600	14,860	0	0
35	JPMCB	Morningstar of Chapel Hill	658	0	0	0	11,167	0	0	658	0	0	5,583	0	0
36	JPMCB	The Cove at Southern	3,730	0	0	0	41,372	5,178	0	3,730	0	0	5,172	1,294	0
37	JPMCB	Lake Mary Plaza	0	0	0	0	0	0	0	0	0	0	0	0	0
38	JPMCB	Creek Crossing Shopping Center	1,200	33,876	0	1,525	100,317	4,659	41,889	1,200	0	1,525	14,331	932	0
39	JPMCB	Walgreens Plaza	0	0	0	0	0	0	0	0	0	0	0	0	0
40	JPMCB	Heritage Square	0	0	0	0	0	0	0	0	0	0	0	0	0
41	JPMCB	Towneplace Suites Charlotte	5,350	20,853	0	0	30,015	0	0	1/12 of 4% of Gross Income, Not < 5,350	0	0	3,335	0	0
42	JPMCB	Fairfield Inn & Suites East Ridge	5,800	0	0	0	31,773	0	0	1/12 of 4% of Gross Income, Not < 5,800	0	0	4,539	0	0
43	JPMCB	Academy Sports Weslaco	0	0	0	0	0	0	0	0	0	0	0	0	0
44	JPMCB	Morningstar of Virginia Beach	470	0	0	0	16,672	0	0	470	0	0	3,334	0	0

A-1-12

ANNEX A-1

			RESERVE CAPS(17)								LARGEST TENANT(18), (19)			2ND LARGEST TENANT(18), (19)

			Capex	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration
1	JPMCB	InterContinental Hotel Chicago								No
2	JPMCB	SunTrust Bank Portfolio I								Yes
2.001	JPMCB	3020 Peachtree Road NW								Yes	SunTrust Bank	12,940	12/31/17
2.002	JPMCB	1030 Wilmer Avenue								Yes	SunTrust Bank	78,308	12/31/17
2.003	JPMCB	7500 Wisconsin Avenue								Yes	SunTrust Bank	11,060	12/31/17
2.004	JPMCB	3300 Northside Parkway NW								Yes	SunTrust Bank	9,789	12/31/17
2.005	JPMCB	5898 Roswell Road NE								Yes	SunTrust Bank	6,853	12/31/17
2.006	JPMCB	152 Main Street								Yes	SunTrust Bank	5,900	12/31/17
2.007	JPMCB	100 Crain Highway SW								Yes	SunTrust Bank	6,645	12/31/17
2.008	JPMCB	4250 John Marr Drive								Yes	SunTrust Bank	2,440	12/31/17
2.009	JPMCB	160 Garrisonville Road								Yes	SunTrust Bank	3,800	12/31/17
2.010	JPMCB	5775 Red Bug Lake Road								Yes	SunTrust Bank	5,465	12/31/17
2.011	JPMCB	4212 Washington Road								Yes	SunTrust Bank	9,235	12/31/17
2.012	JPMCB	47 Whitlock Avenue								Yes	SunTrust Bank	8,310	12/31/17
2.013	JPMCB	4110 Brambleton Avenue SW								Yes	SunTrust Bank	6,032	12/31/17
2.014	JPMCB	880 East Palmetto Park Road								Yes	SunTrust Bank	4,000	12/31/17
2.015	JPMCB	1409 East Atlantic Boulevard								Yes	SunTrust Bank	5,200	12/31/17
2.016	JPMCB	3577 Fruitville Road								Yes	SunTrust Bank	4,684	12/31/17
2.017	JPMCB	827 Joe Frank Harris Parkway								Yes	SunTrust Bank	8,992	12/31/17
2.018	JPMCB	1470 West Granada Boulevard								Yes	SunTrust Bank	5,300	12/31/17
2.019	JPMCB	103 City Circle								Yes	SunTrust Bank	7,166	12/31/17
2.020	JPMCB	110 Mulberry Street NW								Yes	SunTrust Bank	11,433	12/31/17
2.021	JPMCB	1331 Johnson Ferry Road								Yes	SunTrust Bank	4,911	12/31/17
2.022	JPMCB	8226 North Wickham Road								Yes	SunTrust Bank	9,269	12/31/17
2.023	JPMCB	3620 Six Forks Road								Yes	SunTrust Bank	16,491	12/31/17
2.024	JPMCB	1725 Mallory Lane								Yes	SunTrust Bank	5,135	12/31/17
2.025	JPMCB	4290 13th Street								Yes	SunTrust Bank	5,000	12/31/17
2.026	JPMCB	3800 South Semoran Boulevard								Yes	SunTrust Bank	5,000	12/31/17
2.027	JPMCB	200 East Fifth Avenue								Yes	SunTrust Bank	4,908	12/31/17
2.028	JPMCB	1411 Woodward Avenue								Yes	SunTrust Bank	6,596	12/31/17
2.029	JPMCB	5025 West Colonial Drive								Yes	SunTrust Bank	12,340	12/31/17
2.030	JPMCB	214 West Broadway Street								Yes	SunTrust Bank	13,320	12/31/17
2.031	JPMCB	5030 Thoroughbred Lane								Yes	SunTrust Bank	4,750	12/31/17
2.032	JPMCB	403 Academy Street								Yes	SunTrust Bank	4,904	12/31/17
2.033	JPMCB	1900 Queens Chapel Road								Yes	SunTrust Bank	4,599	12/31/17
2.034	JPMCB	113 East Granada Boulevard								Yes	SunTrust Bank	4,900	12/31/17
2.035	JPMCB	408 South US Highway 41								Yes	SunTrust Bank	6,400	12/31/17
2.036	JPMCB	299 Bill France Boulevard								Yes	SunTrust Bank	4,200	12/31/17
2.037	JPMCB	1235 Southlake Circle								Yes	SunTrust Bank	10,537	12/31/17
2.038	JPMCB	6300 Central Avenue								Yes	SunTrust Bank	3,786	12/31/17
2.039	JPMCB	2503 Lebanon Road								Yes	SunTrust Bank	6,600	12/31/17
2.040	JPMCB	2458 North Wickham Road								Yes	SunTrust Bank	4,600	12/31/17
2.041	JPMCB	160 North Nova Road								Yes	SunTrust Bank	4,200	12/31/17
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard								Yes	SunTrust Bank	4,000	12/31/17
2.043	JPMCB	1075 Carpenters Way								Yes	SunTrust Bank	4,938	12/31/17
2.044	JPMCB	930 Main Street								Yes	SunTrust Bank	8,527	12/31/17
2.045	JPMCB	3301 Gulf Breeze Parkway								Yes	SunTrust Bank	5,200	12/31/17
2.046	JPMCB	55 Farrs Bridge Road								Yes	SunTrust Bank	5,000	12/31/17
2.047	JPMCB	314 East Eau Gallie Boulevard								Yes	SunTrust Bank	3,750	12/31/17
2.048	JPMCB	2300 South Atlantic Avenue								Yes	SunTrust Bank	3,600	12/31/17
2.049	JPMCB	9955 Southeast Federal Highway								Yes	SunTrust Bank	3,400	12/31/17
2.050	JPMCB	5303 Southwest 91st Drive								Yes	SunTrust Bank	4,420	12/31/17
2.051	JPMCB	1610 Woodruff Road								Yes	SunTrust Bank	3,832	12/31/17
2.052	JPMCB	5727 Gantt Road								Yes	SunTrust Bank	3,131	12/31/17
2.053	JPMCB	7879 West Commercial Boulevard								Yes	SunTrust Bank	4,000	12/31/17
2.054	JPMCB	140 West Main Street								Yes	SunTrust Bank	5,400	12/31/17
2.055	JPMCB	234 Barton Boulevard								Yes	SunTrust Bank	3,667	12/31/17
2.056	JPMCB	7061 South US Highway 1								Yes	SunTrust Bank	3,200	12/31/17
2.057	JPMCB	204 West Center Street								Yes	SunTrust Bank	5,483	12/31/17
2.058	JPMCB	4410 Altama Avenue								Yes	SunTrust Bank	4,600	12/31/17
2.059	JPMCB	1935 Galleria Boulevard								Yes	SunTrust Bank	3,188	12/31/17
2.060	JPMCB	4800 Northwest Blichton Road								Yes	SunTrust Bank	5,586	12/31/17
2.061	JPMCB	7001 Lee Highway								Yes	SunTrust Bank	5,057	12/31/17
2.062	JPMCB	344 Monument Road								Yes	SunTrust Bank	3,450	12/31/17
2.063	JPMCB	3850 Rockbridge Road								Yes	SunTrust Bank	7,016	12/31/17
2.064	JPMCB	4142 Sixth Street South								Yes	SunTrust Bank	3,000	12/31/17
2.065	JPMCB	189 South Lowry Street								Yes	SunTrust Bank	5,006	12/31/17
2.066	JPMCB	222 South Main Street								Yes	SunTrust Bank	4,701	12/31/17
2.067	JPMCB	3720 3rd Street South								Yes	SunTrust Bank	2,770	12/31/17
2.068	JPMCB	21744 State Road 54								Yes	SunTrust Bank	3,750	12/31/17
2.069	JPMCB	4041 Rowan Road								Yes	SunTrust Bank	3,638	12/31/17
2.070	JPMCB	4986 North Henry Boulevard								Yes	SunTrust Bank	6,211	12/31/17
2.071	JPMCB	62 Market Street								Yes	SunTrust Bank	6,659	12/31/17
2.072	JPMCB	610 East Derenne Avenue								Yes	SunTrust Bank	3,350	12/31/17
2.073	JPMCB	4125 State Road 60								Yes	SunTrust Bank	2,500	12/31/17
2.074	JPMCB	1821 Hillandale Road								Yes	SunTrust Bank	2,955	12/31/17
2.075	JPMCB	180 Gaines School Road								Yes	SunTrust Bank	3,230	12/31/17
2.076	JPMCB	2815 Skidaway Road								Yes	SunTrust Bank	3,200	12/31/17
2.077	JPMCB	2100 West Cumberland Street								Yes	SunTrust Bank	4,156	12/31/17
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard								Yes	SunTrust Bank	2,988	12/31/17
2.079	JPMCB	2915 Nolensville Road								Yes	SunTrust Bank	3,886	12/31/17
2.080	JPMCB	496 Mclaws Circle								Yes	SunTrust Bank	2,211	12/31/17
2.081	JPMCB	201 South Pleasantburg Drive								Yes	SunTrust Bank	3,251	12/31/17
2.082	JPMCB	1250 South Church Street								Yes	SunTrust Bank	5,320	12/31/17
2.083	JPMCB	1104 Gray Highway								Yes	SunTrust Bank	3,532	12/31/17
2.084	JPMCB	3814 Northwest 43rd Street								Yes	SunTrust Bank	2,500	12/31/17
2.085	JPMCB	111 North Causeway								Yes	SunTrust Bank	2,922	12/31/17
2.086	JPMCB	7804 National Service Road								Yes	SunTrust Bank	3,076	12/31/17
2.087	JPMCB	201 North Isabella Street								Yes	SunTrust Bank	13,455	12/31/17
2.088	JPMCB	300 US Highway 43								Yes	SunTrust Bank	2,912	12/31/17
2.089	JPMCB	272 North Fayetteville Street								Yes	SunTrust Bank	2,955	12/31/17
2.090	JPMCB	112 McClanahan Street								Yes	SunTrust Bank	3,164	12/31/17
2.091	JPMCB	200 South State Street								Yes	SunTrust Bank	4,760	12/31/17
2.092	JPMCB	2843 Panola Road								Yes	SunTrust Bank	2,688	12/31/17
2.093	JPMCB	4441 The Plaza								Yes	SunTrust Bank	3,200	12/31/17
2.094	JPMCB	9627 Dayton Pike								Yes	SunTrust Bank	3,950	12/31/17
2.095	JPMCB	125 East Virginia Avenue								Yes	SunTrust Bank	3,200	12/31/17
2.096	JPMCB	1301 Taft Highway								Yes	SunTrust Bank	3,764	12/31/17
2.097	JPMCB	745 South Broad Street								Yes	SunTrust Bank	3,000	12/31/17
2.098	JPMCB	5980 Imperial Parkway								Yes	SunTrust Bank	2,277	12/31/17
2.099	JPMCB	4601 Jonesboro Road								Yes	SunTrust Bank	5,009	12/31/17
2.100	JPMCB	2111 Wade Hampton Boulevard								Yes	SunTrust Bank	2,279	12/31/17
2.101	JPMCB	658 Main Street								Yes	SunTrust Bank	3,182	12/31/17
2.102	JPMCB	414 Wharf Street								Yes	SunTrust Bank	4,100	12/31/17
2.103	JPMCB	4233 West Stone Drive								Yes	SunTrust Bank	2,560	12/31/17

A-1-13

ANNEX A-1

			RESERVE CAPS(17)								LARGEST TENANT(18), (19)			2ND LARGEST TENANT(18), (19)

			Capex	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration
2.104	JPMCB	234 North Main Street								Yes	SunTrust Bank	3,750	12/31/17
2.105	JPMCB	1611 South Miami Boulevard								Yes	SunTrust Bank	1,820	12/31/17
2.106	JPMCB	300 South Mock Road								Yes	SunTrust Bank	3,127	12/31/17
2.107	JPMCB	624 West Main Street								Yes	SunTrust Bank	2,484	12/31/17
2.108	JPMCB	1213 Greenland Drive								Yes	SunTrust Bank	2,000	12/31/17
2.109	JPMCB	4720 Highway 49 South								Yes	SunTrust Bank	2,166	12/31/17
2.110	JPMCB	4306 North Liberty Street								Yes	SunTrust Bank	2,216	12/31/17
2.111	JPMCB	416 Highway 27 South								Yes	SunTrust Bank	2,400	12/31/17
2.112	JPMCB	110 West 10th Street								Yes	SunTrust Bank	2,026	12/31/17
2.113	JPMCB	7133 Forest Hill Avenue								Yes	SunTrust Bank	2,600	12/31/17
2.114	JPMCB	4830 Jefferson Davis Highway								Yes	SunTrust Bank	2,717	12/31/17
2.115	JPMCB	5716 West Andrew Johnson Highway								Yes	SunTrust Bank	2,500	12/31/17
2.116	JPMCB	869 North Lee Highway								Yes	SunTrust Bank	1,600	12/31/17
2.117	JPMCB	7880 Broad Street								Yes	SunTrust Bank	1,800	12/31/17
2.118	JPMCB	400 West Main Street								Yes	SunTrust Bank	2,053	12/31/17
2.119	JPMCB	23364 Front Street								Yes	SunTrust Bank	1,157	12/31/17
2.120	JPMCB	4394 South NC Highway 150								Yes	SunTrust Bank	1,100	12/31/17
2.121	JPMCB	33287 Railroad Avenue								Yes	SunTrust Bank	1,173	12/31/17
3	JPMCB	Asheville Mall								No	Barnes & Noble	35,968	04/30/19	Old Navy	17,556	01/31/17
4	JPMCB	Sun Development and Management Portfolio	1,000,000							No
4.001	JPMCB	Embassy Suites Palmdale								No
4.002	JPMCB	Hilton Garden Inn Ridgefield Park								No
4.003	JPMCB	Homewood Suites Nashville								No
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista								No
4.005	JPMCB	Candlewood Suites Hattiesburg								No
5	JPMCB	Google Kirkland Campus	87,660							Yes	Google	194,825	01/31/20
6	JPMCB	24 West 57th Street			750,000					No	Ana Tzarev	17,530	08/31/17	Marian Goodman Gallery	14,318	06/30/16
7	JPMCB	Kite Retail Portfolio	144,000		810,000					No
7.001	JPMCB	Boulevard Crossing								No	TJ Maxx	25,000	03/31/14	PetCo	13,560	01/31/15
7.002	JPMCB	Hamilton Crossing Center								No	Office Depot	30,722	06/30/14	Jason's Deli	4,900	06/30/21
7.003	JPMCB	Naperville Marketplace								No	TJ Maxx	33,000	08/31/16	PetSmart	28,683	09/30/18
7.004	JPMCB	Publix at Acworth								No	Publix	37,888	05/31/17	CVS	9,240	04/30/12
8	JPMCB	Orland Park Place								No	Dick's Sporting Goods	100,000	01/31/19	Bed Bath & Beyond	55,804	01/31/15
9	JPMCB	LaSalle Select Portfolio			1,500,000					No
9.001	JPMCB	5707 Peachtree Parkway								Yes	HCA	99,142	12/31/20
9.002	JPMCB	3585 Engineering Drive								No	Primedia	86,598	12/31/16
9.003	JPMCB	6455 East Johns Crossing								No	Admiral Insurance	16,048	09/30/16	Wells Fargo	11,457	07/31/12
9.004	JPMCB	6625 The Corners Parkway								No	Ashworth University	31,822	12/31/18	Arinso	29,471	03/31/16
10	JPMCB	Denver West Village								No	United Artists Theatre	51,789	12/31/17	Bed Bath & Beyond	36,273	01/31/13
11	JPMCB	Lehigh Valley Portfolio	132,415							No
11.001	JPMCB	1640-1660 Valley Center Parkway								No	Lehigh Valley Academy Regional Charter School	19,000	08/31/17	Lehigh Valley Hospital, Inc.	15,978	10/31/11
11.002	JPMCB	1455 Valley Center Parkway								No	Life Insurance Company of North America	48,418	10/31/13	Central Pennsylvania College	5,700	05/31/16
11.003	JPMCB	1560 Valley Center Parkway								No	Lehigh Valley Academy Regional Charter School	23,262	08/31/17	The Guardian Life Insurance Company of America	14,069	06/30/12
11.004	JPMCB	1550 Valley Center Parkway								No	Lehigh Valley Academy Regional Charter School	35,230	08/31/17	Nobel Learning Communities, Inc.	8,170	06/30/17
11.005	JPMCB	1510 Valley Center Parkway								No	Visiting Nurses Association	22,408	01/31/15	Access Services, Inc.	7,935	03/31/13
11.006	JPMCB	1530 Valley Center Parkway								Yes	Berkheimer Outsourcing, Inc.	46,400	12/31/14
12	JPMCB	Eddy Street Commons at Notre Dame	69,600		385,200					No	Notre Dame Office 3rd Floor	27,489	01/31/25	Notre Dame Office 4th Floor	27,284	11/30/24
13	JPMCB	SunTrust Bank Portfolio II								Yes
13.001	JPMCB	4240 West Lake Mary Boulevard								Yes	SunTrust Bank	8,515	12/31/17
13.002	JPMCB	26627 US Highway 19 North								Yes	SunTrust Bank	5,335	12/31/17
13.003	JPMCB	597 Solomons Island Road North								Yes	SunTrust Bank	2,664	12/31/17
13.004	JPMCB	4425 Lafayette Street								Yes	SunTrust Bank	16,000	12/31/17
13.005	JPMCB	1850 US Highway 1 South								Yes	SunTrust Bank	6,000	12/31/17
13.006	JPMCB	2150 Cleveland Street								Yes	SunTrust Bank	4,584	12/31/17
13.007	JPMCB	1605 21st Avenue South								Yes	SunTrust Bank	3,500	12/31/17
13.008	JPMCB	111 Southwest 17th Street								Yes	SunTrust Bank	6,617	12/31/17
13.009	JPMCB	7319 Spring Hill Drive								Yes	SunTrust Bank	6,028	12/31/17
13.010	JPMCB	10000 Taft Street								Yes	SunTrust Bank	4,000	12/31/17
13.011	JPMCB	6548 Main Street								Yes	SunTrust Bank	7,613	12/31/17
13.012	JPMCB	3990 Southwest State Road 200								Yes	SunTrust Bank	4,770	12/31/17
13.013	JPMCB	114 West Blue Ridge Street								Yes	SunTrust Bank	15,430	12/31/17
13.014	JPMCB	240 West Main Street								Yes	SunTrust Bank	8,000	12/31/17
13.015	JPMCB	892 Deltona Boulevard								Yes	SunTrust Bank	4,200	12/31/17
13.016	JPMCB	5370 Peachtree Industrial Boulevard								Yes	SunTrust Bank	4,604	12/31/17
13.017	JPMCB	7612 State Road 52								Yes	SunTrust Bank	3,340	12/31/17
13.018	JPMCB	286 Hancock Street								Yes	SunTrust Bank	7,604	12/31/17
13.019	JPMCB	100 Flagler Plaza Drive								Yes	SunTrust Bank	3,741	12/31/17
13.020	JPMCB	7801 Pineville-Matthews Road								Yes	SunTrust Bank	2,440	12/31/17
13.021	JPMCB	201 South Peterson Avenue								Yes	SunTrust Bank	14,351	12/31/17
13.022	JPMCB	5705 High Point Road								Yes	SunTrust Bank	3,131	12/31/17
13.023	JPMCB	804 North Madison Boulevard								Yes	SunTrust Bank	3,200	12/31/17
13.024	JPMCB	5473 East Mountain Street								Yes	SunTrust Bank	5,191	12/31/17
13.025	JPMCB	5 West Main Street								Yes	SunTrust Bank	2,798	12/31/17
13.026	JPMCB	1645 Bradley Park Drive								Yes	SunTrust Bank	5,470	12/31/17
13.027	JPMCB	201 South Main Street								Yes	SunTrust Bank	2,847	12/31/17
13.028	JPMCB	3000 Virginia Avenue								Yes	SunTrust Bank	4,268	12/31/17
13.029	JPMCB	88 Hillsboro Street								Yes	SunTrust Bank	2,268	12/31/17
13.030	JPMCB	426 West Walnut Street								Yes	SunTrust Bank	2,700	12/31/17
14	JPMCB	Sawyer Heights Village								No	Staples	20,338	11/30/18	PetSmart	20,156	08/31/19
15	JPMCB	University Town Center			136,000					No	TJ Maxx	26,000	10/31/17	Office Depot	20,813	02/28/18
16	JPMCB	Maitland 200								No	Camp, Dresser & McKee	63,286	06/30/17	Digital Risk	60,425	11/30/15
17	JPMCB	Landing Apartments	173,000							No
18	JPMCB	Prattville Town Center			321,000					No	Ross Dress for Less	30,060	01/31/18	TJ Maxx	26,000	07/31/17
19	JPMCB	Northcrest Shopping Center			390,000					No	REI	26,791	09/18/18	Old Navy	17,542	10/31/16
20	JPMCB	Verizon Alabama HQ								Yes	Verizon Wireless	152,166	09/03/18
21	JPMCB	Brooks Corner			750,000					No	Ross Dress for Less	30,105	01/31/16	Conn's	30,000	11/30/15
22	JPMCB	Bayport Commons	39,000		218,592					No	Best Buy	30,045	01/31/19	Michaels	21,152	02/28/18
23	JPMCB	Inman Grove Shopping Center			201,600					No	Stop & Shop	46,725	01/31/16	Rite Aid	9,620	06/30/15
24	JPMCB	River North Portfolio	27,600		300,000					No
24.001	JPMCB	114. W. Illinois								No	Asia on Illinois	16,200	01/31/19	Gravity Tank	16,000	02/28/18
24.002	JPMCB	500 N. Clark								No	Nahabedian Restaurant Group	9,438	11/30/15	Potbelly Sandwich Works	5,126	08/31/13
25	JPMCB	Fairview Heights Plaza			237,600					No	Gordmans	60,137	12/31/19	The Sports Authority	40,588	07/31/14
26	JPMCB	Heritage Commons III	54,000							Yes	DynCorp International, LLC	119,001	12/31/18
27	JPMCB	Bird Creek Crossing								No	Best Buy	30,038	01/31/18	PetSmart	19,900	04/30/18
28	JPMCB	Red Top Plaza								No	Jewel-Osco	66,844	11/30/20	Tuesday Morning	7,595	07/15/12
29	JPMCB	Shaw's Londonderry	90,360		300,000					No	TJ Maxx	78,792	05/27/16	Shaw's Supermarkets	61,099	03/25/24
30	JPMCB	Kensington Place MHC	48,840							No
31	JPMCB	Franklin Centre								No	Pick 'N Save	72,000	12/31/18	Office Max	18,392	07/31/19
32	JPMCB	Village Ten Center								No	Life Time Fitness	107,928	12/31/26	Cub Foods	68,141	12/05/22
33	JPMCB	Caton Crossing								No	Strack & Van Til	56,192	07/31/20	Hallmark	5,000	03/31/13
34	JPMCB	340 North Belt Place	99,600		350,000					No	Noble Energy, Inc.	10,848	01/31/15	A Little Entertainment LTD	10,126	12/31/15
35	JPMCB	Morningstar of Chapel Hill								No
36	JPMCB	The Cove at Southern								No
37	JPMCB	Lake Mary Plaza								No	Walgreens	14,880	05/31/86	The UPS Store	1,844	05/31/14
38	JPMCB	Creek Crossing Shopping Center								No	Kroger Co.	47,192	05/09/21	Animal Clinic	3,000	05/31/13
39	JPMCB	Walgreens Plaza								No	Walgreens	14,820	05/31/86	L-3 Communications	12,959	02/28/15
40	JPMCB	Heritage Square								No	Walgreens	10,479	05/31/86	Chianti's Restaurant	2,500	12/31/15
41	JPMCB	Towneplace Suites Charlotte								No
42	JPMCB	Fairfield Inn & Suites East Ridge								No
43	JPMCB	Academy Sports Weslaco								Yes	Academy Sports + Outdoors	72,514	05/31/31
44	JPMCB	Morningstar of Virginia Beach								No

A-1-14

ANNEX A-1

			3RD LARGEST TENANT(18), (19)			4TH LARGEST TENANT(18), (19)			5TH LARGEST TENANT(18), (19)

					Lease			Lease			Lease	Loan
Loan #	Seller(1)	Property Name	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	JPMCB	InterContinental Hotel Chicago										Refinance
2	JPMCB	SunTrust Bank Portfolio I										Refinance
2.001	JPMCB	3020 Peachtree Road NW
2.002	JPMCB	1030 Wilmer Avenue
2.003	JPMCB	7500 Wisconsin Avenue
2.004	JPMCB	3300 Northside Parkway NW
2.005	JPMCB	5898 Roswell Road NE
2.006	JPMCB	152 Main Street
2.007	JPMCB	100 Crain Highway SW
2.008	JPMCB	4250 John Marr Drive
2.009	JPMCB	160 Garrisonville Road
2.010	JPMCB	5775 Red Bug Lake Road
2.011	JPMCB	4212 Washington Road
2.012	JPMCB	47 Whitlock Avenue
2.013	JPMCB	4110 Brambleton Avenue SW
2.014	JPMCB	880 East Palmetto Park Road
2.015	JPMCB	1409 East Atlantic Boulevard
2.016	JPMCB	3577 Fruitville Road
2.017	JPMCB	827 Joe Frank Harris Parkway
2.018	JPMCB	1470 West Granada Boulevard
2.019	JPMCB	103 City Circle
2.020	JPMCB	110 Mulberry Street NW
2.021	JPMCB	1331 Johnson Ferry Road
2.022	JPMCB	8226 North Wickham Road
2.023	JPMCB	3620 Six Forks Road
2.024	JPMCB	1725 Mallory Lane
2.025	JPMCB	4290 13th Street
2.026	JPMCB	3800 South Semoran Boulevard
2.027	JPMCB	200 East Fifth Avenue
2.028	JPMCB	1411 Woodward Avenue
2.029	JPMCB	5025 West Colonial Drive
2.030	JPMCB	214 West Broadway Street
2.031	JPMCB	5030 Thoroughbred Lane
2.032	JPMCB	403 Academy Street
2.033	JPMCB	1900 Queens Chapel Road
2.034	JPMCB	113 East Granada Boulevard
2.035	JPMCB	408 South US Highway 41
2.036	JPMCB	299 Bill France Boulevard
2.037	JPMCB	1235 Southlake Circle
2.038	JPMCB	6300 Central Avenue
2.039	JPMCB	2503 Lebanon Road
2.040	JPMCB	2458 North Wickham Road
2.041	JPMCB	160 North Nova Road
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard
2.043	JPMCB	1075 Carpenters Way
2.044	JPMCB	930 Main Street
2.045	JPMCB	3301 Gulf Breeze Parkway
2.046	JPMCB	55 Farrs Bridge Road
2.047	JPMCB	314 East Eau Gallie Boulevard
2.048	JPMCB	2300 South Atlantic Avenue
2.049	JPMCB	9955 Southeast Federal Highway
2.050	JPMCB	5303 Southwest 91st Drive
2.051	JPMCB	1610 Woodruff Road
2.052	JPMCB	5727 Gantt Road
2.053	JPMCB	7879 West Commercial Boulevard
2.054	JPMCB	140 West Main Street
2.055	JPMCB	234 Barton Boulevard
2.056	JPMCB	7061 South US Highway 1
2.057	JPMCB	204 West Center Street
2.058	JPMCB	4410 Altama Avenue
2.059	JPMCB	1935 Galleria Boulevard
2.060	JPMCB	4800 Northwest Blichton Road
2.061	JPMCB	7001 Lee Highway
2.062	JPMCB	344 Monument Road
2.063	JPMCB	3850 Rockbridge Road
2.064	JPMCB	4142 Sixth Street South
2.065	JPMCB	189 South Lowry Street
2.066	JPMCB	222 South Main Street
2.067	JPMCB	3720 3rd Street South
2.068	JPMCB	21744 State Road 54
2.069	JPMCB	4041 Rowan Road
2.070	JPMCB	4986 North Henry Boulevard
2.071	JPMCB	62 Market Street
2.072	JPMCB	610 East Derenne Avenue
2.073	JPMCB	4125 State Road 60
2.074	JPMCB	1821 Hillandale Road
2.075	JPMCB	180 Gaines School Road
2.076	JPMCB	2815 Skidaway Road
2.077	JPMCB	2100 West Cumberland Street
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard
2.079	JPMCB	2915 Nolensville Road
2.080	JPMCB	496 Mclaws Circle
2.081	JPMCB	201 South Pleasantburg Drive
2.082	JPMCB	1250 South Church Street
2.083	JPMCB	1104 Gray Highway
2.084	JPMCB	3814 Northwest 43rd Street
2.085	JPMCB	111 North Causeway
2.086	JPMCB	7804 National Service Road
2.087	JPMCB	201 North Isabella Street
2.088	JPMCB	300 US Highway 43
2.089	JPMCB	272 North Fayetteville Street
2.090	JPMCB	112 McClanahan Street
2.091	JPMCB	200 South State Street
2.092	JPMCB	2843 Panola Road
2.093	JPMCB	4441 The Plaza
2.094	JPMCB	9627 Dayton Pike
2.095	JPMCB	125 East Virginia Avenue
2.096	JPMCB	1301 Taft Highway
2.097	JPMCB	745 South Broad Street
2.098	JPMCB	5980 Imperial Parkway
2.099	JPMCB	4601 Jonesboro Road
2.100	JPMCB	2111 Wade Hampton Boulevard
2.101	JPMCB	658 Main Street
2.102	JPMCB	414 Wharf Street
2.103	JPMCB	4233 West Stone Drive

A-1-15

ANNEX A-1

			3RD LARGEST TENANT(18), (19)			4TH LARGEST TENANT(18), (19)			5TH LARGEST TENANT(18), (19)

					Lease			Lease			Lease	Loan
Loan #	Seller(1)	Property Name	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
2.104	JPMCB	234 North Main Street
2.105	JPMCB	1611 South Miami Boulevard
2.106	JPMCB	300 South Mock Road
2.107	JPMCB	624 West Main Street
2.108	JPMCB	1213 Greenland Drive
2.109	JPMCB	4720 Highway 49 South
2.110	JPMCB	4306 North Liberty Street
2.111	JPMCB	416 Highway 27 South
2.112	JPMCB	110 West 10th Street
2.113	JPMCB	7133 Forest Hill Avenue
2.114	JPMCB	4830 Jefferson Davis Highway
2.115	JPMCB	5716 West Andrew Johnson Highway
2.116	JPMCB	869 North Lee Highway
2.117	JPMCB	7880 Broad Street
2.118	JPMCB	400 West Main Street
2.119	JPMCB	23364 Front Street
2.120	JPMCB	4394 South NC Highway 150
2.121	JPMCB	33287 Railroad Avenue
3	JPMCB	Asheville Mall	Gap	12,044	01/31/13	Ulta Salon	10,897	11/30/21	New York & Company	9,020	01/31/14	Refinance
4	JPMCB	Sun Development and Management Portfolio										Refinance
4.001	JPMCB	Embassy Suites Palmdale
4.002	JPMCB	Hilton Garden Inn Ridgefield Park
4.003	JPMCB	Homewood Suites Nashville
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista
4.005	JPMCB	Candlewood Suites Hattiesburg
5	JPMCB	Google Kirkland Campus										Refinance
6	JPMCB	24 West 57th Street	Beacon Restaurant	12,836	11/30/18	The Timberland Company	12,500	06/30/12	Andrew Koenigsberg, LLC	5,395	04/30/21	Refinance
7	JPMCB	Kite Retail Portfolio										Refinance
7.001	JPMCB	Boulevard Crossing	Shoe Carnival	12,000	01/31/14	Factory Card Outlet of America	11,880	06/30/14	Ulta Salon	11,000	02/28/21
7.002	JPMCB	Hamilton Crossing Center	La Hacienda Restaurant	4,800	11/30/17	Ossip Optometry & Ophthalmology	3,780	11/30/14	J. Razzo's	3,762	09/30/16
7.003	JPMCB	Naperville Marketplace	Dollar Tree	8,712	03/31/16	Choo Choo Johnny's	3,055	05/31/18	Valley View Dental Center	2,798	10/31/17
7.004	JPMCB	Publix at Acworth	BodyPlex	6,500	01/31/17	Beauty Hills Beauty Supply	2,400	09/30/16	Domino's Pizza	1,500	05/31/13
8	JPMCB	Orland Park Place	hhgregg	44,495	08/31/21	Marshalls	39,380	10/31/15	Stein Mart	36,743	01/31/16	Refinance
9	JPMCB	LaSalle Select Portfolio										Acquisition
9.001	JPMCB	5707 Peachtree Parkway
9.002	JPMCB	3585 Engineering Drive
9.003	JPMCB	6455 East Johns Crossing	Vsoft	11,133	10/31/12	Cambridge Learning	6,162	11/30/13	NetGear	6,151	04/30/16
9.004	JPMCB	6625 The Corners Parkway	Canvas Systems	15,221	08/31/14	Nanolumens	14,654	01/31/12	Conway Data	7,438	07/31/17
10	JPMCB	Denver West Village	Barnes & Noble	26,246	01/31/13	Office Max	24,000	09/30/12	Whole Foods Market	23,627	12/31/12	Refinance
11	JPMCB	Lehigh Valley Portfolio										Acquisition
11.001	JPMCB	1640-1660 Valley Center Parkway	PNC Bank	9,544	05/31/12	Bonshall Shafferman Architects	5,748	10/31/17	Stratix System	4,980	05/31/15
11.002	JPMCB	1455 Valley Center Parkway
11.003	JPMCB	1560 Valley Center Parkway
11.004	JPMCB	1550 Valley Center Parkway
11.005	JPMCB	1510 Valley Center Parkway	Volt Information Sciences, Inc	7,265	04/30/13	Rade Technology Corp.	4,000	01/31/14	SKF USA Inc.	3,600	04/30/12
11.006	JPMCB	1530 Valley Center Parkway
12	JPMCB	Eddy Street Commons at Notre Dame	Hammes Notre Dame Bookstore II	20,154	10/31/19	Executive Suites	8,857	08/31/21	Urban Outfitters	8,627	09/30/21	Refinance
13	JPMCB	SunTrust Bank Portfolio II										Refinance
13.001	JPMCB	4240 West Lake Mary Boulevard
13.002	JPMCB	26627 US Highway 19 North
13.003	JPMCB	597 Solomons Island Road North
13.004	JPMCB	4425 Lafayette Street
13.005	JPMCB	1850 US Highway 1 South
13.006	JPMCB	2150 Cleveland Street
13.007	JPMCB	1605 21st Avenue South
13.008	JPMCB	111 Southwest 17th Street
13.009	JPMCB	7319 Spring Hill Drive
13.010	JPMCB	10000 Taft Street
13.011	JPMCB	6548 Main Street
13.012	JPMCB	3990 Southwest State Road 200
13.013	JPMCB	114 West Blue Ridge Street
13.014	JPMCB	240 West Main Street
13.015	JPMCB	892 Deltona Boulevard
13.016	JPMCB	5370 Peachtree Industrial Boulevard
13.017	JPMCB	7612 State Road 52
13.018	JPMCB	286 Hancock Street
13.019	JPMCB	100 Flagler Plaza Drive
13.020	JPMCB	7801 Pineville-Matthews Road
13.021	JPMCB	201 South Peterson Avenue
13.022	JPMCB	5705 High Point Road
13.023	JPMCB	804 North Madison Boulevard
13.024	JPMCB	5473 East Mountain Street
13.025	JPMCB	5 West Main Street
13.026	JPMCB	1645 Bradley Park Drive
13.027	JPMCB	201 South Main Street
13.028	JPMCB	3000 Virginia Avenue
13.029	JPMCB	88 Hillsboro Street
13.030	JPMCB	426 West Walnut Street
14	JPMCB	Sawyer Heights Village	Amegy Bank	5,000	11/30/17	Chili's	5,000	03/31/18	The Vitamin Shoppe	3,500	07/31/20	Acquisition
15	JPMCB	University Town Center	Ulta Salon	20,748	01/31/23	PetCo	15,000	11/30/17	Dress Barn	7,800	12/31/17	Acquisition
16	JPMCB	Maitland 200	Welbro Building Corp.	21,391	11/30/16	FL Department of Revenue	20,798	03/31/15	M2 Systems Corp.	9,817	11/30/12	Acquisition
17	JPMCB	Landing Apartments										Refinance
18	JPMCB	Prattville Town Center	PetSmart	20,260	01/31/18	Books-A-Million	15,500	01/31/19	Rack Room Shoes	9,000	07/31/17	Acquisition
19	JPMCB	Northcrest Shopping Center	Dollar Tree	11,232	05/31/18	Shoe Carnival	10,477	03/15/17	David's Bridal	10,011	08/31/18	Acquisition
20	JPMCB	Verizon Alabama HQ										Acquisition
21	JPMCB	Brooks Corner	K & G Superstore	17,703	03/31/17	PetCo	15,000	01/31/16	Dollar Tree	12,000	04/30/16	Refinance
22	JPMCB	Bayport Commons	PetSmart	20,343	01/31/18	Mattress Firm	4,800	04/30/13	Bright Now Dental	3,237	07/31/13	Refinance
23	JPMCB	Inman Grove Shopping Center	Wachovia (Ground Lease)	4,160	07/14/16	Burger King	3,927	07/01/12	Health Foods	3,600	06/30/12	Refinance
24	JPMCB	River North Portfolio										Refinance
24.001	JPMCB	114. W. Illinois	Rockit Ranch Office	3,600	03/31/13
24.002	JPMCB	500 N. Clark	Gravity Tank	3,757	02/28/18	Arment Dietrich	3,679	10/31/12	Fusion Idea Labs	3,300	07/15/13
25	JPMCB	Fairview Heights Plaza	Guitar Center	22,176	01/31/17	Planet Fitness	20,310	07/31/21	Ginger Buffet & Grill	8,300	09/30/13	Refinance
26	JPMCB	Heritage Commons III										Acquisition
27	JPMCB	Bird Creek Crossing	Office Max	17,862	11/30/17	Michaels	17,175	02/28/18	Spec's Liquor and Fine Foods	15,659	06/30/20	Acquisition
28	JPMCB	Red Top Plaza	Re-Max	6,400	02/28/13	The Batterz Box	6,400	02/28/17	Fifth Third Bank	4,000	07/31/23	Acquisition
29	JPMCB	Shaw's Londonderry	Goodwill	12,500	07/31/12	Radio Shack	3,120	10/31/12	1/2 Off Cards	2,980	07/31/13	Refinance
30	JPMCB	Kensington Place MHC										Refinance
31	JPMCB	Franklin Centre	Linda's Hallmark	5,310	02/28/14	Lectric Beach Tanning Salon	2,800	12/31/14	Pizza Hut	2,000	07/31/13	Refinance
32	JPMCB	Village Ten Center	Dollar Tree	13,039	09/30/13	Erik's Bike Shop	4,569	09/30/14	AAA	1,920	01/31/13	Refinance
33	JPMCB	Caton Crossing	Unlimited Tan	3,000	MTM	Lucky Bamboo Restaurant	3,000	MTM	Doctors of Physical Therapy	3,000	10/31/15	Refinance
34	JPMCB	340 North Belt Place	Winter Pediatric Therapy	5,444	01/31/15	National Mentor Healthcare	4,816	11/30/12	Arete Real Estate & Development Co.	4,638	05/31/13	Refinance
35	JPMCB	Morningstar of Chapel Hill										Refinance
36	JPMCB	The Cove at Southern										Refinance
37	JPMCB	Lake Mary Plaza	Starbucks	1,551	02/28/14	Just Fabulous Spa Salon	1,259	12/31/14				Acquisition
38	JPMCB	Creek Crossing Shopping Center	Ivy Cleaners	2,188	11/30/15	Gorham Enterprises	1,980	08/31/12	Dental One, Inc.	1,752	05/31/17	Refinance
39	JPMCB	Walgreens Plaza	Top Dogz Pizza & Subs	1,875	10/31/14	Golden China	1,875	05/31/12	Jackson Hewitt Tax Service	1,875	MTM	Acquisition
40	JPMCB	Heritage Square	Batteries Plus	2,000	08/31/20	Spherion	1,425	11/30/11	American General Finance	1,400	10/31/11	Acquisition
41	JPMCB	Towneplace Suites Charlotte										Refinance
42	JPMCB	Fairfield Inn & Suites East Ridge										Refinance
43	JPMCB	Academy Sports Weslaco										Acquisition
44	JPMCB	Morningstar of Virginia Beach										Refinance

A-1-16

ANNEX A-1

										Total Debt	Total Debt		Total Debt
				Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(20)	(Y/N)	Type(21)	Permitted (Y/N)	Exist (Y/N)(22)	Amount ($)(22)	Type(22)	Balance ($)	DSCR	Current LTV %	Debt Yield %
1	JPMCB	InterContinental Hotel Chicago	Strategic Hotel Funding L.L.C.	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
2	JPMCB	SunTrust Bank Portfolio I	Inland American Real Estate Trust, Inc.	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
2.001	JPMCB	3020 Peachtree Road NW
2.002	JPMCB	1030 Wilmer Avenue
2.003	JPMCB	7500 Wisconsin Avenue
2.004	JPMCB	3300 Northside Parkway NW
2.005	JPMCB	5898 Roswell Road NE
2.006	JPMCB	152 Main Street
2.007	JPMCB	100 Crain Highway SW
2.008	JPMCB	4250 John Marr Drive
2.009	JPMCB	160 Garrisonville Road
2.010	JPMCB	5775 Red Bug Lake Road
2.011	JPMCB	4212 Washington Road
2.012	JPMCB	47 Whitlock Avenue
2.013	JPMCB	4110 Brambleton Avenue SW
2.014	JPMCB	880 East Palmetto Park Road
2.015	JPMCB	1409 East Atlantic Boulevard
2.016	JPMCB	3577 Fruitville Road
2.017	JPMCB	827 Joe Frank Harris Parkway
2.018	JPMCB	1470 West Granada Boulevard
2.019	JPMCB	103 City Circle
2.020	JPMCB	110 Mulberry Street NW
2.021	JPMCB	1331 Johnson Ferry Road
2.022	JPMCB	8226 North Wickham Road
2.023	JPMCB	3620 Six Forks Road
2.024	JPMCB	1725 Mallory Lane
2.025	JPMCB	4290 13th Street
2.026	JPMCB	3800 South Semoran Boulevard
2.027	JPMCB	200 East Fifth Avenue
2.028	JPMCB	1411 Woodward Avenue
2.029	JPMCB	5025 West Colonial Drive
2.030	JPMCB	214 West Broadway Street
2.031	JPMCB	5030 Thoroughbred Lane
2.032	JPMCB	403 Academy Street
2.033	JPMCB	1900 Queens Chapel Road
2.034	JPMCB	113 East Granada Boulevard
2.035	JPMCB	408 South US Highway 41
2.036	JPMCB	299 Bill France Boulevard
2.037	JPMCB	1235 Southlake Circle
2.038	JPMCB	6300 Central Avenue
2.039	JPMCB	2503 Lebanon Road
2.040	JPMCB	2458 North Wickham Road
2.041	JPMCB	160 North Nova Road
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard
2.043	JPMCB	1075 Carpenters Way
2.044	JPMCB	930 Main Street
2.045	JPMCB	3301 Gulf Breeze Parkway
2.046	JPMCB	55 Farrs Bridge Road
2.047	JPMCB	314 East Eau Gallie Boulevard
2.048	JPMCB	2300 South Atlantic Avenue
2.049	JPMCB	9955 Southeast Federal Highway
2.050	JPMCB	5303 Southwest 91st Drive
2.051	JPMCB	1610 Woodruff Road
2.052	JPMCB	5727 Gantt Road
2.053	JPMCB	7879 West Commercial Boulevard
2.054	JPMCB	140 West Main Street
2.055	JPMCB	234 Barton Boulevard
2.056	JPMCB	7061 South US Highway 1
2.057	JPMCB	204 West Center Street
2.058	JPMCB	4410 Altama Avenue
2.059	JPMCB	1935 Galleria Boulevard
2.060	JPMCB	4800 Northwest Blichton Road
2.061	JPMCB	7001 Lee Highway
2.062	JPMCB	344 Monument Road
2.063	JPMCB	3850 Rockbridge Road
2.064	JPMCB	4142 Sixth Street South
2.065	JPMCB	189 South Lowry Street
2.066	JPMCB	222 South Main Street
2.067	JPMCB	3720 3rd Street South
2.068	JPMCB	21744 State Road 54
2.069	JPMCB	4041 Rowan Road
2.070	JPMCB	4986 North Henry Boulevard
2.071	JPMCB	62 Market Street
2.072	JPMCB	610 East Derenne Avenue
2.073	JPMCB	4125 State Road 60
2.074	JPMCB	1821 Hillandale Road
2.075	JPMCB	180 Gaines School Road
2.076	JPMCB	2815 Skidaway Road
2.077	JPMCB	2100 West Cumberland Street
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard
2.079	JPMCB	2915 Nolensville Road
2.080	JPMCB	496 Mclaws Circle
2.081	JPMCB	201 South Pleasantburg Drive
2.082	JPMCB	1250 South Church Street
2.083	JPMCB	1104 Gray Highway
2.084	JPMCB	3814 Northwest 43rd Street
2.085	JPMCB	111 North Causeway
2.086	JPMCB	7804 National Service Road
2.087	JPMCB	201 North Isabella Street
2.088	JPMCB	300 US Highway 43
2.089	JPMCB	272 North Fayetteville Street
2.090	JPMCB	112 McClanahan Street
2.091	JPMCB	200 South State Street
2.092	JPMCB	2843 Panola Road
2.093	JPMCB	4441 The Plaza
2.094	JPMCB	9627 Dayton Pike
2.095	JPMCB	125 East Virginia Avenue
2.096	JPMCB	1301 Taft Highway
2.097	JPMCB	745 South Broad Street
2.098	JPMCB	5980 Imperial Parkway
2.099	JPMCB	4601 Jonesboro Road
2.100	JPMCB	2111 Wade Hampton Boulevard
2.101	JPMCB	658 Main Street
2.102	JPMCB	414 Wharf Street
2.103	JPMCB	4233 West Stone Drive

A-1-17

ANNEX A-1

										Total Debt	Total Debt		Total Debt
				Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(20)	(Y/N)	Type(21)	Permitted (Y/N)	Exist (Y/N)(22)	Amount ($)(22)	Type(22)	Balance ($)	DSCR	Current LTV %	Debt Yield %
2.104	JPMCB	234 North Main Street
2.105	JPMCB	1611 South Miami Boulevard
2.106	JPMCB	300 South Mock Road
2.107	JPMCB	624 West Main Street
2.108	JPMCB	1213 Greenland Drive
2.109	JPMCB	4720 Highway 49 South
2.110	JPMCB	4306 North Liberty Street
2.111	JPMCB	416 Highway 27 South
2.112	JPMCB	110 West 10th Street
2.113	JPMCB	7133 Forest Hill Avenue
2.114	JPMCB	4830 Jefferson Davis Highway
2.115	JPMCB	5716 West Andrew Johnson Highway
2.116	JPMCB	869 North Lee Highway
2.117	JPMCB	7880 Broad Street
2.118	JPMCB	400 West Main Street
2.119	JPMCB	23364 Front Street
2.120	JPMCB	4394 South NC Highway 150
2.121	JPMCB	33287 Railroad Avenue
3	JPMCB	Asheville Mall	CBL & Associates Properties, Inc.	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
4	JPMCB	Sun Development and Management Portfolio	Bharat N. Patel	Yes	Hard	No	Yes	17,700,000	Mezzanine Loan	73,724,503	1.22	71.9%	9.7%
4.001	JPMCB	Embassy Suites Palmdale
4.002	JPMCB	Hilton Garden Inn Ridgefield Park
4.003	JPMCB	Homewood Suites Nashville
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista
4.005	JPMCB	Candlewood Suites Hattiesburg
5	JPMCB	Google Kirkland Campus	John M. Stone, Suzanne Stone, Bryan P. Stone, et. al	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
6	JPMCB	24 West 57th Street	Berndt Perl, Kenneth Aschendorf	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7	JPMCB	Kite Retail Portfolio	Kite Realty Group, L.P.	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7.001	JPMCB	Boulevard Crossing
7.002	JPMCB	Hamilton Crossing Center
7.003	JPMCB	Naperville Marketplace
7.004	JPMCB	Publix at Acworth
8	JPMCB	Orland Park Place	IN Retail Fund, L.L.C.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9	JPMCB	LaSalle Select Portfolio	Rosemont Realty, LLC	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9.001	JPMCB	5707 Peachtree Parkway
9.002	JPMCB	3585 Engineering Drive
9.003	JPMCB	6455 East Johns Crossing
9.004	JPMCB	6625 The Corners Parkway
10	JPMCB	Denver West Village	The Mills Limited Partnership	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
11	JPMCB	Lehigh Valley Portfolio	Penncap Properties Portfolio, LP	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
11.001	JPMCB	1640-1660 Valley Center Parkway
11.002	JPMCB	1455 Valley Center Parkway
11.003	JPMCB	1560 Valley Center Parkway
11.004	JPMCB	1550 Valley Center Parkway
11.005	JPMCB	1510 Valley Center Parkway
11.006	JPMCB	1530 Valley Center Parkway
12	JPMCB	Eddy Street Commons at Notre Dame	Kite Realty Group, L.P.	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	SunTrust Bank Portfolio II	Inland American Real Estate Trust, Inc.	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13.001	JPMCB	4240 West Lake Mary Boulevard
13.002	JPMCB	26627 US Highway 19 North
13.003	JPMCB	597 Solomons Island Road North
13.004	JPMCB	4425 Lafayette Street
13.005	JPMCB	1850 US Highway 1 South
13.006	JPMCB	2150 Cleveland Street
13.007	JPMCB	1605 21st Avenue South
13.008	JPMCB	111 Southwest 17th Street
13.009	JPMCB	7319 Spring Hill Drive
13.010	JPMCB	10000 Taft Street
13.011	JPMCB	6548 Main Street
13.012	JPMCB	3990 Southwest State Road 200
13.013	JPMCB	114 West Blue Ridge Street
13.014	JPMCB	240 West Main Street
13.015	JPMCB	892 Deltona Boulevard
13.016	JPMCB	5370 Peachtree Industrial Boulevard
13.017	JPMCB	7612 State Road 52
13.018	JPMCB	286 Hancock Street
13.019	JPMCB	100 Flagler Plaza Drive
13.020	JPMCB	7801 Pineville-Matthews Road
13.021	JPMCB	201 South Peterson Avenue
13.022	JPMCB	5705 High Point Road
13.023	JPMCB	804 North Madison Boulevard
13.024	JPMCB	5473 East Mountain Street
13.025	JPMCB	5 West Main Street
13.026	JPMCB	1645 Bradley Park Drive
13.027	JPMCB	201 South Main Street
13.028	JPMCB	3000 Virginia Avenue
13.029	JPMCB	88 Hillsboro Street
13.030	JPMCB	426 West Walnut Street
14	JPMCB	Sawyer Heights Village	Inland Western Retail Real Estate Trust, Inc.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
15	JPMCB	University Town Center	Inland Diversified Real Estate Trust, Inc.	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16	JPMCB	Maitland 200	Thomas W. Brown, Thomas N. Trkla	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
17	JPMCB	Landing Apartments	Rosemont Realty, LLC	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	Prattville Town Center	Inland Diversified Real Estate Trust, Inc.	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
19	JPMCB	Northcrest Shopping Center	Inland Diversified Real Estate Trust, Inc.	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
20	JPMCB	Verizon Alabama HQ	Mohannad S. Malas	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
21	JPMCB	Brooks Corner	Minto Builders (Florida), Inc.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Bayport Commons	Kite Realty Group, L.P.	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23	JPMCB	Inman Grove Shopping Center	Terry F. Spragens, Jeffrey G. Spragens, James M. Ballard	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24	JPMCB	River North Portfolio	Albert M. Friedman	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24.001	JPMCB	114. W. Illinois
24.002	JPMCB	500 N. Clark
25	JPMCB	Fairview Heights Plaza	Gregory P. Forester	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
26	JPMCB	Heritage Commons III	Macquarie CNL Income, LP	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	Bird Creek Crossing	Inland Western Retail Real Estate Trust, Inc.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
28	JPMCB	Red Top Plaza	INP Retail, L.P.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29	JPMCB	Shaw's Londonderry	R. Norman Wood	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
30	JPMCB	Kensington Place MHC	Spencer M. Partrich, Mickey Shapiro	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	JPMCB	Franklin Centre	Mark Lambert, Craig Whitehead	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
32	JPMCB	Village Ten Center	Inland Real Estate Corporation	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	JPMCB	Caton Crossing	Inland Real Estate Corporation	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34	JPMCB	340 North Belt Place	Andrew Segal	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	JPMCB	Morningstar of Chapel Hill	Stephen E. Benson	Yes	Soft	No	No	NAP	NAP	NAP	NAP	NAP	NAP
36	JPMCB	The Cove at Southern	Harold Rosenblum	Yes	Soft	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37	JPMCB	Lake Mary Plaza	Inland Diversified Real Estate Trust, Inc.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38	JPMCB	Creek Crossing Shopping Center	William L. Huntley	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
39	JPMCB	Walgreens Plaza	Inland Diversified Real Estate Trust, Inc.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40	JPMCB	Heritage Square	Inland Diversified Real Estate Trust, Inc.	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
41	JPMCB	Towneplace Suites Charlotte	Hiren Desai	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
42	JPMCB	Fairfield Inn & Suites East Ridge	Hiren Desai	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
43	JPMCB	Academy Sports Weslaco	Richard C. Dunsay	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
44	JPMCB	Morningstar of Virginia Beach	Stephen E. Benson	Yes	Soft	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2008	2008	2008	2009	2009	2009	2010	2010	2010	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	InterContinental Hotel Chicago	81.0%	210.44	170.45	76.1%	175.83	133.84	73.4%	178.19	130.74	76.8%	180.19	138.30	76.8%	180.19	138.30	1
2	JPMCB	SunTrust Bank Portfolio I																2
2.001	JPMCB	3020 Peachtree Road NW																2.001
2.002	JPMCB	1030 Wilmer Avenue																2.002
2.003	JPMCB	7500 Wisconsin Avenue																2.003
2.004	JPMCB	3300 Northside Parkway NW																2.004
2.005	JPMCB	5898 Roswell Road NE																2.005
2.006	JPMCB	152 Main Street																2.006
2.007	JPMCB	100 Crain Highway SW																2.007
2.008	JPMCB	4250 John Marr Drive																2.008
2.009	JPMCB	160 Garrisonville Road																2.009
2.010	JPMCB	5775 Red Bug Lake Road																2.010
2.011	JPMCB	4212 Washington Road																2.011
2.012	JPMCB	47 Whitlock Avenue																2.012
2.013	JPMCB	4110 Brambleton Avenue SW																2.013
2.014	JPMCB	880 East Palmetto Park Road																2.014
2.015	JPMCB	1409 East Atlantic Boulevard																2.015
2.016	JPMCB	3577 Fruitville Road																2.016
2.017	JPMCB	827 Joe Frank Harris Parkway																2.017
2.018	JPMCB	1470 West Granada Boulevard																2.018
2.019	JPMCB	103 City Circle																2.019
2.020	JPMCB	110 Mulberry Street NW																2.020
2.021	JPMCB	1331 Johnson Ferry Road																2.021
2.022	JPMCB	8226 North Wickham Road																2.022
2.023	JPMCB	3620 Six Forks Road																2.023
2.024	JPMCB	1725 Mallory Lane																2.024
2.025	JPMCB	4290 13th Street																2.025
2.026	JPMCB	3800 South Semoran Boulevard																2.026
2.027	JPMCB	200 East Fifth Avenue																2.027
2.028	JPMCB	1411 Woodward Avenue																2.028
2.029	JPMCB	5025 West Colonial Drive																2.029
2.030	JPMCB	214 West Broadway Street																2.030
2.031	JPMCB	5030 Thoroughbred Lane																2.031
2.032	JPMCB	403 Academy Street																2.032
2.033	JPMCB	1900 Queens Chapel Road																2.033
2.034	JPMCB	113 East Granada Boulevard																2.034
2.035	JPMCB	408 South US Highway 41																2.035
2.036	JPMCB	299 Bill France Boulevard																2.036
2.037	JPMCB	1235 Southlake Circle																2.037
2.038	JPMCB	6300 Central Avenue																2.038
2.039	JPMCB	2503 Lebanon Road																2.039
2.040	JPMCB	2458 North Wickham Road																2.040
2.041	JPMCB	160 North Nova Road																2.041
2.042	JPMCB	1301 Northwest Saint Lucie West Boulevard																2.042
2.043	JPMCB	1075 Carpenters Way																2.043
2.044	JPMCB	930 Main Street																2.044
2.045	JPMCB	3301 Gulf Breeze Parkway																2.045
2.046	JPMCB	55 Farrs Bridge Road																2.046
2.047	JPMCB	314 East Eau Gallie Boulevard																2.047
2.048	JPMCB	2300 South Atlantic Avenue																2.048
2.049	JPMCB	9955 Southeast Federal Highway																2.049
2.050	JPMCB	5303 Southwest 91st Drive																2.050
2.051	JPMCB	1610 Woodruff Road																2.051
2.052	JPMCB	5727 Gantt Road																2.052
2.053	JPMCB	7879 West Commercial Boulevard																2.053
2.054	JPMCB	140 West Main Street																2.054
2.055	JPMCB	234 Barton Boulevard																2.055
2.056	JPMCB	7061 South US Highway 1																2.056
2.057	JPMCB	204 West Center Street																2.057
2.058	JPMCB	4410 Altama Avenue																2.058
2.059	JPMCB	1935 Galleria Boulevard																2.059
2.060	JPMCB	4800 Northwest Blichton Road																2.060
2.061	JPMCB	7001 Lee Highway																2.061
2.062	JPMCB	344 Monument Road																2.062
2.063	JPMCB	3850 Rockbridge Road																2.063
2.064	JPMCB	4142 Sixth Street South																2.064
2.065	JPMCB	189 South Lowry Street																2.065
2.066	JPMCB	222 South Main Street																2.066
2.067	JPMCB	3720 3rd Street South																2.067
2.068	JPMCB	21744 State Road 54																2.068
2.069	JPMCB	4041 Rowan Road																2.069
2.070	JPMCB	4986 North Henry Boulevard																2.070
2.071	JPMCB	62 Market Street																2.071
2.072	JPMCB	610 East Derenne Avenue																2.072
2.073	JPMCB	4125 State Road 60																2.073
2.074	JPMCB	1821 Hillandale Road																2.074
2.075	JPMCB	180 Gaines School Road																2.075
2.076	JPMCB	2815 Skidaway Road																2.076
2.077	JPMCB	2100 West Cumberland Street																2.077
2.078	JPMCB	9601 East Dr. Martin Luther King Junior Boulevard																2.078
2.079	JPMCB	2915 Nolensville Road																2.079
2.080	JPMCB	496 Mclaws Circle																2.080
2.081	JPMCB	201 South Pleasantburg Drive																2.081
2.082	JPMCB	1250 South Church Street																2.082
2.083	JPMCB	1104 Gray Highway																2.083
2.084	JPMCB	3814 Northwest 43rd Street																2.084
2.085	JPMCB	111 North Causeway																2.085
2.086	JPMCB	7804 National Service Road																2.086
2.087	JPMCB	201 North Isabella Street																2.087
2.088	JPMCB	300 US Highway 43																2.088
2.089	JPMCB	272 North Fayetteville Street																2.089
2.090	JPMCB	112 McClanahan Street																2.090
2.091	JPMCB	200 South State Street																2.091
2.092	JPMCB	2843 Panola Road																2.092
2.093	JPMCB	4441 The Plaza																2.093
2.094	JPMCB	9627 Dayton Pike																2.094
2.095	JPMCB	125 East Virginia Avenue																2.095
2.096	JPMCB	1301 Taft Highway																2.096
2.097	JPMCB	745 South Broad Street																2.097
2.098	JPMCB	5980 Imperial Parkway																2.098
2.099	JPMCB	4601 Jonesboro Road																2.099
2.100	JPMCB	2111 Wade Hampton Boulevard																2.100
2.101	JPMCB	658 Main Street																2.101
2.102	JPMCB	414 Wharf Street																2.102
2.103	JPMCB	4233 West Stone Drive																2.103

A-1-19

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2008	2008	2008	2009	2009	2009	2010	2010	2010	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
2.104	JPMCB	234 North Main Street																2.104
2.105	JPMCB	1611 South Miami Boulevard																2.105
2.106	JPMCB	300 South Mock Road																2.106
2.107	JPMCB	624 West Main Street																2.107
2.108	JPMCB	1213 Greenland Drive																2.108
2.109	JPMCB	4720 Highway 49 South																2.109
2.110	JPMCB	4306 North Liberty Street																2.110
2.111	JPMCB	416 Highway 27 South																2.111
2.112	JPMCB	110 West 10th Street																2.112
2.113	JPMCB	7133 Forest Hill Avenue																2.113
2.114	JPMCB	4830 Jefferson Davis Highway																2.114
2.115	JPMCB	5716 West Andrew Johnson Highway																2.115
2.116	JPMCB	869 North Lee Highway																2.116
2.117	JPMCB	7880 Broad Street																2.117
2.118	JPMCB	400 West Main Street																2.118
2.119	JPMCB	23364 Front Street																2.119
2.120	JPMCB	4394 South NC Highway 150																2.120
2.121	JPMCB	33287 Railroad Avenue																2.121
3	JPMCB	Asheville Mall																3
4	JPMCB	Sun Development and Management Portfolio							69.1%	110.28	76.13	72.1%	109.72	79.54	72.1%	109.72	79.54	4
4.001	JPMCB	Embassy Suites Palmdale							65.8%	136.47	89.85	70.7%	129.70	91.67	70.7%	129.70	91.67	4.001
4.002	JPMCB	Hilton Garden Inn Ridgefield Park							68.5%	123.95	84.96	75.1%	124.38	93.40	75.1%	124.38	93.40	4.002
4.003	JPMCB	Homewood Suites Nashville	58.2%	129.46	75.30	71.5%	113.83	81.40	76.5%	117.17	89.58	77.4%	119.37	92.37	77.4%	119.37	92.37	4.003
4.004	JPMCB	Hampton Inn & Suites South Lake Buena Vista				66.7%	80.84	53.89	71.9%	78.55	56.49	75.0%	82.87	62.17	75.0%	82.87	62.17	4.004
4.005	JPMCB	Candlewood Suites Hattiesburg	78.2%	87.24	68.24	61.3%	85.09	52.13	63.4%	85.94	54.48	61.4%	84.20	51.69	61.4%	84.20	51.69	4.005
5	JPMCB	Google Kirkland Campus																5
6	JPMCB	24 West 57th Street																6
7	JPMCB	Kite Retail Portfolio																7
7.001	JPMCB	Boulevard Crossing																7.001
7.002	JPMCB	Hamilton Crossing Center																7.002
7.003	JPMCB	Naperville Marketplace																7.003
7.004	JPMCB	Publix at Acworth																7.004
8	JPMCB	Orland Park Place																8
9	JPMCB	LaSalle Select Portfolio																9
9.001	JPMCB	5707 Peachtree Parkway																9.001
9.002	JPMCB	3585 Engineering Drive																9.002
9.003	JPMCB	6455 East Johns Crossing																9.003
9.004	JPMCB	6625 The Corners Parkway																9.004
10	JPMCB	Denver West Village																10
11	JPMCB	Lehigh Valley Portfolio																11
11.001	JPMCB	1640-1660 Valley Center Parkway																11.001
11.002	JPMCB	1455 Valley Center Parkway																11.002
11.003	JPMCB	1560 Valley Center Parkway																11.003
11.004	JPMCB	1550 Valley Center Parkway																11.004
11.005	JPMCB	1510 Valley Center Parkway																11.005
11.006	JPMCB	1530 Valley Center Parkway																11.006
12	JPMCB	Eddy Street Commons at Notre Dame																12
13	JPMCB	SunTrust Bank Portfolio II																13
13.001	JPMCB	4240 West Lake Mary Boulevard																13.001
13.002	JPMCB	26627 US Highway 19 North																13.002
13.003	JPMCB	597 Solomons Island Road North																13.003
13.004	JPMCB	4425 Lafayette Street																13.004
13.005	JPMCB	1850 US Highway 1 South																13.005
13.006	JPMCB	2150 Cleveland Street																13.006
13.007	JPMCB	1605 21st Avenue South																13.007
13.008	JPMCB	111 Southwest 17th Street																13.008
13.009	JPMCB	7319 Spring Hill Drive																13.009
13.010	JPMCB	10000 Taft Street																13.010
13.011	JPMCB	6548 Main Street																13.011
13.012	JPMCB	3990 Southwest State Road 200																13.012
13.013	JPMCB	114 West Blue Ridge Street																13.013
13.014	JPMCB	240 West Main Street																13.014
13.015	JPMCB	892 Deltona Boulevard																13.015
13.016	JPMCB	5370 Peachtree Industrial Boulevard																13.016
13.017	JPMCB	7612 State Road 52																13.017
13.018	JPMCB	286 Hancock Street																13.018
13.019	JPMCB	100 Flagler Plaza Drive																13.019
13.020	JPMCB	7801 Pineville-Matthews Road																13.020
13.021	JPMCB	201 South Peterson Avenue																13.021
13.022	JPMCB	5705 High Point Road																13.022
13.023	JPMCB	804 North Madison Boulevard																13.023
13.024	JPMCB	5473 East Mountain Street																13.024
13.025	JPMCB	5 West Main Street																13.025
13.026	JPMCB	1645 Bradley Park Drive																13.026
13.027	JPMCB	201 South Main Street																13.027
13.028	JPMCB	3000 Virginia Avenue																13.028
13.029	JPMCB	88 Hillsboro Street																13.029
13.030	JPMCB	426 West Walnut Street																13.030
14	JPMCB	Sawyer Heights Village																14
15	JPMCB	University Town Center																15
16	JPMCB	Maitland 200																16
17	JPMCB	Landing Apartments																17
18	JPMCB	Prattville Town Center																18
19	JPMCB	Northcrest Shopping Center																19
20	JPMCB	Verizon Alabama HQ																20
21	JPMCB	Brooks Corner																21
22	JPMCB	Bayport Commons																22
23	JPMCB	Inman Grove Shopping Center																23
24	JPMCB	River North Portfolio																24
24.001	JPMCB	114. W. Illinois																24.001
24.002	JPMCB	500 N. Clark																24.002
25	JPMCB	Fairview Heights Plaza																25
26	JPMCB	Heritage Commons III																26
27	JPMCB	Bird Creek Crossing																27
28	JPMCB	Red Top Plaza																28
29	JPMCB	Shaw's Londonderry																29
30	JPMCB	Kensington Place MHC																30
31	JPMCB	Franklin Centre																31
32	JPMCB	Village Ten Center																32
33	JPMCB	Caton Crossing																33
34	JPMCB	340 North Belt Place																34
35	JPMCB	Morningstar of Chapel Hill																35
36	JPMCB	The Cove at Southern																36
37	JPMCB	Lake Mary Plaza																37
38	JPMCB	Creek Crossing Shopping Center																38
39	JPMCB	Walgreens Plaza																39
40	JPMCB	Heritage Square																40
41	JPMCB	Towneplace Suites Charlotte				62.7%	64.67	40.55	74.8%	58.08	43.44	76.7%	59.86	45.89	75.0%	59.86	44.89	41
42	JPMCB	Fairfield Inn & Suites East Ridge				54.0%	80.13	43.27	67.0%	79.06	52.99	71.0%	84.19	59.75	67.0%	82.10	55.03	42
43	JPMCB	Academy Sports Weslaco																43
44	JPMCB	Morningstar of Virginia Beach																44

A-1-20

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(3)
With respect to all mortgage loans, excluding Loan No. 37, Lake Mary Plaza, the Current LTV % and the Maturity LTV % are based on the “as-is” appraisal value even though for certain mortgage loans the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 37, Lake Mary Plaza, the appraiser provided an “as-stabilized” value as of May 1, 2011 to reflect Jimmy John’s taking occupancy. Jimmy John’s had executed a lease at the time of the appraisal, but had not yet commenced rent payments as of the appraisal date. Jimmy John’s is currently in occupancy and paying rent. The concluded stabilized value is $9,535,000, which results in a Current LTV % of 53.3% and a Maturity LTV % of 53.3%. The “as-is” appraisal value in the appraisal as of April 2, 2011 is $9,500,000, which results in a Current LTV % of 53.5% and a Maturity LTV % of 53.5%.

(4)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) is allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan Seller's determination of the appropriate allocation.

(5)	Each number identifies a group of related borrowers.

(6)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate, and the Senior Trust Advisor Fee Rate (together, the “Admin. Fee %”).

(7)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 366/360.

(8)	Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(9)
With respect to Loan Nos. 20, 35 and 44, the First Payment Date for the loans is according to the mortgage loan documents is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. Consequently, in the Annex A-1, the mortgage loans have been represented as having a First Payment Date of October 1, 2011. Additionally, the Rem. Term, I/O Period, and Prepayment Provision (Payments) for these mortgage loans have been adjusted to reflect the additional payment of interest that the trust will receive on behalf of these mortgage loans.

(10)	For the mortgage loans with an interest-only period, the I/O Period reflects the commencement of the initial interest-only period from the First Payment Date of the mortgage loan.

(11)
With respect to Loan No. 2, SunTrust Bank Portfolio I, the mortgage loan has an ARD feature with an anticipated repayment date of 7/1/2021, with an increase in the interest rate to 3% per annum plus the greater of (i) 5.42000% per annum or (ii) the then current 10-year swap yield plus 2.185% per annum, provided that in any event the increased interest rate will not exceed 10.42000% per annum, until the final maturity date of 7/1/2031.

With respect to Loan No. 6, 24 West 57th Street, the mortgage loan has an ARD feature with an anticipated repayment date of 9/1/2016, with an increase in the interest rate to 3% per annum plus the greater of (i) 5.17900% per annum or (ii) the then current 5-year swap yield, provided that in any event the increased interest rate will not exceed 10.17900% per annum, until the final maturity date of 9/1/2018.

With respect to Loan No. 13, SunTrust Bank Portfolio II, the mortgage loan has an ARD feature with an anticipated repayment date of 7/1/2021, with an increase in the interest rate to 3% per annum plus the greater of (i) 5.42000% per annum or (ii) the then current 10-year swap yield plus 2.185% per annum, provided that in any event the increased interest rate will not exceed 10.42000% per annum, until the final maturity date of 7/1/2031.

A-1-21

With respect to Loan No. 26, Heritage Commons III, the mortgage loan has an ARD feature with an anticipated repayment date of 7/1/2016, with an increase in the interest rate to 3% per annum plus the greater of (i) 4.70000% per annum and (ii) the then current 5-year swap yield plus 2.80% per annum, provided that in any event the increased interest rate will not exceed 9.70000% per annum, until the final maturity date of 12/1/2018.

(12)	The "L" component of the prepayment provision represents lockout payments.
The "Def" component of the prepayment provision represents defeasance payments.
The "YM" component of the prepayment provision represents yield maintenance payments.

(13)
With respect to Loan No. 2, SunTrust Bank Portfolio I, and Loan No. 13, SunTrust Bank Portfolio II, the mortgage loans allow for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans without payment of a yield maintenance charge or prepayment premium. The mortgage loans also allow for voluntary prepayments in the event of certain tenant lease rollover events and tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.  See “Risk Factors—Risks Relating to Prepayments and Repurchases” in the free writing prospectus.

(14)
With respect to Loan No. 2, SunTrust Bank Portfolio I, given the single tenant nature of the portfolio, historical financial statements were not made available by the borrower to the lender. The actual Net Operating Income for the property is the difference between the total base rent due and the management fee. The 2011 total base rent due under the lease is $15,717,331 and the borrower pays the property manager a management fee of 4.5% of total base rent.

With respect to Loan No. 13, SunTrust Bank Portfolio II, given the single tenant nature of the portfolio, historical financial statements were not made available by the borrower to the lender. The actual Net Operating Income for the property is the difference between the total base rent due and the management fee. The 2011 total base rent due under the lease is $3,859,077 and the borrower pays the property manager a management fee of 4.5% of total base rent.

With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties is the same.

The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment made after the Note Date during the term of the mortgage loan.

(15)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(16)	Represents the monthly amounts required to be deposited by the borrower.

With respect to Loan No. 4, Sun Development and Management Portfolio, the Monthly Capex Reserve ($)  is equal to 3% of gross income from operations 2 months prior to the payment date for the first 24 months, and 4% of gross income from operations thereafter, but at no point will the deposit be less than $50,000.

(17)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents.

(18)
In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting, but have not yet commenced paying rent and/or are not in occupancy.

For example, with respect to Loan No. 3, Asheville Mall, the fourth largest tenant by square footage, Ulta Salon, has an executed lease and is paying rent, and is expected to take occupancy no later than November 2011. The mortgage loan is structured with an upfront reserve of $653,820 for tenant improvements and obligations due under the lease.

A-1-22

With respect to Loan No. 7, Kite Retail Portfolio, the thirteenth largest tenant and twenty-fifth largest tenants, Body Plex and Mark Pi’s China Gate respectively, have executed leases but have not opened for business. Body Plex is expected to commence rent payments June 9, 2012 after a twelve month rent abatement, and Mark Pi’s China Gate is expected to commence paying rent December 26, 2012 after a 380 day rent abatement. The twentieth largest tenant, J. Razzo’s, has executed a lease and is open for business but will not begin paying rent until April 6, 2012 due to a 180 day rent abatement. The mortgage loan is structured with an upfront reserve of $343,263 for free rent credits and an upfront reserve of $187,992 for tenant improvements and leasing commissions due under certain of the leases, respectively.

With respect to Loan No. 8, Orland Park Place, the third largest tenant and ninth largest tenant, hhgregg and Ross Dress for Less respectively, have executed leases but have not opened for business. Both tenants are currently in the process of building out their spaces. hhgregg has an expected opening date of September 2011 while Ross Dress for Less has an expected opening date of October 2011.

With respect to Loan No. 12, Eddy Street Commons at Notre Dame, six tenants, McAlister’s Deli, Brothers Bar and Grill, Wells Fargo Bank, Urban Outfitters, RW Armstrong and Executive Suites, have executed leases and are not paying rent. Two of those tenants, McAlister’s Deli and Wells Fargo Bank, are also not in occupancy. The mortgage loan is structured with an upfront reserve of $597,887 for free rent credits and an upfront reserve of $2,584,273 for tenant improvements and leasing commissions in free rent reserves due under certain of the leases, respectively.

(19)
The lease expirations shown are based on full lease terms, however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

(20)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 5, Google Kirkland Campus, the full principal/carveout guarantor name is John M. Stone, Suzanne Stone, Bryan P. Stone, Cheryl A. Stone, James D. Rivard, Elizabeth A. Rivard, Dee J. McGonigle, III and Mary A. McGonigle.

With respect to Loan No. 38, Creek Crossing Shopping Center, the full principal/carveout guarantor name is William L. Huntley andThe Wiliam L. Huntley Trust, Under Agreement Dated October 9, 1991.

(21)	The classification of the lockbox types is described in the free writing prospectus. See “Description of the Mortgage Pool—Lockbox Accounts” for further details.

(22)
With respect to Loan No. 31, Franklin Centre, each of the members of the related borrowers has pledged its right to receive distributions from the borrowers to AmericaUnited Bank and Trust Company USA (“AmericaUnited Bank”) to secure approximately $2,000,000 in debt owed by certain affiliates of the borrowers to AmericaUnited Bank. The debt is not secured by any interest in the related mortgaged property or any interest in the related borrower and as such is not shown on Annex A-1 as having any additional debt.

A-1-23

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

$3,550,000	-	$9,999,999	15	$87,265,587	8.5%	5.52783%	98	1.78x	12.0%	62.0%	56.8%
$10,000,000	-	$24,999,999	16	229,390,850	22.3	5.28047%	101	1.76x	11.5%	61.9%	57.2%
$25,000,000	-	$49,999,999	8	279,543,971	27.1	5.29572%	103	1.63x	11.4%	64.8%	57.9%
$50,000,000	-	$99,999,999	3	188,499,503	18.3	5.55006%	101	1.49x	11.6%	59.8%	48.0%
$100,000,000	-	$145,000,000	2	245,000,000	23.8	5.53245%	119	1.95x	12.4%	50.1%	46.5%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

4.59400%	-	4.74999%	2	$28,322,198	2.8%	4.64026%	58	1.58x	10.9%	70.1%	63.5%
4.75000%	-	4.99999%	3	99,684,665	9.7	4.88181%	57	1.77x	12.7%	61.3%	55.6%
5.00000%	-	5.24999%	11	164,509,782	16.0	5.11446%	94	1.74x	11.2%	59.2%	55.2%
5.25000%	-	5.49999%	12	321,545,948	31.2	5.41107%	118	1.95x	12.5%	61.4%	55.9%
5.50000%	-	5.74999%	7	234,935,040	22.8	5.60850%	117	1.70x	11.4%	52.4%	47.7%
5.75000%	-	6.25000%	9	180,702,278	17.5	5.85890%	112	1.36x	11.0%	63.1%	50.3%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Original Term to Maturity/ARD in Months(1)(2)

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

60	13	$218,615,008	21.2%	5.05143%	58	1.58x	11.3%	63.5%	58.1%
84	1	15,125,000	1.5	5.68100%	84	2.07x	12.2%	54.0%	54.0%
120	30	795,959,902	77.3	5.50964%	119	1.76x	11.9%	58.5%	51.7%
Total / Wtd. Avg:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

57	-	60	13	$218,615,008	21.2%	5.05143%	58	1.58x	11.3%	63.5%	58.1%
61	-	84	1	15,125,000	1.5	5.68100%	84	2.07x	12.2%	54.0%	54.0%
85	-	120	30	795,959,902	77.3	5.50964%	119	1.76x	11.9%	58.5%	51.7%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

A-2-1

ANNEX A-2

Original Amortization Term in Months

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

Interest Only	15	$304,776,500	29.6%	5.40477%	116	2.26x	13.4%	52.3%	52.3%
300	7	220,259,115	21.4	5.54403%	98	1.49x	11.5%	60.3%	48.9%
336	1	6,660,778	0.6	5.25000%	117	1.67x	14.1%	69.4%	55.9%
360	21	498,003,517	48.4	5.36615%	102	1.50x	10.8%	63.4%	55.5%
Total / Wtd. Avg:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

Interest Only			15	$304,776,500	29.6%	5.40477%	116	2.26x	13.4%	52.3%	52.3%
297	-	330	7	220,259,115	21.4	5.54403%	98	1.49x	11.5%	60.3%	48.9%
331	-	336	1	6,660,778	0.6	5.25000%	117	1.67x	14.1%	69.4%	55.9%
337	-	360	21	498,003,517	48.4	5.36615%	102	1.50x	10.8%	63.4%	55.5%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Amortization Types(2)

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

Balloon	25	$490,713,798	47.7%	5.42655%	100	1.48x	11.2%	66.3%	55.8%
Interest Only	13	179,776,500	17.5	5.39417%	115	2.10x	12.6%	53.8%	53.8%
IO-Balloon	2	173,000,000	16.8	5.51726%	119	1.60x	11.1%	52.1%	45.9%
ARD-Interest Only	2	125,000,000	12.1	5.42000%	118	2.50x	14.6%	50.0%	50.0%
ARD-Balloon	2	61,209,613	5.9	5.08228%	60	1.37x	9.8%	61.9%	56.8%
Total / Wtd. Avg:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Partial Interest Only Periods(2)

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

24	1	$145,000,000	83.8%	5.61000%	119	1.57x	10.8%	50.2%	44.1%
36	1	28,000,000	16.2	5.03700%	118	1.78x	12.6%	62.2%	55.1%
Total / Wtd. Avg:	2	$173,000,000	100.0%	5.51726%	119	1.60x	11.1%	52.1%	45.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

1.27x	-	1.40x	12	$332,870,922	32.3%	5.57906%	107	1.34x	10.4%	66.4%	55.0%
1.41x	-	1.55x	6	56,477,642	5.5	5.34963%	90	1.44x	10.8%	69.8%	60.5%
1.56x	-	1.70x	7	216,129,860	21.0	5.44225%	108	1.59x	11.1%	56.1%	49.3%
1.71x	-	2.00x	7	181,424,986	17.6	5.14713%	91	1.87x	12.8%	57.5%	53.3%
2.01x	-	2.30x	7	103,606,500	10.1	5.36253%	112	2.12x	12.4%	54.8%	54.8%
2.31x	-	2.57x	5	139,190,000	13.5	5.39419%	118	2.50x	14.5%	50.2%	50.2%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

A-2-2

ANNEX A-2

Cut-off Date LTV Ratios

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

49.5%	-	49.9%	2	$29,650,000	2.9%	5.40181%	118	2.46x	14.4%	49.8%	49.8%
50.0%	-	54.9%	9	406,289,503	39.5	5.40778%	109	1.97x	12.5%	51.3%	48.3%
55.0%	-	59.9%	9	142,219,896	13.8	5.56645%	118	1.75x	11.9%	57.8%	51.4%
60.0%	-	64.9%	7	183,241,951	17.8	5.53688%	101	1.46x	11.1%	62.6%	52.4%
65.0%	-	69.9%	10	106,543,906	10.3	5.21242%	81	1.51x	11.3%	67.4%	59.8%
70.0%	-	75.0%	7	161,754,654	15.7	5.29698%	105	1.41x	10.4%	74.6%	63.7%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

LTV Ratio at Maturity/ARD(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

44.1%	-	47.1%	3	$213,705,137	20.8%	5.65669%	119	1.51x	10.9%	53.1%	44.8%
47.2%	-	52.1%	10	344,687,763	33.5	5.44177%	109	1.99x	13.0%	54.6%	49.8%
52.2%	-	57.1%	16	219,441,238	21.3	5.32956%	101	1.79x	11.7%	59.8%	55.5%
57.2%	-	62.1%	4	49,247,818	4.8	5.20309%	87	1.58x	11.0%	63.7%	58.7%
62.2%	-	67.1%	8	162,973,740	15.8	5.32550%	104	1.43x	10.7%	73.3%	62.6%
67.2%	-	68.1%	3	39,644,215	3.9	4.98034%	59	1.58x	11.1%	73.5%	67.8%
Total / Wtd. Avg:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Type of Mortgaged Properties

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR	DY	Ratio	Maturity/ARD(1)

Retail
Anchored	25	$391,376,889	38.0%	92.8%	1.71x	11.6%	61.1%	54.3%
Freestanding	152	128,653,260	12.5	100.0%	2.47x	14.6%	50.3%	50.0%
Subtotal:	177	$520,030,149	50.5%	94.6%	1.89x	12.3%	58.4%	53.3%

Hotel
Full Service	2	$164,305,068	16.0%	76.1%	1.60x	11.0%	50.7%	44.6%
Limited Service	3	23,952,279	2.3	74.4%	1.78x	12.6%	55.5%	49.7%
Extended Stay	3	21,167,155	2.1	73.0%	1.78x	12.7%	55.7%	49.9%
Subtotal:	8	$209,424,503	20.3%	75.6%	1.64x	11.4%	51.8%	45.7%

Office
Suburban	15	$172,365,991	16.7%	94.2%	1.52x	11.5%	66.1%	56.4%
Subtotal:	15	$172,365,991	16.7%	94.2%	1.52x	11.5%	66.1%	56.4%

Mixed Use
Office/Retail	3	$61,574,731	6.0%	99.1%	1.40x	9.9%	62.6%	56.6%
Retail/Office	1	25,500,000	2.5	95.9%	1.41x	10.5%	75.0%	62.5%
Subtotal:	4	$87,074,731	8.5%	98.2%	1.40x	10.1%	66.2%	58.3%

Multifamily
Garden	1	$15,962,585	1.6%	95.7%	1.68x	10.9%	73.9%	67.9%
Student	1	5,850,000	0.6	95.5%	1.43x	10.8%	69.6%	64.9%
Subtotal:	2	$21,812,585	2.1%	95.6%	1.61x	10.9%	72.7%	67.1%

Self Storage	2	$10,000,000	1.0%	84.3%	1.33x	9.6%	71.5%	66.8%

Manufactured Housing	1	$8,991,951	0.9%	86.1%	1.81x	12.9%	64.7%	54.4%
Total / Wtd. Avg:	209	$1,029,699,910	100.0%	90.8%	1.73x	11.8%	59.5%	53.1%

A-2-3

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR	DY	Ratio	Maturity/ARD(1)

Illinois	8	$241,178,107	23.4%	84.7%	1.66x	11.2%	53.8%	48.8%
North Carolina	31	122,263,999	11.9	93.0%	1.64x	11.8%	60.2%	50.4%
Florida	56	90,385,791	8.8	95.9%	2.09x	13.1%	58.6%	55.3%
Georgia	34	83,465,611	8.1	91.9%	1.79x	11.9%	65.7%	58.2%
Texas	7	72,320,056	7.0	92.3%	1.81x	11.9%	59.4%	54.2%
Washington	1	54,475,000	5.3	100.0%	1.31x	10.9%	59.9%	46.2%
Indiana	3	52,200,000	5.1	92.8%	1.36x	10.2%	74.9%	62.5%
New York	1	48,850,000	4.7	98.9%	1.35x	9.5%	61.1%	56.5%
Alabama	4	32,622,649	3.2	94.1%	2.09x	12.5%	55.7%	55.7%
Colorado	1	28,000,000	2.7	86.5%	1.78x	12.6%	62.2%	55.1%
Pennsylvania	6	26,428,532	2.6	90.9%	1.78x	13.2%	67.6%	62.4%
New Jersey	2	26,033,077	2.5	83.6%	1.57x	11.4%	60.0%	52.0%
Tennessee	19	25,256,358	2.5	85.3%	2.04x	13.4%	53.6%	50.1%
California	1	19,305,068	1.9	70.7%	1.83x	12.7%	54.6%	48.7%
Oklahoma	1	18,690,000	1.8	96.3%	2.10x	12.7%	56.0%	56.0%
Virginia	17	16,756,023	1.6	95.1%	2.24x	13.5%	54.0%	53.0%
Louisiana	1	15,962,585	1.6	95.7%	1.68x	10.9%	73.9%	67.9%
New Hampshire	1	11,000,000	1.1	91.4%	1.33x	11.3%	64.7%	49.9%
Maryland	6	10,038,035	1.0	100.0%	2.50x	14.7%	50.0%	50.0%
Michigan	1	8,991,951	0.9	86.1%	1.81x	12.9%	64.7%	54.4%
Wisconsin	1	8,484,829	0.8	92.7%	1.33x	10.7%	67.9%	57.2%
Minnesota	1	8,300,000	0.8	96.1%	1.95x	11.7%	50.0%	50.0%
Mississippi	1	5,682,059	0.6	61.4%	1.83x	12.7%	54.6%	48.7%
South Carolina	5	3,010,181	0.3	100.0%	2.50x	14.7%	50.0%	50.0%
Total / Wtd. Avg:	209	$1,029,699,910	100.0%	90.8%	1.73x	11.8%	59.5%	53.1%

Prepayment Protection(3)

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

Yield Maintenance	38	$848,873,626	82.4%	5.40664%	104	1.77x	11.8%	58.2%	52.7%
Defeasance	6	180,826,284	17.6	5.45353%	111	1.53x	11.3%	65.8%	54.9%
Total / Wtd. Avg:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR	DY	Ratio	Maturity/ARD(1)

Refinance	29	$808,444,937	78.5%	5.46442%	107	1.69x	11.7%	58.8%	51.8%
Acquisition	15	221,254,974	21.5	5.23386%	100	1.87x	12.1%	62.0%	58.1%
Total / Wtd. Avg:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

(1) In the case of the four mortgage loans with an anticipated repayment date, Stated Remaining Term and LTV Ratio at Maturity/ARD is as of the related anticipated repayment date.
(2) With respect to Loan Nos. 20, 35 and 44, the first payment date for the loans is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. The tables presented herein reflect the each loans’ contractual loan terms.

(3) With respect to Loan Nos. 2 and 13, the loans allow for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans without payment of a yield maintenance charge or prepayment premium. The mortgage loans also allow for voluntary prepayments in the event of certain tenant lease rollover events and tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS

Annex A-3	JPMCC 2011-C5

InterContinental Hotel Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-1

Annex A-3	JPMCC 2011-C5

InterContinental Hotel Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-2

Annex A-3	JPMCC 2011-C5

InterContinental Hotel Chicago

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$145,000,000		Title:	Fee
Cut-off Date Principal Balance:	$145,000,000		Property Type - Property Subtype:	Hotel – Full Service
% of Pool by IPB:	14.1%		Rooms:	792
Loan Purpose:	Refinance		Location:	Chicago, IL
Borrower:	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC		Year Built/Renovated:	1929 / 2010
			Occupancy:	76.8%
Sponsor:	Strategic Hotel Funding L.L.C.		Occupancy Date:	6/30/2011
Interest Rate:	5.61000%		Number of Tenants:	N/A
Note Date:	7/28/2011		Historical Net Operating Income
Maturity Date:	8/1/2021		2008(1):	$22,955,636
Interest-only Period:	24 months		2009(1):	$14,967,361
Original Term:	120 months		2010(1):	$14,868,502
Original Amortization:	360 months		TTM(1):	$15,921,793
Amortization Type:	IO-Balloon		UW Economic Occupancy:	76.8%
Call Protection:	L(25),Grtr1%orYM(92),O(3)		UW Revenues:	$65,807,521
Lock Box:	Hard		UW Expenses:	$50,124,973
Additional Debt:	N/A		UW Net Operating Income(1):	$15,682,548
Additional Debt Balance:	N/A		UW Net Cash Flow:	$15,682,548
Additional Debt Type:	N/A		Appraised Value:	$289,000,000
			Appraisal Date:	7/1/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/Room:	$183,081
Taxes(2):	$0	Springing	Cut-off Date LTV:	50.2%
Insurance(3):	$0	Springing	Maturity Date LTV:	44.1%
FF&E Reserves(4):	$0	Springing	UW NCF DSCR:	1.57x
Other:	$0	$0	UW NOI Debt Yield:	10.8%

(1) Historical and UW Net Operating Income are shown net of a reserve for FF&E of 4% of total gross revenue. TTM represents the trailing twelve month period ending June 30, 2011.
(2) The Monthly Tax Escrow requirement is waived so long as (i) the management agreement continues to be in full force and effect, (ii) the property manager is reserving or setting aside sufficient funds to pay taxes and (iii) the borrower provides evidence of timely payment of taxes that is acceptable to lender.
(3) The Monthly Insurance Escrow requirement is waived so long as (i) the management agreement continues to be in full force and effect, (ii) the property manager is reserving or setting aside funds to maintain insurance coverage and (iii) the borrower provides evidence acceptable to lender that the property is insured per the lender’s standard.
(4) The Monthly FF&E Reserve Escrow requirement is waived so long as (i) the management agreement continues to be in full force and effect, (ii) the property manager is reserving or setting aside funds to make adequate repairs and maintenance required during the calendar year and (iii) the borrower provides evidence acceptable to lender that the funds are reserved and that the property is maintained per the lender’s standard.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-3

Annex A-3	JPMCC 2011-C5

InterContinental Hotel Chicago

The Loan. The InterContinental Hotel Chicago loan is secured by a first mortgage lien on a 792-room full service luxury hotel located in Chicago, Illinois. The loan has an outstanding principal balance of $145.0 million. The sponsor is a subsidiary of Strategic Hotels & Resorts, Inc. (“Strategic”), a publicly traded REIT. Following an initial 24-month interest only period, the ten-year loan amortizes on a 30-year schedule. On June 24, 2011, Strategic acquired the remaining 49% ownership interest from the Government of Singapore Investment Corporation (“GIC”) in exchange for a total consideration of cash and stock of approximately $82.0 million, approximately $11.8 million of which was in cash. The proceeds of the first mortgage loan were used to repay existing debt of approximately $121.0 million, pay closing and other costs of $1.1 million and finance the acquisition of the 49% interest from GIC. The debt repaid proceeds of a loan that was originated in 2005 with an original principal balance of $121.0 million, which was securitized as part of a portfolio in COMM 2005-FL1. Strategic has owned the hotel in various joint venture partnerships since 2005 and held 51% ownership in the property prior to June 2011.

The Borrower. The borrowing entity for the loan is SHC Michigan Avenue, LLC and New DTRS Michigan Avenue, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is Strategic Hotel Funding L.L.C., an affiliate of Strategic Hotels & Resorts, Inc. (NYSE: BEE). Strategic is a publicly traded real estate investment trust (REIT) which owns and manages of hotels and resorts in the United States, Mexico and Europe.  As of June 30, 2011, the company had ownership interests in 17 properties with an aggregate of 7,762 rooms. As of June 30, 2011, Strategic had total assets of approximately $2.1 billion and shareholder’s equity of approximately $837.3 million.

The Property.  The InterContinental Hotel Chicago is a 792-room full service luxury hotel located in Chicago, Illinois. The property is located along North Michigan Avenue between Illinois Street and Grand Avenue, in the Magnificent Mile shopping district in central Chicago. The Chicago central business district, or Loop, is located less than one mile south of the property. The Magnificent Mile (also known as the North Michigan Shopping District) is a wide boulevard of upscale shops, museums, restaurants, and hotels, as well as residential and office skyscrapers.

The InterContinental Hotel Chicago is a historic property that consists of two multi-story buildings. The historic tower, or “South Tower”, is a 471 foot, 42-story building that was completed in 1929 and was the tallest building in Chicago at the time. It originally opened as the Medinah Athletic Club, an exclusive men’s club. The main tower, or “North Tower”, is a 295 foot, 25-story addition, which was completed in 1961. The property began operations as a hotel in 1944 and operated under the Radisson and Sheraton hotel chains. In 1988, InterContinental Hotels and Resorts (“InterContinental”) purchased the property outright and completed the first phase of renovations prior to its re-opening in 1990. A $83.5 million renovation of the hotel was completed between 2000 and 2005 that encompassed renovations of guest rooms, corridors, meeting space, fire safety systems, elevator control system, major building systems, and a new lobby, which includes a four-story rotunda entrance. In 2005, the sponsor acquired an ownership interest in the property from InterContinental. Since 2006, the sponsor has invested approximately $16.3 million ($20,600 per room) in the hotel to upgrade guest rooms, meeting space, food and beverage facilities and retail outlets, and façade and building improvements, among other items. The borrower-provided five-year capital plan from 2011-2015 estimates approximately $18.9 million ($23,912 per room) of investments to upgrade guest bedrooms, public areas, the hotel exterior and other back of the house infrastructure. The source of financing for these capital improvements may be from any source available to the borrower or sponsor that is not in contradiction to the terms of the loan documents.

The 792 guest rooms include 76 suites that are located throughout two buildings, the South Tower (completed in 1929) and the North Tower (completed in 1962). The North Tower décor features a contemporary boutique style with rich colors and mahogany furnishings. The South Tower is finished in a European design with russet and gold tones highlighted with honey-toned woods. Rooms in both towers offer city and lake views. The hotel offers four food and beverage facilities and 45,277 square feet of flexible meeting and banquet space, including the 5,800 square foot elliptical-shaped Grand Ballroom which features 37 hand-painted murals and a 12,000 pound Baccarat crystal chandelier. Additional amenities include an ENO wine room, Michael Jordan’s Steakhouse, Starbucks outlet, 138-space valet-only parking facility, business center, fitness facility, gift shop, and an indoor swimming pool located on the 14th floor of the South Tower.

The North Michigan Avenue locale provides visibility and access to several of Chicago’s demand generators and visitor attractions, including McCormick Place, Magnificent Mile shopping district, Navy Pier, Millennium Park, Wrigley Field, Water Tower Place, and the corporate employment concentration within the Loop. The hotel is accessible from a variety of public and private transportation points. Access to Chicago Transit Authority (“CTA”) train lines is available near the property’s location and the CTA bus service can be accessed at the corner location. In addition, I-90/I-94 is approximately one mile southwest of the property, and the hotel is within 16 miles of both O’Hare and Midway Airports.

The InterContinental Hotel Chicago’s competitive set, as defined by Smith Travel Research as of June 2011, consists of six hotels totaling 5,729 rooms, including the subject hotel. Key details of the competitive set including market mix and 2010 performance are shown in the chart on the subsequent page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-4

Annex A-3	JPMCC 2011-C5

InterContinental Hotel Chicago

Competitive Hotels Profile(1)
				2010 Estimated Market Mix				2010 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
InterContinental Hotel Chicago	792	1929	42,000	35%	30%	30%	5%	73.4%	$178.19	$130.74
Marriott Chicago Magnificent Mile	1,198	1978	90,000	30%	35%	30%	5%	71.0%	$178.00	$126.38
Hilton The Palmer House	1,639	1925	125,000	35%	30%	30%	5%	74.0%	$169.00	$125.06
Westin Michigan Avenue Chicago	752	1963	37,000	40%	20%	35%	5%	71.0%	$192.00	$136.32
Swissotel Chicago	661	1988	65,000	35%	35%	25%	5%	62.0%	$180.00	$111.60
Fairmont Chicago	687	1987	16,000	40%	30%	25%	5%	60.0%	$204.00	$122.40
Total	5,729
(1) Per the appraisal. Operating statistics for the InterContinental Chicago are per the borrower provided operating statements.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			InterContinental Hotel Chicago(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2006	78.7%	$196.08	$154.22	79.9%	$205.40	$164.16	101.5%	104.8%	106.4%
2007	77.2%	$203.66	$157.23	83.1%	$212.56	$176.61	107.6%	104.4%	112.3%
2008	74.3%	$205.27	$152.44	81.0%	$210.44	$170.45	109.0%	102.5%	111.8%
2009	69.5%	$173.84	$120.76	76.1%	$175.83	$133.84	109.5%	101.1%	110.8%
2010	69.7%	$180.30	$125.65	73.4%	$178.19	$130.74	105.3%	98.8%	104.1%
TTM 6/11	71.0%	$183.92	$130.53	76.8%	$180.19	$138.30	108.2%	98.0%	106.0%
(1) Data provided by Smith Travel Research.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for InterContinental Hotel Chicago.

Operating History and Underwritten Net Cash Flow
	2008	2009	2010	TTM(1)	Underwritten	Per Room	% of Total Revenue
Occupancy	81.0%	76.1%	73.4%	76.8%	76.8%
ADR	$210.44	$175.83	$178.19	$180.19	$180.19
RevPar	$170.45	$133.84	$130.74	$138.30	$138.30

Room Revenue	$ 49,409,896	$38,691,425	$37,793,651	$39,981,144	$39,981,144	$50,481	60.8%
Other Revenue	29,277,214	25,022,326	24,974,009	25,439,878	25,826,377	32,609	39.2
Total Revenue	$78,687,110	$63,713,751	$62,767,661	$65,421,022	$65,807,521	$83,090	100.0%

Departmental Expenses	29,980,175	25,828,708	26,183,555	27,471,326	27,719,646	35,000	42.1
Departmental Profit	$48,706,935	$37,885,043	$36,584,106	$37,949,696	$38,087,875	$48,091	57.9%

Operating Expenses	14,084,554	13,295,216	13,425,821	13,860,864	13,548,164	17,106	20.6
Gross Operating Profit	$34,622,381	$24,589,827	$23,158,285	$24,088,832	$24,539,711	$30,984	37.3%

Fixed Expenses	4,880,064	5,262,686	4,038,180	3,736,057	4,250,636	5,367	6.5
Management Fee	3,750,042	1,902,296	1,829,975	1,906,852	1,974,226	2,493	3.0
FF&E	3,036,639	2,457,484	2,421,628	2,524,130	2,632,301	3,324	4.0
Total Other Expenses	$11,666,745	$9,622,466	$8,289,783	$8,167,039	$8,857,163	$11,183	13.5%

Net Operating Income	$22,955,636	$14,967,361	$14,868,502	$15,921,793	$15,682,548	$19,801	23.8%
Net Cash Flow	$22,955,636	$14,967,361	$14,868,502	$15,921,793	$15,682,548	$19,801	23.8%
(1) TTM column represents the trailing twelve month period ending June 30, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-5

Annex A-3	JPMCC 2011-C5

InterContinental Hotel Chicago

Property Management. The InterContinental Hotel Chicago is managed by IHG Management (Maryland) LLC (“IHG Management”), an affiliate of the InterContinental Hotels Group. The InterContinental Hotels Group (“IHG”) (NYSE: IHG) is a global company operating seven hotel brands including InterContinental® Hotels & Resorts, Hotel Indigo®, Crowne Plaza® Hotels & Resorts, Holiday Inn® Hotels and Resorts, Holiday Inn Express®, Staybridge Suites® and Candlewood Suites®. IHG also manages Priority Club® Rewards, a loyalty program with almost 60 million members worldwide. IHG is one of the world’s largest hotel groups by number of rooms and IHG franchises, leases, manages or owns, through various subsidiaries, a portfolio of over 4,400 hotels and more than 656,000 guest rooms in 100 countries and territories around the world.

The management agreement permits the manager to receive and manage cash and credit-card revenues from the mortgaged property, establish and maintain reserves for taxes, insurance and FF&E replacements, pay operating expenses, and remit remaining sums directly to the lender’s cash management account.

The management agreement contains a right of first offer ("ROFO") to purchase the property in the event of a sale by the owner.  IHG Management agreed in a subordination and non-disturbance agreement (the "SNDA") that (i) simultaneously with commencing a foreclosure action, the lender must give IHG Management the right to purchase the loan at the price at which the borrower could prepay the loan at that time, (ii) other than the right to buy the loan set forth in subclause (i), the ROFO would not apply in a foreclosure of the loan, but would survive the foreclosure and apply to a subsequent sale of the property by a successful bidder at the foreclosure sale, and (iii) the ROFO would apply to a deed in lieu of foreclosure with an expedited time frame as set forth in the SNDA. See “Risk Factors – Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-6

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-7

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-8

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Credit Assessment (M / F / Mstr)(1):	NA / BBB- / AA		Title:	Fee
Original Principal Balance:	$100,000,000		Property Type - Property Subtype:	Retail - Freestanding
Cut-off Date Principal Balance:	$100,000,000		Square Footage:	646,399
% of Pool by IPB:	9.7%		Location:	Various
Loan Purpose:	Refinance		Year Built/Renovated:	Various / N/A
Borrower:	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.		Occupancy:	100.0%
			Occupancy Date:	6/15/2011
Sponsor:	Inland American Real Estate Trust, Inc.		Number of Tenants:	121
Interest Rate(2):	5.42000%		Historical Net Operating Income
Note Date:	6/30/2011		2008(3):	NAV
Anticipated Repayment Date(2):	7/1/2021		2009(3):	NAV
Interest-only Period:	120 months		2010(3):	NAV
Original Term(4):	120 months		UW Economic Occupancy:	95.0%
Original Amortization:	N/A		UW Revenues:	$15,155,436
Amortization Type:	ARD-Interest Only		UW Expenses:	$454,663
Call Protection:	L(5),Grtr1%orYM(112),O(3)		UW Net Operating Income:	$14,700,773
Lock Box:	Hard		UW Net Cash Flow:	$13,815,207
Additional Debt:	N/A		Appraised Value:	$199,901,000
Additional Debt Balance:	N/A		Appraisal Date:	5/06/2011 – 5/23/2011
Additional Debt Type:	N/A

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$155
Taxes(5):	$0	Springing	Cut-off Date LTV:	50.0%
Insurance(5):	$0	Springing	ARD LTV:	50.0%
Replacement Reserves:	$0	$0	UW NCF DSCR:	2.51x
Other(6):	$0	Springing	UW NOI Debt Yield:	14.7%

(1) Fitch and Morningstar have confirmed that the SunTrust Bank Portfolio I has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade rated obligations.
(2) The loan is structured with an anticipated repayment date (“ARD”) of July 1, 2021. In the event that the loan is not paid off on or before the ARD, the borrower is required to  make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, 5.4200% (the “Initial Interest Rate”), and  30 year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) the then current ten (10) year swap yield (as determined by lender in its sole discretion) plus 2.185%; provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%. The final maturity date of the loan is July 1, 2031.
(3) Given the single tenant nature of the portfolio, historical financial statements were not made available by the borrower to the lender. The actual Net Operating Income for the property is the difference between the total base rent due and the management fee. The 2011 total base rent due under the lease is $15,717,331 and the borrower pays the property manager a management fee of 4.5% of total base rent.
(4) Represents the Original Term to the ARD.
(5) The requirement for the borrower to make monthly deposits to the tax and insurance escrow for payment of taxes is waived so long as (a) no event of default exists, (b) borrower provides to lender at least ten (10) days prior to the date on which such taxes would be delinquent, satisfactory evidence that such taxes have been paid and (c) the DSCR based on the trailing 3 month period immediately preceding the date of such determination is at least 1.65x. The requirement for the borrower to make monthly deposits to the tax and insurance escrow for payment of insurance premiums is waived so long as (a) no event of default exists and (b) borrower shall have provided the lender with satisfactory evidence that each individual property is insured in accordance with the loan documents pursuant to a blanket insurance policy.
(6) The Springing Monthly Other Escrows and Reserves represents the rollover reserve, the tenant sale reserve and the environmental reserve. In the event that (a) SunTrust Bank or any other tenant has failed to provide notice of its exercise of its option to renew its lease on or before the date required or (b) the DSCR falls below 1.80x, the borrower will be required to deposit to the rollover reserve an amount equal to 125% of the monthly rent attributable to the lease or leases that SunTrust Bank or any other tenant fails to renew. In the event that (a) SunTrust has been acquired by another entity, (b) SunTrust Bank has failed to provide notice of its exercise of its option to renew at least 90% of its leases on or before the date required to be delivered under such lease or (c) the DSCR falls below 1.80x, the borrower will be required to deposit to the tenant sale reserve account an amount as defined in the loan agreement, which shall be held by lender as additional security for the loan. The borrower may eliminate a DSCR shortfall trigger by partial prepayment of the loan together with the applicable yield maintenance premium. In the event that SunTrust Bank does not timely renew its lease at any of 14 properties that potentially have environmental issues, the borrower shall be required to deposit to the environmental reserve an amount equal to 125% of the estimated costs for remediating the environmental issue at the related property. Such amount will be held as additional security for the loan. See “Risk Factors – Environmental Risks Relating to the Mortgaged Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-9

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

The Loan. The SunTrust Bank Portfolio I loan has an outstanding principal balance of $100.0 million and is secured by first mortgage liens on a portfolio comprised of 121 bank branches located in eight states that are leased to SunTrust Bank. The portfolio is sponsored by Inland American Real Estate Trust, Inc. (“Inland American”). The loan is structured with an anticipated repayment date of July 1, 2021 and a final maturity date of July 1, 2031. The loan is interest-only from the first payment date through the ARD and has hyperamortization after the ARD. In June 2011, JPMCB provided three uncrossed loans totaling $150 million (consisting of the subject loan and two, $25 million loans secured by 30 properties each, one of which, the SunTrust Bank Portfolio II, is also included in the trust) to refinance existing debt on a portfolio of 218 SunTrust Bank properties (the “SunTrust Bank 218 Property Portfolio”) of $97.9 million and return equity to the sponsor. The remaining 37 properties, which were not financed by JPMCB as part of the three loan $150.0 million financing package, are currently unencumbered. Subsidiaries of Inland American Real Estate Trust, Inc. acquired the SunTrust Bank 218 Property Portfolio for $374.9 million as part of a larger 432 asset sale-leaseback transaction with SunTrust Bank that closed in 2007. The total consideration for the 432 asset transaction was $694.8 million. The allocated cost for the sponsor’s acquisition of the 121 properties is approximately $208.7 million, which equates to a loan to cost of 47.4% and implied equity of $108.7 million.

The Borrower. The borrowing entities for the loan are Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C., each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Inland American Real Estate Trust, Inc. (“Inland American”). Inland American is a non-traded public REIT with total assets of $11.2 billion and total equity of $5.0 billion as of June 30, 2011. Inland American is affiliated with The Inland Real Estate Group of Companies, Inc., which has managed assets with a value exceeding $25.1 billion in its more than 40 year history. The Inland Real Estate Group of Companies cumulatively employ more than 1,600 people nationwide and own and manage, in total, over 127.4 million square feet of diversified commercial real estate in 47 states.

The Properties. The collateral consists of 121 bank branch locations located in Florida, Georgia, Virginia, North Carolina, Maryland, Tennessee, South Carolina and Alabama. The bank branch properties range from 1,110 to 78,308 square feet and average approximately 5,342 square feet per bank branch. The collateral represents approximately 7.0% of SunTrust Bank’s overall branch locations and approximately 6.0% of SunTrust’s overall 2010 deposits.

Portfolio Composition by State
State	Number of Properties	Square Footage	Average Base Rent Per Square Foot	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	Total Deposits (in Millions)	Approximate Average Deposits per Property (in Millions)
Florida	40	184,259	$29.29	$34,503,278	34.5%	$68,900,000	$2,550	$63.8
Georgia	22	145,860	$24.75	22,897,175	22.9	45,790,000	1,465	$66.6
Virginia	13	113,914	$15.27	11,036,548	11.0	22,071,000	645	$49.6
North Carolina	21	88,734	$22.75	10,846,030	10.8	21,710,000	781	$37.2
Maryland	5	33,108	$38.84	8,710,827	8.7	17,420,000	213	$42.5
Tennessee	14	56,654	$22.40	7,913,253	7.9	15,825,000	951	$67.9
South Carolina	4	14,362	$28.57	2,525,240	2.5	5,050,000	135	$33.7
Alabama	2	9,508	$23.35	1,567,649	1.6	3,135,000	75	$37.7
Total / Weighted Average	121	646,399	$24.68	$100,000,000	100.0%	$199,901,000	$6,815	$56.3

The properties are subject to individual absolute triple net lease agreements, each with a lease expiration date of December 31, 2017 with one ten-year extension option and six additional five-year extension options. The leases provide annual 1.5% base rent increases during the term of the lease as well as 1.5% annual base rent increases during the term of the first three extension options. During the fourth through seventh extension options, base rent will be equal to the fair market rental value of the property as determined by the sponsor and tenant, or in the absence of an agreement, as determined in accordance with the appraisal procedure set forth in the lease. In addition to individual leases, each property is bound by a master agreement. The SunTrust Bank 218 Property Portfolio was split into 10 separate lease pools (collectively, the “SunTrust Bank Lease Pools” and individually, a “SunTrust Bank Lease Pool”) with each SunTrust Lease Pool consisting of 22 or 21 leases. For any given SunTrust Bank Lease Pool, if SunTrust Bank exercises an extension of a single lease in that specific pool, it must extend leases equal to at least 75.0% of the annual base rent for all of the properties in that specific SunTrust Bank Lease Pool. The properties that collateralize the SunTrust Bank Portfolio I loan do not represent 100.0% of any individual SunTrust Bank Lease Pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-10

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

In the event that SunTrust Bank does not exercise its option to renew certain individual leases, which results in the DSCR falling below 1.80x, the springing rollover reserve would be triggered. On a monthly basis thereafter, the borrower would be required to deposit 125% of the non-renewing tenant’s rent or pay down the loan in an amount that results in a 1.80x or better DSCR, together with the applicable yield maintenance premium. The rollover reserve requirement would be cured once the DSCR is 1.80x or greater.

SunTrust Bank is a subsidiary of SunTrust Bank, Inc. (“SunTrust”) (NYSE: STI). SunTrust (rated Baa1 / BBB / BBB+ by Moody’s, S&P and Fitch, respectively) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. Through its principal subsidiary, SunTrust Bank, SunTrust provides deposit, credit, and trust and investment services. Additional subsidiaries provide mortgage banking, asset management, securities brokerage, capital market services, and credit-related insurance. SunTrust operates primarily within Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia.  SunTrust provides clients with a selection of technology-based banking channels, including the internet, ATMs, and twenty-four hour telebanking.

SunTrust’s client base encompasses a broad range of individuals and families, businesses, institutions, and governmental agencies. As of June 30, 2011, SunTrust had total assets of approximately $172.1 billion and total liabilities of $152.5 billion, resulting in shareholders’ equity of $19.7 billion. Further information regarding the tenant, SunTrust Bank, is available in the Free Writing Prospectus under “Transaction Parties – Significant Obligors”. See “Risk Factors – Certain Additional Risks Relating to Tenants” in the Free Writing Prospectus.

Historical and Current Occupancy(1)
2008	2009	2010	Current(1)
100.0%	100.0%	100.0%	100.0%
(1)	Current occupancy is as of rent roll dated June 15, 2011.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
SunTrust Bank(3)	Baa1 / BBB / BBB+	646,399	100.0%	$24.68	12/31/2017
(1) Based on underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent entity guarantees the lease.
(3) SunTrust Bank is a “significant obligor” with respect to this offering as contemplated by Regulation AB of the Securities Act of 1933, as amended.  See “Transaction Parties – Significant Obligors” in the Free Writing Prospectus.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2012	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	121	646,399	100.0	15,953,091	100.0	646,399	100.0%	$15,953,091	100.0%
2018	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2019	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2020	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2021	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2022 & Beyond	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
Total	121	646,399	100.0%	$15,953,091	100.0%
(1) Based on underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-11

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$15,953,091	$24.68	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$15,953,091	$24.68	100.0%
Total Reimbursements	0	0.00	0.0
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(797,655)	(1.23)	(5.0)
Effective Gross Income	$15,155,436	$23.45	95.0%

Total Expenses(3)	$454,663	$0.70	3.0%

Net Operating Income	$14,700,773	$22.74	97.0%

Total TI/LC, Capex/RR	885,567	1.37	5.8
Net Cash Flow	$13,815,207	$21.37	91.2%
(1)	Percentage column represents percent of Gross Potential Rent for all revenue fields and represents percentage of Effective Gross Income for the remainder of the fields.
(2)
Rents in Place represents base rent based on the rent step on January 1, 2012. The SunTrust leases provide 1.5% contractual rent steps throughout the initial term of the lease. Total base rent due under the lease for 2011 is $15,717,331.

(3)
Total expenses represents assumed management fee of 3.0% of Effective Gross Income. The contractual management fee is 4.5%, which is paid by the borrower to an affiliated party. SunTrust Bank is responsible for payment of all expenses.

Property Management. The SunTrust Bank Portfolio I is managed by (i) Inland American Office Management, LLC, a Delaware limited liability company and (ii) Inland American Retail Management, LLC, a Delaware limited liability company. Both entities are affiliates of the borrower and the sponsor.

Release of Properties. The borrower may release a property or properties from the loan after the expiration of the lockout period through the ARD by paying an amount equal to 115% of the applicable allocated loan amount for the property, provided that, among other things, the aggregate DSCR for the SunTrust Bank Portfolio I loan after giving effect to such release is equal to or greater than the greater of (i) 2.56 multiplied by a fraction of which (a) the numerator is the sum of the release amounts of all of the properties subject to the liens of mortgages (including the individual property to be released) and (b) the denominator is the sum of the then-current outstanding principal amount of the loan, and (ii) the debt service coverage ratio for all of the properties immediately preceding the release of the applicable individual property based on the trailing twelve month period immediately preceding the release of the applicable individual property. Notwithstanding the foregoing, borrower may at any time obtain a release of properties with aggregate release prices equal to 10% of the initial outstanding principal balance of the loan without the payment of any yield maintenance premium provided the borrower satisfies certain terms and conditions including the aforementioned DSCR test.

For the purposes of the DSCR tests (with respect to release of property, substitution of property and the springing rollover reserve), DSCR is calculated as the ratio in which (a) the numerator is the net operating income for such period without deduction for (i) actual management fees incurred in connection with the operation of the property, or (ii) amounts paid to the reserve funds, less (A) management fees equal to the greater of (1) assumed management fees of 3% of gross income from operations and (2) actual management fees incurred and (B) assumed capital replacement cost contributions equal to $0.15 per square foot of gross leasable area of the properties and (C) assumed reserves for tenant improvements and leasing commissions equal to $1.22 per square foot of gross leasable area of the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-12

Annex A-3	JPMCC 2011-C5

SunTrust Bank Portfolio I

Substitution of Properties. The borrower may release a property or properties from the lien of a mortgage or mortgages encumbering a property (a “Substituted Property”) by substituting another single-tenant, retail property acquired by borrower (individually, a “Replacement Property” and collectively, the “Replacement Property”), provided that (a) no such substitution shall occur after the ARD, and (b) such substitution shall be subject to the satisfaction of the certain terms and conditions including, but not limited to (i) the lender shall have received an appraisal of the Replacement Property and Substituted Property, each dated no more than sixty days prior to the substitution, indicating an appraised value of the Replacement Property is not less than the greater of (a) the value of the Substituted Property as set forth in the appraisal delivered to the lender at the time of the encumbrance of the Substituted Property by the related mortgage or (b) the value of the Substituted Property on the date of substitution; (ii) after giving effect to the substitution, the DSCR for the loan for all of the properties (including the Replacement Property, but excluding the Substituted Property) is not less than the greater of (a) the aggregate DSCR on the closing date of the loan or (b) the aggregate DSCR (including the Substituted Property, but excluding the Replacement Property) on the date immediately preceding the substitution; (iii) no event of default shall then exist; (iv) the tenant of the Replacement Property (or its lease guarantor, if applicable) shall have a long-term unsecured debt rating of Baa2 by Moody’s, BBB by S&P and/or BBB by Fitch, and shall have executed a lease demising the entire Replacement Property with an initial term extending not less than ten years beyond the ARD and otherwise in form and substance acceptable to lender in its reasonable discretion and (iv) the borrower shall pay a fee to lender in the amount equal to one percent of the outstanding balance of the note. Notwithstanding anything herein to the contrary, the borrower shall not be entitled to (i) substitute more than five individual properties during any loan year, or (ii) substitute, in the aggregate, individual properties with an aggregate release price that exceeds ten percent of the initial principal balance of the Loan.

Environmental Indemnification. 14 of the individual mortgaged properties in the SunTrust Bank Portfolio I loan have potential environmental issues that were identified in the environmental site assessments based on historical uses at the related mortgaged properties. The affected mortgaged properties had previously included one or more gas stations or automotive sales and service facilities or an underground storage tank for automotive or heating fuel. The environmental site assessments did not identify known contamination related to the historic uses of mortgaged properties, but the ESAs recommended care being taken during any future redevelopment excavation to ensure that any impacted soil that might be encountered is properly managed and disposed of. The total estimated potential cost if such impacts were to be encountered at all of these mortgaged properties and if remediation thereof were to be warranted were estimated in the environmental site assessments to be approximately $290,000 (the sum of the low individual estimates) to $3,500,000 (the sum of the high individual estimates). All of the related mortgaged properties securing the related mortgage loan are leased by SunTrust Bank. Pursuant to the individual SunTrust Bank leases, SunTrust Bank is responsible for all environmental issues at each of the related mortgaged properties, and SunTrust Bank indemnifies, defends and holds harmless the related borrower and its successors and assigns from any and all environmental claims for a period of 3 years beyond the related SunTrust Bank lease term (or earlier termination). Inland American Real Estate Trust, Inc. executed an environmental indemnity for all costs associated with any potential environmental remediation, and, in the event that any SunTrust Bank lease on an individual mortgaged property with any environmental issue does not renew, borrower is required to fund 125% of the estimated costs of remediation cost for such individual mortgaged property into a springing environmental reserve established under the related mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-13

Annex A-3	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-14

Annex A-3	JPMCC 2011-C5

Asheville Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-15

Annex A-3	JPMCC 2011-C5

Asheville Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-16

Annex A-3	JPMCC 2011-C5

Asheville Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-17

Annex A-3	JPMCC 2011-C5

Asheville Mall

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$78,000,000		Title:	Fee
Cut-off Date Principal Balance:	$78,000,000		Property Type - Property Subtype:	Retail - Anchored
% of Pool by IPB:	7.6%		Square Footage:	323,832
Loan Purpose:	Refinance		Location:	Asheville, NC
Borrower:	Asheville Mall CMBS, LLC		Year Built/Renovated:	1972 / 2000
Sponsor:	CBL & Associates Properties, Inc.		Occupancy(1):	95.4%
Interest Rate:	5.80000%		Occupancy Date:	8/1/2011
Note Date:	8/19/2011		Number of Tenants:	96
Maturity Date:	9/1/2021		Historical Net Operating Income
Interest-only Period:	None		2009:	$10,388,746
Original Term:	120 months		2010:	$10,295,785
Original Amortization:	300 months		TTM(2):	$9,987,093
Amortization Type:	Balloon		UW Economic Occupancy:	93.0%
Call Protection:	L(24),Def(92),O(4)		UW Revenues:	$12,679,322
Lock Box:	CMA		UW Expenses:	$3,946,384
Additional Debt:	N/A		UW Net Operating Income(3):	$8,732,938
Additional Debt Balance:	N/A		UW Net Cash Flow:	$8,159,756
Additional Debt Type:	N/A		Appraised Value:	$123,000,000
			Appraisal Date:	6/28/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$241
Taxes:	$499,538	$62,442	Cut-off Date LTV:	63.4%
Insurance(4):	$0	Springing	Maturity Date LTV:	48.8%
Replacement Reserves:	$6,771	$6,771	UW NCF DSCR:	1.38x
Other(5)(6):	$694,447	$40,627	UW NOI Debt Yield:	11.2%

(1) Occupancy includes two in-line tenants that will take occupancy no later than November 2011. The occupancy excluding the two tenants not yet in place is approximately 91.3%.
(2) TTM Net Operating Income represents the trailing twelve month period ending May 31, 2011.
(3) Underwritten Net Operating Income represents a decrease in rents in place due to several tenants, including Abercrombie & Fitch, Kirkland, MasterCuts, Stride Rite and Underground Station, converting to leases that pay rent based on a percentage of sales in lieu of fixed rent.
(4) The Monthly Insurance Escrow requirements are waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.
(5) The Initial Other Escrows and Reserves represents (i) rollover reserve of $653,820 for Ulta Salon and (ii) the initial deposit to the rollover reserve of $40,627.
(6) The Monthly Other Escrows and Reserves represents the monthly rollover reserve of $40,627. In addition, if the borrower has not completed the roof replacement set forth in the loan agreement on or before October 1, 2014, the borrower shall be required to post a monthly deposit of $100,000 for three consecutive months for such roof replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-18

Annex A-3	JPMCC 2011-C5

Asheville Mall

The Loan. The Asheville Mall loan has an outstanding principal balance of approximately $78.0 million and is secured by a first mortgage lien on a regional mall located in Asheville, North Carolina. In total, the mall has approximately 973,815 square feet of which approximately 323,832 square feet serves as collateral for the loan, excluding the square footage related to the Belk ground lease and garage space as further described below. The ten-year loan amortizes on a 25-year schedule. The property, originally constructed in 1972, was acquired in 1998 by CBL & Associates Properties, a real estate investment trust with a focus on regional malls, for a purchase price of approximately $65 million. Since acquisition, CBL has invested over $31.2 million in capital improvements as of June 2011. The property was unencumbered at the time the loan was funded. The sponsor’s implied equity in the property is approximately $18.2 million.

The Borrower. The borrowing entity for the loan is Asheville Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc., (NYSE: CBL) a real estate investment trust based out of Chattanooga, Tennessee. CBL is one of the largest mall REIT’s in the US and currently holds interests in or manages 157 properties, including 85 regional and open air malls, across 26 states with a focus on locations in the southeastern and Midwestern US. CBL focuses on acquiring, leasing, managing and developing regional and open air malls. As of December 31, 2010, CBL listed total assets of $7.5 billion with total shareholders equity of $1.3 billion. As of September 8, 2011, CBL currently has a market capitalization of approximately $2.03 billion and is trading at a price of $13.70 per share.

The Property.  Asheville Mall is a 973,815 square foot regional mall, of which 323,832 square feet serves as collateral for this loan, and is located approximately two and a half miles east of downtown Asheville, North Carolina. The property is located along I-240, which provides direct access to downtown Asheville, the property was originally constructed in 1972 and has undergone several renovations and expansions, the most recent having been competed by the sponsor in 2008. The property serves as the largest mall in western North Carolina. As of June 2011, the sponsor has overseen $31.2 million in improvements since acquiring the property in 1998 including the addition of approximately 85,000 square feet of inline space connecting the Belk and JCPenney anchors including a new food court, investment in interior and exterior improvements to bring Barnes and Noble into the mall from a competing location and a remodel of the mall’s primary entrance.

The mall consists of approximately 323,832 square feet of leasable space owned by the sponsor, which serves as collateral for the loan, and an additional 649,987 square feet of anchor-owned space. The anchors at the mall are Belk, Dillard’s, JCPenney and Sears. The space serving as collateral for the loan is approximately 95.4% occupied by tenants including Barnes & Noble, Old Navy, Banana Republic, Gap, Victoria’s Secret, Ulta Salon, Eddie Bauer, and Footlocker. Excluding the anchor owned stores and Barnes & Noble, the mall consists of approximately 95 stores totaling 287,864 square feet, inclusive of the food court and kiosks. Total mall sales for in-line tenants less than 10,000 square feet was approximately $68.2 million in 2010 which equates to $311 per square foot, with occupancy costs of 13.7%. In-line tenant sales for all tenants less than 10,000 square feet over a trailing twelve month time period ending in June were up 2.5% over year end 2010, resulting in sales of approximately $324 per square foot. Sales in 2008 and 2009 were approximately $78.1 million or $336 per square foot and $69.9 million or $316 per square foot, respectively. The collateral portions of the Asheville Mall maintained an average occupancy of over 95.0% over the previous five years. There are approximately 3,665 parking spaces at the property including surface parking and 2 parking decks, one located above the Belk and JCPenney wing, and one free standing garage on the south side of the property, all serving as additional collateral for the loan.

Asheville Mall is located at the intersection of Tunnel Road and Exit 7 of I-240, near the Blue Ridge Mountains and between the Great Smoky National Park and the Shenandoah National Park. The proximity of I-240 and I-40, two miles southwest of the mall, provides access around the Asheville metropolitan statistical area and accessibility to Greensboro and Raleigh-Durham to the east and Knoxville, Tennessee to the west. The immediate area surrounding the property consists of mostly commercial and retail uses surrounded by several middle class residential areas consisting of both apartment and single family homes. Several colleges and universities are located within the property’s trade area including UNC-Asheville.

The Asheville Metropolitan Statistical Area consists of Buncombe, Haywood, Henderson and Madison Counties. The population increased approximately 12.1% between the 2000 and 2010 census, with households increasing by approximately 14.7%.  Households are projected to increase by 5.6% by 2015.  Median household income increased by approximately 27.9% from $47,470 to $65,426 between 2000 and 2010 and is projected to increase another 7.8% over the next five years. The sponsor considers the mall’s total trade area to encompass 63 zip codes and a population of 660,720 per the 2010 census, which is projected to increase to 697,736 by 2015. According to the appraiser, the major economic drivers are manufacturing and tourism. Asheville has been named as one of the twelve must-see travel destinations in the world by Frommer’s travel guides and one of the top 25 “Best Places for Business and Careers” in the United States by Forbes magazine in 2011. One of the primary attractions to the area is the Biltmore Estate, built by the Vanderbilt family, which is located two and a half miles to the southwest of the property. The appraiser concluded that only one other enclosed mall in a 70 mile radius serves as direct competition in terms of scope and size, The Biltmore Square Mall, which is approximately nine miles from the property. The Biltmore Square Mall has performed poorly recently with two foreclosures and occupancy levels of approximately 60%. The appraiser identified eight properties that serve as the competitive set with properties ranging in size from 142,937 square feet to 615,000 square feet with a weighted average occupancy of 85.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-19

Annex A-3	JPMCC 2011-C5

Asheville Mall

Historical and Current Occupancy
2008	2009	2010	Current(1)
98.4%	93.6%	95.1%	95.4%
(1)
Current Occupancy is as of August 1, 2011 and includes two in-line tenants that will take occupancy no later than November 2011. The occupancy excluding the two tenants not yet in place is approximately 91.3%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF(3)	Occupancy Costs(4)	Lease Expiration Date
Barnes & Noble	NA / NA / NA	35,968	11.1%	$22.24	NAV	NAV	4/30/2019
Old Navy	Baa3 / BB+ / BBB-	17,556	5.4%	$12.75	$278	NAV	1/31/2017
Gap	Baa3 / BB+ / BBB-	12,044	3.7%	$23.00	NAV	NAV	1/31/2013
Ulta Salon	NA / NA / NA	10,897	3.4%	$37.67	NAV	NAV	11/30/2021
New York & Company	NA / NA / NA	9,020	2.8%	$19.81	$152	1.7%	1/31/2014
Cellular Sales of NC, LLC dba Verizon Wireless	NA / NA / NA	8,842	2.7%	$9.00	$86	14.7%	12/31/2016
Abercrombie & Fitch(5)	NA / NA / NA	8,806	2.7%	$6.04	$131	26.6%	1/31/2012
f.y.e.	NA / NA / NA	8,426	2.6%	$14.84	$137	32.0%	1/31/2012
Banana Republic	Baa3 / BB+ / BBB-	7,900	2.4%	$14.00	$235	13.3%	1/31/2015
Charlotte Russe(6)	NA / NA / NA	7,000	2.2%	$18.08	$152	1.9%	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2010 sales for all tenants.
(4) Occupancy costs are calculated by dividing the sum of the rent plus reimbursements by reported sales for a given tenant.
(5) Abercrombie & Fitch negotiated to pay percentage rent of 5.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2010.
(6) Charlotte Russe negotiated to pay percentage rent of 15.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2010.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	14,786	4.6%	NAP	NAP	14,786	4.6%	NAP	NAP
2011 & MTM	4	3,697	1.1	$144,676	1.8%	18,483	5.7%	$144,676	1.8%
2012	13	41,014	12.7	828,677	10.6	59,497	18.4%	$973,353	12.4%
2013	15	45,469	14.0	1,306,737	16.7	104,966	32.4%	$2,280,090	29.1%
2014	17	32,588	10.1	1,072,677	13.7	137,554	42.5%	$3,352,767	42.8%
2015	8	29,059	9.0	405,485	5.2	166,613	51.5%	$3,758,252	47.9%
2016	15	41,226	12.7	963,274	12.3	207,839	64.2%	$4,721,526	60.2%
2017	6	29,878	9.2	611,859	7.8	237,717	73.4%	$5,333,385	68.0%
2018	3	11,357	3.5	259,089	3.3	249,074	76.9%	$5,592,474	71.3%
2019	3	38,490	11.9	859,911	11.0	287,564	88.8%	$6,452,385	82.3%
2020	5	8,055	2.5	407,943	5.2	295,619	91.3%	$6,860,328	87.5%
2021	8	28,213	8.7	977,967	12.5	323,832	100.0%	$7,838,295	100.0%
2022 & Beyond	0	0	0.0	0	0.0	323,832	100.0%	$7,838,295	100.0%
Total	97	323,832	100.0%	$7,838,295	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-20

Annex A-3	JPMCC 2011-C5

Asheville Mall

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(2)	Underwritten	Per Square Foot	%(1)
Rents in Place	$8,975,019	$9,007,051	$8,910,601	$7,891,070	$24.37	57.9%
Vacant Income	0	0	0	663,638	2.05	4.9
Gross Potential Rent	$8,975,019	$9,007,051	$8,910,610	$8,554,708	$26.42	62.7%
Total Reimbursements	5,125,856	5,013,912	4,877,548	5,078,972	15.68	37.3
Net Rental Income	$14,100,875	$14,020,963	$13,788,149	$13,633,680	$42.10	100.0%
(Vacancy/Credit Loss)	0	0	0	(954,358)	(2.95)	(7.0)
Other Income	0	0	0	0	0	0.0
Effective Gross Income	$14,100,875	$14,020,963	$13,788,149	$12,679,322	$39.15	93.0%

Total Expenses	$3,712,129	$3,725,178	$3,801,056	$3,946,384	$12.19	31.1%

Net Operating Income	$10,388,746	$10,295,785	$9,987,093	$8,732,938	$26.97	68.9%

Total TI/LC, Capex/RR	0	0	0	573,183	1.77	4.5
Net Cash Flow	$10,388,746	$10,295,785	$9,987,093	$8,159,756	$25.20	64.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	TTM column represents the trailing twelve month period ending May 31, 2011.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-21

Annex A-3	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-22

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-23

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-24

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$56,300,000		Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$56,024,503		Property Type - Property Subtype:	Hotel – Various
% of Pool by IPB:	5.4%		Rooms:	637
Loan Purpose:	Refinance		Location:	Various
Borrower(1):	Various		Year Built/Renovated:	Various / Various
Sponsor:	Bharat N. Patel		Occupancy(2):	72.1%
Interest Rate:	4.86181%		Occupancy Date:	7/31/2011
Note Date:	5/17/2011		Number of Tenants:	N/A
Maturity Date:	6/1/2016		Historical Net Operating Income
Interest-only Period:	None		2009(3):	$2,984,140
Original Term:	60 months		2010:	$6,930,716
Original Amortization:	300 months		TTM(2):	$7,820,447
Amortization Type:	Balloon		UW Economic Occupancy:	72.1%
Call Protection:	L(24),Grtr1%orYM(35),O(1)		UW Revenues:	$20,219,986
Lock Box:	Hard		UW Expenses:	$13,081,810
Additional Debt:	Yes		UW Net Operating Income:	$7,138,177
Additional Debt Balance:	$17,700,000		UW Net Cash Flow:	$7,138,177
Additional Debt Type:	Mezzanine Loan		Appraised Value:	$102,600,000
			Appraisal Date:	2/01/2011 – 4/01/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/Room:	$87,951
Taxes:	$213,802	$79,999	Cut-off Date LTV:	54.6%
Insurance(4):	$0	Springing	Maturity Date LTV:	48.7%
FF&E Reserve(5):	$50,485	See note	UW NCF DSCR:	1.83x
Other(6)(7):	$113,201	See note	UW NOI Debt Yield:	12.7%

(1) See “The Borrower” section on the subsequent page for a complete list of the borrowing entities.
(2) Occupancy and TTM Net Operating Income represents the trailing twelve month period ending July 31, 2011.
(3) Net Operating Income for 2009 is representative of partial operating history for the portfolio. Embassy Suites Palmdale opened in February 2010. Hilton Garden Inn Ridgefield Park opened in April 2009 and subsequently had rooms offline due to a sprinkler malfunction with all rooms being available for full occupancy in February 2010.
(4) Borrower’s obligation to make monthly deposits for insurance are waived so long as (i) no event of default exists under the loan documents, (ii) the lender has received satisfactory evidence that the borrower has paid, when due, all insurance premiums and (iii) the lender shall have received satisfactory evidence that the borrower has a blanket insurance policy that complies with the provisions set forth in the loan documents.
(5) On each payment date, the borrower shall make deposits to the FF&E reserve of 3.0% of gross income from operations for the calendar month two months prior to such payment date for the first 24 months of the loan term and 4.0% of gross income from operations thereafter, provided that in no event shall the monthly FF&E deposit be less than $50,000. The FF&E reserve is capped at $1.0 million.
(6) Initial Other Escrows and Reserves of $113,201 represents the tax reserve fund for disputed taxes payable to the Village of Ridgefield Park.
(7) Monthly Other Escrows and Reserves represents the ground sublease reserve and the PIP monthly deposit. The ground sublease reserve is waived so long as (i) no event of default exists under the loan documents,  (ii) the lender receives evidence that the ground lease monthly payments due for the Hilton Garden Inn Ridgefield Park property are paid when due and (iii) lender receives evidence that (a) the borrower has delivered to the ground sublessor the letter of credit required by the ground sublease, (b) the letter of credit has not terminated or expired and (c) the amount of the letter of credit is sufficient to pay the amounts due under the ground lease for a twelve month period. On each payment date, the borrower shall pay to the lender an amount equal to monthly installments reasonably estimated by the lender to provide for adequate funds to complete the work described in any property improvement plan within the timeframes required by the property improvement plan, though no property improvement plan currently exists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-25

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

The Loan. The Sun Development and Management Portfolio loan has an outstanding principal balance of approximately $56.0 million and is secured by first mortgage liens on a portfolio of five hotels located in California, New Jersey, Tennessee, Florida and Mississippi totaling 637 rooms. The loan is sponsored by Bharat N. Patel, Chairman and CEO of Sun Development and Management Corporation, an owner and operator of 36 hotels (inclusive of four hotels that are currently being developed) throughout the United States. Four of the properties in the Sun Development and Management Portfolio are flagged with Hilton brands (Embassy Suites, Hilton Garden Inn, Homewood Suites and Hampton Inn) and one property is flagged with an InterContinental Hotels Group brand (Candlewood Suites). The five-year loan amortizes on a 25-year schedule. The proceeds of the loan, an approximately $17.7 million interest-only mezzanine loan and additional borrower equity of $1.17 million were used to refinance $71.7 million of outstanding debt, pay for closing costs of $3.1 million and fund upfront reserves of $377,000. The sponsor’s current cost basis in the portfolio is approximately $114.3 million, resulting in a loan to cost of 49.0% and remaining equity of $40.6 million.

The Borrower. The borrowing entities for the loan are Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP and Church St. Lodging Associates, LLP. Each borrower is a single purpose entity and an Indiana limited liability partnership, except for Palmdale Lodging Associates LLC, which is a California limited liability company.

The Sponsor.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Bharat N. Patel, Chairman and CEO of Sun Development and Management Corporation (“Sun Development”). Sun Development is an owner and operator of hotels throughout the United States. The company operates a diversified portfolio of both select-service and full service hotels. The company currently owns and manages approximately 36 hotels, including four hotels that are currently under development, comprising 4,000 rooms in California, Florida, Illinois, Indiana, Louisiana, Mississippi, New Jersey, Ohio, Tennessee, Texas and Wisconsin. Sun Development’s strategy is to grow their portfolio by developing new hotels and acquiring and repositioning failing properties. The company has been the recipient of numerous awards, including Hilton’s 2009 Developer of the Year, Hotel & Motel Magazine’s Top Hotel Companies and Hotel Business Magazine Top 100 Hotel Owners & Developers.

The Properties. The collateral consists of five hotel properties located in California, New Jersey, Tennessee, Florida and Mississippi. Embassy Suites Palmdale is a 150-room full-service hotel located in Palmdale, California. Hilton Garden Inn Ridgefield Park is a 140-room limited-service hotel located in Ridgefield Park, New Jersey. Homewood Suites Nashville is a 113-room extended stay hotel located in Nashville, Tennessee. Hampton Inn & Suites South Lake Buena Vista is a 125-room limited-service hotel located in Kissimmee, Florida. Candlewood Suites Hattiesburg is a 109-room extended stay hotel located in Hattiesburg, Mississippi.  Each of the properties was developed by the sponsor between 2007 and 2010. The sponsor developed all of the assets through ground up construction with the exception of the Homewood Suites Nashville asset which was a conversion of a historic former office building constructed in 1919.

Property Summary
Property	Location	Rooms	Year Built / Renovated	Cut off Date Allocated Loan Amount	Appraised Value	Occupancy(1)
Embassy Suites Palmdale	Palmdale, CA	150	2010 / N/A	$19,305,068	$36,000,000	70.7%
Hilton Garden Inn Ridgefield Park	Ridgefield Park, NJ	140	2009 / N/A	13,055,799	26,000,000	75.1%
Homewood Suites Nashville	Nashville, TN	113	1919 / 2007	11,165,096	17,500,000	77.4%
Hampton Inn & Suites South Lake Buena Vista	Kissimmee, FL	125	2008 / N/A	6,816,480	12,200,000	75.0%
Candlewood Suites Hattiesburg	Hattiesburg, MS	109	2007 / N/A	5,682,059	10,900,000	61.4%
Total / Weighted Average		637		$56,024,503	$102,600,000	72.1%
(1) Occupancy based on trailing twelve month period ending July 31, 2011.

Embassy Suites Palmdale (Palmdale, CA). Embassy Suites Palmdale is a 150-room full-service hotel located in Palmdale, California. The property is a seven-story building developed on an approximately 4.09-acre site. The hotel opened for business in February 2010 and offers a restaurant, lounge, breakfast area, gift shop, business center, 3,032 square feet of meeting space, fitness center and an indoor pool on the first floor. Guestrooms are located on the second through seventh floors and feature a suite configuration with a bedroom and separate living room. Room amenities include a sleeper sofa, flat panel television, high speed internet, a wet bar with a refrigerator and a microwave. Guests at the property receive complimentary hot breakfast and an evening cocktail reception. The property features a new format for Embassy Suites hotels and does not have an interior atrium that characterized the old format.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-26

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

Embassy Suites Palmdale is located approximately 63 miles north of the city of Los Angeles in Palmdale, California. The property is situated at the southwest corner of 5th Street West and Avenue P-4, west of The Antelope Valley Freeway, a north-south route that provides access to the Golden State Freeway, approximately 30 miles southwest of the property. The Palmdale Regional Airport is located approximately 5.7 miles northeast of the property. Commercial demand in the Palmdale/Antelope Valley market is primarily driven by defense contractors such as Lockheed Martin, Northrop Grumman and Boeing due to the proximity to Edwards Air Force Base, which is approximately 40.0 miles from the property. In 2010, Boeing moved testing of its 747-8 wide body commercial jet airliner to Palmdale. Other demand generators include the State of California and a variety of local athletic complexes that play host to youth sporting events.

The property uses the Embassy Suites flag through a long term franchise agreement between Embassy Suites Franchise LLC, a Hilton subsidiary, and Palmdale Lodging Associates LLC. The agreement is dated October 18, 2007 and expires on October 31, 2029. The franchise agreement provides for a franchise fee of 3% of room revenues in the first year of operation, 4% of room revenues in the second year of operation and 5% of room revenues thereafter.

Embassy Suites Palmdale cannot be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Embassy Suites Palmdale(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	65.0%	$124.94	$81.25	65.8%	$136.47	$89.85	101.2%	109.2%	110.6%
TTM(4)	64.8%	$117.31	$76.02	70.7%	$129.70	$91.67	109.1%	110.6%	120.6%
(1)  Data provided by Smith Travel Research. Competitive set contains the following properties: Holiday Inn Palmdale Lancaster (148 rooms, opened in 1989), Courtyard Palmdale (90 rooms, opened 2000), Residence Inn Palmdale Lancaster (90 rooms, opened 2001), Hampton Inn Suites Palmdale (85 rooms, opened 2005), Staybridge Suites Palmdale (99 rooms, opened 2008) and Hilton Garden Inn Palmdale (107 rooms, opened 2008).
(2)  Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Hilton Garden Inn Ridgefield Park (Ridgefield Park, NJ).  Hilton Garden Inn Ridgefield Park is a 140-room limited service hotel located in Ridgefield Park, New Jersey. The property is a five-story building developed on an approximately 3.69-acre site. The hotel opened for business in April of 2009. Hotel amenities include a swimming pool, fitness center, sundry/marketplace, restaurant and lounge known as the Great American Grill Restaurant that serves breakfast and dinner. The hotel was the first to engage in a new lobby concept pilot program that is expected to become standard at Hilton Garden Inns at some point in late 2011. The hotel has approximately 1,702 square feet of meeting space. Room amenities include nightstands, a television, a desk with a chair and lamp, a chaise lounge chair, a standing lamp, a dresser and an alarm clock/radio with MP3 connection, iron and ironing board, a coffeemaker and a hairdryer, a refrigerator, a microwave, a complimentary high speed wireless internet and two-line telephones with data port.

Hilton Garden Inn Ridgefield Park is located approximately five miles west of New York City in Ridgefield Park, Bergen County, New Jersey. Local access to the property is provided via Challenger Road, a local roadway in the Overpeck Centre mixed-use development. The road is a two way street, which terminates at the foot of the Overpeck County Park. Regional access to the property is provided by I-80 and I-95. The demand in the market is primarily driven by commercial and corporate travelers who travel to nearby corporations such as Samsung, AGFA, Daewoo and Cognizant. Samsung is the largest client of Hilton Garden Inn Ridgefield Park, representing approximately 11,000 rooms nights in 2010. Leisure demand at the hotel is generated by visitors who are taking advantage of the property’s proximity to New York City and the Meadowlands. The property has public transportation access to Midtown Manhattan via public bus service that stops outside of the property and goes to the Port Authority Bus Terminal.

The property was built on land that is subject to a master lease between Hartz Mountain Industries, Inc. and The Village of Ridgefield Park. The master lease was executed in 2005 and extends until January 31, 2084. A sublease was entered into which allowed for the development of Hilton Garden Inn Ridgefield Park. The sublease was executed on June 28, 2004 and there were two amendments dated December 27, 2004 and March 8, 2005. The commencement date of the lease was July 1, 2006. The term of the sublease is fifty years and the tenant has three (3) successive extension options. The first and second extension periods are for ten years and the third extension period begins the day after the expiration of the second extension and expires on October 30, 2084 or not later than the day before the expiration of the master lease. Annual base rent is $1,000 per guestroom but no less than $140,000. Additional rent is calculated as 5.0% of gross revenue in excess of $32,000 per guestroom per year plus 10.0% of gross revenue in excess of $35,000 per guestroom per year. The property is also responsible for common area maintenance (CAM) which is proportionate to the size of the property within the development and is 6.69% of the annual charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-27

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

The property uses the Hilton Garden Inn flag through a long term franchise agreement between HLT Existing Franchise Holding LLC, a Hilton subsidiary, and Ridgefield Park Lodging Associates, LLP. The agreement is dated April 27, 2005 and expires on April 26, 2027. The franchise agreement provides for a franchise fee of 5% of gross room revenues from the preceding calendar month.

Hilton Garden Inn Ridgefield Park cannot be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Ridgefield Park(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	70.0%	$119.24	$83.52	68.5%	$123.95	$84.96	97.9%	103.9%	101.7%
TTM(4)	71.9%	$122.05	$87.71	75.1%	$124.38	$93.40	104.4%	101.9%	106.5%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Hilton Hasbrouck Heights Meadowlands (355 rooms, opened in 1974), Holiday Inn Hasbrouck Heights Meadowlands (245 rooms, opened 1967), Marriott Teaneck @ Glenpointe (345 rooms, opened 1983), Hampton Inn Ridgefield Park (84 rooms, opened 1998) and Crowne Plaza Englewood (194 rooms, opened 1989).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Homewood Suites Nashville (Nashville, TN). Homewood Suites Nashville is a 113-room extended stay hotel located in the central business district of Nashville, Tennessee. The building, previously known as The Doctors’ Building, was originally constructed in 1919 and is listed on the National Register of Historic Places. The building had previously been renovated and used by The Hawkins Company for offices in 1983. Enclosure of the atrium, construction of interior false balconies, and installation of the atrium skylight were performed at that time. The property was completely renovated as a hotel in December 2007. The property is a six-story building located on an approximately 0.44-acre site. The registration lobby, suite shop, business center, breakfast area, fitness center and whirlpool spa are located on the first floor. Guestrooms are located on floors two through six. In addition to guestrooms, meeting spaces are located on the sixth floor. The property has approximately 1,718 square feet of meeting space. Guestroom amenities include a flat-panel television with cable, telephone, desk with chair, dresser, nightstands, lamps, lounge chair, ceiling fan and kitchen area with sink, dishwasher, full-size refrigerator with icemaker, stove top and microwave.

Homewood Suites Nashville is located in the central business district of Nashville, Tennessee. Local access to the property is provided by Church Street and Polk Avenue. Church Street provides northeast to southwest travel through the Nashville central business district. Regional access to the area is provided by I-24, I-40 and I-65. Public transportation to the area is provided by MTA intra-city bus service and air transportation to the area is provided by the Nashville International Airport, which is located less than ten miles southeast of the property. Demand in the market is primarily driven by corporate tenants in the area. The property has rate agreements in place with local employers such as the Air National Guard, Church Street Health Management, Lifeway Christian Services and Waller, Lansden, Dortch and Davis, LLP. Other demand generators for the downtown Nashville hospitality market include the state government, entertainment districts, hospitals, athletic events and Vanderbilt University.

The property uses the Homewood Suites flag through a long term franchise agreement between Promus Hotels, Inc., a subsidiary of Hilton, and Church St. Lodging Associates, LLP. The agreement is dated April 19, 2006 and expires on April 18, 2028. The franchise agreement provides for a franchise fee of 2% of gross room revenues in year one of operation (2008), 3% of gross room revenues in year two of operation (2009) and 4% of gross room revenues thereafter.

Homewood Suites Nashville may be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites Nashville(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	66.4%	$136.28	$90.43	58.2%	$129.46	$75.30	87.7%	95.0%	83.3%
2009	64.7%	$123.74	$80.03	71.5%	$113.83	$81.40	110.6%	92.0%	101.7%
2010	68.5%	$128.09	$87.80	76.5%	$117.17	$89.58	111.5%	91.5%	102.0%
TTM(4)	71.7%	$131.71	$94.45	77.4%	$119.37	$92.37	107.9%	90.6%	97.8%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Sheraton Hotel Nashville Downtown (472 rooms, opened in 1975), Wyndham Union Station Nashville (125 rooms, opened 1986), Holiday Inn Express Nashville Downtown (287 rooms, opened 1989), Courtyard Nashville Downtown (192 rooms, opened 1998), Homewood Suites Nashville Airport (121 rooms, opened in 1999) and Hampton Inn Suites Nashville Downtown (154 rooms, opened in 2007).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-28

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

Hampton Inn & Suites South Lake Buena Vista (Kissimmee, FL). Hampton Inn & Suites South Lake Buena Vista is 125-room limited-service hotel located in Kissimmee, Florida. The property opened for business in February 2008. The five-story building was developed on an approximately 2.83-acre site. All of the public space, including the lobby lounge / breakfast lounge, guest registration and lobby, meeting space, fitness center, sundry shop, and sales and administrative offices are located on the first floor. Additionally, some guestrooms are located on the first floor. Floors two through five include the hotel’s remaining guestrooms. Project amenities include one meeting room (approximately 965 square feet) divisible into two sections, a breakfast lounge off the lobby area that provides complimentary breakfast daily, a sundry shop, fitness center, business center and outdoor swimming pool. Guestroom amenities include flat screen LCD televisions with cable, telephone, lamps, lounge chairs, artwork, mirrors, mini-safe, coffee-maker, iron and ironing board, work-desk with ergonomic chair, dresser, nightstands, microwave, and mini-refrigerator.

Hampton Inn & Suites South Lake Buena Vista is located immediately north of the retail corridor of Kissimmee and Celebration and immediately southeast of the Lake Buena Vista market. The property is located within to the Calypso Cay Resort development, a development that is comprised of the 151-room Calypso Cay Inn, a 162-unit Country Inn and Suites, two timeshare buildings and a 120-unit apartment complex. Local access to the property is provided by SR-535, Osceola Parkway, US-192 and International Drive. Regional access to the area is provided by I-4, Central Florida Greenway (SR-417), the Florida Turnpike and the Martin Andersen Beeline Expressway (SR-528). Demand in the market is primarily driven by corporate tenants in the area, including AT&T, Arnold Palmer, Celebration Hospital, Darden Restaurants, General Mills, Lockheed Martin, Lucent and Tupperware Brands Corporation. In addition to corporate tenants in the area, Disney World also serves as a major demand generator for the property. There are two free shuttles daily to and from the property to Epcot Center, which is located approximately eight miles from the property. Other demand generators in the area are Universal Studios and Osceola Heritage Park, an approximately 11,000 seat sports arena.

The property uses the Hampton Inn & Suites flag through a long term franchise agreement between Promus Hotels, Inc., a subsidiary of Hilton, and Osceola Lodging Associates, LLP. The agreement is dated March 20, 2006 and expires on March 19, 2028. The franchise agreement provides for a franchise fee of 5% of gross room revenues.

Hampton Inn & Suites South Lake Buena Vista may be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn & Suites South Lake Buena Vista(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	67.8%	$93.19	$63.22	52.9%	$94.78	$50.10	78.0%	101.7%	79.2%
2009	65.4%	$80.15	$52.43	66.7%	$80.84	$53.89	102.0%	100.9%	102.8%
2010	69.2%	$77.63	$53.68	71.9%	$78.55	$56.49	104.0%	101.2%	105.2%
TTM(4)	71.7%	$81.39	$58.36	75.0%	$82.87	$62.17	104.6%	101.8%	106.5%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Hampton Inn Orlando Lake Buena Vista (147 rooms, opened in 1998), Courtyard Orlando Lake Buena Vista In The Marriott Village (312 rooms, opened in 2000), Springhill Suites Orlando Lake Buena Vista In The Marriott Village (400 rooms, opened in 2000), Calypso Cay Hotel & Suites (151 rooms, opened in 2000), Country Inn & Suites Orlando Maingate @ Calypso (162 rooms, opened in 2001) and Holiday Inn Express & Suites Orlando Lake Buena (148 rooms, opened in 2003).
(2) With the exception of 2008, which is based off of data provided by Smith Travel Research, all statistics are based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Candlewood Suites Hattiesburg (Hattiesburg, MS).  Candlewood Suites Hattiesburg is a 109-room extended stay hotel located in Hattiesburg, Mississippi. The property opened for business in June 2007. The property consists of a single four story building developed on an approximately 3.77 acre site. The public space, including the guest pantry, a 24-hour fitness room, laundry room, guest registration and lobby, and the sales and administrative offices are located on the first floor. Guestroom amenities include one or two remote control televisions with cable, telephone, desk with chair, dresser, nightstands, lamps and lounge chair. Additionally, every room has a kitchen with refrigerator, two-burner range, dishwasher, sink, and microwave oven. In addition to indirectly owning the Candlewood Suites Hattiesburg, the sponsor indirectly owns the adjacent Holiday Inn hotel and a nearby Comfort Inn. As result, the property shares certain personnel and materials between the two other properties.

Candlewood Suites Hattiesburg is located in the southwest quadrant of I-59 and US-49 in the northwestern sector of the city of Hattiesburg, Mississippi. The property is located approximately 10 miles from the Hattiesburg-Laurel Regional Airport and 70.0 miles from the Gulfport-Biloxi International Airport. Hattiesburg is located in southern Mississippi, approximately 86.0 miles southeast of Jackson and 112.0 miles northeast of New Orleans. Demand in the market is driven by local employers. The largest generator of commercial room night demand comes from the U.S. military at nearby Camp Shelby, which is located approximately 17.0 miles from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-29

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

The timing of military demand for rooms varies on an annual basis depending on when soldiers are in training. In 2011 the military is expected to be in occupancy from February through October. Additionally, Candlewood Suites Hattiesburg attracts some business from Wesley Medical Center, Forest General Hospital, Georgia-Pacific, FEMA, and Kohler. The state government is another source of demand, along with several petrochemical companies exploring and extracting natural gas from rural areas of Lamar and Forrest Counties. Sources of leisure demand in the competitive market are sporting and other events at the University of Southern Mississippi and youth sports events during the summer months.

The property uses the Candlewood Suites flag through a franchise agreement between Holiday Hospitality Franchising, Inc., a subsidiary of InterContinental Hotels Group, and Gateway Lodging Associates, LLP. The agreement is dated December 8, 2005 and expires on October 31, 2018. The franchise agreement provides for a franchise fee of 5% of gross room revenues.

Candlewood Suites Hattiesburg may be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Candlewood Suites Hattiesburg(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	70.8%	$88.09	$62.33	78.2%	$87.24	$68.24	110.5%	99.0%	109.5%
2009	65.5%	$88.19	$57.79	61.3%	$85.09	$52.13	93.6%	96.5%	90.2%
2010	65.2%	$88.86	$57.92	63.4%	$85.94	$54.48	97.2%	96.7%	94.1%
TTM(4)	61.2%	$89.41	$54.68	61.4%	$84.20	$51.69	100.3%	94.2%	94.5%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: La Quinta Inn Hattiesburg (128 rooms, opened in 1988), Comfort Inn Hattiesburg (160 rooms, opened in 1986), Hampton Inn Hattiesburg (153 rooms, opened in 1983), Fairfield Inn & Suites Hattiesburg (79 rooms, opened in 1997), Courtyard Hattiesburg (84 rooms, opened in 2006), Hilton Garden Inn Hattiesburg (90 rooms, opened in 2007) and Residence Inn Hattiesburg (84 rooms, opened in 2008).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Operating History and Underwritten Net Cash Flow
	2008(1)	2009(1)	2010(1)	TTM(1)(2)	Underwritten	Per Room	% of Total Revenue
Occupancy	68.0%	66.5%	69.1%	72.1%	72.1%
ADR	$105.61	$93.61	$110.28	$109.72	$109.72
RevPar	$71.84	$62.30	$76.13	$79.54	$79.54

Room Revenue	$5,836,760	$7,890,224	$17,282,087	$18,493,612	$18,494,328	$29,033	91.1%
Other Revenue	198,672	242,418	386,021	1,725,600	1,725,658	2,709	8.9
Total Revenue	$6,035,432	$8,132,642	$18,890,301	$20,219,212	$20,219,986	$31,743	100.0%

Departmental Expenses	1,367,202	2,063,667	4,653,784	4,971,752	4,971,935	7,805	24.6
Departmental Profit	$4,668,230	$6,068,975	$14,236,517	$15,247,460	$15,248,051	$23,937	75.4%

Operating Expenses	1,372,907	1,939,989	4,247,530	4,341,755	4,341,761	6,816	21.5
Gross Operating Profit	$3,295,323	$4,128,986	$9,988,987	$10,905,705	$10,906,290	$17,121	53.9%

Fixed Expenses	282,582	462,424	1,220,116	1,192,180	1,364,995	2,143	6.8
Management Fee	262,654	355,060	711,446	574,420	707,700	1,111	3.5
Franchise Fee	198,412	327,362	734,041	800,983	886,619	1,392	4.4
FF&E	0	0	392,668	517,675	808,799	1,270	4.0
Total Other Expenses	$743,648	$1,144,846	$3,058,271	$3,085,258	$3,768,113	$5,915	18.6%

Net Operating Income	$2,551,675	$2,984,140	$6,930,716	$7,820,447	$7,138,177	$11,206	35.3%
Net Cash Flow	$2,551,675	$2,984,140	$6,930,716	$7,820,447	$7,138,177	$11,206	35.3%
(1) Operating History for 2008 and 2009 are representative of partial operating history for the portfolio. Hampton Inn & Suites South Lake Buena Vista opened in February of 2008, Embassy Suites Palmdale opened in February 2010. Hilton Garden Inn Ridgefield Park opened in April 2009 and subsequently had rooms offline due to a sprinkler malfunction with all rooms being available for full occupancy in February 2010. 2008 column reflects operating history for Homewood Suites Nashville and Candlewood Suites Hattiesburg only. 2009 column represents operating history for Hampton Inn & Suites South Lake Buena Vista, Homewood Suites Nashville and Candlewood Suites Hattiesburg. 2010 and TTM reflect operating history for all of the hotels in the portfolio.
(2) TTM column represents the trailing twelve month period ending July 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-30

Annex A-3	JPMCC 2011-C5

Sun Development and Management Portfolio

Property Management. The properties are managed by Sun Development & Management Corp., an affiliate of the borrower and sponsor.

Release of Properties. After the expiration of the lockout period, the borrower may release a property or properties from the loan (except for the Embassy Suites Palmdale and Hilton Garden Inn Ridgefield Park properties, which cannot be released) by paying a release amount equal to 115% of the applicable allocated loan amount for the property and the applicable yield maintenance premium, provided that, among other things, (I) the LTV ratio (calculated including the mezzanine debt) of the remaining properties, as established by a current MAI appraisal prepared by an appraiser approved by lender shall not exceed 72.1%, (II) after the release of the applicable property, the DSCR (including the mezzanine debt) for the remaining properties subject to the liens of the mortgages based on the trailing twelve month period immediately preceding the release of the applicable individual property shall be equal to or greater than the greater of (i) 1.23 multiplied by a fraction of which (a) the numerator is the sum of the release amounts and the mezzanine release amounts of all properties subject to the liens of the mortgages (calculated including the individual property to be released) and (b) the denominator is the sum of the then-current outstanding principal amount of the loan and the mezzanine loan and (ii) the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages (including the individual property requested to be released) immediately preceding the release of the applicable individual property based on the trailing twelve month period. Borrower shall have the right to deposit with lender cash or a letter of credit in an amount, which if used to reduce the outstanding principal balance of the loan, would cause the requirements of the DSCR test to be satisfied.

Additional Debt. A mezzanine loan of $17.7 million secured by the equity interest in the borrower was provided by JPMCB and was sold to a third party institutional investor. The mezzanine loan has coterminous maturity with the mortgage loan. The mezzanine loan is interest only and has an 11.0% coupon. Including the mezzanine loan, the Cut-off Date LTV is 71.9%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 9.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-31

Annex A-3	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-32

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-33

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-34

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-35

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$54,475,000		Title:	Fee
Cut-off Date Principal Balance:	$54,475,000		Property Type - Property Subtype:	Office – Suburban
% of Pool by IPB:	5.3%		Square Footage:	194,825
Loan Purpose:	Refinance		Location:	Kirkland, WA
Borrower:	SRMKJVD, LLC		Year Built/Renovated:	2008 / N/A
Sponsor:	Stone Rivard McGonigle Development, LLC		Occupancy:	100.0%
			Occupancy Date:	7/6/2011
Interest Rate:	5.90000%		Number of Tenants:	1
Note Date:	8/26/2011		Historical Net Operating Income
Maturity Date:	9/1/2021		2009:	$5,795,671
Interest-only Period:	None		2010:	$5,978,414
Original Term:	120 months		TTM(1):	$6,125,195
Original Amortization:	300 months		UW Economic Occupancy:	95.0%
Amortization Type:	Balloon		UW Revenues:	$8,348,237
Call Protection:	L(25),Grtr1%orYM(91),O(4)		UW Expenses:	$2,401,322
Lock Box:	Hard		UW Net Operating Income:	$5,946,915
Additional Debt:	N/A		UW Net Cash Flow:	$5,481,989
Additional Debt Balance:	N/A		Appraised Value(2):	$91,000,000
Additional Debt Type:	N/A		Appraisal Date:	7/14/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$280
Taxes:	$232,989	$46,598	Cut-off Date LTV(2):	59.9%
Insurance:	$13,881	$4,627	Maturity Date LTV(2):	46.2%
Replacement Reserves(3):	$2,435	$2,435	UW NCF DSCR:	1.31x
Other(4)(5):	$672,322	Springing	UW NOI Debt Yield:	10.9%

(1) TTM Net Operating Income represents the trailing twelve month period ending June 30, 2011.
(2) The $91,000,000 valuation, the Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Leased Fee” valuation assuming an 80% lease renewal probability. In addition, the appraiser provided a $71,000,000 valuation based on a hypothetical current market standards value scenario, assuming, among other things, a $24 per square foot, triple net lease rental rate with 3% annual escalations (the “Leased at Market Terms Value”), as well as a $50,000,000 valuation based on a hypothetical assumption that the property is “dark and available for lease (the “Dark Value”).
(3) Replacement reserves are capped at $87,660. At such time that a cash sweep event (as defined in the loan agreement) has occurred or if Google’s long term unsecured debt credit rating from S&P falls below BBB-, then the replacement reserves will no longer be capped.
(4) The Initial Other Escrows and Reserves represents the environmental remediation reserve, which is further described in the Environmental Remediation section hereof.
(5) The Monthly Other Escrows and Reserves represents the rollover reserve. The requirement to make monthly deposits to the rollover reserve is waived so long as Google maintains a long term unsecured debt credit rating of at least BBB- from S&P or, if Google’s long term unsecured debt credit rating from S&P falls below BBB-, Google does not report losses on its financial statements for three or more consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-36

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

The Loan. The Google Kirkland Campus loan has an outstanding principal balance of approximately $54.5 million and is secured by a first mortgage lien on an approximately 194,825 square foot suburban office campus located in Kirkland, Washington. The property is 100% occupied by Google Inc. (“Google”) subject to a lease with an initial maturity on January 31, 2020 with three five-year extension options and a fully extended maturity date of January 31, 2035. The loan is sponsored by Stone Rivard McGonigle Development, LLC, a private acquisition, development, construction and asset management company headquartered in Spokane, Washington. The ten-year loan amortizes based on a 25-year schedule. The proceeds of the loan and approximately $204,000 in new borrower equity were used to refinance existing debt of approximately $53.3 million, pay closing costs and fees of $444,000 and fund upfront reserves of $922,000. The sponsors have approximately $12.2 million of equity remaining in the property based on total construction costs of $66.7 million.

The Borrower. The borrowing entity for the loan is SRMKJVD, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Stone Rivard McGonigle Development, LLC, a private and fully integrated acquisition, development, construction and asset management company headquartered in Spokane, Washington. The loan’s nonrecourse carve-out guarantors are John M. Stone, Suzanne Stone, Bryan P. Stone, Cheryl A. Stone, James D. Rivard, Elizabeth A. Rivard, Dee J. McGonigle, III and Mary A. McGonigle. Certain of the nonrecourse carve-out guarantors are key members of Stone Rivard McGonigle Development, LLC.

Stone Rivard McGonigle Development, LLC was founded in 1999 by John M. Stone, Bryan P. Stone, James D. Rivard and Dee J. McGonigle, III. In December 2010, the members entered into an exit agreement to provide for the retirement of John Stone, with the remaining three individuals continuing to run the daily activities of the company. Stone Rivard McGonigle Development, LLC’s primary focus is urban, mixed use developments with apartments, senior housing, condominiums, retail and office.

The Property.  The Google Kirkland Campus is an approximately 194,825 square foot, three building, two-story Class A office complex located on 7.29 acres in Kirkland, Washington. The property was developed in 2008 by the sponsor for Google at a cost of approximately $66.7 million. Google has additionally invested approximately $23.2 million in tenant improvements and is expected to spend additional amounts of approximately $2.8 million. The core and shell structures of the buildings have been awarded the LEED Silver Certification. The interiors of Buildings B and C have been awarded LEED Platinum Certification, while Building A is reportedly being refinished in order to achieve a LEED Gold Certification. The property is located in Kirkland, Washington, approximately eight miles northeast of the Seattle central business district, along the east coast of Lake Washington and situated approximately four miles north of the Bellevue central business district and four miles east of Redmond. The property is located along South Sixth Street, approximately half of a mile west of I-405, which provides regional north-south access, and is accessed via two curb cuts.

The three buildings are lettered A through C. Building A is 68,892 square feet and is centrally positioned on the east side of the site fronting Sixth Street South. Building B is 62,967 square feet and is positioned on the southwest portion of the site. Building C is 62,966 square feet and is positioned in the northwest portion of the site. A central courtyard area provides drive-through access. The interior designs of the buildings are contemporary and open, with a focus on energy efficiency. Ceiling heights range from nine to twelve feet with most office area ceilings exposed and open with visible mechanical and electrical systems. Primary and secondary computer server rooms exist on each floor, with upgraded electrical and mechanical systems throughout the buildings and dedicated UPS and HVAC systems for each server room. An onsite generator provides for electrical backup for emergency system. Among other amenities, the property has employee lounge areas located throughout all three buildings, two full service cafeterias, a two-story indoor climbing wall, an employee fitness center, outdoor dog park and a soundproof music room. Parking is provided via surface parking and a sub-surface parking garage totaling 449 spaces with direct elevator access to each building. In total, the property has 652 parking spaces. Google is required to purchase 731 parking passes annually at rates defined in the lease agreement. The current defined rate is $55.00 per pass.

The property is 100% leased on a triple net basis to Google (NASDAQ: GOOG) through January 31, 2020. The lease provides Google three, five-year renewal options which can be exercised at market rents subject to a minimum rate of $31.55 per square foot with an extended maturity date of January 31, 2035 as well as a right of first offer to purchase the property upon the landlord entering a sale agreement with a third party or marketing the property for sale. The 2011 average base rent at the property is $29.58 per square foot. The base rent has escalations of $1.00 per square foot for each year during the term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-37

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

The lease provides Google with a one time termination option on July 31, 2016. Google must provide 16 months notice and pay a termination penalty equal to (a) twelve months of base rent, parking rent and reimbursements plus (b) all unamortized tenant improvements, cash allowance and brokerage commissions. In the event that Google exercises its termination option, the loan is structured with a cash flow sweep that commences upon Google’s notice of termination and sweeps 100% of all excess cash flow and the termination payment into a rollover reserve. The borrower has the right to use funds in the rollover reserve for tenant improvements and leasing commissions for new leases subject to lender approval. The cash flow sweep is anticipated to produce approximately $3.967 million. The twelve months of base rent, parking rent and reimbursement are anticipated to generate approximately $9.745 million. The unamortized tenant improvements, cash allowance and brokerage commissions are estimated to produce approximately $6.215 million. Based on the 25-year amortization schedule, the estimated balance of the loan at the time of Google’s termination option is approximately $49.4 million. The sum of the cash flow sweep and the termination penalty is estimated to be approximately $19.9 million. Applying the $19.9 million to the then anticipated outstanding principal balance of $49.4 million would result in an approximate loan balance of $29.5 million or $151 per square feet.

Due to the end of the lease being near the end of the term of the loan, the loan was structured with an additional lease expiration cash flow sweep.  Cash will be swept into a lender controlled reserve at the earlier of (i) the date that the borrower receives written notice from Google that it intends to cease business at the property or go dark or (ii) March 31, 2017 (approximately 34 months prior to the lease expiration). Google is required to give notice 16 months prior to the expiration.  The cash flow sweep is estimated to generate approximately $9.95 million in reserves. Applying the $9.745 million to the then anticipated outstanding principal balance of $44.7 million would result in an approximate loan balance of $34.9 million or $179 per square foot.

Google has a core business of maintaining an index of web sites and other online content for users, advertisers and network member and content providers. Google was founded in 1998 and is headquartered in Mountain View, California. Based on its $534.96 share price on September 8, 2011, Google (rated Aa2 by Moody’s and AA- by S&P) has a market capitalization of $172.7 billion. As of year end 2010, Google had total assets of approximately $57.8 billion and total liabilities of $11.6 billion, which resulted in shareholders’ equity of $46.2 billion. The engineering teams working out of the Kirkland office are engaged in a wide variety of projects including Google Talk and Talk Video, Google Chrome (Google’s internet browser), Gmail (Google’s e-mail service), YouTube, AdPlanner and AdWords. In December 2010, Google purchased Widevine, a Seattle-based maker of digital rights management software. Widevine’s 60 employees relocated from Widevine’s offices in downtown Seattle to Google’s Kirkland Campus.

The Google Kirkland Campus is located within the Kirkland office submarket. In total, the Kirkland office submarket contains approximately 4.49 million square feet with a vacancy rate of 14.5% as of the second quarter of 2011. The Kirkland office submarket contains approximately 1.28 million square feet of Class A office space with a vacancy rate of approximately 14.6%.The appraiser provided six Kirkland office lease comparables ranging from 51,841 to 120,000 square feet. The comparables were constructed between 1986 and 2008 and have triple net rental rates of $16.00-$26.00 per square foot. After adjustments for market conditions, location, age/condition and design, the appraiser concluded a market lease rate in the range of $23.00 to $24.00 per square foot.

Historical and Current Occupancy
2009	2010	Current
100.0%	100.0%	100.0%

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
Google	Aa2 / AA- / NA	194,825	100.0%	$30.35	1/31/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-38

Annex A-3	JPMCC 2011-C5

Google Kirkland Campus

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2012	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016(2)	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	1	194,825	100.0	5,912,939	100.0	194,825	100.0%	$5,912,939	100.0%
2021	0	0	0.0	0	0.0	194,825	100.0%	$5,912,939	100.0%
2022 & Beyond	0	0	0.0	0	0.0	194,825	100.0%	$5,912,939	100.0%
Total	1	194,825	100.0%	$5,912,939	100.0%
(1) Based on the underwritten rent roll.
(2) The lease provides Google with a one time termination option on July 31, 2016. See previous page for a full description of Google’s lease termination.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,405,875	$5,568,228	$5,659,897	$5,912,939	$30.35	67.4%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$5,405,875	$5,568,228	$5,659,897	$5,912,939	$30.35	67.4%
Total Reimbursements/Escalation	1,180,854	1,967,389	2,367,865	2,371,400	12.17	27.0
Parking Income	438,600	452,385	473,020	482,460	2.48	5.5
Net Rental Income	$7,025,329	$7,988,002	$8,500,782	$8,766,799	$45.00	100.0%
(Vacancy/Credit Loss)	0	0	0	(438,340)	(2.25)	(5.0)
Other Income	18,312	19,493	19,778	19,778	0.10	0.2
Effective Gross Income	$7,043,641	$8,007,495	$8,520,560	$8,348,237	$42.85	95.2%

Total Expenses	$1,247,970	$2,029,081	$2,395,365	$2,401,322	$12.33	28.8%

Net Operating Income	$5,795,671	$5,978,414	$6,125,195	$5,946,915	$30.52	71.2%

Total TI/LC, Capex/RR	404,346	129,232	243,315	464,926	2.39	5.6
Net Cash Flow	$5,391,325	$5,849,182	$5,881,880	$5,481,989	$28.14	65.7%
(1)	TTM column represents the trailing twelve month period ending June 30, 2011.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Google Kirkland Campus is managed by Stone Rivard McGonigle Development, LLC, an affiliate of the borrower.

Environmental Remediation. The property’s prior use included a door manufacturing facility, which utilized sumps, hydraulic lifts, hydraulic presses, and underground storage tanks. Following the completion of remedial activities, the majority of the property received a “No Further Action” (NFA) status from the Washington State Department of Ecology in March 2011 for approximately 90% of the development site. A small area of concern remains, roughly 10% of the site, which consists of a small plume of elevated PCP (pentachlorophenol, a potentially volatile organic hydrocarbon) at the far southern edge of the Property. The PCP site area is currently used for parking, an enclosed off-leash dog park, solid waste compaction and storage, and the interim passive groundwater remediation system.

A phase II equivalent report was completed and recommended remediation at the estimated cost of $537,858, which includes the installation of wells, modifying the existing treatment system, groundwater treatment, groundwater monitoring, and maintaining the treatment system until a NFA status is achieved. Remediation and monitoring is currently in process. The loan structure includes both an escrow at closing of $672,323, which represents 125% of the estimated cost for remediation, as well as an environmental insurance policy in lender’s name, which can be used in the event of a loan default and incomplete remediation. The policy provides coverage up to a $3.0 million limit, subject to a $100,000 deductable, for legal liability, cleanup costs, and bodily injury arising from pollution conditions on the property in the event that a demand, lawsuit, order, petition or governmental or regulatory action is filed against the insured alleging liability or responsibility for such pollution conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Annex A-3	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-40

Annex A-3	JPMCC 2011-C5

24 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-41

Annex A-3	JPMCC 2011-C5

24 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-42

Annex A-3	JPMCC 2011-C5

24 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-43

Annex A-3	JPMCC 2011-C5

24 West 57th Street

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$48,850,000		Title:	Fee
Cut-off Date Principal Balance:	$48,850,000		Property Type - Property Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	4.7%		Square Footage:	110,818
Loan Purpose:	Refinance		Location:	New York, NY
Borrower:	24 West 57 APF LLC		Year Built/Renovated:	1928 / 2009
Sponsor:	Berndt Perl, Kenneth Aschendorf		Occupancy:	98.9%
Interest Rate(1):	5.17900%		Occupancy Date:	6/30/2011
Note Date:	8/22/2011		Number of Tenants:	28
Anticipated Repayment Date(1):	9/1/2016		Historical Net Operating Income
Interest-only Period:	None		2009:	$3,601,236
Original Term(2):	60 months		2010:	$4,507,594
Original Amortization:	360 months		TTM(3):	$4,396,577
Amortization Type:	ARD-Balloon		UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(32),O(3)		UW Revenues:	$7,062,297
Lock Box:	Hard		UW Expenses:	$2,410,948
Additional Debt:	N/A		UW Net Operating Income:	$4,651,349
Additional Debt Balance:	N/A		UW Net Cash Flow:	$4,333,478
Additional Debt Type:	N/A		Appraised Value:	$80,000,000
			Appraisal Date:	7/1/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$441
Taxes:	$248,377	$82,792	Cut-off Date LTV:	61.1%
Insurance(4):	$0	Springing	ARD LTV:	56.5%
Replacement Reserves:	$2,325	$2,325	UW NCF DSCR:	1.35x
Other(5)(6):	$20,833	$25,000	UW NOI Debt Yield:	9.5%

(1) The loan is structured with an anticipated repayment date (“ARD”) of September 1, 2016. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (5.17900%) and (ii) the then current five year swap yield for the period from the ARD through the maturity date (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is September 1, 2018.
(2) Represents the original term to the ARD.
(3) TTM Net Operating Income represents the trailing twelve month period ending June 30, 2011.
(4) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower insures the property under a blanket insurance policy reasonably acceptable to the lender.
(5) The Initial Other Escrows and Reserves represents the rollover reserve.
(6) The Monthly Other Escrow and Reserves represents the rollover reserve. The rollover reserve is capped at $750,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-44

Annex A-3	JPMCC 2011-C5

24 West 57th Street

The Loan. The 24 West 57th Street loan has an outstanding principal balance of approximately $48.9 million and is secured by a first mortgage lien on an approximately 110,818 square foot, 10-story mixed-use office building with ground floor retail in Midtown Manhattan. The five-year loan amortizes based on a 30-year schedule followed by hyperamortization if the loan is not repaid by the ARD. The property was acquired by the sponsor in 2006 for $71.9 million, and since acquisition they have spent approximately $5.3 million in capital improvements, tenant improvement/leasing commissions and other costs to bring their total basis to approximately $77.2 million.  The loan proceeds of $48.9 million plus additional equity of approximately $2.2 million were used to repay an existing fixed rate mortgage of approximately $33.4 million with M&T Bank, repay approximately $16.4 million of preferred equity financing with Starwood, fund upfront reserves of approximately $272,000 and pay closing costs of approximately $844,000.

The Borrower. The borrowing entity for the loan is 24 West 57 APF LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsors of the borrower and nonrecourse carve-out guarantors are Berndt Perl and Kenneth Aschendorf, principals and founding members of APF Properties LLC (“APF Properties”). APF Properties is a privately held, fully integrated real estate investment firm that owns and manages properties in the United States, Germany and Israel. The firm is headquartered in New York City with offices in Philadelphia, Pennsylvania and Frankfurt, Germany. APF Properties’ current portfolio is comprised of 6 properties in New York City, 2 properties in Philadelphia, and multiple international properties in Germany and Israel.

The Property.  24 West 57th Street is a Class B office building located in New York, New York with Class A ground level retail space situated on West 57th Street, between Fifth Avenue and Avenue of the Americas.  The 110,818 square foot 10-story Art Deco-style building was constructed in 1928 and acquired by the sponsor in 2006. The property has a history as “The New York Gallery Building”, a building specialized in offering tenants premium gallery and showroom space in New York City. The property’s net rentable area is comprised of approximately 27.4% retail space, 36.4% gallery space and 35.7% office space. Since acquisition, the sponsor has improved the property with remodeled corridors and the installation of new elevators, HVAC systems, Class E fire alarm systems, windows, and electrical systems. The most recent renovations have included a newly remodeled lobby, reception area, building façade, and a build out by tenant Ana Tzarev New York LLC (“Ana Tzarev”) for its retail space on West 57th Street. In 2010, the property was awarded an Energy Star certification for the building’s operating efficiency.

The property is 98.9% leased to 28 tenants, the three largest tenants – Ana Tzarev (17,530 square feet), Marian Goodman Gallery (14,318 square feet) and the Beacon Restaurant (12,836 square feet) – lease 40.3% of the NRA and account for 48.3% of the in-place base rent. Ana Tzarev, a combination of an art gallery and cultural center, has a lease that expires in August 2017. The Marian Goodman Gallery has a lease that expires in June 2016. B.E. West 56th Street, LLC, which owns the Beacon Restaurant on the ground floor, has a lease that expires in November 2018.

The property is located at 24 West 57th Street, New York, New York, on the south side of West 57th Street throughblock to West 56th Street between Fifth Avenue and Avenue of the Americas. The property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River. The Plaza District is comprised of four office statistical areas - the East Side, Park Avenue, Sixth Avenue/Rock Center, and Madison/Fifth, the submarket in which the property is located. As of the 1st quarter of 2011, the Property’s Madison/Fifth Avenue submarket contained approximately 24.7 million square feet of office space - approximately 21.7 million square feet of Class A space and approximately 3.1 million square feet of Class B space. The Class B space in the submarket has a direct vacancy rate of 6.7% and asking rental rates of $67.71 per square foot as of the 1st quarter of 2011.  The appraiser identified 8 properties that are considered direct competition to 24 West 57th Street. The competitive set has an average vacancy of less than 5% and asking rents that range from $55 per square foot to $80 per square foot.

Historical and Current Occupancy
2009	2010	TTM(1)	Current(2)
95.5%	98.3%	100.0%	98.9%
(1)	TTM represents the trailing twelve month period ending June 30, 2011.
(2)
The current occupancy of 98.9% is as of June 30, 2011. The current occupancy reflects a 1,233 square foot, month-to-month tenant as vacant. JPMCB did not underwrite any income from this tenant even though the tenant has been in-place and paying rent since September 2004.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-45

Annex A-3	JPMCC 2011-C5

24 West 57th Street

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
Ana Tzarev	NA / NA / NA	17,530	15.8%	$117.17	8/31/2017
Marian Goodman Gallery	NA / NA / NA	14,318	12.9%	$65.41	6/30/2016
Beacon Restaurant	NA / NA / NA	12,836	11.6%	$30.54	11/30/2018
The Timberland Company	NA / NA / NA	12,500	11.3%	$55.75	6/30/2012
Andrew Koenigsberg, LLC	NA / NA / NA	5,395	4.9%	$53.07	4/30/2021
The Galerie St. Etienne	NA / NA / NA	5,385	4.9%	$43.63	5/31/2014
Jevo NY, Inc. (Physique 57)	NA / NA / NA	5,308	4.8%	$49.01	4/30/2020
Michael Rosenfeld Gallery	NA / NA / NA	4,441	4.0%	$65.00	3/31/2012
Decker's Outdoor Corp.	NA / NA / NA	4,395	4.0%	$68.96	10/31/2013
Sportscare Institute Inc.	NA / NA / NA	3,703	3.3%	$46.22	5/31/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,267	1.1%	NAP	NAP	1,267	1.1%	NAP	NAP
2011 & MTM	1	807	0.7	$26,671	0.4%	2,074	1.9%	$26,671	0.4%
2012	4	21,340	19.3	1,252,920	17.9	23,414	21.1%	$1,279,591	18.3%
2013	4	5,657	5.1	468,208	6.7	29,071	26.2%	$1,747,799	25.0%
2014	5	13,572	12.2	667,553	9.5	42,643	38.5%	$2,415,352	34.5%
2015	5	5,576	5.0	264,601	3.8	48,219	43.5%	$2,679,953	38.3%
2016	1	14,318	12.9	936,579	13.4	62,537	56.4%	$3,616,532	51.7%
2017	1	17,530	15.8	2,053,990	29.3	80,067	72.3%	$5,670,522	81.0%
2018	1	12,836	11.6	392,012	5.6	92,903	83.8%	$6,062,534	86.6%
2019	1	1,824	1.6	80,785	1.2	94,727	85.5%	$6,143,319	87.7%
2020	3	10,696	9.7	539,540	7.7	105,423	95.1%	$6,682,859	95.4%
2021	2	5,395	4.9	319,106	4.6	110,818	100.0%	$7,001,965	100.0%
2022 & Beyond	0	0	0.0	0	0.0	110,818	100.0%	$7,001,965	100.0%
Total	28	110,818	100.0%	$7,001,965	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per square Foot	%(2)
Rents in Place	$5,839,395	$6,664,530	$6,674,649	$7,001,965	$63.18	94.3%
Vacant Income	0	0	0	60,775	0.55	0.8
Gross Potential Rent	$5,839,395	$6,664,530	$6,674,649	$7,062,739	$63.73	95.2%
Total Reimbursements/Escalation	271,309	252,549	261,533	359,540	3.24	4.84
Net Rental Income	$6,110,704	$6,917,079	$6,936,182	$7,422,278	$66.98	100.0%
(Vacancy/Credit Loss)	0	(163,731)	(133,057)	(371,114)	(3.35)	(5.0)
Other Income	33,558	13,337	11,132	11,132	0.10	0.1
Effective Gross Income	$6,144,263	$6,766,684	$6,814,257	$7,062,297	$63.73	95.1%

Total Expenses	$2,543,026	$2,259,091	$2,417,680	$2,410,948	$21.76	34.1%

Net Operating Income	$3,601,236	$4,507,594	$4,396,577	$4,651,349	$41.97	65.9%

Total TI/LC, Capex/RR	0	327,657	0	317,871	2.87	4.5
Net Cash Flow	$3,601,236	$4,179,937	$4,396,577	$4,333,478	$39.10	61.4%
(1)	TTM represents the trailing twelve month period ending June 30, 2011.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. 24 West 57th Street is managed by APF Properties, LLC an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-46

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-47

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-48

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-49

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-50

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-51

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-52

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$43,400,000		Title:	Fee
Cut-off Date Principal Balance:	$43,400,000		Property Type - Property Subtype:	Retail ─ Anchored
% of Pool by IPB:	4.2%		Square Footage:	359,373
Loan Purpose:	Refinance		Location:	Various
Borrower(1):	Various		Year Built/Renovated:	Various / N/A
Sponsor:	Kite Realty Group Trust		Occupancy(2):	91.5%
Interest Rate:	5.44200%		Occupancy Date:	Various
Note Date:	8/3/2011		Number of Tenants:	51
Maturity Date:	9/1/2021		Historical Net Operating Income
Interest-only Period:	None		2009:	$4,305,128
Original Term:	120 months		2010:	$3,798,605
Original Amortization:	360 months		TTM(3):	$3,844,282
Amortization Type:	Balloon		UW Economic Occupancy:	90.5%
Call Protection:	L(25),Grtr1%orYM(92),O(3)		UW Revenues(2):	$6,484,653
Lock Box:	Hard		UW Expenses:	$2,193,504
Additional Debt:	N/A		UW Net Operating Income(2):	$4,291,149
Additional Debt Balance:	N/A		UW Net Cash Flow(2):	$3,845,645
Additional Debt Type:	N/A		Appraised Value:	$57,925,000
			Appraisal Date:	Various

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$121
Taxes(4):	$0	Springing	Cut-off Date LTV:	74.9%
Insurance(5):	$0	Springing	Maturity Date LTV:	62.5%
Replacement Reserves(6):	$6,000	$6,000	UW NCF DSCR:	1.31x
Other(7)(8):	$1,216,272	$22,500	UW NOI Debt Yield:	9.9%

(1) See “The Borrower” section for a complete list of borrowing entities.
(2) Occupancy, UW Revenues, UW Net Operating Income and UW Net Cash Flow include new leases that have been signed with Jason’s Deli, which adds $117,600 of annual rent, Body Plex, which adds $102,765 of annual rent, J. Razzo’s, which adds $90,288 of annual rent, and Mark Pi’s China Gate, which adds $74,040 of annual rent. J. Razzo’s is currently in place and rent payments are expected to commence April 6, 2012. Body Plex and Mark Pi’s China Gate are not yet in place and are expected to commence rent payments on June 9, 2012 and December 26, 2012, respectively. Occupancy excluding the two tenants not yet in place is approximately 89.7%.
(3) TTM Net Operating Income represents the trailing twelve month period ending May 31, 2011.
(4)The Monthly Tax Escrow requirement is waived so long as (i) no event of default has occurred and is continuing, (ii) the DSCR on a trailing three month basis is at least 1.15x and (iii) the borrower has provided the lender with evidence that the taxes have been paid prior to the date they are due.
(5) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.
(6) The Replacement Reserve shall be capped at $144,000.
(7) The Initial Other Escrows and Reserves represents (i) $627,964 for immediate repairs at Publix at Acworth, (ii) $343,263 in free rent reserves, (iii) $187,992 for tenant improvements and leasing commissions, (iv) $30,866 for Office Depot Reserve (v) $22,563 for roof repairs and sprinkler installation at Naperville Marketplace and (vi) $3,625 for parking lot improvements at Boulevard Crossing.
(8) The Monthly Other Escrows and Reserves represent tenant improvements and leasing commissions. Tenant improvement and leasing commissions are capped at $810,000, excluding the amounts identified in footnote (7).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-53

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

The Loan.  The Kite Retail Portfolio loan has an outstanding principal balance of $43.4 million and is secured by a first mortgage lien on four anchored retail shopping centers located in three states. The ten-year loan amortizes based on a 30-year schedule. Collectively the properties total approximately 359,373 square feet. Proceeds of the loan were used to pay closing costs of $740,077 and fund upfront escrows and reserves of $1,222,272, with the remaining proceeds of $41.5 million being used to encumber the properties with debt. The four properties were either built or acquired by Kite Realty Group Trust between 2004 and 2008.

The Borrower. The borrowing entities for the loan are KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC and Kite Acworth, LLC. Each borrower is an Indiana limited liability company and a special purpose entity.

The Sponsor.  The sponsor for the loan is Kite Realty Group Trust (NYSE: KRG) and the guarantor is Kite Realty Group, L.P., which is 89% owned by the sponsor. Kite Realty Group Trust is a real estate investment trust that focuses on the development, construction, ownership and operation of neighborhood and community shopping centers in the United States. Kite’s portfolio consists of 53 retail properties, 4 commercial properties and 5 properties under redevelopment across 9 states. As of year end 2010, Kite has assets of $1.1 billion with total stockholders equity of $423.1 million. As of September 9, 2011 Kite has a total market cap of approximately $239.1 million and is currently trading at a price of $3.76 per share.

The Properties. The portfolio consists of four anchored retail properties, two located in Indiana and one each in Illinois and Georgia. One property is grocery anchored while the three remaining properties are anchored by big box retail stores. Additionally, two of the properties contain shadow anchors.

Property Summary
Property	Location	Square Feet	Largest Tenants	Allocated Loan Amount	Appraised Value	Occupancy
Boulevard Crossing	Kokomo, IN	123,629	TJ Maxx PetCo Shoe Carnival	$13,650,000	$18,200,000	89.3%
Hamilton Crossing Center	Carmel, IN	82,353	Office Depot Jason's Deli La Hacienda Restaurant	13,050,000	17,400,000	90.6%
Naperville Marketplace	Naperville, IL	83,763	TJ Maxx PetSmart Dollar Tree	9,600,000	12,800,000	96.1%
Publix at Acworth	Acworth, GA	69,628	Publix CVS BodyPlex	7,100,000	9,525,000	91.0%
Total / Weighted Average		359,373		$43,400,000	$57,925,000	91.5%

Historical and Current Occupancy
Property	2008	2009	2010	Current(1)
Boulevard Crossing	96.3%	85.4%	90.0%	89.3%
Hamilton Crossing Center	98.4%	92.3%	84.4%	90.6%
Naperville Marketplace	83.2%	89.6%	96.1%	96.1%
Publix at Acworth	98.0%	96.3%	87.2%	91.0%
Weighted Average	94.1%	90.1%	89.6%	91.5%
(1)	Current Occupancy is as of May 2011.

Boulevard Crossing (Kokomo, IN). Boulevard Crossing was developed by the sponsor in 2004 and is located on the northeast corner of East Boulevard Street and South Reed Road (US-31) which is approximately 50 miles north of the Indianapolis central business district. The property consists of three separate buildings totaling approximately 123,629 square feet which are currently 89.3% occupied. The property is anchored by TJ Maxx which has a lease expiration of March 2014 and reported 2010 sales of approximately $4.9 million or $196 per square foot. Other tenants include Petco with a lease expiration of January 2015, Factory Card Outlet of America with a lease expiration of June 2014 and Shoe Carnival with a lease expiration of January 2014. Additionally, the property is shadow anchored by an approximately 89,000 square foot Kohl’s. The property is accessed directly from US-31, which provides access to the local neighborhood as well as regional access to South Bend to the north and Indianapolis to the south. The property is located less than half a mile from the Chrysler Transmission Plant, an approximately 3.1 million square foot facility that currently employs approximately 2,323 workers. The appraiser identified four retail centers that serve as the competitive set for the property. The centers in the competitive set range in size from 96,000 square feet to 401,702 square feet and were built between 1964 and 1975. The competitive set has a weighted average occupancy rate of 90.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-54

Annex A-3	JPMCC 2011-C5

Kite Retail Portfolio

Hamilton Crossing Center (Carmel, IN). Hamilton Crossing Center was constructed in 1999 and acquired by the sponsor in 2004. The property is located on the southeast corner of US-31 (North Meridian Street) and West Carmel Drive, approximately 15 miles north of Indianapolis. The property is anchored by Office Depot and is comprised of three buildings in total with an additional parcel which has a ground lease to Max & Erma’s restaurant. The three main buildings contain a total of approximately 82,353 square feet that are currently leased by 17 tenants resulting in a current occupancy of 90.6%. Office Depot does not report sales and has a lease expiration of June 2014. US-31, which provides the main access the property, also serves as the primary retail corridor in the area and offers direct access to I-465 two and a half miles south of the property and continues south directly into Indianapolis. According to the appraiser the property sits in the north submarket of the Indianapolis Retail Market which contains approximately 2,393,000 square feet of leasable space, with an 8.5% vacancy rate, and an average asking rent of $18.81 per square foot. The appraiser identified four retail centers that serve as the competitive set for the property. The centers in the competitive set range in size from 17,895 to 279,497 square feet and were constructed between 1970 and 1999. The competitive set has a weighted average occupancy rate of 88.0%.

Naperville Marketplace (Naperville, IL). Naperville Marketplace was developed by the sponsor in 2008 and is located on the northwest corner of SR-59 and 111th Street in Naperville, IL approximately 30 miles from the central business district of Chicago. The two buildings have a total square footage of approximately 154,300 of which 83,763 is included in the collateral for the loan. The additional space of approximately 70,537 square feet is occupied by a Caputo’s Fresh Market, which serves as a shadow anchor for the property. The portion of the property included in the loan is occupied by seven tenants and has a current occupancy of 96.1%. The property is co-anchored by TJ Maxx and PetSmart, Inc which have leases expiring in August 2016 and September 2018, respectively. For 2010 TJ Maxx reported sales of approximately $7.3 million or $222 per square foot and PetSmart reported sales of approximately $4.2 million or $148 per square foot. According to the appraiser, the property sits in the Far West submarket of Chicago which contains approximately 11,580,000 square feet of leasable space, with an 11.8% vacancy rate, and average asking rent of $19.41 per square foot. The appraiser identified five comparable retail centers that serve as the competitive set for the property. The centers in the competitive set range in size from approximately 128,121 to 464,309 square feet and were constructed between 2001 and 2006. The competitive set has a weighted average occupancy rate of 93.0%.

Publix at Acworth (Acworth, GA). Publix at Acworth is a multi-tenant neighborhood shopping center anchored by a Publix super market located in Acworth, GA, which lies approximately 27 miles northwest of the Atlanta central business district. The property, built in 1997, contains approximately 69,628 square feet and is currently 91.0% occupied. Publix (54.4% of NRA) has a lease expiration of May 2017 and reported 2010 sales of approximately $15.8 million or $417 per square foot. Publix is the largest privately owned supermarket chain in the US with over 1,000 stores across 5 states. CVS is the second largest tenant and has a lease expiration of April 2012. Ingress and egress to the property is provided by way of Baker Road and Cowan Road and is located within a three mile radius of the intersection of Highway 92 and I-75. According to the appraiser, the property is located in the northwest Atlanta retail submarket which contains approximately 6,225,000 square feet of leasable space with a 13.2% vacancy rate and average asking rent of $16.92. The appraiser identified nine comparable retail centers that serve as the competitive set for the property. The centers in the competitive set range from 10,200 square feet to 135,720 square feet and were constructed between 1986 and 2004. The competitive set has a weighted average occupancy rate of 89.0%.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF	Lease Expiration Date
Publix	Publix at Acworth	NA / NA / NA	37,888	10.5%	$8.90	$417	5/1/2017
TJ Maxx	Naperville Marketplace	A3 / A / NA	33,000	9.2%	$10.05	$222	8/31/2016
Office Depot	Hamilton Crossing Center	Caa1 / B- / NA	30,722	8.5%	$11.25	NAV	6/30/2014
PetSmart	Naperville Marketplace	NA / BB / NA	28,683	8.0%	$13.00	$148	9/30/2018
TJ Maxx	Boulevard Crossing	A3 / A / NA	25,000	7.0%	$8.84	$196	3/31/2014
PetCo	Boulevard Crossing	NA / NA / NA	13,560	3.8%	$14.00	NAV	1/31/2015
Shoe Carnival	Boulevard Crossing	NA / NA / NA	12,000	3.3%	$12.50	$296	1/31/2014
Factory Card Outlet of America	Boulevard Crossing	NA / NA / NA	11,880	3.3%	$12.00	$83	6/30/2014
Ulta Salon	Boulevard Crossing	NA / NA / NA	11,000	3.1%	$14.50	$47	2/28/2021
CVS	Publix at Acworth	Baa2 / BBB+ / BBB+	9,240	2.6%	$10.00	$627	4/30/2012
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease or not.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Kite Retail Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	30,436	8.5%	NAP	NAP	30,436	8.5%	NAP	NAP
2011 & MTM	2	3,156	0.9	$62,989	1.4%	33,592	9.3%	$62,989	1.4%
2012	5	20,186	5.6	277,592	6.0	53,778	15.0%	$340,581	7.4%
2013	6	11,215	3.1	228,553	5.0	64,993	18.1%	$569,134	12.3%
2014	10	92,269	25.7	1,099,531	23.8	157,262	43.8%	$1,668,665	36.1%
2015	5	18,881	5.3	289,365	6.3	176,143	49.0%	$1,958,030	42.4%
2016	11	72,089	20.1	1,049,384	22.7	248,232	69.1%	$3,007,414	65.1%
2017	5	54,326	15.1	641,505	13.9	302,558	84.2%	$3,648,919	79.0%
2018	2	31,738	8.8	440,089	9.5	334,296	93.0%	$4,089,008	88.6%
2019	0	0	0.0	0	0.0	334,296	93.0%	$4,089,008	88.6%
2020	1	3,669	1.0	113,922	2.5	337,965	94.0%	$4,202,930	91.0%
2021	4	21,408	6.0	414,138	9.0	359,373	100.0%	$4,617,068	100.0%
2022 & Beyond	0	0	0.0	0	0.0	359,373	100.0%	$4,617,068	100.0%
Total	51	359,373	100.0%	$4,617,068	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$4,610,575	$4,384,819	$4,361,943	$4,617,067	$12.85	65.4%
Vacant Income	0	0	0	459,763	1.28	6.5
Gross Potential Rent	$4,610,575	$4,384,819	$4,316,943	$5,076,831	$14.13	71.9%
Total Reimbursements	1,719,513	1,452,804	1,561,058	1,982,078	5.52	28.1
Other Income	17,906	13,214	16,612	97,788	0.27	1.4
(Vacancy/Credit Loss)	0	0	0	672,043	1.87	9.5
Effective Gross Income	$6,347,994	$5,850,837	$5,939,613	$6,484,653	$18.04	91.9%

Total Expenses	$2,042,866	$2,052,232	$2,095,331	$2,193,504	$6.10	33.8%

Net Operating Income	$4,305,128	$3,798,605	$3,844,282	$4,291,149	$11.94	66.2%

Total TI/LC, Capex/RR	0	0	0	445,503	1.24	6.9
Net Cash Flow	$4,305,128	$3,798,605	$3,844,282	$3,845,645	$10.70	59.3%
(1)	TTM represents the trailing twelve month period ending May 31, 2011.
(2)
UW Revenues,  UW Net Operating Income and UW Net Cash Flow include new leases that have been signed with Jason’s Deli, which adds $117,600 of annual rent, Body Plex, which adds $102,765 of annual rent, J. Razzo’s, which adds $90,288 of annual rent, and Mark Pi’s China Gate, which adds $70,040 of annual rent. J. Razzo’s is currently in place and rent payments are expected to commence April 6, 2012. Body Plex and Mark Pi’s China Gate are not yet in place and are expected to commence rent payments on June 9, 2012 and December 26, 2012, respectively.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Kite Retail Portfolio is managed by KRG Management, LLC, an affiliate of the borrower and sponsor.

Release of Properties. After the expiration of the lockout period, the borrower may release a property or properties from the loan by paying a release amount equal to 115% of the applicable release amount for the property and the applicable yield maintenance premium, provided that, among other things, after the release of the applicable property, the DSCR  for the remaining properties subject to the liens of the mortgages based on the trailing twelve month period immediately preceding the release of the applicable individual property shall be equal to or greater than the greater of (a) 1.31 multiplied by a fraction of which (x) the numerator is the sum of the release amounts of all of the properties subject to the liens of the mortgages (calculated including the individual property to be released) and (y) the denominator is the sum of the then-current outstanding principal amount of the loan, and (b) the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages (including the individual property requested to be released) immediately preceding the release of the applicable individual property based on the trailing twelve month period. The borrower shall have the right to deposit with the lender cash or a letter of credit in an amount, if used to reduce the outstanding principal balance of the loan, would otherwise cause the requirements of the DSCR test to be satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Kite Retail Portfolio

The borrower may also obtain the release of the vacant outparcel at Publix at Acworth without any prepayment of debt provided that several conditions are satisfied, including, without limitation: (i) the remaining portion of the property will comply with all zoning ordinances, (ii) the remaining portion of the property will be considered a separate tax parcel and (iii) immediately after the release either (a) the ratio of the unpaid principal balance of the loan to the value of the remaining property is equal to or less than 125%, or (b) the principal balance is paid down by the least of the following amounts: (1) if the outparcel is sold, the net proceeds of the sale, (2) the fair market value of the outparcel at the time of release, or (3) an amount such that the LTV of the loan does not increase after the release, unless the lender receives an opinion of counsel that if the principal balance of the loan is not paid down in the amounts as set forth in (1), (2) or (3) above, the securitization will not fail to maintain its status as a REMIC Trust as a result of the release.

Substitution of Properties. The borrower may obtain the release of an individual property by substituting another approved property upon satisfaction of several conditions, including, without limitation: (i) an appraisal dated no more than sixty days prior to the substitution closing date shall confirm that the fair market value of the substitute property is not less than the greater of (a) 100% of the fair market value of the release property as of the closing date or (b) 100% of the fair market value of the released property as of the substitution closing date and (ii) the DSCR of the properties including the substitute property (but excluding the released property) based on the trailing twelve month period immediately preceding the substitution shall be equal to or greater than the greater of (a) if an individual property has previously been released,1.31 multiplied by a fraction of which (x) the numerator is the sum of the release amounts of all of the properties subject to the liens of the mortgages (calculated including the individual property to be released) and (y) the denominator is the sum of the then-current outstanding principal amount of the loan, (b) the aggregate DSCR of the properties immediately preceding the substitution closing date or (c) the DSCR for all the properties as of the closing date. Borrower shall have the right to deposit with lender cash or a letter of credit in an amount, if used to reduce the outstanding principal balance of the loan, which would otherwise cause the requirements of the DSCR test to be satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Annex A-3	JPMCC 2011-C5

Orland Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Annex A-3	JPMCC 2011-C5

Orland Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Annex A-3	JPMCC 2011-C5

Orland Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Orland Park Place

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$42,280,000		Title:	Fee
Cut-off Date Principal Balance:	$42,280,000		Property Type - Property Subtype:	Retail – Anchored
% of Pool by IPB:	4.1%		Square Footage:	598,774
Loan Purpose:	Refinance		Location:	Orland Park, IL
Borrower:	Inland Orland Park Place, L.L.C.		Year Built/Renovated:	1980 / 1999
Sponsor:	IN Retail Fund, L.L.C.		Occupancy(1):	99.9%
Interest Rate:	5.5500%		Occupancy Date:	6/17/2011
Note Date:	9/1/2011		Number of Tenants:	27
Maturity Date:	9/1/2021		Historical Net Operating Income
Interest-only Period:	120 months		2009:	$5,840,054
Original Term:	120 months		2010(2):	$5,535,465
Original Amortization:	None		TTM(2)(3):	$5,073,271
Amortization Type:	Interest Only		UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)		UW Revenues:	$10,676,822
Lock Box:	Springing		UW Expenses:	$5,181,536
Additional Debt:	N/A		UW Net Operating Income:	$5,495,286
Additional Debt Balance:	N/A		UW Net Cash Flow:	$4,777,320
Additional Debt Type:	N/A		Appraised Value:	$81,600,000
			Appraisal Date:	6/24/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$71
Taxes(4):	$0	Springing	Cut-off Date LTV:	51.8%
Insurance(5):	$0	Springing	Maturity Date LTV:	51.8%
Replacement Reserves:	$0	$0	UW NCF DSCR:	2.00x
Other(6)(7):	$2,842	Springing	UW NOI Debt Yield:	13.0%

(1) The property is currently 99.9% leased by 27 tenants. hhgregg and Ross Dress for Less are currently not open for business. Both have recently executed leases and are in the process of building out their space. hhgregg is expected to be open in September 2011 while Ross Dress for Less is expected to be open in October 2011.
(2) The property’s decrease in Historical Net Operating Income from 2010 to TTM is as a result of the timing of new leasing of vacant spaces at the property towards the end of 2010. Buy Buy Baby took over a vacant Linens ‘N Things and executed a new lease starting in December 2010 for 32,803 square feet. Old Navy moved from a 28,030 square foot space to a 20,690 square foot space with a lease start in September 2010. In addition, the TTM reflects certain one-time expenses property maintenance. The increase in UW Net Operating Income from TTM is due to Ross Dress for Less taking over the Old Navy space.
(3) TTM represents the trailing twelve month period ending May 31, 2011.
(4) The Monthly Tax Escrow requirement is waived so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides evidence of payment of taxes to the lender and (iii) the DSCR based on a trailing three month basis is equal to or greater than 1.45x.
(5) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower provides the lender with satisfactory evidence (as determined by the lender) that the property is insured under a blanket insurance policy in accordance with the requirements of the loan agreement.
(6) The Initial Other Escrows and Reserves represents 125% of the amount that Dick’s Sporting Goods asserts is due from the borrower in connection with alleged landlord defaults under the tenant’s lease.
(7) The Monthly Other Escrows and Reserves refers to a rollover reserve that springs upon the occurrence of the earlier of (a) the borrower’s receipt of a notice from a major tenant (defined in the loan documents as (i) Bed Bath & Beyond, (ii) DSW Shoe Warehouse, (iii) Marshalls, (iv) Stein Mart, (v) K&G Superstore, (vi) Dick’s Sporting Goods and (vii) Nordstrom Rack or a replacement tenant for any of the foregoing  reasonably acceptable to lender) that they will not renew or extend its lease or (b) borrower’s failure to receive renewal notification from any major tenant six months prior to the expiration date of the applicable major tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-62

Annex A-3	JPMCC 2011-C5

Orland Park Place

The Loan. The Orland Park Place loan has an outstanding principal balance of approximately $42.3 million and is secured by a first mortgage lien on an approximately 598,774 square foot anchored retail center located in Orland Park, Illinois. The ten-year loan is interest only. The proceeds of the loan were used to repay existing debt of approximately $30.2 million, pay closing and other costs of approximately $268,000 and return approximately $11.8 million of equity to the sponsors. The debt repaid proceeds of a loan that was originated in 2001, with an original principal balance of approximately $34.0 million, and was securitized in FUNBC 2001-C4. The property was purchased by the sponsor in 2006 for a purchase price of approximately $76.9 million and the debt repaid by the loan only encumbered part of the property.

The Borrower. The borrowing entity for the loan is Inland Orland Park Place, L.L.C., a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is IN Retail Fund, L.L.C., a joint venture between Inland Real Estate Corporation (“Inland”) and New York State Teachers’ Retirement System (“NYSTRS”). Inland (NYSE: IRC) is a publicly traded real estate investment trust and an owner/operator of community, neighborhood, power, lifestyle and single tenant retail centers in the midwestern United States. Inland’s portfolio includes 163 properties totaling approximately 14 million square feet of gross leasable area. Inland’s portfolio has an asset acquisition value of approximately $1.9 billion and as of June 30, 2011, Inland had a total capitalization of approximately $1.8 billion. NYSTRS is a large public retirement system in the United States that serves nearly 286,000 active members and more than 141,000 retirees and beneficiaries. As of June 30, 2010, NYSTRS had total assets of approximately $80.9 billion.

The Property.  Orland Park Place is an approximately 598,774 square foot anchored retail center located in Orland Park, Illinois, approximately 25 miles southwest of downtown Chicago. Located at the intersection of 153rd Street and LaGrange Road, the property was developed in 1980 and is situated on approximately 45 acres. The property is situated adjacent to the Orland Square Mall, a 1.2 million square foot enclosed shopping mall that opened in 1976 is owned and managed by Simon Property Group.

Orland Park Place is anchored by Dick’s Sporting Goods, Bed Bath & Beyond, Marshalls, Stein Mart, DSW Shoe Warehouse, Barnes & Noble, hhgregg (scheduled to open September 2011), Ross Dress for Less (scheduled to open October 2011) and a Kohl’s (not part of the collateral). hhgregg recently signed a lease to take over the former Sports Authority space and is in the process of building out their store for an expected opening in September 2011. Ross Dress for Less recently signed a lease to take over the former Old Navy space and is in the process of building out their store for an expected opening in October 2011. The Orland Square Mall, which includes Carson Pirie Scott, Macy’s, JCPenney, Sears, Best Buy, Factory Card Outlet, Golf Galaxy, Jo-Ann Fabrics, and Value City Furniture, serves as an additional anchor to the property. Orland Park Place is approximately 99.9% leased by 27 tenants as of June 17, 2011. Total sales at the property for tenants that reported for the year ending 2010 are approximately $243 per square foot.

The property’s location at the intersection of 153rd Street and LaGrange Road (US Highway 45) in Orland Park provides visibility and access from this highway. LaGrange Road is the retail artery in the local area and provides access to I-55 and I-294 to the north and to I-80 to the south. Per Neilsen, based on 2011 estimates, in a 5-mile radius there are approximately 184,000 people over approximately 67,000 households with an average household income of $89,000. The trade area for the Orland Square Mall, per Simon, encompasses over 500,000 people in approximately 196,000 households with an average household income of approximately $91,000.

Per the appraiser, the property is in the Southwest submarket of Chicago, which contains approximately 8.7 million square feet or 8.5% of the region’s inventory and has a vacancy rate of approximately 12.6% as of the 1st quarter of 2011. This compares to a vacancy in the competitive set of approximately 5.1%. According to the appraiser, the property’s primary competition includes seven properties: Orland Park Crossing, Orland Park Shopping Center, Park Pointe Plaza, Orland Greens Shopping Center, Michaels Anchored Center, Ravinia Plaza and Lakeview Plaza. The competitive properties are comprised of community or neighborhood shopping centers ranging from approximately 52,900 square feet to 363,000 square feet.  The average occupancy among the competitive set is approximately 94.9% while asking rents average from approximately $16 per square foot to $24 per square foot.

Historical and Current Occupancy(1)
2009	2010	Current(2)
90.4%	95.3%	99.9%
(1)	Historical occupancies are as of December 31st of each respective year. Current occupancy is as of June 17, 2011.
(2)
The property is currently 99.9% leased by 27 tenants. hhgregg and Ross Dress for Less are currently not open for business. Both have recently executed leases and are in the process of building out their space. hhgregg is expected to be open in September 2011 while Ross Dress for Less is expected to be open in October 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-63

Annex A-3	JPMCC 2011-C5

Orland Park Place

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
Dick's Sporting Goods	NA / NA / NA	100,000	16.7%	$7.50	$137	1/31/2019
Bed Bath & Beyond	NA / BBB+ / NA	55,804	9.3%	$8.77	$219	1/31/2015
hhgregg (4)	NA / NA / NA	44,495	7.4%	$10.00	NAV	8/31/2021
Marshalls	B2 / B- / BB	39,380	6.6%	$8.42	$241	10/31/2015
Stein Mart	NA / NA / NA	36,743	6.1%	$5.97	$139	1/31/2016
K&G Superstore	NA / NA / NA	36,511	6.1%	$11.00	NAV	5/31/2016
Nordstrom Rack	Baa1 / A- / A-	34,833	5.8%	$12.20	NAV	4/30/2019
Buy Buy Baby	NA / BBB+ / NA	32,803	5.5%	$7.75	NAV	1/31/2022
Ross Dress for Less(4)	NA / BBB+ / NA	28,030	4.7%	$13.50	NAV	1/31/2021
DSW Shoe Warehouse	NA / NA / NA	24,999	4.2%	$18.00	$283	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represent sales for the year ended December 31, 2010.
(4) hhgregg and Ross Dress for Less are currently not open for business. Both have recently executed leases and are in the process of building out their space. hhgregg is expected to be open in September 2011 while Ross Dress for Less is expected to be open in October 2011

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	812	0.1%	NAP	NAP	812	0.1%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	812	0.1%	$0	0.0%
2012	2	7,000	1.2	189,000	2.9	7,812	1.3%	$189,000	2.9%
2013	2	24,196	4.0	350,150	5.3	32,008	5.3%	$539,150	8.1%
2014	3	31,913	5.3	490,311	7.4	63,921	10.7%	$1,029,461	15.5%
2015	4	144,418	24.1	1,513,468	22.8	208,339	34.8%	$2,542,929	38.4%
2016	6	89,497	14.9	987,596	14.9	297,836	49.7%	$3,530,525	53.3%
2017	1	8,743	1.5	157,374	2.4	306,579	51.2%	$3,687,899	55.6%
2018	0	0	0.0	0	0.0	306,579	51.2%	$3,687,899	55.6%
2019	2	134,833	22.5	1,175,029	17.7	441,412	73.7%	$4,862,928	73.3%
2020	2	26,690	4.5	396,400	6.0	468,102	78.2%	$5,259,328	79.3%
2021	2	72,525	12.1	823,355	12.4	540,627	90.3%	$6,082,683	91.7%
2022 & Beyond	3	58,147	9.7	547,193	8.3	598,774	100.0%	$6,629,876	100.0%
Total	27	598,774	100.0%	$6,629,876	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-64

Annex A-3	JPMCC 2011-C5

Orland Park Place

Operating History and Underwritten Net Cash Flow
	2009	2010(1)	TTM(1)(2)	Underwritten(1)	Per Square Foot	%(3)
Rents in Place	$7,118,165	$6,917,476	$6,493,949	$6,629,876	$11.07	59.1%
Vacant Income	0	0	0	21,924	0.04	0.2
Gross Potential Rent	$7,118,165	$6,917,476	$6,493,949	$6,651,800	$11.11	59.3%
Total Reimbursements/Escalation	4,443,201	3,949,516	4,433,090	4,564,273	7.62	40.7
Net Rental Income	$11,561,366	$10,866,992	$10,927,039	$11,216,073	$18.73	100.0%
(Vacancy/Credit Loss)	(197,233)	(210,506)	(276,805)	(560,804)	(0.94)	(5.0)
Other Income	25,612	21,552	22,951	21,552	0.04	0.2
Effective Gross Income	$11,389,744	$10,678,037	$10,673,184	$10,676,822	$17.83	95.2%

Total Expenses	$5,549,691	$5,142,573	$5,599,913	$5,181,536	$8.65	48.5%

Net Operating Income	$5,840,054	$5,535,465	$5,073,271	$5,495,286	$9.18	51.5%

Total TI/LC, Capex/RR	0	0	0	717,965	1.20	6.7
Net Cash Flow	$5,840,054	$5,535,465	$5,073,271	$4,777,320	$7.98	44.7%
(1)
The property’s decrease in Historical Net Operating Income from 2010 to TTM is as a result of the timing of new leasing of vacant spaces at the property towards the end of 2010. Buy Buy Baby took over a vacant Linens ‘N Things and executed a new lease starting in December 2010 for 32,803 square feet. Old Navy moved from a 28,030 square foot space to a 20,690 square foot space with a lease start in September 2010. In addition, the TTM reflects certain one-time expenses property maintenance. The increase in UW Net Operating Income from TTM is due to Ross Dress for Less taking over the Old Navy space.

(2)	TTM represents the trailing twelve month period ending May 31, 2011.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Orland Park Place is managed by Inland Commercial Property Management, Inc., an affiliate of Inland.

Environmental Indemnification.  Limited subsurface sampled was completed to assess potential impacts from a former automotive repair facility that used hydraulic lifts. Sampling did not detect polychlorinated biphenyls but did detect some hydrocarbon compounds in groundwater. The environmental consultant recommended reporting the findings to the state environmental agency, which likely will require additional investigation. The consultant estimated that the costs of remaining investigations and remediation of soil and groundwater could range from $185,000 to $350,000, assuming that both soil and groundwater localized impacts are identified. The mortgage loan documents require that the borrower take necessary actions to diligently pursue a no-further-action regulatory closure letter from the state agency. A prepaid environmental insurance policy has been obtained naming the mortgage loan seller (and successors and assigns) as insured, with policy term of 10 years and 30 days, an aggregate coverage limit of $1,000,000, and a deductible of $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-65

Annex A-3	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-66

Annex A-3	JPMCC 2011-C5

LaSalle Select Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-67

Annex A-3	JPMCC 2011-C5

LaSalle Select Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-68

Annex A-3	JPMCC 2011-C5

LaSalle Select Portfolio

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$40,125,000		Title:	Fee
Cut-off Date Principal Balance:	$40,085,439		Property Type - Property Subtype:	Office – Suburban
% of Pool by IPB:	3.9%		Square Footage:	399,641
Loan Purpose:	Acquisition		Location:	Various, GA
Borrower:	Rosemont Atlanta Properties LLC		Year Built/Renovated:	Various / N/A
Sponsor:	Rosemont Realty, LLC		Occupancy:	86.3%
Interest Rate:	5.31340%		Occupancy Date:	6/1/2011
Note Date:	7/6/2011		Number of Tenants:	16
Maturity Date:	8/1/2021		Historical Net Operating Income
Interest-only Period:	None		2009:	$4,261,975
Original Term:	120 months		2010:	$4,281,730
Original Amortization:	360 months		TTM(1):	$4,414,717
Amortization Type:	Balloon		UW Economic Occupancy:	83.0%
Call Protection:	L(25),Def(93),O(2)		UW Revenues:	$6,968,528
Lock Box:	Hard		UW Expenses:	$2,752,737
Additional Debt:	N/A		UW Net Operating Income:	$4,215,792
Additional Debt Balance:	N/A		UW Net Cash Flow:	$3,708,949
Additional Debt Type:	N/A		Appraised Value:	$53,550,000
			Appraisal Date	5/25/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$100
Taxes:	$511,122	$49,692	Cut-off Date LTV:	74.9%
Insurance:	$0	$0	Maturity Date LTV:	62.2%
Replacement Reserves:	$9,658	$9,658	UW NCF DSCR:	1.39x
Other(2)(3)(4):	$1,771,590	$41,670	UW NOI Debt Yield:	10.5%

(1) TTM Net Operating Income represents the trailing twelve month period ending April 30, 2011.
(2) The Initial Other Escrows and Reserves represents (i) $1,001,781 lease reserve for HCA for tenant improvements, (ii) $689,389 for rent abatements relating to outstanding free rent credit for Ashworth University, Conway Data and Royak Group  tenants, (iii) $38,750 for immediate repairs, and (iv) $41,670 for tenant improvements and leasing commissions.
(3) The Monthly Other Escrows and Reserves represents tenant improvement and leasing commission obligations.
(4) In the event that Primedia delivers notice of non-renewal, or the borrower fails to deliver evidence that Primedia has exercised its renewal option before March 31, 2016, the rollover reserve cap shall be $2,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-69

Annex A-3	JPMCC 2011-C5

LaSalle Select Portfolio

The Loan. The LaSalle Select Portfolio loan has an outstanding principal balance of approximately $40.1 million and is secured by a first mortgage on four office properties, three located in Norcross, Georgia and one in Johns Creek, Georgia, totaling approximately 399,641 square feet. All four of the properties are located in the greater Atlanta area and have cumulative current occupancy of 86.3%. The ten-year loan amortizes on a 30-year schedule. Proceeds were used to finance the acquisition and pay closing costs of $3.5 million for total purchase price of $57.0 million, equating to a total loan to cost value of 70.4%. After paying closing costs the borrower has approximately $16.9 million of equity in the properties.

The Borrower. The borrowing entity for the loan is Rosemont Atlanta Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC. The sponsor is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space. Since 1991, Rosemont has acquired over 30 million square feet of commercial space across the United States with a focus on high quality assets in secondary growth markets. As of December 31, 2010, the company had total assets of $258.8 million.

The Properties. The collateral consists of four office buildings all located in the suburban Atlanta, Georgia area. The buildings range from four to five stories with a total combined square footage of 399,641 feet, with a current occupancy of 86.3%. All of the buildings maintain close proximity to Peachtree Parkway (Georgia State Road 141) which has a daily traffic count of 46,500 cars and provides direct access to Atlanta. According to the appraiser all of the properties are located in the Central Perimeter office market which consists of approximately total of 20,266,270 square feet of Class A space and had a vacancy rate of 19.4% for the first quarter of 2011.

Property Summary
Property	Location	Square Feet	Largest Tenants	Allocated Cut-off Date Balance	Appraised Value	Occupancy
5707 Peachtree Parkway	Norcross, GA	99,142	HCA	$10,554,709	$14,100,000	100.0%
3585 Engineering Drive	Norcross, GA	98,092	Primedia	10,255,285	13,700,000	88.3%
6455 East Johns Crossing	Johns Creek, GA	98,253	Admiral Insurance Wells Fargo Vsoft	10,105,573	13,500,000	61.7%
6625 The Corners Parkway	Norcross, GA	104,154	Ashworth University Arinso Canvas Systems	9,169,872	12,250,000	94.7%
Total/Weighted Average		399,641		$40,085,439	$53,550,000	86.3%

Historical and Current Occupancy
Property	2008	2009	2010	Current(1)
5707 Peachtree Parkway	100.0%	100.0%	100.0%	100.0%
3585 Engineering Drive	100.0%	100.0%	100.0%	88.3%
6455 East Johns Crossing	98.0%	77.9%	85.7%	61.7%
6625 The Corners Parkway	49.0%	64.1%	94.7%	94.7%
Weighted Average	86.0%	85.0%	95.0%	86.3%
(1)	Current Occupancy is as of April 30, 2011.

5707 Peachtree Parkway (Norcross, GA). 5707 Peachtree Parkway was constructed in 1997 and is located on Peachtree Parkway providing direct access to Atlanta approximately 17 miles to the southwest. The property is four-story, Class A office building with a total of 99,142 square feet situated on an approximately 10.8 acre site. The property is currently 100% occupied by a single tenant, HCA Healthcare (NYSE: HCA), which has occupied the property for approximately eleven years. HCA’s current lease expires on December 31, 2020, and HCA has an early termination option of August 31, 2018. In the event that HCA elects to exercise its early termination option or borrower fails to deliver evidence of a lease extension satisfactory to the lender on or before December 31, 2019, a cash sweep event will be triggered. HCA is a healthcare services provider with a market cap of $9.86 billion and a market price of $19.06 per share as of August 25, 2011. The area of Gwinnett County that the property is located in consists of mainly industrial and office buildings that are surrounded by residential neighborhoods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-70

Annex A-3	JPMCC 2011-C5

LaSalle Select Portfolio

3585 Engineering Drive (Norcross, GA). 3585 Engineering Drive was constructed in 1996 and is located just off Peachtree Industrial Boulevard approximately 17 miles northeast of Atlanta. The property is a four-story, Class A office building with a total of 98,092 square feet, situated on an approximately 9.4 acre site. The property is currently 88.3% occupied by Primedia. Primedia is a vertical search company that provides millions of renters and homebuyers with information on finding places to live through various sources of media. Primedia reported a total net income of $18.3 million in December 2010 and was recently acquired by TPG Capital for approximately $525.0 million, which equated to $7.10 per share and a 62.0% premium to the share price at the time. A second tenant, SSL Americas, Inc., leases the remaining space; however it has vacated the property and has a lease expiration of January 31, 2015. This space was underwritten as vacant. Peachtree Industrial Boulevard extends from I-285 which serves as a beltway around the perimeter of Atlanta as well as providing a direct connection to I-85.

6455 East Johns Crossing (Johns Creek, GA). 6455 East Johns Crossing was constructed in 1996 and is located in Johns Creek, Georgia, which lies approximately 25 miles northeast of Atlanta. The property is a four-story, Class A office building situated on an approximately 8.0 acre site. The property is currently 61.7% occupied by nine tenants. The largest tenant, Admiral Insurance, is an insurance company that provides excess and surplus lines coverage to commercial risks involving moderate to high degrees of hazard. Founded in 1974, Admiral Insurance currently has $3.2 billion in assets and has a lease expiration date of September 30, 2016. The property sits approximately five miles from Georgia Highway 400 which provides connection to Peachtree Industrial Boulevard and the surrounding suburban Atlanta metropolitan statistical area.

6625 The Corners Parkway (Norcross, GA). 6625 The Corners Parkway was constructed in 1986 and is located just off Peachtree Industrial Boulevard approximately 17 miles northeast of Atlanta. The property is a five-story, Class A office building with a total of 104,154 square feet situated on a 6.5 acre site. The property is currently 94.7% occupied by five tenants. The largest tenant, Ashworth University, is a nationally accredited distance learning institution that offers over 100 flexible, lifestyle friendly education programs. Ashworth uses the space for offices and has a lease expiration of December 31, 2018. The second largest tenant is Arinso, which is a global human resources software and service provider with offices in 35 countries and approximately 8,000 employees. Arinso has a lease expiration of March 31, 2016.

Tenant Summary
Tenant	Property	Ratings(1) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
HCA (2)	5707 Peachtree Parkway	B3 / NA / B-	99,142	24.8%	$18.92	12/31/2020
Primedia	3585 Engineering Drive	NA / B / NA	86,598	21.7%	$21.17	12/31/2016
Ashworth University	6625 The Corners Parkway	NA / NA / NA	31,822	8.0%	$18.00	12/31/2018
Arinso	6625 The Corners Parkway	NA / NA / NA	29,471	7.4%	$19.59	3/31/2016
Admiral Insurance	6455 East Johns Crossing	NA / A+ / NA	16,048	4.0%	$20.69	9/30/2016
Canvas Systems	6625 The Corners Parkway	NA / NA / NA	15,221	3.8%	$20.69	8/31/2014
Nanolumens	6625 The Corners Parkway	NA / NA / NA	14,654	3.7%	$11.75	1/31/2012
Wells Fargo	6455 East Johns Crossing	A1 / AA- / AA-	11,457	2.9%	$21.25	7/31/2012
Vsoft	6455 East Johns Crossing	NA / NA / NA	11,133	2.8%	$22.22	10/31/2012
Conway Data	6625 The Corners Parkway	NA / NA / NA	7,438	1.9%	$18.00	7/31/2017
(1) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease or not.
(2) HCA lease has an early termination option dated August 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-71

Annex A-3	JPMCC 2011-C5

LaSalle Select Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	54,664	13.7%	NAP	NAP	54,664	13.7%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	54,664	13.7%	$0	0.0%
2012	4	39,153	9.8	705,554	10.4	93,817	23.5%	$705,554	10.4%
2013	3	11,043	2.8	233,822	3.8	104,860	26.2%	$939,376	13.9%
2014	1	15,221	3.8	314,922	4.7	120,081	30.0%	$1,254,298	18.5%
2015	0	0	0.0	0	0.0	120,081	30.0%	$1,254,298	18.5%
2016	5	141,158	35.3	2,935,230	35.3	261,239	65.4%	$4,189,528	61.9%
2017	1	7,438	1.9	133,884	1.9	268,677	67.2%	$4,323,412	63.8%
2018	1	31,822	8.0	572,796	8.5	300,499	75.2%	$4,896,208	72.3%
2019	0	0	0.0	0	0.0	300,499	75.2%	$4,896,208	72.3%
2020	1	99,142	24.8	1,875,767	27.7	399,641	100.0%	$6,771,975	100.0%
2021	0	0	0.0	0	0.0	399,641	100.0%	$6,771,975	100.0%
2022 & Beyond	0	0	0.0	0	0.0	399,641	100.0%	$6,771,975	100.0%
Total	16	399,641	100.0%	$6,771,975	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,436,756	$6,413,498	$6,599,430	$6,771,974	$16.95	80.7%
Vacant Income	0	0	0	1,129,917	2.83	13.5
Gross Potential Rent	$6,436,756	$6,413,498	$6,599,430	$7,901,891	$19.77	94.2%
Total Reimbursements	389,698	528,854	495,133	488,072	1.22	5.8
Other Income	11,235	5,898	4,859	4,859	0.01	0.1
(Vacancy/Credit Loss)	0	0	0	(1,426,294)	(3.57)	(17.0)
Effective Gross Income	$6,837,689	$6,948,249	$7,099,422	$6,968,528	$17.44	83.1%

Total Expenses	$2,575,714	$2,666,519	$2,684,704	$2,752,737	$6.89	39.5%

Net Operating Income	$4,261,975	$4,281,730	$4,414,717	$4,215,792	$10.55	60.5%

Total TI/LC, Capex/RR	0	0	0	506,842	1.27	7.3
Net Cash Flow	$4,261,975	$4,281,730	$4,414,717	$3,708,949	$9.28	53.2%
(1)	TTM represents the trailing twelve month period ending April 30, 2011.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties will be managed by TPA Realty Services, LLC. a third party management firm that is not affiliated with the sponsor.

Release of Properties. Borrower cannot release any property other than the 6455 East Johns Crossing property. Borrower may release or defease the portion of the loan pertaining to the 6455 East Johns Crossing property if (i) no event of default has occurred or is continuing, (ii) the amount of the loan to be partially defeased or prepaid is equal to $12,644,432.50, (iii) after release of the property, the DSCR of the then remaining properties based on the trailing twelve month period immediately preceding the release of the 6455 East Johns Crossing property shall be equal to or greater than the greater of (a) the combined DSCR for all of the properties including the 6455 East Johns Crossing property immediately preceding the release of the East Johns Crossing property based on the trailing twelve month period and (b) 1.39 to 1.0, (iv) after release of the 6455 East Johns Crossing property the LTV shall not be greater than 74.93% and (v) the 6455 East Johns Crossing property shall be conveyed to a person other than the borrower and the borrower shall continue to be a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-72

Annex A-3	JPMCC 2011-C5

Denver West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-73

Annex A-3	JPMCC 2011-C5

Denver West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-74

Annex A-3	JPMCC 2011-C5

Denver West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-75

Annex A-3	JPMCC 2011-C5

Denver West Village

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$28,000,000		Title:	Fee
Cut-off Date Principal Balance:	$28,000,000		Property Type - Property Subtype:	Retail – Anchored
% of Pool by IPB:	2.7%		Square Footage:	310,150
Loan Purpose:	Refinance		Location:	Lakewood, CO
Borrower:	Denver West Village, L.P.		Year Built/Renovated:	1997 / N/A
Sponsor:	The Mills Limited Partnership		Occupancy(1):	86.5%
Interest Rate:	5.03700%		Occupancy Date:	4/21/2011
Note Date:	6/29/2011		Number of Tenants:	29
Maturity Date:	7/1/2021		Historical Net Operating Income
Interest-only Period:	36 months		2008(1):	$3,491,479
Original Term:	120 months		2009(1):	$4,116,388
Original Amortization:	360 months		2010(1):	$4,279,506
Amortization Type:	IO-Balloon		UW Economic Occupancy:	91.7%
Call Protection:	L(26),Def(90),O(4)		UW Revenues:	$5,999,610
Lock Box:	Hard		UW Expenses:	$2,463,685
Additional Debt:	N/A		UW Net Operating Income(1):	$3,535,925
Additional Debt Balance:	N/A		UW Net Cash Flow:	$3,229,737
Additional Debt Type:	N/A		Appraised Value:	$45,000,000
			Appraisal Date:	6/12/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$90
Taxes:	$376,057	$125,353	Cut-off Date LTV:	62.2%
Insurance(2):	$0	Springing	Maturity Date LTV:	55.1%
Replacement Reserves:	$5,686	$5,686	UW NCF DSCR:	1.78x
Other(3)(4):	$500,000	$25,000	UW NOI Debt Yield:	12.6%

(1) The property’s historical occupancy dropped from 99.5% in 2010 to its current level primarily as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten-year term at an initial rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy shown above. Including the Cost Plus space, the property is 91.5% leased.
(2) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower insures the property under a blanket insurance policy reasonably acceptable to the lender.
(3) The Initial Other Escrows and Reserves represents the rollover reserve.
(4)The Monthly Other Escrows and Reserves represents the collection amount that is scheduled to commence on April 1, 2013 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-76

Annex A-3	JPMCC 2011-C5

Denver West Village

The Loan. The Denver West Village loan has an outstanding principal balance of $28.0 million and is secured by a first mortgage lien on an approximately 310,150 square foot anchored retail center located in Lakewood, Colorado. Following a 36-month interest only period, the ten-year loan amortizes based on a 30-year schedule. The property was developed by the Stevinson family in 1997 and in 2007 partial ownership of the property was sold to the sponsor. The proceeds of the first mortgage loan were used to repay existing debt of approximately $21.38 million, fund upfront reserves of approximately $881,000, pay closing and other costs of approximately $485,000 and return approximately $5.3 million of equity to the sponsors. The debt repaid proceeds of a loan that was originated in 2001, with an original principal balance of $24.1 million, and was securitized in MSDWC 2002-HQ.

The Borrower. The borrowing entity for the loan is Denver West Village, L.P., a Delaware limited partnership and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is The Mills Limited Partnership, a subsidiary of a joint venture between Simon Property Group (“Simon”) and Farallon Capital Management, L.L.C. (“Farallon”). Simon Property Group (NYSE: SPG) is a publicly traded real estate investment trust and member of the S&P 500. Simon engages in investment, ownership and management of properties around the globe. The company owns or has an interest in 392 retail real estate properties comprising approximately 263 million square feet of gross leasable area in North America, Europe and Asia. As of June 30, 2011, Simon had total assets of approximately $24.5 billion and a market capitalization of approximately $64.6 billion.  Farallon is a global, San Francisco-based investment management company that manages discretionary equity capital, largely from institutional investors such as university endowments, foundations, and pension plans. In addition to Simon and Farallon, Kan Am and the Stevinson family hold ownership interests in the borrower. Kan Am is a closed end German syndication firm that acquired its interest in the property in 2007. The Stevinson family was the original developer of the property.

The Property.  Denver West Village is an approximately 310,150 square foot anchored retail center located in Lakewood, Colorado, approximately 10 miles west of downtown Denver. Located along Colfax Avenue at the southwest corner of Colorado Mills Boulevard and I-70, the property was developed in 1997 and is situated on approximately 39 acres. The property is anchored by Whole Foods Market, Bed Bath & Beyond, Office Max, Barnes & Noble, DSW Shoe Warehouse, Old Navy and a 12-screen United Artists Theatre. In addition, the property is situated directly across from Colorado Mills, an approximately 1.1 million square foot outlet mall that opened in 2002 and includes Last Call by Neiman Marcus, Saks Fifth Avenue OFF 5TH, Sports Authority, SuperTarget, Ann Taylor Factory Store, NIKE Factory Store, Off Broadway Shoe Warehouse, St. John Outlet, United Artists Theatres, and Oakley Vault.

Denver West Village is approximately 86.5% leased by 29 tenants as of April 21, 2011. The property’s historical occupancy has been above 98% for the past three years and has only dropped to 86.5% as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten-year term at a rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy of 86.5%. Including the Cost Plus space, the property is 91.5% leased. Total sales reported at the property for the year ending 2010 are approximately $272 per square foot with an occupancy cost of approximately 7.8%, with sales for in-line tenants less than 10,000 square feet reported at approximately $450 per square foot and an occupancy cost of approximately 8.8%.

The property’s location in Lakewood just off I-70, provides visibility and access from this highway. Denver West Village also has frontage along Colfax Avenue, which is a six lane road providing primary access to the property. There is approximately 4 million square feet of office, warehouse, lab and special use space occupied primarily by 26 different federal agencies in the immediate area, making this the largest concentration of federal agencies outside of Washington, D.C. As of 2010, in a 5-mile radius there were approximately 163,000 people over approximately 69,000 households with an average household income of approximately $76,000. The trade area for the Colorado Mills property per Simon encompasses over 1 million people in approximately 454,000 households with an average household income of approximately $72,000.

Per the appraiser, the property is in the West/Southwest submarket of Denver which has a vacancy rate of approximately 11.0% as of the 1st quarter of 2011. This compares to a vacancy in the competitive set of approximately 7.7% vacant. According to the appraiser, the property’s primary competition includes six properties: Colorado Mills, Interplaza West, Applewood Village, Westland Town Center, Lakewood City Commons and Belmar Center.

Interplaza West, located approximately 2.4 miles southwest of the property, is an approximately 319,000 square foot community center anchored by Home Depot, Kohl’s, Golfsmith and Staples. Applewood Village, located approximately 2.8 miles northeast of the property, is an approximately 362,000 square foot community center anchored by Walmart, King Soopers and PetSmart. Westland Town Center, located approximately 3 miles east of the property, is an approximately 477,000 square foot power center anchored by Lowe’s, Sears, Gordman’s, Dollar Tree, and Big Lots. Lakewood City Commons, located approximately 6.4 miles southeast of the property, is an approximately 271,000 square foot power center anchored by King Soopers, Ross, Michael’s, Petco, Office Max and Old Navy. Belmar Center, located approximately 6.7 miles southeast of the property, is an approximately 688,000 square foot lifestyle center anchored by Century Theatres, Whole Foods, Best Buy, Dick’s Sporting Goods, and Staples.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-77

Annex A-3	JPMCC 2011-C5

Denver West Village

Historical and Current Occupancy(1)(2)
2008	2009	2010	Current
99.6%	98.5%	99.5%	86.5%
(1)	Historical occupancies are as of December 31st of each respective year. Current occupancy is as of April 21, 2011.
(2)
The property’s historical occupancy dropped from 99.5% in 2010 to its current level primarily as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten-year term at an initial rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy shown above. Including the Cost Plus space, the property is 91.5% leased.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
United Artists Theatre	B2 / B+ / BB	51,789	16.7%	$14.89	$278,408	12/31/2017
Bed Bath & Beyond	NA / BBB+ / NA	36,273	11.7%	$9.75	$237	1/31/2013
Barnes & Noble	NA / NA / NA	26,246	8.5%	$12.00	NAV	1/31/2013
Office Max	B2 / B- / NA	24,000	7.7%	$10.50	$175	9/30/2012
Whole Foods Market	NA / BB+ / NA	23,627	7.6%	$10.45	$578	12/18/2012
DSW Shoe Warehouse	NA / NA / NA	16,117	5.2%	$19.00	$181	3/31/2019
Old Navy	Baa3 / BB+ / BBB-	15,676	5.1%	$18.15	$230	1/31/2013
Christy Sports	NA / NA / NA	8,548	2.8%	$18.50	NAV	4/30/2018
On The Border	NA / NA / NA	7,845	2.5%	$11.22	$319	12/31/2012
Macaroni Grill	NA / NA / NA	7,342	2.4%	$11.99	$449	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represent sales for the year ended December 31, 2010. Sales for the United Artists Theatre are for the trailing twelve months ending July 2011 and are sales per screen based on 12 screens.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,869	13.5%	NAP	NAP	41,869	13.5%	NAP	NAP
2011 & MTM	1	1,310	0.4	$35,370	0.9%	43,179	13.9%	$35,370	0.9%
2012	5	64,176	20.7	731,966	18.0	107,355	34.6%	$767,336	18.9%
2013	10	100,105	32.3	1,372,829	33.7	207,460	66.9%	$2,140,165	52.6%
2014	1	6,550	2.1	96,809	2.4	214,010	69.0%	$2,236,974	55.0%
2015	5	7,894	2.5	250,937	6.2	221,904	71.5%	$2,487,911	61.2%
2016	1	1,307	0.4	36,596	0.9	223,211	72.0%	$2,524,507	62.1%
2017	2	54,985	17.7	851,613	20.9	278,196	89.7%	$3,376,120	83.0%
2018	3	15,837	5.1	385,916	9.5	294,033	94.8%	$3,762,036	92.5%
2019	1	16,117	5.2	306,223	7.5	310,150	100.0%	$4,068,259	100.0%
2020	0	0	0.0	0	0.0	310,150	100.0%	$4,068,259	100.0%
2021	0	0	0.0	0	0.0	310,150	100.0%	$4,068,259	100.0%
2022 & Beyond	0	0	0.0	0	0.0	310,150	100.0%	$4,068,259	100.0%
Total	29	310,150	100.0%	$4,068,259	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-78

Annex A-3	JPMCC 2011-C5

Denver West Village

Operating History and Underwritten Net Cash Flow
	2008(1)	2009(1)	2010(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$3,916,581	$4,356,889	$4,466,789	$4,068,259	$13.12	62.2%
Vacant Income	0	0	0	539,824	1.74	8.3
Gross Potential Rent	$3,916,581	$4,356,889	$4,466,789	$4,608,083	$14.86	70.5%
Total Reimbursements/Escalation	1,969,345	2,191,799	2,210,610	1,931,351	6.23	29.5
Net Rental Income	$5,885,926	$6,548,688	$6,677,399	$6,539,433	$21.08	100.0%
(Vacancy/Credit Loss)	(5,565)	(53,309)	(26,375)	(539,824)	(1.74)	(8.3)
Other Income	30	506	0	0	0.00	0.0
Effective Gross Income	$5,880,391	$6,495,885	$6,651,024	$5,999,610	$19.34	91.7%

Total Expenses	$2,388,912	$2,379,497	$2,371,518	$2,463,685	$7.94	41.1%

Net Operating Income	$3,491,479	$4,116,388	$4,279,506	$3,535,925	$11.40	58.9%

Total TI/LC, Capex/RR	0	0	0	306,188	0.99	5.1
Net Cash Flow	$3,491,479	$4,116,388	$4,279,506	$3,229,737	$10.41	53.8%
(1) The property’s historical occupancy dropped from 99.5% in 2010 to its current level primarily as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten -year term at an initial rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy. Including the Cost Plus space, the property is 91.5% leased.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Denver West Village is managed by Simon Management Associates II, LLC, an affiliate of Simon.

Release. The borrower is permitted to release immaterial or non-income producing portions of the property, provided that such releases will not have a material adverse effect on the property. No prepayment is required in connection with such releases unless the loan-to-value ratio of the remaining property is greater than 125%, in which case the borrower must prepay the loan (without payment of any prepayment penalty) by an amount not less than the least of the following: (i) if the transferred portion of the property is sold, the net proceeds of an arms-length sale to an unaffiliated third party, (ii) the fair market value of the release parcel at the time of the release or (iii) an amount such that the loan-to-value ratio does not increase after the release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

A-3-79

ANNEX A-4

CERTAIN ADDITIONAL FINANCIAL AND TENANT INFORMATION FOR SUNTRUST BANK

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-4: Certain Additional Financial And Tenant Information For SunTrust Bank

Certain Financial Information

Dollar figures in thousands

	31-Dec-10	31-Dec-09	31-Dec-08	31-Dec-07	31-Dec-06
Assets and Liabilities
Total employees (full-time equivalent)	26,950	25,900	26,994	29,674	30,878
Total assets	162,509,568	164,340,844	185,098,787	175,107,526	182,588,156
Cash and due from depository institutions	4,282,721	6,394,590	5,609,413	4,282,282	4,498,080
Interest-bearing balances	2,393,214	4,050,096	2,704,779	9,916	11,658
Securities	19,855,118	20,692,704	17,455,182	13,669,101	22,841,838
Federal funds sold & reverse repurchase agreements	198,513	202,463	2,065,428	2,567,769	5,303,335
Net loans & leases	116,425,218	115,349,870	128,705,255	131,028,235	132,323,277
Loan loss allowance	2,973,056	3,119,037	2,350,001	1,281,213	1,043,245
Trading account assets	3,658,479	3,402,613	7,263,194	7,199,765	1,735,068
Bank premises and fixed assets	1,434,124	1,358,039	1,344,497	1,379,680	1,760,028
Other real estate owned	809,079	747,586	577,636	242,063	97,892
Goodwill and other intangibles	7,344,781	7,486,266	7,549,523	7,669,488	7,499,758
All other assets	8,501,535	8,706,713	14,528,659	7,069,143	6,528,880
Life insurance assets	640,208	629,500	639,718	598,797	564,617
Total liabilities and capital	162,509,568	164,340,844	185,098,787	175,107,526	182,588,156
Total liabilities	142,918,213	146,244,388	165,596,391	155,453,752	163,258,087
Total deposits	126,112,453	124,820,579	120,116,448	119,747,933	126,571,181
Interest-bearing deposits	98,725,480	100,406,611	98,100,523	110,246,146	116,404,622
Deposits held in domestic offices	122,487,760	120,705,069	113,436,778	114,072,627	118,554,664
% insured	87.22%	72.65%	N/A	N/A	N/A
Federal funds purchased & repurchase agreements	2,403,992	3,038,391	4,981,641	10,408,376	16,095,806
Trading liabilities	1,602,351	1,685,722	2,675,508	1,833,259	1,324,543
Other borrowed funds	7,048,734	9,459,967	21,657,678	15,293,107	11,980,940
Subordinated debt	2,586,981	3,327,792	3,264,913	3,312,078	3,446,917
All other liabilities	3,163,702	3,911,937	12,900,203	4,858,999	3,838,700
Total equity capital	19,591,355	18,096,456	19,502,396	19,653,774	19,330,069
Total bank equity capital	19,479,936	17,981,908	19,502,396	19,653,774	19,330,069
Perpetual preferred stock	0	0	0	0	0
Common stock	21,600	21,600	21,600	21,600	21,600
Surplus	12,999,588	12,004,521	11,991,756	11,669,878	11,318,879
Undivided profits	6,458,748	5,955,787	7,489,040	7,962,296	7,989,590
Noncontrolling interests in consolidated subsidiaries	111,419	114,548	N/A	N/A	N/A
Memoranda:
Noncurrent loans and leases	5,675,174	6,901,540	4,971,176	2,040,189	854,060
Noncurrent loans that are wholly or partially guaranteed by the U.S. government	1,516,857	1,427,342	890,063	445,996	283,400
Income earned, not collected on loans	623,850	591,670	696,797	847,559	931,479
Earning assets	140,584,675	141,374,015	154,368,010	152,707,415	161,076,164
Long-term assets (5+ years)	35,224,911	36,275,029	35,271,558	36,501,258	45,684,009
Average Assets, year-to-date	162,581,911	171,997,451	176,430,171	178,216,809	180,414,451
Average Assets, quarterly	163,533,200	165,255,927	177,553,055	173,309,174	182,558,624
Volatile liabilities	12,029,243	23,570,214	33,823,000	42,742,526	54,700,969
Insider loans	78,103	98,889	91,624	170,044	282,038
FHLB advances	33,633	2,242,759	10,739,956	9,687,173	7,892,493
Loans and leases held for sale	3,085,809	4,581,613	3,983,602	8,750,379	11,659,728
Unused loan commitments	59,469,206	69,251,016	79,637,927	83,397,814	98,797,496
Tier 1 (core) risk-based capital	13,119,977	11,973,001	12,564,741	12,338,339	12,831,702
Tier 2 risk-based capital	3,303,838	4,403,708	4,766,513	4,605,428	4,621,913
Total risk weighted assets	130,594,310	136,655,786	159,435,550	162,362,472	160,899,575
Total unused commitments	59,469,206	69,251,016	79,637,927	83,397,814	98,797,496
Derivatives	319,964,178	237,962,787	256,397,008	203,483,729	147,153,229

A-4-1

Annex A-4: Certain Additional Financial And Tenant Information For SunTrust Bank

Certain Financial Information (Continued)

Dollar figures in thousands

	31-Dec-10	31-Dec-09	31-Dec-08	31-Dec-07	31-Dec-06
Income and Expense	(Year-to-date)	(Year-to-date)	(Year-to-date)	(Year-to-date)	(Year-to-date)
Number of institutions reporting	1	1	1	1	1
Total interest income	6,149,576	6,602,730	8,205,473	9,985,462	9,858,166
Total interest expense	1,224,052	1,958,344	3,393,551	5,145,036	5,063,010
Net interest income	4,925,524	4,644,386	4,811,922	4,840,426	4,795,156
Provision for loan and lease losses	2,707,968	4,006,715	2,474,216	664,922	262,536
Total noninterest income	2,631,257	2,941,302	2,936,741	2,944,258	2,901,587
Fiduciary activities	258,574	279,568	417,026	461,969	465,619
Service charges on deposit accounts	760,649	849,060	904,842	822,493	764,363
Trading account gains & fees	258,453	-8,549	-213,116	-180,261	80,879
Additional noninterest income	1,353,581	1,821,223	1,827,989	1,840,057	1,590,726
Total noninterest expense	5,214,480	6,090,252	5,311,984	4,729,242	4,345,095
Salaries and employee benefits	2,346,906	2,397,122	2,273,458	2,263,414	2,220,616
Premises and equipment expense	535,019	530,126	550,161	553,800	527,979
Additional noninterest expense	2,332,555	3,163,004	2,488,365	1,912,028	1,596,500
Pre-tax net operating income	-365,667	-2,511,279	-37,537	2,390,520	3,089,112
Securities gains (losses)	154,825	90,514	1,073,078	243,124	-98,231
Applicable income taxes	-254,129	-869,178	59,810	762,561	865,589
Income before extraordinary items	43,287	-1,551,587	975,731	1,871,083	2,125,292
Extraordinary gains - net	0	0	0	0	0
Net income attributable to bank	33,365	-1,563,706	975,731	1,871,083	2,125,292
Net income attributable to noncontrolling interests	9,922	12,119	N/A	N/A	N/A
Net income attributable to bank and noncontrolling interests	43,287	-1,551,587	N/A	N/A	N/A
Net charge-offs	2,854,924	3,237,679	1,564,133	422,854	246,125
Cash dividends	0	0	960000	1780000	1060000
Sale, conversion, retirement of capital stock, net	0	0	0	0	0
Net operating income	-55,801	-1,609,516	-32,962	1,698,465	2,195,036

A-4-2

Annex A-4: Certain Additional Financial And Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
2.001	Pool 1	SunTrust Bank Portfolio I	3020 Peachtree Road NW	3020 Peachtree Road NW	Atlanta	GA	30305	$612,538	$659,878
2.011	Pool 1	SunTrust Bank Portfolio I	4212 Washington Road	4212 Washington Road	Evans	GA	30809	$195,885	$211,024
2.027	Pool 1	SunTrust Bank Portfolio I	200 East Fifth Avenue	200 East Fifth Avenue	Mount Dora	FL	32757	$168,690	$181,727
2.028	Pool 1	SunTrust Bank Portfolio I	1411 Woodward Avenue	1411 Woodward Avenue	Muscle Shoals	AL	35661	$154,017	$165,920
2.035	Pool 1	SunTrust Bank Portfolio I	408 South US Highway 41	408 South US Highway 41	Inverness	FL	34450	$156,233	$168,307
2.036	Pool 1	SunTrust Bank Portfolio I	299 Bill France Boulevard	299 Bill France Boulevard	Daytona Beach	FL	32114	$148,814	$160,315
2.041	Pool 1	SunTrust Bank Portfolio I	160 North Nova Road	160 North Nova Road	Ormond Beach	FL	32174	$144,356	$155,512
2.045	Pool 1	SunTrust Bank Portfolio I	3301 Gulf Breeze Parkway	3301 Gulf Breeze Parkway	Gulf Breeze	FL	32563	$125,918	$135,649
2.048	Pool 1	SunTrust Bank Portfolio I	2300 South Atlantic Avenue	2300 South Atlantic Avenue	Daytona Beach	FL	32118	$131,376	$141,529
2.050	Pool 1	SunTrust Bank Portfolio I	5303 Southwest 91st Drive	5303 Southwest 91st Drive	Gainesville	FL	32608	$117,281	$126,345
2.052	Pool 1	SunTrust Bank Portfolio I	5727 Gantt Road	5727 Gantt Road	Sarasota	FL	34233	$116,708	$125,727
2.053	Pool 1	SunTrust Bank Portfolio I	7879 West Commercial Boulevard	7879 West Commercial Boulevard	Tamarac	FL	33351	$142,438	$153,447
2.056	Pool 1	SunTrust Bank Portfolio I	7061 South US Highway 1	7061 South US Highway 1	Port St. Lucie	FL	34952	$120,534	$129,849
2.073	Pool 1	SunTrust Bank Portfolio I	4125 State Road 60	4125 State Road 60	Vero Beach	FL	32960	$96,465	$103,920
13.006	Pool 1	SunTrust Bank Portfolio II	2150 Cleveland Street	2150 Cleveland Street	Clearwater	FL	33765	$175,150	$188,687
13.009	Pool 1	SunTrust Bank Portfolio II	7319 Spring Hill Drive	7319 Spring Hill Drive	Spring Hill	FL	34606	$166,345	$179,201
N/A	Pool 1	Not a Trust Asset	444 East Michigan Avenue	444 East Michigan Avenue	Orlando	FL	32806	$249,491	$268,773
N/A	Pool 1	Not a Trust Asset	2171 Pleasant Hill Road	2171 Pleasant Hill Road	Duluth	GA	30096	$215,364	$232,009
N/A	Pool 1	Not a Trust Asset	6422 Georgia Avenue	6422 Georgia Avenue	Washington	DC	20012	$203,941	$219,702
N/A	Pool 1	Not a Trust Asset	2500 North McMullen Booth Road	2500 North McMullen Booth Road	Clearwater	FL	34621	$89,556	$96,477
N/A	Pool 1	Not a Trust Asset	3005 Lakeland Highlands Road	3005 Lakeland Highlands Road	Lakeland	FL	33803	$79,952	$86,131
N/A	Pool 1	Not a Trust Asset	31050 Cortez Boulevard	31050 Cortez Boulevard	Brooksville	FL	34602	$33,964	$36,588
2.006	Pool 2	SunTrust Bank Portfolio I	152 Main Street	152 Main Street	Annapolis	MD	21401	$281,792	$303,570
2.019	Pool 2	SunTrust Bank Portfolio I	103 City Circle	103 City Circle	Peachtree City	GA	30269	$190,143	$204,838
2.063	Pool 2	SunTrust Bank Portfolio I	3850 Rockbridge Road	3850 Rockbridge Road	Stone Mountain	GA	30083	$126,591	$136,374
2.070	Pool 2	SunTrust Bank Portfolio I	4986 North Henry Boulevard	4986 North Henry Boulevard	Stockbridge	GA	30281	$110,945	$119,520
2.075	Pool 2	SunTrust Bank Portfolio I	180 Gaines School Road	180 Gaines School Road	Athens	GA	30605	$85,705	$92,329
2.093	Pool 2	SunTrust Bank Portfolio I	4441 The Plaza	4441 The Plaza	Charlotte	NC	28215	$105,287	$113,424
2.101	Pool 2	SunTrust Bank Portfolio I	658 Main Street	658 Main Street	Thomson	GA	30824	$54,036	$58,212
2.107	Pool 2	SunTrust Bank Portfolio I	624 West Main Street	624 West Main Street	Sylva	NC	28779	$52,729	$56,804
2.110	Pool 2	SunTrust Bank Portfolio I	4306 North Liberty Street	4306 North Liberty Street	Winston-Salem	NC	27105	$72,911	$78,546
13.020	Pool 2	SunTrust Bank Portfolio II	7801 Pineville-Matthews Road	7801 Pineville-Matthews Road	Charlotte	NC	28226	$82,871	$89,276
13.022	Pool 2	SunTrust Bank Portfolio II	5705 High Point Road	5705 High Point Road	Greensboro	NC	27407	$99,694	$107,399
13.023	Pool 2	SunTrust Bank Portfolio II	804 North Madison Boulevard	804 North Madison Boulevard	Roxboro	NC	27573	$88,305	$95,130
13.029	Pool 2	SunTrust Bank Portfolio II	88 Hillsboro Street	88 Hillsboro Street	Pittsboro	NC	27312	$48,143	$51,864
N/A	Pool 2	Not a Trust Asset	2755 Cumberland Parkway	2755 Cumberland Parkway	Atlanta	GA	30339	$222,886	$240,112
N/A	Pool 2	Not a Trust Asset	8211 Ardmore-Ardwick Road	8211 Ardmore-Ardwick Road	Landover	MD	20785	$133,732	$144,067
N/A	Pool 2	Not a Trust Asset	5641 Fairburn Road	5641 Fairburn Road	Douglasville	GA	30134	$113,439	$122,206
N/A	Pool 2	Not a Trust Asset	909 Main Street	909 Main Street	Savannah	TN	38372	$109,776	$118,260
N/A	Pool 2	Not a Trust Asset	203 West Butler Avenue	203 West Butler Avenue	Mauldin	SC	29662	$92,869	$100,047
N/A	Pool 2	Not a Trust Asset	135 North Main Street	135 North Main Street	Waynesville	NC	28786	$74,656	$80,426
N/A	Pool 2	Not a Trust Asset	4323 Ringgold Road	4323 Ringgold Road	East Ridge	TN	37412	$68,203	$73,474
N/A	Pool 2	Not a Trust Asset	1601 South Elm-Eugene Street	1601 South Elm-Eugene Street	Greensboro	NC	27406	$66,229	$71,348
N/A	Pool 2	Not a Trust Asset	8401 Ivan Street	8401 Ivan Street	Stokesdale	NC	27357	$56,380	$60,737
2.002	Pool 3	SunTrust Bank Portfolio I	1030 Wilmer Avenue	1030 Wilmer Avenue	Richmond	VA	23228	$610,052	$657,199
2.015	Pool 3	SunTrust Bank Portfolio I	1409 East Atlantic Boulevard	1409 East Atlantic Boulevard	Pompano Beach	FL	33060	$195,868	$211,005
2.018	Pool 3	SunTrust Bank Portfolio I	1470 West Granada Boulevard	1470 West Granada Boulevard	Ormond Beach	FL	32174	$187,789	$202,302
2.026	Pool 3	SunTrust Bank Portfolio I	3800 South Semoran Boulevard	3800 South Semoran Boulevard	Orlando	FL	32822	$155,932	$167,983
2.034	Pool 3	SunTrust Bank Portfolio I	113 East Granada Boulevard	113 East Granada Boulevard	Ormond Beach	FL	32176	$168,415	$181,431
2.080	Pool 3	SunTrust Bank Portfolio I	496 Mclaws Circle	496 Mclaws Circle	Williamsburg	VA	23185	$77,440	$83,425
2.088	Pool 3	SunTrust Bank Portfolio I	300 US Highway 43	300 US Highway 43	Killen	AL	35645	$67,995	$73,250
2.090	Pool 3	SunTrust Bank Portfolio I	112 McClanahan Street	112 McClanahan Street	Roanoke	VA	24014	$70,521	$75,971
2.096	Pool 3	SunTrust Bank Portfolio I	1301 Taft Highway	1301 Taft Highway	Signal Mountain	TN	37377	$63,920	$68,860
2.108	Pool 3	SunTrust Bank Portfolio I	1213 Greenland Drive	1213 Greenland Drive	Murfreesboro	TN	37130	$45,216	$48,711
2.113	Pool 3	SunTrust Bank Portfolio I	7133 Forest Hill Avenue	7133 Forest Hill Avenue	Richmond	VA	23225	$41,393	$44,592
2.118	Pool 3	SunTrust Bank Portfolio I	400 West Main Street	400 West Main Street	Radford	VA	24141	$26,148	$28,169
13.001	Pool 3	SunTrust Bank Portfolio II	4240 West Lake Mary Boulevard	4240 West Lake Mary Boulevard	Lake Mary	FL	32746	$310,710	$334,723
13.002	Pool 3	SunTrust Bank Portfolio II	26627 US Highway 19 North	26627 US Highway 19 North	Clearwater	FL	33761	$203,845	$219,599
13.004	Pool 3	SunTrust Bank Portfolio II	4425 Lafayette Street	4425 Lafayette Street	Marianna	FL	32446	$183,704	$197,901

A-4-3

Annex A-4: Certain Additional Financial And Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
13.005	Pool 3	SunTrust Bank Portfolio II	1850 US Highway 1 South	1850 US Highway 1 South	St. Augustine	FL	32084	$165,573	$178,369
13.011	Pool 3	SunTrust Bank Portfolio II	6548 Main Street	6548 Main Street	Gloucester	VA	23061	$161,603	$174,093
N/A	Pool 3	Not a Trust Asset	7405 Seminole Boulevard	7405 Seminole Boulevard	Seminole	FL	34642	$249,314	$268,582
N/A	Pool 3	Not a Trust Asset	2231 Indian River Boulevard	2231 Indian River Boulevard	Vero Beach	FL	32960	$214,030	$230,571
N/A	Pool 3	Not a Trust Asset	6001 Fort Avenue	6001 Fort Avenue	Lynchburg	VA	24502	$139,773	$150,575
N/A	Pool 3	Not a Trust Asset	320 South Battlefield Boulevard	320 South Battlefield Boulevard	Chesapeake	VA	23320	$102,687	$110,623
N/A	Pool 3	Not a Trust Asset	107 Bushnell Plaza	107 Bushnell Plaza	Bushnell	FL	33513	$91,153	$98,198
2.004	Pool 4	SunTrust Bank Portfolio I	3300 Northside Parkway NW	3300 Northside Parkway NW	Atlanta	GA	30327	$415,588	$447,706
2.020	Pool 4	SunTrust Bank Portfolio I	110 Mulberry Street NW	110 Mulberry Street NW	Lenoir	NC	28645	$281,219	$302,953
2.043	Pool 4	SunTrust Bank Portfolio I	1075 Carpenters Way	1075 Carpenters Way	Lakeland	FL	33809	$153,998	$165,900
2.054	Pool 4	SunTrust Bank Portfolio I	140 West Main Street	140 West Main Street	Oxford	NC	27565	$137,553	$148,183
2.062	Pool 4	SunTrust Bank Portfolio I	344 Monument Road	344 Monument Road	Jacksonville	FL	32225	$102,528	$110,451
2.076	Pool 4	SunTrust Bank Portfolio I	2815 Skidaway Road	2815 Skidaway Road	Savannah	GA	31404	$84,909	$91,471
2.084	Pool 4	SunTrust Bank Portfolio I	3814 Northwest 43rd Street	3814 Northwest 43rd Street	Gainesville	FL	32606	$74,295	$80,037
2.085	Pool 4	SunTrust Bank Portfolio I	111 North Causeway	111 North Causeway	New Smyrna Beach	FL	32169	$88,025	$94,828
2.099	Pool 4	SunTrust Bank Portfolio I	4601 Jonesboro Road	4601 Jonesboro Road	Union City	GA	30291	$63,796	$68,727
13.012	Pool 4	SunTrust Bank Portfolio II	3990 Southwest State Road 200	3990 Southwest State Road 200	Ocala	FL	34474	$125,386	$135,076
13.015	Pool 4	SunTrust Bank Portfolio II	892 Deltona Boulevard	892 Deltona Boulevard	Deltona	FL	32725	$126,525	$136,303
13.016	Pool 4	SunTrust Bank Portfolio II	5370 Peachtree Industrial Boulevard	5370 Peachtree Industrial Boulevard	Chamblee	GA	30341	$139,062	$149,809
13.018	Pool 4	SunTrust Bank Portfolio II	286 Hancock Street	286 Hancock Street	Madison	GA	30650	$112,989	$121,721
13.019	Pool 4	SunTrust Bank Portfolio II	100 Flagler Plaza Drive	100 Flagler Plaza Drive	Palm Coast	FL	32137	$116,668	$125,685
13.024	Pool 4	SunTrust Bank Portfolio II	5473 East Mountain Street	5473 East Mountain Street	Stone Mountain	GA	30083	$82,643	$89,030
N/A	Pool 4	Not a Trust Asset	9701 York Road	9701 York Road	Cockeysville	MD	21030	$179,424	$193,290
N/A	Pool 4	Not a Trust Asset	3170 Greenbriar Parkway, Southwest	3170 Greenbriar Parkway, Southwest	Atlanta	GA	30331	$120,040	$129,317
N/A	Pool 4	Not a Trust Asset	308 West Alexander Street	308 West Alexander Street	Plant City	FL	33566	$99,556	$107,250
N/A	Pool 4	Not a Trust Asset	11704 U.S. Highway 301	11704 U.S. Highway 301	Dade City	FL	33525	$92,832	$100,007
N/A	Pool 4	Not a Trust Asset	7840 Holcomb Bridge Road	7840 Holcomb Bridge Road	Norcross	GA	30092	$72,852	$78,482
N/A	Pool 4	Not a Trust Asset	3290 US Highway 411/27	3290 US Highway 411/27	Fruitland Park	FL	34731	$70,161	$75,583
N/A	Pool 4	Not a Trust Asset	10520 Middle Beach Road	10520 Middle Beach Road	Panama City Beach	FL	32407	$66,123	$71,233
2.022	Pool 5	SunTrust Bank Portfolio I	8226 North Wickham Road	8226 North Wickham Road	Melbourne	FL	32940	$166,178	$179,021
2.024	Pool 5	SunTrust Bank Portfolio I	1725 Mallory Lane	1725 Mallory Lane	Brentwood	TN	37027	$158,727	$170,994
2.039	Pool 5	SunTrust Bank Portfolio I	2503 Lebanon Road	2503 Lebanon Road	Nashville	TN	37214	$175,125	$188,659
2.046	Pool 5	SunTrust Bank Portfolio I	55 Farrs Bridge Road	55 Farrs Bridge Road	Greenville	SC	29617	$132,670	$142,924
2.066	Pool 5	SunTrust Bank Portfolio I	222 South Main Street	222 South Main Street	Hendersonville	NC	28792	$109,768	$118,252
2.071	Pool 5	SunTrust Bank Portfolio I	62 Market Street	62 Market Street	Onancock	VA	23417	$141,352	$152,277
2.079	Pool 5	SunTrust Bank Portfolio I	2915 Nolensville Road	2915 Nolensville Road	Nashville	TN	37211	$77,347	$83,325
2.104	Pool 5	SunTrust Bank Portfolio I	234 North Main Street	234 North Main Street	Walnut Cove	NC	27052	$79,602	$85,754
2.105	Pool 5	SunTrust Bank Portfolio I	1611 South Miami Boulevard	1611 South Miami Boulevard	Durham	NC	27703	$52,431	$56,483
2.112	Pool 5	SunTrust Bank Portfolio I	110 West 10th Street	110 West 10th Street	Chattanooga	TN	37402	$47,307	$50,963
2.115	Pool 5	SunTrust Bank Portfolio I	5716 West Andrew Johnson Highway	5716 West Andrew Johnson Highway	Morristown	TN	37814	$39,801	$42,877
2.116	Pool 5	SunTrust Bank Portfolio I	869 North Lee Highway	869 North Lee Highway	Lexington	VA	24450	$32,265	$34,759
2.121	Pool 5	SunTrust Bank Portfolio I	33287 Railroad Avenue	33287 Railroad Avenue	Painter	VA	23420	$24,900	$26,824
13.007	Pool 5	SunTrust Bank Portfolio II	1605 21st Avenue South	1605 21st Avenue South	Nashville	TN	37212	$148,591	$160,075
13.013	Pool 5	SunTrust Bank Portfolio II	114 West Blue Ridge Street	114 West Blue Ridge Street	Stuart	VA	24171	$131,015	$141,140
13.014	Pool 5	SunTrust Bank Portfolio II	240 West Main Street	240 West Main Street	Lebanon	TN	37087	$144,345	$155,501
13.021	Pool 5	SunTrust Bank Portfolio II	201 South Peterson Avenue	201 South Peterson Avenue	Douglas	GA	31533	$76,173	$82,060
N/A	Pool 5	Not a Trust Asset	701 East Cone Boulevard	701 East Cone Boulevard	Greensboro	NC	27405	$108,038	$116,388
N/A	Pool 5	Not a Trust Asset	201 Trade Street	201 Trade Street	Fountain Inn	SC	29644	$95,596	$102,984
N/A	Pool 5	Not a Trust Asset	818 Church Street, North	818 Church Street, North	Concord	NC	28025	$89,436	$96,348
N/A	Pool 5	Not a Trust Asset	2397 Hendersonville Road	2397 Hendersonville Road	Arden	NC	28704	$56,316	$60,668
N/A	Pool 5	Not a Trust Asset	2070 Statesville Boulevard	2070 Statesville Boulevard	Salisbury	NC	28145	$45,087	$48,571
2.005	Pool 6	SunTrust Bank Portfolio I	5898 Roswell Road NE	5898 Roswell Road NE	Atlanta	GA	30328	$290,941	$313,426
2.010	Pool 6	SunTrust Bank Portfolio I	5775 Red Bug Lake Road	5775 Red Bug Lake Road	Casselberry	FL	32708	$199,435	$214,848
2.016	Pool 6	SunTrust Bank Portfolio I	3577 Fruitville Road	3577 Fruitville Road	Sarasota	FL	34237	$185,700	$200,052
2.017	Pool 6	SunTrust Bank Portfolio I	827 Joe Frank Harris Parkway	827 Joe Frank Harris Parkway	Cartersville	GA	30120	$209,963	$226,190
2.021	Pool 6	SunTrust Bank Portfolio I	1331 Johnson Ferry Road	1331 Johnson Ferry Road	Marietta	GA	30068	$182,432	$196,532
2.030	Pool 6	SunTrust Bank Portfolio I	214 West Broadway Street	214 West Broadway Street	Fort Meade	FL	33841	$155,511	$167,530
2.037	Pool 6	SunTrust Bank Portfolio I	1235 Southlake Circle	1235 Southlake Circle	Morrow	GA	30260	$161,599	$174,088
2.040	Pool 6	SunTrust Bank Portfolio I	2458 North Wickham Road	2458 North Wickham Road	Melbourne	FL	32935	$143,457	$154,544

A-4-4

Annex A-4: Certain Additional Financial And Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
2.060	Pool 6	SunTrust Bank Portfolio I	4800 Northwest Blichton Road	4800 Northwest Blichton Road	Ocala	FL	34482	$111,263	$119,862
2.064	Pool 6	SunTrust Bank Portfolio I	4142 Sixth Street South	4142 Sixth Street South	St. Petersburg	FL	33705	$114,627	$123,486
2.067	Pool 6	SunTrust Bank Portfolio I	3720 3rd Street South	3720 3rd Street South	Jacksonville Beach	FL	32250	$94,079	$101,350
2.097	Pool 6	SunTrust Bank Portfolio I	745 South Broad Street	745 South Broad Street	Brooksville	FL	34601	$73,234	$78,894
13.008	Pool 6	SunTrust Bank Portfolio II	111 Southwest 17th Street	111 Southwest 17th Street	Ocala	FL	34471	$166,914	$179,814
N/A	Pool 6	Not a Trust Asset	3191 University Boulevard	3191 University Boulevard	Winter Park	FL	32792	$234,819	$252,967
N/A	Pool 6	Not a Trust Asset	422 Belvedere Road	422 Belvedere Road	West Palm Beach	FL	33405	$192,168	$207,020
N/A	Pool 6	Not a Trust Asset	1751 Alafaya Trail	1751 Alafaya Trail	Orlando	FL	32826	$171,852	$185,134
N/A	Pool 6	Not a Trust Asset	1100 South Tamiami Trail	1100 South Tamiami Trail	Osprey	FL	34229	$157,121	$169,264
N/A	Pool 6	Not a Trust Asset	700 Virginia Avenue	700 Virginia Avenue	Fort Pierce	FL	34982	$150,760	$162,412
N/A	Pool 6	Not a Trust Asset	900 East Semoran Boulevard	900 East Semoran Boulevard	Apopka	FL	32703	$135,435	$145,902
N/A	Pool 6	Not a Trust Asset	511 West 23rd Street	511 West 23rd Street	Panama City	FL	32405	$131,849	$142,039
N/A	Pool 6	Not a Trust Asset	667 U.S. Highway 1	667 U.S. Highway 1	North Palm Beach	FL	33408	$127,945	$137,833
N/A	Pool 6	Not a Trust Asset	13502 North Florida Avenue	13502 North Florida Avenue	Tampa	FL	33613	$75,995	$81,868
2.007	Pool 7	SunTrust Bank Portfolio I	100 Crain Highway SW	100 Crain Highway SW	Glen Burnie	MD	21061	$253,899	$273,522
2.012	Pool 7	SunTrust Bank Portfolio I	47 Whitlock Avenue	47 Whitlock Avenue	Marietta	GA	30064	$206,122	$222,052
2.031	Pool 7	SunTrust Bank Portfolio I	5030 Thoroughbred Lane	5030 Thoroughbred Lane	Brentwood	TN	37027	$176,452	$190,089
2.044	Pool 7	SunTrust Bank Portfolio I	930 Main Street	930 Main Street	Conyers	GA	30012	$144,804	$155,995
2.051	Pool 7	SunTrust Bank Portfolio I	1610 Woodruff Road	1610 Woodruff Road	Greenville	SC	29607	$126,082	$135,826
2.058	Pool 7	SunTrust Bank Portfolio I	4410 Altama Avenue	4410 Altama Avenue	Brunswick	GA	31520	$107,410	$115,711
2.059	Pool 7	SunTrust Bank Portfolio I	1935 Galleria Boulevard	1935 Galleria Boulevard	Charlotte	NC	28270	$125,363	$135,052
2.065	Pool 7	SunTrust Bank Portfolio I	189 South Lowry Street	189 South Lowry Street	Smyrna	TN	37167	$100,951	$108,752
2.072	Pool 7	SunTrust Bank Portfolio I	610 East Derenne Avenue	610 East Derenne Avenue	Savannah	GA	31405	$88,889	$95,759
2.074	Pool 7	SunTrust Bank Portfolio I	1821 Hillandale Road	1821 Hillandale Road	Durham	NC	27705	$94,090	$101,362
2.077	Pool 7	SunTrust Bank Portfolio I	2100 West Cumberland Street	2100 West Cumberland Street	Dunn	NC	28334	$97,043	$104,542
2.086	Pool 7	SunTrust Bank Portfolio I	7804 National Service Road	7804 National Service Road	Greensboro	NC	27409	$84,884	$91,444
2.087	Pool 7	SunTrust Bank Portfolio I	201 North Isabella Street	201 North Isabella Street	Sylvester	GA	31791	$71,403	$76,922
2.089	Pool 7	SunTrust Bank Portfolio I	272 North Fayetteville Street	272 North Fayetteville Street	Asheboro	NC	27204	$81,513	$87,812
2.100	Pool 7	SunTrust Bank Portfolio I	2111 Wade Hampton Boulevard	2111 Wade Hampton Boulevard	Greenville	SC	29615	$65,309	$70,356
2.106	Pool 7	SunTrust Bank Portfolio I	300 South Mock Road	300 South Mock Road	Albany	GA	31705	$46,464	$50,055
13.027	Pool 7	SunTrust Bank Portfolio II	201 South Main Street	201 South Main Street	Creedmoor	NC	27522	$60,434	$65,105
N/A	Pool 7	Not a Trust Asset	2122 Generals Highway	2122 Generals Highway	Annapolis	MD	21401	$219,320	$236,270
N/A	Pool 7	Not a Trust Asset	330 Mall Boulevard	330 Mall Boulevard	Savannah	GA	31406	$123,984	$133,566
N/A	Pool 7	Not a Trust Asset	1807 Knight Avenue	1807 Knight Avenue	Waycross	GA	31501	$120,992	$130,343
N/A	Pool 7	Not a Trust Asset	201 Jackson Street	201 Jackson Street	Thomson	GA	30824	$103,929	$111,961
N/A	Pool 7	Not a Trust Asset	910 Kildaire Farm Road	910 Kildaire Farm Road	Cary	NC	27511	$83,686	$90,154
2.014	Pool 8	SunTrust Bank Portfolio I	880 East Palmetto Park Road	880 East Palmetto Park Road	Boca Raton	FL	33432	$185,547	$199,887
2.025	Pool 8	SunTrust Bank Portfolio I	4290 13th Street	4290 13th Street	St. Cloud	FL	34769	$171,852	$185,134
2.029	Pool 8	SunTrust Bank Portfolio I	5025 West Colonial Drive	5025 West Colonial Drive	Orlando	FL	32808	$157,167	$169,313
2.038	Pool 8	SunTrust Bank Portfolio I	6300 Central Avenue	6300 Central Avenue	St. Petersburg	FL	33707	$144,660	$155,839
2.042	Pool 8	SunTrust Bank Portfolio I	1301 Northwest Saint Lucie West Boulevard	1301 Northwest Saint Lucie West Boulevard	Port St. Lucie	FL	34986	$150,667	$162,312
2.049	Pool 8	SunTrust Bank Portfolio I	9955 Southeast Federal Highway	9955 Southeast Federal Highway	Hobe Sound	FL	33455	$140,043	$150,866
2.055	Pool 8	SunTrust Bank Portfolio I	234 Barton Boulevard	234 Barton Boulevard	Rockledge	FL	32955	$126,037	$135,777
2.082	Pool 8	SunTrust Bank Portfolio I	1250 South Church Street	1250 South Church Street	Murfreesboro	TN	37130	$90,343	$97,325
2.114	Pool 8	SunTrust Bank Portfolio I	4830 Jefferson Davis Highway	4830 Jefferson Davis Highway	Richmond	VA	23234	$43,256	$46,599
2.119	Pool 8	SunTrust Bank Portfolio I	23364 Front Street	23364 Front Street	Accomac	VA	23301	$36,840	$39,687
13.010	Pool 8	SunTrust Bank Portfolio II	10000 Taft Street	10000 Taft Street	Pembroke Pines	FL	33024	$154,782	$166,744
13.017	Pool 8	SunTrust Bank Portfolio II	7612 State Road 52	7612 State Road 52	Bayonet Point	FL	34667	$127,618	$137,481
13.028	Pool 8	SunTrust Bank Portfolio II	3000 Virginia Avenue	3000 Virginia Avenue	Collinsville	VA	24078	$54,359	$58,560
13.030	Pool 8	SunTrust Bank Portfolio II	426 West Walnut Street	426 West Walnut Street	Johnson City	TN	37604	$28,657	$30,872
N/A	Pool 8	Not a Trust Asset	9600 Collins Avenue	9600 Collins Avenue	Bal Harbour	FL	33154	$606,394	$653,259
N/A	Pool 8	Not a Trust Asset	100 Northwest 12th Avenue	100 Northwest 12th Avenue	Miami	FL	33128	$304,724	$328,274
N/A	Pool 8	Not a Trust Asset	705 East Third Avenue	705 East Third Avenue	New Smyrna Beach	FL	32169	$249,548	$268,834
N/A	Pool 8	Not a Trust Asset	2140 Country Club Road	2140 Country Club Road	Winston-Salem	NC	27104	$151,388	$163,087
N/A	Pool 8	Not a Trust Asset	815 South Parrott Avenue	815 South Parrott Avenue	Okeechobee	FL	34974	$135,430	$145,896
N/A	Pool 8	Not a Trust Asset	1051 Ashland Terrace	1051 Ashland Terrace	Chattanooga	TN	37415	$69,625	$75,006
N/A	Pool 8	Not a Trust Asset	2929 Keagy Road	2929 Keagy Road	Salem	VA	24153	$67,735	$72,970
N/A	Pool 8	Not a Trust Asset	16131 Washington Highway	16131 Washington Highway	Doswell	VA	23047	$48,955	$52,739
2.032	Pool 9	SunTrust Bank Portfolio I	403 Academy Street	403 Academy Street	Cambridge	MD	21613	$166,558	$179,430

A-4-5

Annex A-4: Certain Additional Financial And Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
2.033	Pool 9	SunTrust Bank Portfolio I	1900 Queens Chapel Road	1900 Queens Chapel Road	Avondale	MD	20782	$161,080	$173,529
2.047	Pool 9	SunTrust Bank Portfolio I	314 East Eau Gallie Boulevard	314 East Eau Gallie Boulevard	Indian Harbour Beach	FL	32937	$120,929	$130,275
2.057	Pool 9	SunTrust Bank Portfolio I	204 West Center Street	204 West Center Street	Mebane	NC	27302	$122,209	$131,653
2.068	Pool 9	SunTrust Bank Portfolio I	21744 State Road 54	21744 State Road 54	Lutz	FL	33549	$103,483	$111,481
2.069	Pool 9	SunTrust Bank Portfolio I	4041 Rowan Road	4041 Rowan Road	New Port Richey	FL	34653	$100,392	$108,151
2.078	Pool 9	SunTrust Bank Portfolio I	9601 East Dr. Martin Luther King Junior Boulevard	9601 East Dr. Martin Luther King Junior Boulevard	Tampa	FL	33610	$88,798	$95,661
2.083	Pool 9	SunTrust Bank Portfolio I	1104 Gray Highway	1104 Gray Highway	Macon	GA	31211	$74,975	$80,769
2.091	Pool 9	SunTrust Bank Portfolio I	200 South State Street	200 South State Street	Yadkinville	NC	27055	$111,146	$119,736
2.092	Pool 9	SunTrust Bank Portfolio I	2843 Panola Road	2843 Panola Road	Lithonia	GA	30058	$85,588	$92,203
2.095	Pool 9	SunTrust Bank Portfolio I	125 East Virginia Avenue	125 East Virginia Avenue	Bessemer City	NC	28016	$71,324	$76,836
2.098	Pool 9	SunTrust Bank Portfolio I	5980 Imperial Parkway	5980 Imperial Parkway	Mulberry	FL	33860	$68,595	$73,896
2.111	Pool 9	SunTrust Bank Portfolio I	416 Highway 27 South	416 Highway 27 South	Stanley	NC	28164	$48,398	$52,139
13.003	Pool 9	SunTrust Bank Portfolio II	597 Solomons Island Road North	597 Solomons Island Road North	Prince Frederick	MD	20678	$197,923	$213,219
13.026	Pool 9	SunTrust Bank Portfolio II	1645 Bradley Park Drive	1645 Bradley Park Drive	Columbus	GA	31904	$156,753	$168,867
N/A	Pool 9	Not a Trust Asset	1710 Mount Vernon Road	1710 Mount Vernon Road	Dunwoody	GA	30338	$218,896	$235,813
N/A	Pool 9	Not a Trust Asset	1184 Barrett Parkway	1184 Barrett Parkway	Kennesaw	GA	30144	$175,629	$189,202
N/A	Pool 9	Not a Trust Asset	1661 East West Connector	1661 East West Connector	Austell	GA	30106	$131,795	$141,980
N/A	Pool 9	Not a Trust Asset	202 South Salem Street	202 South Salem Street	Apex	NC	27502	$105,829	$114,007
N/A	Pool 9	Not a Trust Asset	4400 Bayou Boulevard	4400 Bayou Boulevard	Pensacola	FL	32503	$78,389	$84,448
N/A	Pool 9	Not a Trust Asset	4600 US 220 North	4600 US 220 North	Summerfield	NC	27358	$56,554	$60,924
2.003	Pool 10	SunTrust Bank Portfolio I	7500 Wisconsin Avenue	7500 Wisconsin Avenue	Bethesda	MD	20814	$422,593	$455,252
2.008	Pool 10	SunTrust Bank Portfolio I	4250 John Marr Drive	4250 John Marr Drive	Annandale	VA	22003	$233,075	$251,088
2.009	Pool 10	SunTrust Bank Portfolio I	160 Garrisonville Road	160 Garrisonville Road	Stafford	VA	22554	$209,725	$225,934
2.013	Pool 10	SunTrust Bank Portfolio I	4110 Brambleton Avenue SW	4110 Brambleton Avenue SW	Roanoke	VA	24018	$192,064	$206,908
2.023	Pool 10	SunTrust Bank Portfolio I	3620 Six Forks Road	3620 Six Forks Road	Raleigh	NC	27609	$175,029	$188,556
2.061	Pool 10	SunTrust Bank Portfolio I	7001 Lee Highway	7001 Lee Highway	Chattanooga	TN	37421	$107,346	$115,642
2.081	Pool 10	SunTrust Bank Portfolio I	201 South Pleasantburg Drive	201 South Pleasantburg Drive	Greenville	SC	29607	$86,262	$92,929
2.094	Pool 10	SunTrust Bank Portfolio I	9627 Dayton Pike	9627 Dayton Pike	Soddy Daisy	TN	37379	$67,078	$72,262
2.102	Pool 10	SunTrust Bank Portfolio I	414 Wharf Street	414 Wharf Street	Loudon	TN	37774	$65,274	$70,318
2.103	Pool 10	SunTrust Bank Portfolio I	4233 West Stone Drive	4233 West Stone Drive	Kingsport	TN	37660	$54,342	$58,542
2.109	Pool 10	SunTrust Bank Portfolio I	4720 Highway 49 South	4720 Highway 49 South	Harrisburg	NC	28075	$45,978	$49,532
2.117	Pool 10	SunTrust Bank Portfolio I	7880 Broad Street	7880 Broad Street	Rural Hall	NC	27045	$42,030	$45,278
2.120	Pool 10	SunTrust Bank Portfolio I	4394 South NC Highway 150	4394 South NC Highway 150	Lexington	NC	27295	$28,020	$30,186
13.025	Pool 10	SunTrust Bank Portfolio II	5 West Main Street	5 West Main Street	Liberty	SC	29657	$80,182	$86,379
N/A	Pool 10	Not a Trust Asset	3557 Plank Road	3557 Plank Road	Fredericksburg	VA	22401	$143,284	$154,358
N/A	Pool 10	Not a Trust Asset	1188 Oak Ridge Turnpike	1188 Oak Ridge Turnpike	Oak Ridge	TN	37831	$123,543	$133,091
N/A	Pool 10	Not a Trust Asset	4310 Nolensville Road	4310 Nolensville Road	Nashville	TN	37211	$114,308	$123,143
N/A	Pool 10	Not a Trust Asset	9397 Congress Street	9397 Congress Street	New Market	VA	22824	$89,685	$96,616
N/A	Pool 10	Not a Trust Asset	101 Browns Ferry Road	101 Browns Ferry Road	Chattanooga	TN	37419	$83,635	$90,099
N/A	Pool 10	Not a Trust Asset	600 Gallatin Road	600 Gallatin Road	Nashville	TN	37206	$59,606	$64,213
N/A	Pool 10	Not a Trust Asset	210 East Washington Avenue	210 East Washington Avenue	Vinton	VA	24179	$34,325	$36,977

A-4-6

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

DISTRIBUTION DATE STATEMENT
Table of Contents

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Ratings Detail	7
Current Mortgage Loan and Property Stratification Tables	8 - 10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16 - 17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Realized Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22 - 23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210	Torchlight Investors, LLC 230 Park Avenue 12th Floor New York, NY 10169	Pentalpha Surveillance LLC 375 North French Rd, Suite 100 Amherst, NY 14228
Contact: Brian Baker Phone Number: (212) 834-3813	Contact: Heather Wagner Phone Number: (913) 253-9570	Contact: Steven Altman Phone Number: (212) 883-2500	Contact: Don Simon Phone Number: (203) 660-6100

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Page 1 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Page 3 of 26

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
A-2		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
A-3		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
A-SB		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
A-S		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
B		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
C		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
D		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
E		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
F		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
G		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
NR		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Z		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
R		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

Page 3 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Reconciliation Detail

Principal Reconciliation

	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Page 4 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date:	10/17/2011
Record Date:	09/30/2011
Determination Date:	10/11/2011

Other Required Information

Available Distribution Amount (1)	0.00
Master Servicing Fee Summary	
Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00
Plus Master Servicing Fees for Delinquent Payments Received	0.00
Plus Adjustments for Prior Master Servicing Calculation	0.00
Total Master Servicing Fees Collected	0.00

(1) The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date
Total			

Page 5 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
[illegible]
Reports Available @ www.ctslink.com/cmbs

Payment Date:	10/17/2011
Record Date:	09/30/2011
Determination Date:	10/11/2011

Cash Reconciliation Detail

Total Funds Collected		
Interest:		
Interest paid or advanced	0.00	
Interest reductions due to Non-Recoverability Determinations	0.00	
Interest Adjustments	0.00	
Deferred Interest	0.00	
Net Prepayment Interest Shortfall	0.00	
Net Prepayment Interest Excess	0.00	
Extension Interest	0.00	
Interest Reserve Withdrawal	0.00	
Total Interest Collected		0.00
Principal:		
Scheduled Principal	0.00	
Unscheduled Principal	0.00	
Principal Prepayments	0.00	
Collection of Principal after Maturity Date	0.00	
Recoveries from Liquidation and Insurance Proceeds	0.00	
Excess of Prior Principal Amounts paid	0.00	
Curtailments	0.00	
Negative Amortization	0.00	
Principal Adjustments	0.00	
Total Principal Collected		0.00
Other:		
Prepayment Penalties/Yield Maintenance	0.00	
Repayment Fees	0.00	
Borrower Option Extension Fees	0.00	
Equity Payments Received	0.00	
Net Swap Counterparty Payments Received	0.00	
Total Other Collected		0.00
Total Funds Collected		0.00

Total Funds Distributed		
Fees:		
Master Servicing Fee	0.00	
Trustee Fee	0.00	
Certificate Administration Fee	0.00	
Insurer Fee	0.00	
Miscellaneous Fee	0.00	
Total Fees		0.00
Additional Trust Fund Expenses:		
Reimbursement for Interest on Advances	0.00	
ASER Amount	0.00	
Special Servicing Fee	0.00	
Rating Agency Expenses	0.00	
Attorney Fees & Expenses	0.00	
Bankruptcy Expense	0.00	
Taxes Imposed on Trust Fund	0.00	
Non-Recoverable Advances	0.00	
Other Expenses	0.00	
Total Additional Trust Fund Expenses		0.00
Interest Reserve Deposit		0.00
Payments to Certificateholders & Others:		
Interest Distribution	0.00	
Principal Distribution	0.00	
Prepayment Penalties/Yield Maintenance	0.00	
Borrower Option Extension Fees	0.00	
Equity Payments Paid	0.00	
Net Swap Counterparty Payments Paid	0.00	
Total Payments to Certificateholders & Others		0.00
Total Funds Distributed		0.00

Page 6 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Ratings Detail

Class	CUSIP	Original Ratings			Current Ratings (1)		
		Fitch	Moody's	Morningstar	Fitch	Moody's	Morningstar
A-1							
A-2							
A-3							
A-SB							
X-A							
X-B							
A-S							
B							
C							
D							
E							
F							
G							
NR							
Z							

NR - Designates that the class was not rated by the above agency at the time of original issuance.
X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(212) 553-0300

Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Horsham, Pennsylvania 19044
(800) 299-1665

Page 1 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Current Mortgage Loan and Property Stratification Tables
Aggregate Pool

Scheduled Balance

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

State (3)

State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

See footnotes on last page of this section.

Page 8 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Current Mortgage Loan and Property Stratification Tables
Aggregate Pool

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Property Type (3)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Note Rate

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

See footnotes on last page of this section.

Page 9 of 25

WELLS FARGO
Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Current Mortgage Loan and Property Stratification Tables
Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)

Anticipated Remaining Term(2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Age of Most Recent NOI

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

(4) Debt Yield Ratios are calculated using the ending scheduled loan balance and the most recent available NOI as provided by the Servicer.

Page 10 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)
Totals																	

(1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Page 11 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
[illegible]
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date
Total									

Page 13 of 26

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties	
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium
Totals						

Page 13 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9480 Stagecoach Circle
Frederick, MD 21701-4747

J.P. Morgan Chase Commercial Mortgage Securities Trust

Commercial Mortgage Pass-Through Certificates

Series 2011-C5

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Historical Detail

Distribution Date	Delinquencies: 30-59 Days #	Delinquencies: 30-59 Days Balance	Delinquencies: 60-89 Days #	Delinquencies: 60-89 Days Balance	Delinquencies: 90 Days or More #	Delinquencies: 90 Days or More Balance	Delinquencies: Foreclosure #	Delinquencies: Foreclosure Balance	Delinquencies: REO #	Delinquencies: REO Balance	Delinquencies: Modifications #	Delinquencies: Modifications Balance	Prepayments: Curtailments #	Prepayments: Curtailments Balance	Prepayments: Payoff #	Prepayments: Payoff Balance	Rate and Maturities: Next Weighted Avg. Coupon	Rate and Maturities: Next Weighted Avg. Remit	Rate and Maturities: WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Page 14 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date:	10/17/2011
Record Date:	09/30/2011
Determination Date:	10/11/2011

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date
Totals													

(1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period Or Not Yet Due
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
5 - Non Performing Matured Balloon

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Page 16 of 26

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Page 17 of 26

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date:	10/17/2011
Record Date:	09/30/2011
Determination Date:	10/11/2011

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Page 18 of 26

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid
Totals	0.00	0.00	0.00	0.00

Page 18 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description
Totals							

Page 20 of 26

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

J.P. Morgan Chase Commercial Mortgage Securities Trust

Commercial Mortgage Pass-Through Certificates

Series 2011-C5

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust
Current Total												
Cumulative Total												

* Fees, Advances and Expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

Page 21 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest
Totals											

Page 22 of 26

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out					
Totals										

Page 22 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date:	10/17/2011
Record Date:	09/30/2011
Determination Date:	10/11/2011

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer		
Totals						

Interest Shortfall Reconciliation Detail Part 2 Total	0.00	
Interest Shortfall Reconciliation Detail Part 1 Total	0.00	
Total Interest Shortfall Allocated to Trust	0.00	

Page 23 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date: 10/17/2011
Record Date: 09/30/2011
Determination Date: 10/11/2011

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status
Totals					

Page 24 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs

Payment Date:	10/17/2011
Record Date:	09/30/2011
Determination Date:	10/11/2011

Supplemental Reporting

Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2011-C5
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer: Torchlight Loan Services, LLC
Directing Certificateholder: Torchlight Investors, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [n] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[n] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [n] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [n] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement.

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Annex C-1

a.
The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property, visit the Special Servicer, visit the Directing Certificateholder or interact with the borrower.

b.
During the discussion with the Special Servicer, the Senior Trust Advisor referenced mortgage loans from other assignments (where applicable) unrelated to this Trust to explore techniques or approaches that may be useful to the Special Servicer’s activities with respect to certain of the Specially Serviced Mortgage Loans. Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool. Confidentiality and other provisions prohibit the Senior Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

a.
The Senior Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The senior trust advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

Annex C-2

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any of those discussions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the trustee through the trustee’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated September 1, 2011.

Annex C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2 to this free writing prospectus. Prior to the execution of the final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the free writing prospectus.

The MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, mortgaged properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the final free writing prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Participation Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Participation Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Participation Loans) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Participation Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.      Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further

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limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.      Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since September 2, 2011.

 7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other

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personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

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10.                 Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

 11.                 Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed  (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.                 Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.                 Taxes and Assessments. As of the date of origination and as of the Cut-Off Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding

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governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.                 Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.                 Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-Off Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.                 Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.                 No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.                 Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more)  from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

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 Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

 If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms,  in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

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19.                 Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

 20.                 No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.                 No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.                 REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.                 Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the

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Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.                 Authorized to do Business. To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.                 Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, and except in connection with a trustee’s sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

26.                 Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.                 Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.                 Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law,

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or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.                 Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.                 Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases

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contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.                 Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Schedule A.

32.                 Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.                 Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an

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entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.                 Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.                 Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.                 Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)      The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related

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Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. No material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)      The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)      The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)      The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)      The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)      The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Cut-off Date;

(G)            The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)      The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)      Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(K)      In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.                 Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.                 ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow as defined below) (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.                 Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Operating Histories may not have been available.

40.                 No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which,

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with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.                 Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.                 Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.                 Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate,  a no further action or closure letter was obtained from the applicable

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governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule III to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule III (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-Off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.                 Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.                 Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the

Annex D-1-15

Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.                 Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.                 Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.                 Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.                 Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.                 Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan

Annex D-1-16

Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

Annex D-1-17

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Sun Development and Management Portfolio (Loan No. 4)
(Hospitality Provisions) – With respect to the related Mortgaged Properties identified as "Hilton" properties, a comfort letter was issued for the benefit of lender which may be relied upon by the Trust provided lender provides notice to the franchisor of the assignment of the Mortgage Loan to the Trust within thirty (30) days of such assignment.  With respect to the related Mortgaged Property identified as "Candlewood Suites", a comfort letter was issued for the benefit of lender, which is not assignable.  Pursuant to the terms of the comfort letter, the Trust may obtain a replacement letter upon request.

5	Towneplace Suites Charlotte (Loan No. 41)
(Hospitality Provisions) – A comfort letter was issued for the benefit of lender.  The comfort letter is not assignable.  Pursuant to the terms of the comfort letter, the trust may obtain a replacement letter upon request within 90 days of assignment of the related Mortgage Loan to the Trust.

5	Fairfield Inn & Suites East Ridge (Loan No. 42)
(Hospitality Provisions) – A comfort letter was issued for the benefit of lender.  The comfort letter is not assignable.  Pursuant to the terms of the comfort letter, the trust may obtain a replacement letter upon request within 90 days of assignment of the related Mortgage Loan to the Trust.

6	Franklin Centre (Loan No. 31)
(Mortgage Status; Waivers and Modifications) – Pursuant to the terms and conditions of the related Mortgage Loan documents, the related Mortgagor has effected a release of an outparcel after September 2, 2011, but prior to the Closing Date.

8	InterContinental Hotel Chicago (Loan No. 1)
(Permitted Liens; Title Insurance) – The related Mortgaged Property is subject to the management agreement with Intercontinental, a copy of which is recorded.  Intercontinental agreed in an SNDA to subordinate its interest in return for non-disturbance.  The management agreement contains a Right of First Offer (“ROFO”) to purchase the related Mortgaged Property in the event of a sale by the owner.  Intercontinental agreed in the SNDA that (i) simultaneously with the commencing of a foreclosure action, lender must give manager the right to purchase the related Mortgage Loan at the price at which the related Mortgagor could prepay the related Mortgage Loan at that time, (ii) other than the right to buy the related Mortgage Loan set forth in subclause (i), the ROFO would not apply and be triggered in a foreclosure of the related Mortgage Loan, but would survive the foreclosure and apply to a subsequent sale of the related Mortgaged Property by a successful bidder at the foreclosure sale,

Annex D-2-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and (iii) the ROFO would apply to a deed in lieu of foreclosure with an expedited time frame as set forth in the SNDA.
9	Sun Development and Management Portfolio (Loan No. 4)	(Junior Liens) – There is a $17.7 Million mezzanine loan related to the related Mortgaged Properties.
9	Franklin Centre (Loan No. 31)
(Junior Liens) – Each of the members of the related Mortgagors has pledged its right to receive distributions from the related Mortgagors to AmericaUnited Bank and Trust Company USA (“AmericaUnited Bank”) to secure approximately $2,000,000 in debt owed by certain affiliates of the related Mortgagors to AmericaUnited Bank.  The AmericaUnited Bank debt is not secured by any interest in the related Mortgaged Property or any interest in the related Mortgagor.

12	Asheville Mall (Loan No. 3)
(Condition of Property) – The property condition assessment indicated that repairs were required to be made for the roof which was estimated to cost $350,000.00 and other repairs which were estimated to cost $13,750.00, and lender did not escrow the estimated cost of such repairs at origination of the related Mortgage Loan.  The related Mortgage Loan documents do not provide that the repairs other than the roof are required to be completed within 12 months, and if the roof is not repaired within 3 years the related Mortgagor is required to escrow with lender $100,000.00 per month for 3 consecutive months and such funds shall only be released to the related Mortgagor upon completion of the roof repair.

12	Sawyer Heights Village (Loan No. 14)
(Condition of Property) – The estimated cost of required repairs at the Mortgaged Property is $56,000 (none of which are considered life and safety repairs), and the lender did not escrow the estimated cost of such repairs at origination of the related Mortgage Loan.  The related Mortgage Loan documents require completion of repairs within 6 months of the Mortgage Loan closing provided, if the related Mortgagor is diligently pursuing completion of the repairs, lender may extend the 6-month period for an additional 6 months.  The related Mortgage Loan documents also require that if such repairs are not completed within 12 months, the related Mortgagor shall immediately deposit with lender the full amount as set forth above.

12	University Town Center (Loan No. 15)
(Condition of Property) – The estimated cost of required repairs at the Mortgaged Property is $52,525 (none of which are considered life and safety repairs) and the lender did not escrow the estimated cost of such repairs at origination of the related Mortgage Loan.  The related Mortgage Loan documents make no provision with respect to completion of repairs or escrow of repair costs; however the seller of the related Mortgaged Property to the related Mortgagor is responsible for all expenses noted as immediate needs, is aware of these items, and placed funds in escrow at the prior acquisition of the related Mortgaged Property to cover the

Annex D-2-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
total amount.
12	Red Top Plaza (Loan No. 28)
(Condition of Property – The estimated cost of required repairs at the Mortgaged Property is $53,000 (none of which are considered life and safety repairs), and the lender did not escrow the estimated cost of such repairs at origination of the related Mortgage Loan.  The related Mortgage Loan documents require that the repairs be completed by the related Mortgagor, or that the related Mortgagor use reasonable efforts to cause any applicable tenant to complete such repairs, within 6 months of the Mortgage Loan closing provided, if the related Mortgagor is diligently pursuing completion of the repairs, lender may extend the 6-month period for an additional 6 months.

12	Shaw’s Londonderry (Loan No. 29)
(Condition of Property) – The estimated cost of required repairs at the Mortgaged Property is $58,819 (none of which are considered life and safety repairs), and the lender did not escrow the estimate cost of repairs at origination of the related Mortgage Loan.  The related Mortgage Loan documents require completion of repairs within 1 to 3 months of the Mortgage Loan closing.

12	Village Ten Center (Loan No. 32)
(Condition of Property) – The estimated cost of required repairs at the Mortgaged Property is $57,375 and the lender did not escrow the estimated cost of such repairs at origination of the related Mortgage Loan.  The related Mortgage Loan documents require completion of sprinkler repairs to be completed between 20-30 days of the Mortgage Loan closing, and completion of repairs to the access in the space behind Dollar Tree to be completed within 20-30 days after the earlier to occur of (i) the date on which the related Mortgagor commences any tenant improvements for the space to which this repair relates or (ii) the date on which the related Mortgagor delivers such space to the related tenant for tenant’s tenant improvement work, provided that in any event the repair shall be completed before the related tenant occupies such space.

14	SunTrust Bank Portfolio I (Loan No. 2)
(Condemnation) – A portion of the individual Mortgaged Property identified as Croasdaile Durham NC Property (NC002261) is subject to a pending condemnation action by the North Carolina Department of Transportation (“NCDOT”).  The NCDOT has filed its complaint and declaration of taking in the Superior Court of Durham County, and it intends to take fee title to .12 acres of the related Mortgaged Property for widening Hillandale Road and for certain easements. The improvements are scheduled to commence in 2014.  It is anticipated that the related Mortgaged Property will have two entry points off a separate road, but there can be no assurances that this condemnation will not have a negative impact on the related Mortgaged Property or access to it.

14	Kite Retail Portfolio (Loan No. 7)	(Condemnation) – A portion of the individual Mortgaged Property identified as “Hamilton Crossing” is subject to a pending condemnation in connection with an upgrade to a nearby highway.

Annex D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The improvements to the highway are scheduled to commence in 2014.  It is anticipated that following completion of the improvements, the related Mortgaged Property will have two full access entry points off a separate road and that parking will not be affected, but there can be no assurances that the condemnation will not have a negative impact on the related Mortgaged Property or access to it either during or after the improvements are constructed.

14	Orland Park Place (Loan No. 8)
(Condemnation) - Portions of the related Mortgaged Property are subject to condemnation proceedings being conducted by the Illinois Department of Transportation. In addition, in connection with such condemnation proceedings, temporary easements will be granted in favor of the Illinois Department of Transportation on portions of the related Mortgaged Property. Such takings do not include any improvements and are not expected to impair or interfere with the use and operation of the related Mortgaged Property as a retail shopping center or materially impair the utility and operation of the related Mortgaged Property or materially reduce the value of the related Mortgaged Property or the net operating income of the related Mortgaged Property. However, there can be no assurances that the condemnation will not nonetheless have a negative impact on the related Mortgaged Property or access to it.

15	Asheville Mall (Loan No. 3)
(Actions Concerning Mortgage Loan) – The related Mortgage Loan documents schedule out the following from the “Litigation” representation:

On March 11, 2010, The Promenade D’Iberville, LLC (“TPD”), one of CBL & Associates Properties, Inc.'s ("CBL") subsidiaries, filed a lawsuit in the Circuit Court of Harrison County, Mississippi, against M. Hannah Construction Co., Inc., Gallet & Associates, Inc., LA Ash, Inc., EMJ Corporation (“EMJ”) and JEA (f/k/a Jacksonville Electric Authority), seeking damages for alleged property damage and related damages occurring at a shopping center development in D’Iberville, Mississippi.  EMJ filed an answer and counterclaim denying liability and seeking to recover from TPD the retainage of approximately $300,000 allegedly owed under the construction contract.  Kohl’s Department Stores, Inc. (“Kohl’s”) was granted permission to intervene in the lawsuit and, on April 13, 2011, filed a cross-claim against TPD alleging that TPD is liable to Kohl’s for unspecified damages resulting from the actions of the defendants and for the failure to perform the obligations of TPD under a Site Development Agreement with Kohl’s.  Kohl’s also made a claim against CBL which guaranteed the performance of TPD under the Site Development Agreement.  The case is at the discovery stage.

15	Sun Development and Management Portfolio (Loan No. 4)
(Actions Concerning Mortgage Loan) – The related sponsor, and with respect solely to matter (1) below, the related property manager, are subject to the following matters:  (1) Furino & Sons, Inc., as Plaintiff, vs. Bharat Patel, Sun Real Estate, LLP, Nayna

Annex D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Patel, Harshad Patel, Glimcher JG Urban Renewal, Inc., Sun Development and Management Corporation, John Does 1-10, and XYZ Corps 1-10, as Defendants, filed with Superior Court of New Jersey, Somerset County-Law Division, Case No. SOM-L-2197-10.  This suit alleges the Defendants failed to pay Plaintiff for all work performed under an agreement between the parties (plaintiff asserts it performed $1,712,835 worth of work and was paid $1,335,664, while the agreement provided for payment of $1,624,772) and seeks compensatory and consequential damages including lost profits and delay damages, plus interest and attorney's fees, cost of suit and any further relief ordered by the court.  The related Mortgaged Property is not involved in this suit; (2) Framalva Corporation d/b/a Texas Site Solutions, as Plaintiff, vs. Conroe Lodging Associates, LLP, Sun Real Estate, LLP, and Bharat Patel, as Defendants, filed with the District Court of Montgomery County, Texas, Judicial District CCL#2, Case No. 11-01-00051.  This suit alleges the Defendants failed to pay Plaintiff for work totaling $47,022.  Plaintiff seeks judgment for attorneys' fees, expert fees, costs, accruing consequential damages, interest accruing at the rate of 18% per annum, all statutory penalties under the Trust Fund Act, an order of sale, statutory penalties of $1,000, exemplary damages and prejudgment and post-judgment interest.  The related Mortgaged Property is not involved in this suit; (3) Notice of Action to foreclose on a mechanic's lien in the amount of $56,085.80 filed in the Official Records of Los Angeles County, California on April 22, 2010 as Instrument No. 20100548598, said action filed by Professional Pipeline Contractors, Inc., the lien claimant, with the Superior Court of Los Angeles County, California, Case No. BC441007.  This action affects the related Mortgaged Property and is covered by title insurance obtained in connection with the closing of the related Mortgage Loan; and (4) Tax appeal filed by Ridgefield Park Lodging Associates, LLP, as Plaintiff, vs. Ridgefield Park, as Defendant.   This appeal affects the related Mortgaged Property.  The amount of the disputed taxes was escrowed at closing of the related Mortgage Loan and will be used to pay the taxes upon the earlier of 12/30/11 and settlement of such tax dispute.

15	24 West 57th Street (Loan No. 6)
(Actions Concerning Mortgage Loan) – The related Mortgage Loan documents schedule out from the "Litigation" representation a wrongful death claim by The Estate of Paul Imbriale.  The claim involves a deceased construction worker killed while working in a tenant space at the related Mortgaged Property.  The related Mortgagor, among others, is a named defendant.  The claim is covered by the related Mortgagor's insurance policy as well as tenant’s, general contractor’s and subcontractor’s insurance policies.

18	InterContinental Hotel Chicago (Loan No. 1)	(Insurance) – The related Mortgage Loan documents provide for a syndicate of insurance companies as follows: The insurance companies must have a rating of “A” or better by S&P and “A2” or

Annex D-2-5

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

better by Mood’s, if Moody’s is rating the Securities and rates the insurance companies (each such insurer shall be referred to below as a “Qualified Insurer”); provided, however, that if the related Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75) if such syndicate consists of four (4) or fewer members) and one hundred (100%) of the first layer of such insurance coverage shall be provided by Qualified Insurers and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a rating of “BBB” or better by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the Securities and rates the insurance companies.

Extended period of indemnity required under business interruption coverage is 6 months following an initial coverage period of 24 months.

18	SunTrust Bank Portfolio I (Loan No. 2)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

SunTrust may self-insure in accordance with its lease (provided it maintains a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency)), and such self-insurance shall satisfy the related Mortgagor's insurance obligations, provided (A) no default exists under SunTrust’s lease beyond the expiration of any applicable notice and cure periods, (B) no event of default exists under the related Mortgage Loan documents, and (C) the related Mortgagor provides to lender evidence of coverage  for losses in the event that the obligor under such self-insurance does not, for any reason, fulfill its self-insurance obligations, in whole or in part.

Lender has accepted the casualty insurance coverage provided by tenant SunTrust notwithstanding that pursuant to each lease, tenant has a conditional right to terminate such lease following a material casualty and thereafter would not have an obligation to rebuild the improvements.  Lender has accepted such coverage because guarantor has provided to Lender coverage pursuant to a “difference in conditions” policy that insures such Improvements in accordance with the related Mortgage Loan documents in the event that the coverage provided by tenant is ineffective upon termination of the applicable tenant lease or is otherwise deficient.  So long as the applicable tenant lease shall remain in effect, the related Mortgagor shall, or shall cause guarantor to, provide such “difference in conditions” coverage at all times with respect to the

Annex D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
applicable individual Mortgaged Property, which coverage shall be identical in all material respects to the coverage in effect as of the Closing Date (or otherwise acceptable to lender).
18	Asheville Mall (Loan No. 3)
(Insurance) - The related Mortgage Loan documents provide for a syndicate of insurance companies as follows:  The insurance policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency; provided, however, (A) if more than one (1) but less than five (5) insurance companies issue the insurance policies required hereunder, then at least seventy-five percent (75%) of the applicable insurance coverage represented by the insurance policies required hereunder must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency, or (B) if five (5) or more insurance companies issue the insurance policies required hereunder, then at least sixty percent (60%) of the applicable insurance coverage required hereunder must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency.  Lender acknowledges that Pennsylvania Manufacturers’ Association shall be an acceptable carrier for general liability insurance, provided Pennsylvania Manufacturers’ Association maintain a rating of “A3” or better by Moody’s; and (ii) FM Global companies shall be acceptable insurers on the related Mortgaged Property provided FM Global companies maintain a minimum rating of “AA” or better by Fitch, but if FM Global is downgraded but is still rated “BBB” or better by S&P or Fitch, FM Global companies shall be acceptable insurers provided FM Global companies are (i) not in the primary position; and (ii) FM Global companies provide less than twenty-five percent (25%) of total coverage if there are four (4) or fewer carriers or forty percent (40%) if there are five (5) or more carriers.

The related Mortgage Loan documents allow for windstorm and earthquake deductibles satisfactory to lender in its reasonable discretion, but not in excess of the lesser of (i) five percent (5%) of the total insurable value of the related Mortgaged Property required hereunder or (ii) such maximum deductible amount required by any Rating Agency for such coverage.

Annex D-2-7

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Google Kirkland Campus (Loan No. 5)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $25,000.00.  The related Mortgagor may maintain umbrella and excess liability in an amount not less than $25,000,000.00 per occurrence.

18	Orland Park Place (Loan No. 8)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	LaSalle Select Portfolio (Loan No. 9)
(Insurance) – (a) the Liberty Mutual companies (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), (b) Alterra (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), and (c) Landmark American (not rated by S&P and having a rating of A:XIII with Best’s Insurance Reports) shall be deemed to meet the requirements set forth in the related Mortgage Loan documents provided that they maintain such current ratings and are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal, the then-current policies must be replaced within thirty (30) days of such downgrade or withdrawal with insurance companies meeting the requirements set forth in the related Mortgage Loan documents.

18	SunTrust Bank Portfolio II (Loan No. 13)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

SunTrust may self-insure in accordance with its lease (provided it maintains a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency)), and such self-insurance shall satisfy the related Mortgagor's insurance obligations, provided (A) no default exists under SunTrust’s lease beyond the expiration of any applicable notice and cure periods, (B) no event of default exists under the related Mortgage Loan documents, and (C) the related Mortgagor provides to lender evidence of coverage  for losses in the event that the obligor under such self-insurance does not, for any reason, fulfill its self-insurance obligations, in whole or in part.

Lender has accepted the casualty insurance coverage provided by tenant SunTrust notwithstanding that pursuant to each lease, tenant has a conditional right to terminate such lease following a material casualty and thereafter would not have an obligation to rebuild the improvements.  Lender has accepted such coverage because guarantor has provided to lender coverage pursuant to a “difference in conditions” policy that insures such improvements in

Annex D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

accordance with the related Mortgage Loan documents in the event that the coverage provided by tenant is ineffective upon termination of the applicable tenant lease or is otherwise deficient.  So long as the applicable tenant lease shall remain in effect, the related Mortgagor shall, or shall cause guarantor to, provide such “difference in conditions” coverage at all times with respect to the applicable individual Mortgaged Property, which coverage shall be identical in all respects to the coverage in effect as of the Closing Date (or otherwise acceptable to lender).

18	Sawyer Heights Village (Loan No. 14)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	University Town Center (Loan No. 15)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	Landing Apartments (Loan No. 17)
(Insurance) – (a) the Liberty Mutual companies (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), (b) Alterra (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), and (c) Landmark American (not rated by S&P and having a rating of A:XIII with Best’s Insurance Reports) shall be deemed to meet the requirements set forth in the related Mortgage Loan documents provided that they maintain such current ratings and are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal, the then-current policies must be replaced within thirty (30) days of such downgrade or withdrawal with insurance companies meeting the requirements set forth in the related Mortgage Loan documents.

18	Prattville Towne Center (Loan No. 18)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

Annex D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Northcrest Shopping Center (Loan No. 19)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	Brooks Corner (Loan No. 21)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	Bird Creek Crossing (Loan No. 27)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	Red Top Plaza (Loan No. 28)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000.00 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged property, whichever is higher.

If a tenant provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its premises (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations under the related Mortgage Loan documents, provided that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under such tenant’s lease beyond the expiration of any applicable notice and cure periods, (ii) the tenant’s lease has not expired or been terminated and is in full force and effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the tenant’s premises as required pursuant to the related Mortgage Loan documents.  At any time that a tenant maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in

Annex D-2-10

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
conditions” policy that insures the tenant’s premises in accordance with the terms of the related Mortgage Loan documents.
18	Village Ten Center (Loan No. 32)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	Caton Crossing (Loan No. 33)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

Lender accepts the insurance maintained by tenant Strack & Van Til, provided that (v) each of the related Mortgagor and guarantor guaranty any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and expenses reasonably incurred) resulting from the failure by tenant to satisfy the contractual deductible under such policy, (w) no default shall exist under the tenant’s lease beyond the expiration of any applicable notice and cure periods, (x) the tenant’s lease has not expired or been terminated and is in full force and effect, (y) no event of default shall exist, and (z) the related Mortgagor timely provides to lender satisfactory evidence of such insurance, which shall comply with all other requirements of the related Mortgage Loan documents.  At any time that tenant maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy that insures the tenant’s premises in accordance with the terms of the related Mortgage Loan documents.

18	Lake Mary Plaza (Loan No. 37)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	Walgreens Plaza (Loan No. 39)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

18	Heritage Square (Loan No. 40)	(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance

Annex D-2-11

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.
18	Academy Sports Weslaco (Loan No. 43)
(Insurance) – The related Mortgagor may satisfy the insurance coverage obligations under the related Mortgage Loan documents through the tenant, Academy Sports’ program of self-insurance so long as (a) the tenant’s lease remains in full force and effect and unmodified (including, without limitation, with respect to the obligation of the tenant to rebuild the related Mortgaged Property at its sole cost and expense with no period of rent abatement or right to terminate the tenant’s lease in the event of casualty), and (b) the related Mortgagor provides audited reports, reports prepared and certified by an independent certified public accountant acceptable to lender, or reports certified by an officer of tenant, reasonably satisfactory to lender evidencing that tenant’s tangible net worth is equal to or more than $400,000,000.00.

The commercial property insurance deductible may be increased to $100,000.00 and the liability insurance deductible may be increased to $250,000.00 so long as (a) tenant covers such deductibles through a program of self-insurance or self-retention, (b) the tenant’s lease remains in full force and effect and unmodified (including, without limitation, with respect to the obligation of tenant to rebuild the related Mortgaged Property at its sole cost and expense with no period of rent abatement or right to terminate the tenant’s lease in the event of a casualty), and(c) the related Mortgagor provides audited reports, reports prepared and certified by an independent certified public accountant acceptable to lender, or reports certified by an officer of tenant, reasonably satisfactory to lender evidencing that tenant’s net worth is equal to or more than $400,000,000.00.

19	Orland Park Place (Loan No. 8)	(Access; Utilities; Separate Tax Lots) – Separate tax parcel identification number to be issued upon the completion of certain non-discretionary, ministerial acts by the relevant taxing authority.
19	Sawyer Heights Village (Loan No. 14)	(Access; Utilities; Separate Tax Lots) - Separate tax parcel identification number to be issued upon the completion of certain non-discretionary, ministerial acts by the relevant taxing authority.
19	Franklin Centre (Loan No. 31)
(Access; Utilities; Separate Tax Lots) – The related Mortgagor filed a subdivision plat in connection with the release of an outparcel at the Mortgaged Property pursuant to the terms and conditions of the related Mortgage Loan documents.  Legally separate tax parcels for the remaining Mortgaged Property and the released outparcel were created upon filing, but actual tax parcel identification numbers will not be available until approximately six weeks thereafter.

Annex D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	InterContinental Hotel Chicago (Loan No. 1)
(Recourse Obligations) – The environmental liabilities and obligations of the related guarantor shall not survive following the repayment and satisfaction of the related Mortgage Loan or any defeasance of the related Mortgage Loan in accordance with the related Mortgage Loan documents provided that upon or after such repayment and satisfaction as a condition to the release of the liabilities and obligations of the related guarantor, the related guarantor delivers to lender a reasonably acceptable Phase I Environmental Report.

28	Sun Development and Management Portfolio (Loan No. 4)
(Recourse Obligations) – The environmental liabilities and obligations of the related guarantor under the related Mortgage Loan documents survive for a period of 2 years following payment in full of the related Mortgage Loan on or prior to the maturity date and lender has not foreclosed or taken possession of the related Mortgaged Property, and until the related guarantor delivers an acceptable Phase I environmental assessment.

28	24 West 57th Street (Loan No. 6)
(Recourse Obligations) - The environmental liabilities and obligations of the related guarantor shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date, (ii) there has been no material change, between the closing date and the date the related Mortgage Loan is paid in full, in any Environmental Law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan Documents, notwithstanding the fact that the related Mortgage Loan is paid in full, (iii) indemnitee shall have received an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) two (2) years have passed since date that the related Mortgage Loan has been paid in full.

28	LaSalle Select Portfolio (Loan No. 9)
(Recourse Obligations) - Liability for losses and damages for material physical waste is limited to the extent that lender has not made funds available for operations and maintenance of the related Mortgaged Property following an event of default.

28	Denver West Village (Loan No. 10)
(Recourse Obligations) - The related Mortgage Loan Documents do not include an indemnity for losses or damages arising from material physical waste.  There is a carve-out indemnity for gross negligence or willful misconduct of the related Mortgagor. Related principal or  related guarantor regarding the operation of the related Mortgaged Property.

Annex D-2-13

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Lehigh Valley Portfolio (Loan No. 11)
(Recourse Obligations) - The environmental liabilities and obligations of the related guarantor shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) either (A) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of the related Mortgaged Property or (B) with respect to an individual Mortgaged Property, such individual Mortgaged Property is released in accordance with the related Mortgage Loan documents, (ii) there has been no material change, between the closing date and the date the related Mortgage Loan is paid in full, in any Environmental Law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan Documents, notwithstanding the fact that the related Mortgage Loan is paid in full (or the individual Mortgaged Property is released, as applicable), (iii) indemnitee shall have received an updated environmental report showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) two (2) years have passed since date that the related Mortgage Loan has been paid in full (or the individual Mortgaged Property is released, as applicable).

Liability for losses and damages for material physical waste is limited to intentional acts or intentional omissions of the related Mortgagor, related principal or related guarantor.

28	Maitland 200 (Loan No. 16)
(Recourse Obligations) – The related guarantor shall have no liability for any losses under the environmental indemnity caused solely by, or arising solely from actions or conditions or events occurring more than 2 years after date of repayment or defeasance in full and performance in full of all other obligations of the related guarantor under the related Mortgage Loan documents; provided, however, the related guarantor shall not be released from any such losses until such time as the related guarantor delivers an acceptable Phase I or Phase II Environmental Report.

28	Landing Apartments (Loan No. 17)
(Recourse Obligations) – Liability for losses and damages for material physical waste is limited to the extent that lender has not made funds available for operations and maintenance of the related Mortgaged Property following an event of default.

28	Verizon Alabama Headquarters (Loan No. 20)
(Recourse Obligations) - The environmental obligations and liabilities of indemnitor shall not survive following the repayment and satisfaction of the related Mortgage Loan or any defeasance of the related Mortgage Loan in accordance with the related Mortgage Loan documents provided that upon or after such repayment and satisfaction as a condition to the release of the

Annex D-2-14

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

environmental liabilities and obligations of indemnitor, indemnitor delivers to lender a Phase I environmental report reasonably acceptable to lender.  The environmental liabilities and obligations of indemnitor hereunder shall not survive to the extent that an acceptable replacement guarantor is substituted in place of indemnitor pursuant to the loan assumption provisions of the related Mortgage Loan documents and such replacement guarantor assumes all of the obligations of the current indemnitor.

28	Inman Grove Shopping Center (Loan No. 23)
(Recourse Obligations) - Liability for losses and damages for material physical waste is limited to intentional acts or intentional omissions of the related Mortgagor, related principal or related guarantor.

28	River North Portfolio (Loan No. 24)
(Recourse Obligations) – The environmental liabilities and obligations of the related guarantor under the under the related Mortgage Loan documents survive for a period of 3 years following payment in full of the related Mortgage Loan on or prior to the maturity date and lender has not foreclosed or taken possession of the related Mortgaged Property, and until the related guarantor delivers an acceptable Phase I environmental assessment.

28	Fairview Heights Plaza (Loan No. 25)
(Recourse Obligations) – The environmental liabilities and obligations of the related guarantor under the under the related Mortgage Loan documents survive for a period of 3 years following payment in full of the related Mortgage Loan on or prior to the maturity date and lender has not foreclosed or taken possession of the related Mortgaged Property, and until the related guarantor delivers an acceptable Phase I environmental assessment.

28	Kensington Place MHC (Loan No. 30)
(Recourse Obligations) – Liability for losses and damages for waste is limited to actual waste or arson by the related Mortgagor, related principal or  related guarantor, and not specifically material physical waste.

31	Asheville Mall (Loan No. 3)
(Acts of Terrorism Exclusion) - The insurance required pursuant to the related Mortgage Loan documents shall cover perils of terrorism and acts of terrorism and the related Mortgagor shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required in the related Mortgage Loan documents at all times during the term of the related Mortgage Loan; provided, however, if TRIPRA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be required to carry terrorism insurance throughout the term of the related Mortgage Loan as required by the preceding sentence, but in such event the related Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required under the related

Annex D-2-15

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgage Loan documents.
31	24 West 57th Street (Loan No. 6)
(Acts of Terrorism Exclusion) – If TRIPRA (or any successor or similar statute) is discontinued or not renewed, the related Mortgagor shall not be required to spend more than five (5) times the amount of the then current cost to obtain an all risk policy for the related Mortgaged Property on a stand alone basis (as opposed to as a part of a blanket policy) (in which case the scope, coverages, deductibles and carriers of such terrorism insurance shall be subject to lender’s approval).

31	Franklin Centre (Loan No. 31)
(Acts of Terrorism Exclusion) – If TRIPRA is discontinued or not renewed then the related Mortgagor shall be required to carry terrorism insurance in an amount equal to the sum of the business income insurance equal to 100% of the projected gross income from the related Mortgaged Property for a period of twelve (12) months from the date of the casualty plus the full replacement cost.  But in such event the related Mortgagor shall not be required to spend on terrorism insurance coverage more than two and one-half (2 1/2) times the amount of the cost of the then-current all risk coverage.

32	Sun Development and Management Portfolio (Loan No. 4)	(Due on Sale or Encumbrance) – There is a $17.7 Million mezzanine loan related to the related Mortgaged Properties.
32	LaSalle Select Portfolio (Loan No. 9)
(Due on Sale or Encumbrance) – Transfers in connection with a combination of affiliated entities owning direct or indirect interests in the related Mortgagor for the purposes of forming a real estate investment trust are permitted.

32	Landing Apartments (Loan No. 17)
(Due on Sale or Encumbrance) – Transfers in connection with a combination of affiliated entities owning direct or indirect interests in the related Mortgagor for the purposes of forming a real estate investment trust are permitted.

33	SunTrust Bank Portfolio I (Loan No. 2)
(Single Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to each the related Mortgaged Property and the related Mortgagor.

33	Orland Park Place (Loan No. 8)
(Single Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

Annex D-2-16

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	SunTrust Bank Portfolio II (Loan No. 13)
(Single Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Sawyer Heights (Loan No. 14)
(Single-Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	University Town Center (Loan No. 15)
(Single Purpose Entity) - The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Prattville Towne Center (Loan No. 18)
(Single Purpose Entity) - The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Northcrest Shopping Center (Loan No. 19)
(Single Purpose Entity) - The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Brooks Corner (Loan No. 21)
(Single-Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Bird Creek Crossing (Loan No. 27)	(Single-Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds

Annex D-2-17

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.
33	Red Top Plaza (Loan No. 28)
(Single-Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Franklin Centre (Loan No. 31)
(Single-Purpose Entity) – One of the related Mortgagors, Franklin Centre LLC, previously (i) made loans totaling $570,110.00 in original principal amount to certain affiliates which were paid in full as of the closing date and (ii) owned, in the name of Broadview Illinois LLC, an Illinois limited liability company, and predecessor to Franklin Centre LLC, a warehouse property located at 2101-2125 Gardner Road, Broadview, Illinois that was disposed of in 1995.  Franklin Centre LLC has made the standard recycled single purpose entity covenants, and the related Mortgage Loan documents (including the recourse carve-out guaranty by the related guarantor) contain a carve-out for losses derived from or related to Franklin Centre LLC’s prior ownership of the additional warehouse property.

33	Village Ten Center (Loan No. 32)
(Single Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Caton Crossing (Loan No. 33)
(Single Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Lake Mary Plaza (Loan No. 37)
(Single Purpose Entity) - The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

Annex D-2-18

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	Walgreens Plaza (Loan No. 39)
(Single Purpose Entity) - The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

33	Heritage Square (Loan No. 40)
(Single Purpose Entity) - The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and the related Mortgagor.

36(B)	Sun Development and Management Portfolio (Loan No. 4)
(Ground Leases) – The ground sublease does not provide that it will not be terminated or cancelled by ground sublessor as a result of a default by the related Mortgagor, but lender has notice and cure rights upon any default that would predicate such termination and a new lease provision in the event the ground sublease is terminated or if the ground sublessor retakes possession of the subleased premises prior to the stated expiration of the ground sublease.  The ground sublease does provide that sublessor shall not modify, amend or accept a surrender of the ground sublease, nor shall the ground sublease be terminated by sublessee without lender’s consent and related Mortgagor covenants in the related Mortgage Loan documents that it shall not modify, amend, surrender or terminate the ground sublease without lender’s consent and any losses in connection with the failure to satisfy these covenants are guaranteed in the related guaranty agreement.

36(B)	Eddy Street Commons at Notre Dame (Loan No. 12)
(Ground Leases) – The ground lease does not provide that landlord shall not cancel or terminate the ground lease without the lender’s approval or that any amendment, modification, cancellation or termination of the ground lease with lender’s approval is not binding on the lender or its successors or assigns.  The ground lessor has signed an estoppel providing that no amendment, modification or termination of the ground lease will be effective against the lender unless the ground lessor is in compliance with the provisions in the ground lease related to providing notice to lender and lender’s right to cure lessee defaults.  In addition, any amendment, modification, or termination of the ground lease is a recourse carve-out.

38	SunTrust Bank Portfolio I (Loan No. 2)
(ARD Loans) – The related Mortgage Loan is interest only until the first payment date after the Anticipated Repayment Date, and may not substantially fully amortize over its stated term.  However, through the application of excess cash flow, the related Mortgage Loan may amortize over its stated term.

Annex D-2-19

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
38	24 West 57th Street (Loan No. 6)
(ARD Loans) – The Anticipated Repayment Date is September 1, 2016.  The maturity date is September 1, 2018.  The maturity date is twenty-four (24) months after the Anticipated Repayment Date, so the related Mortgage Loan will not fully amortize over its stated term.

38	SunTrust Bank Portfolio II (Loan No. 13)
(ARD Loans) – The related Mortgage Loan is interest only until the first payment date after the Anticipated Repayment Date, and may not substantially fully amortize over its stated term.  However, through the application of excess cash flow, the related Mortgage Loan may amortize over its stated term.

38	Heritage Commons III (Loan No. 26)
(ARD Loans) – The Anticipated Repayment Date is July 1, 2016.  The maturity date is December 1, 2018.  The maturity date is twenty-nine (29) months after the Anticipated Repayment Date, so the related Mortgage Loan will not fully amortize over its stated term.

The property manager can be removed upon the occurrence of a DSCR Trigger Event (if DSCR is less than 1.15:1.00 for any trailing 3-month period).  The definition of Debt Service does not exclude the increased interest rate upon the ARD.

42	InterContinental Hotel Chicago (Loan No. 1)
(Organization of Mortgagor) - Mortgage Loan Seller did not directly perform or cause to be performed public records searches with respect to guarantor, but Mortgage Loan Seller reviewed due diligence conducted by business units affiliated with Mortgage Loan Seller in connection with extension of credit provided by such business units to guarantor.

42	Google Kirkland Campus (Loan No. 5)	(Organization of Mortgagor) – On June 20, 1997, James Rivard, a guarantor, pled guilty to vehicular homicide through disregard for the safety of others, which is a felony in the State of Washington.
42	Orland Park Place (Loan No. 8)	(Organization of Mortgagor) – Mortgage Loan Seller did not directly perform or cause to be performed felony searches with respect to the guarantor entity.
42	Sawyer Heights (Loan No. 14)
(Organization of Mortgagor) – Mortgage Loan Seller did not directly perform or cause to be performed public records searches with respect to RC Inland REIT LP (formed September 27, 2010), the 100% owner of the related Mortgagor and its general partner.

42	River North Portfolio (Loan No. 24)	(Organization of Mortgagor) - Mortgage Loan Seller did not receive a questionnaire as part of the Sponsor Diligence for the related Mortgage Loan.
42	Bird Creek Crossing (Loan No. 27)
(Organization of Mortgagor) – Mortgage Loan Seller did not directly perform or cause to be performed public records searches with respect to RC Inland REIT LP (formed September 27, 2010), the 100% owner of the related Mortgagor and its general partner.

Annex D-2-20

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
42	Kensington Place MHC (Loan No. 30)	(Organization of Mortgagor) - Mortgage Loan Seller did not receive a questionnaire as part of the Sponsor Diligence for the related Mortgage Loan.
42	Village Ten Center(Loan No. 32)
(Organization of Mortgagor) – Mortgage Loan Seller did not directly perform or cause to be performed public records searches with respect to INP REIT I, LLC (formed May 18, 2010), the 100% owner of the related Mortgagor and its general partner.

42	340 North Belt Place (Loan No. 34)	(Organization of Mortgagor) - Mortgage Loan Seller did not receive a questionnaire as part of the Sponsor Diligence for the related Mortgage Loan.
43	SunTrust Bank Portfolio I (Loan No. 3)
(Environmental Conditions) – Fourteen (14) individual related Mortgaged Properties have been identified as Potential Environmental Issue Properties.  Springing environmental reserves (backstopped by the related guarantor) are required and will be held by lender if tenant does not timely renew its lease on any of the Potential Environmental Issue Properties.

43	Google Kirkland Campus (Loan No. 5)	(Environmental Conditions) – The deductible under the related Environmental Insurance Policy is $100,000.00.
43	Orland Park Place (Loan No. 8)
(Environmental Conditions) - Localized soil and ground water impacts were identified from the use and operation of a portion of the related Mortgaged Property by a former tenant for auto servicing and hydraulic lifts.  The environmental consultant recommended reporting these impacts to the Illinois Environmental Protection Agency in an effort to obtain a "no further action letter", which will likely require further investigation. The related Mortgage Loan documents require that the related Mortgagor obtain a no further action letter from the Illinois Environmental Protection Agency no later than September 1, 2012. If the related Mortgagor is diligently pursuing the issuance of the no further action letter, the deadline to obtain the no further action letter will be extended to September 1, 2014. If the related Mortgagor is unable to obtain the no further action letter from the Illinois Environmental Protection Agency on or before the no further action letter deadline (as such deadline may be extended), then the related Mortgagor (i) is required to complete all remediation, if any, required by the Illinois Environmental Protection Agency and applicable law, within the time period mandated by the Illinois Environmental Protection Agency and/or applicable law, and (ii) upon completion of such remediation, is required to then diligently pursue issuance of the no further action letter from the Illinois Environmental Protection Agency. The Mortgage Loan Seller has obtained an environmental insurance policy issued by Great American Insurance Group naming the Mortgage Loan Seller as insured and providing to the Mortgage Loan Seller and its successors and assigns (and not the related Mortgagor) certain amounts of specified coverage related to the

Annex D-2-21

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
above described environmental conditions. The deductible under the related Environmental Insurance Policy is $25,000.00.
43	SunTrust Bank Portfolio II (Loan No. 13)
(Environmental Conditions) – Two (2) individual related Mortgaged Properties have been identified as Potential Environmental Issue Properties.  Springing environmental reserves (backstopped by the related guarantor) are required and will be held by lender if tenant does not timely renew its lease on any of the Potential Environmental Issue Properties.

44	Prattville Towne Center (Loan No. 18)
(Lease Estoppels) – the following tenant estoppels were dated more than 90 days prior to the origination date of the related Mortgage Loan:  (1) Cosmo Nail (94 days); (2) Ross (92 days); (3) UPS (95 days); (4) William Mason (95 days); (5) Lane Bryant (91 days); (6) Hibbett Sporting Goods (91 days).

50	Asheville Mall (Loan No. 3)
(Litigation) – The related Mortgage Loan documents schedule out the following from the “Litigation” representation:

On March 11, 2010, The Promenade D’Iberville, LLC (“TPD”), one of CBL & Associates Properties, Inc.'s ("CBL") subsidiaries, filed a lawsuit in the Circuit Court of Harrison County, Mississippi, against M. Hannah Construction Co., Inc., Gallet & Associates, Inc., LA Ash, Inc., EMJ Corporation (“EMJ”) and JEA (f/k/a Jacksonville Electric Authority), seeking damages for alleged property damage and related damages occurring at a shopping center development in D’Iberville, Mississippi.  EMJ filed an answer and counterclaim denying liability and seeking to recover from TPD the retainage of approximately $300,000 allegedly owed under the construction contract.  Kohl’s Department Stores, Inc. (“Kohl’s”) was granted permission to intervene in the lawsuit and, on April 13, 2011, filed a cross-claim against TPD alleging that TPD is liable to Kohl’s for unspecified damages resulting from the actions of the defendants and for the failure to perform the obligations of TPD under a Site Development Agreement with Kohl’s.  Kohl’s also made a claim against CBL which guaranteed the performance of TPD under the Site Development Agreement.  The case is at the discovery stage.

50	Sun Development and Management Portfolio (Loan No. 4)
(Litigation) – The related sponsor, and with respect solely to matter (1) below, the related property manager, are subject to the following matters:  (1) Furino & Sons, Inc., as Plaintiff, vs. Bharat Patel, Sun Real Estate, LLP, Nayna Patel, Harshad Patel, Glimcher JG Urban Renewal, Inc., Sun Development and Management Corporation, John Does 1-10, and XYZ Corps 1-10, as Defendants, filed with Superior Court of New Jersey, Somerset County-Law Division, Case No. SOM-L-2197-10.  This suit alleges the Defendants failed to pay Plaintiff for all work performed under an agreement between the parties (plaintiff asserts it performed $1,712,835 worth of work and was paid $1,335,664, while the agreement provided for payment of $1,624,772) and seeks compensatory and consequential damages including lost profits and delay damages, plus interest and attorney's fees, cost of suit

Annex D-2-22

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

and any further relief ordered by the court.  The related Mortgaged Property is not involved in this suit; (2) Framalva Corporation d/b/a Texas Site Solutions, as Plaintiff, vs. Conroe Lodging Associates, LLP, Sun Real Estate, LLP, and Bharat Patel, as Defendants, filed with the District Court of Montgomery County, Texas, Judicial District CCL#2, Case No. 11-01-00051.  This suit alleges the Defendants failed to pay Plaintiff for work totaling $47,022.  Plaintiff seeks judgment for attorneys' fees, expert fees, costs, accruing consequential damages, interest accruing at the rate of 18% per annum, all statutory penalties under the Trust Fund Act, an order of sale, statutory penalties of $1,000, exemplary damages and prejudgment and post-judgment interest.  The related Mortgaged Property is not involved in this suit; (3) Notice of Action to foreclose on a mechanic's lien in the amount of $56,085.80 filed in the Official Records of Los Angeles County, California on April 22, 2010 as Instrument No. 20100548598, said action filed by Professional Pipeline Contractors, Inc., the lien claimant, with the Superior Court of Los Angeles County, California, Case No. BC441007.  This action affects the related Mortgaged Property and is covered by title insurance obtained in connection with the closing of the related Mortgage Loan; and (4) Tax appeal filed by Ridgefield Park Lodging Associates, LLP, as Plaintiff, vs. Ridgefield Park, as Defendant.   This appeal affects the related Mortgaged Property.  The amount of the disputed taxes was escrowed at closing of the related Mortgage Loan and will be used to pay the taxes upon the earlier of 12/30/11 and settlement of such tax dispute.

50	24 West 57th Street (Loan No. 6)
(Litigation) – The related Mortgage Loan documents schedule out from the "Litigation" representation a wrongful death claim by The Estate of Paul Imbriale.  The claim involves a deceased construction worker killed while working in a tenant space at the related Mortgaged Property.  The related Mortgagor, among others, is a named defendant.  The claim is covered by the related Mortgagor's insurance policy as well as tenant’s, general contractor’s and subcontractor’s insurance policies.

Annex D-2-23

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
9/2011	$65,448,000.00	7/2016	63,430,211.00
10/2011	65,448,000.00	8/2016	62,605,324.29
11/2011	65,448,000.00	9/2016	61,807,200.83
12/2011	65,448,000.00	10/2016	61,017,919.34
1/2012	65,448,000.00	11/2016	60,311,974.68
2/2012	65,448,000.00	12/2016	59,529,793.80
3/2012	65,448,000.00	1/2017	58,816,669.13
4/2012	65,448,000.00	2/2017	58,100,103.11
5/2012	65,448,000.00	3/2017	57,162,623.20
6/2012	65,448,000.00	4/2017	56,438,078.74
7/2012	65,448,000.00	5/2017	55,637,811.05
8/2012	65,448,000.00	6/2017	54,905,909.26
9/2012	65,448,000.00	7/2017	54,098,487.16
10/2012	65,448,000.00	8/2017	53,359,157.90
11/2012	65,448,000.00	9/2017	52,616,260.62
12/2012	65,448,000.00	10/2017	51,798,146.28
1/2013	65,448,000.00	11/2017	51,047,716.69
2/2013	65,448,000.00	12/2017	50,222,277.78
3/2013	65,448,000.00	1/2018	49,464,244.05
4/2013	65,448,000.00	2/2018	48,702,551.88
5/2013	65,448,000.00	3/2018	47,724,115.85
6/2013	65,448,000.00	4/2018	46,954,029.15
7/2013	65,448,000.00	5/2018	46,109,475.26
8/2013	65,448,000.00	6/2018	45,331,597.01
9/2013	65,448,000.00	7/2018	44,479,466.46
10/2013	65,448,000.00	8/2018	43,693,722.36
11/2013	65,448,000.00	9/2018	42,904,185.87
12/2013	65,448,000.00	10/2018	26,915,718.62
1/2014	65,448,000.00	11/2018	26,118,205.12
2/2014	65,448,000.00	12/2018	25,246,980.86
3/2014	65,448,000.00	1/2019	24,441,414.27
4/2014	65,448,000.00	2/2019	23,631,959.45
5/2014	65,448,000.00	3/2019	22,610,174.41
6/2014	65,448,000.00	4/2019	21,791,884.59
7/2014	65,448,000.00	5/2019	20,900,457.03
8/2014	65,448,000.00	6/2019	20,073,916.02
9/2014	65,448,000.00	7/2019	19,174,464.82
10/2014	65,448,000.00	8/2019	18,339,593.94
11/2014	65,448,000.00	9/2019	17,500,693.17
12/2014	65,448,000.00	10/2019	16,589,223.07
1/2015	65,448,000.00	11/2019	15,741,874.55
2/2015	65,448,000.00	12/2019	14,822,189.69
3/2015	65,448,000.00	1/2020	13,966,312.86
4/2015	65,448,000.00	2/2020	13,106,304.57
5/2015	65,448,000.00	3/2020	12,106,473.32
6/2015	65,448,000.00	4/2020	11,237,489.88
7/2015	65,448,000.00	5/2020	10,296,766.77
8/2015	65,448,000.00	6/2020	9,419,048.69
9/2015	65,448,000.00	7/2020	8,469,831.83
10/2015	65,448,000.00	8/2020	7,583,295.81
11/2015	65,448,000.00	9/2020	6,692,480.09
12/2015	65,448,000.00	10/2020	5,730,526.81
1/2016	65,448,000.00	11/2020	4,830,768.23
2/2016	65,448,000.00	12/2020	3,860,118.71
3/2016	65,448,000.00	1/2021	2,951,331.97
4/2016	65,448,000.00	2/2021	2,038,157.94
5/2016	65,447,055.62	3/2021	922,238.06
6/2016	64,410,092.59	4/2021 and thereafter	0.00

Annex E-1

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

______________

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series.  Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

July 19, 2010

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates.  If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 135 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	25
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	26
Cause Special Risks	15	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	16	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	19	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	27
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	20	Certain Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Certain Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	28
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	21	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	23	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

Changes to REMIC Restrictions on		Reports to Certificateholders	56
Loan Modifications May Impact		Voting Rights	58
an Investment in the Certificates	32	Termination	58
In The Event of an Early		Book-Entry Registration and
Termination of a Swap		Definitive Certificates	59
Agreement Due to Certain Swap		DESCRIPTION OF THE POOLING
Termination Events, a Trust May		AGREEMENTS	61
Be Required to Make a Large		General	61
Termination Payment to any		Assignment of Mortgage Loans;
Related Swap Counterparty	33	Repurchases	62
Your Securities Will Have Greater		Representations and Warranties;
Risk if an Interest Rate Swap		Repurchases	63
Agreement Terminates	33	Collection and Other Servicing
DESCRIPTION OF THE TRUST		Procedures	64
FUNDS	33	Sub-Servicers	64
General	33	Special Servicers	64
Mortgage Loans	34	Certificate Account	65
MBS	37	Modifications, Waivers and
Certificate Accounts	39	Amendments of Mortgage Loans	68
Other Accounts	39	Realization Upon Defaulted
Credit Support	39	Mortgage Loans	68
Cash Flow Agreements	39	Hazard Insurance Policies	68
YIELD AND MATURITY		Due-on-Sale and
CONSIDERATIONS	40	Due-on-Encumbrance Provisions	69
General	40	Servicing Compensation and
Pass-Through Rate	40	Payment of Expenses	69
Payment Delays	40	Evidence as to Compliance	70
Certain Shortfalls in Collections of		Certain Matters Regarding the
Interest	40	Master Servicer and the
Yield and Prepayment		Depositor	70
Considerations	41	Events of Default	71
Weighted Average Life and Maturity	42	Amendment	71
Controlled Amortization Classes and		List of Certificateholders	72
Companion Classes	43	The Trustee	72
Other Factors Affecting Yield,		Duties of the Trustee	72
Weighted Average Life and		Certain Matters Regarding the
Maturity	44	Trustee	72
THE SPONSOR	46	Resignation and Removal of the
THE DEPOSITOR	46	Trustee	73
THE ISSUING ENTITY	47	DESCRIPTION OF CREDIT SUPPORT	73
USE OF PROCEEDS	47	General	73
DESCRIPTION OF THE		Subordinate Certificates	74
CERTIFICATES	47	Cross-Support Provisions	74
General	47	Insurance or Guarantees with
Distributions	48	Respect to Mortgage Loans	74
Distributions of Interest on the		Letter of Credit	74
Certificates	49	Certificate Insurance and Surety
Determination of Interest Rates	50	Bonds	75
Distributions of Principal on the		Reserve Funds	75
Certificates	55	Credit Support with Respect to MBS	75
Distributions on the Certificates in		CERTAIN LEGAL ASPECTS OF
Respect of Prepayment		MORTGAGE LOANS	76
Premiums	55	General	76
Allocation of Losses and Shortfalls	55	Types of Mortgage Instruments	76
Advances in Respect of		Leases and Rents	76
Delinquencies	55	Personalty	77

Foreclosure	77	Backup Withholding	110
Bankruptcy Laws	80	Reporting Requirements	110
Environmental Risks	84	Federal Income Tax Consequences
Due-on-Sale and		for Certificates as to which No
Due-on-Encumbrance	86	REMIC Election Is Made	111
Subordinate Financing	86	Standard Certificates	111
Default Interest and Limitations on		Stripped Certificates	114
Prepayments	86	Reporting Requirements and
Applicability of Usury Laws	86	Backup Withholding	117
Servicemembers Civil Relief Act	87	Taxation of Certain Foreign
Type of Mortgaged Property	87	Investors	118
Americans with Disabilities Act	88	STATE AND OTHER TAX
Forfeiture for Drug, RICO and		CONSIDERATIONS	118
Money Laundering Violations	88	CERTAIN ERISA CONSIDERATIONS	119
CERTAIN FEDERAL INCOME TAX		General	119
CONSEQUENCES	88	Plan Asset Regulations	119
Federal Income Tax Consequences		Administrative Exemptions	120
for REMIC Certificates	89	Insurance Company General
General	89	Accounts	120
Characterization of Investments in		Unrelated Business Taxable
REMIC Certificates	89	Income; Residual Certificates	121
Qualification as a REMIC	90	LEGAL INVESTMENT	121
Taxation of Regular Certificates	92	METHOD OF DISTRIBUTION	123
Taxation of Residual Certificates	99	INCORPORATION OF CERTAIN
Taxes That May Be Imposed on the		INFORMATION BY REFERENCE	124
REMIC Pool	106	WHERE YOU CAN FIND MORE
Liquidation of the REMIC Pool	107	INFORMATION	124
Administrative Matters	108	LEGAL MATTERS	125
Limitations on Deduction of Certain		FINANCIAL INFORMATION	125
Expenses	108	RATING	125
Taxation of Certain Foreign		INDEX OF DEFINED TERMS	126
Investors	109

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates.  An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series.  JPMorgan Chase Bank, National Association, a national banking association may be a sponsor.  For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement.  The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement.  A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement.  If so specified in the related prospectus supplement, some mortgage loans may be delinquent.  In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

•	may provide for defeasance of the mortgage loan; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

•
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.  See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders.  The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates.  See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features.  The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates.  See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series.  In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type.  See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement.  The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance.  Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount.  Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate.  The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement.  See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the
Certificates
Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.  Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates.  Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the
Certificates
Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.  The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

•
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

•
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

•
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans.  Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement.  If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund.  If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement.  See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry
Certificates
If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company.  Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company.  No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus.  See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Certain Federal Income Tax
Consequences
The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code.  The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.  See “Certain Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code.  See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
The applicable prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies.  See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so.  Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders” in this prospectus.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

•
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans.  Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans.  We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule.  Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount.  Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund.  Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios.  The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates.  You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus.  Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one  to four family residential lending.  Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.  Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus.  If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.  Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property.  For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.  A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants.  Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

•
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.  The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements.  The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property.  It is more likely that those persons would have to apply for new licenses.  We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers.  The leasing of real estate is highly competitive.  The principal means of competition are price, location and the nature and condition of the facility to be leased.  A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.  Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities.  While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk.  Increased competition could adversely affect income from and market value of the mortgaged properties.  In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses.  Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	The fair market value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The borrower’s financial condition;

•	The operating history and occupancy level of the related mortgaged property;

•	Tax laws;

•	Reductions in government assistance/rent subsidy programs;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general and regional economic conditions; and

•	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates.  Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.  For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates.  Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors.  However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels.  See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease.  This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•      space in the mortgaged properties could not be leased or re leased;

•      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•      tenants were unwilling or unable to meet their lease obligations;

•      a significant tenant were to become a debtor in a bankruptcy case;

•      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

•      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.  Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property.  In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.  This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances.  The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property.  This liability could exist even if a previous owner caused the environmental damage.  The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.  See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance.  The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support.  See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager.  Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.  The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property.  This may adversely affect cash flow.  However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•      potential environmental legislation or liabilities or other legal liabilities;

•      the availability of refinancing; and

•      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable.  Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.  In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus.  To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates.  There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws.  Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period.  The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.  A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Certain

Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce periodic payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law.  Those provisions also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•      the aggregate amount of distributions on the offered certificates;

•      their yield to maturity;

•      the rate of principal payments; and

•      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      various types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The “Debt Service Coverage Ratio” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series.  As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial properties may be owner-occupied or leased to a small number of tenants.  Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)      the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)      the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

•
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

•
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•
the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment.  However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period.  “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.  The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates.  If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls.  The related prospectus supplement will also describe any other amounts available to offset those shortfalls.  See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement.  Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.  The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur.  A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series.  The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.  The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.  Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan.  This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.	Excess Funds, or

3.	any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the Securities and Exchange Commission’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

•
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry

Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•
“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/ Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

•	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N x D	x 100
360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

•	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

•
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

•
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•	If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the

Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer.  See “Description of the Pooling Agreements—Events of Default,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and

Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the

Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.      any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.           all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.           any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.           any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.           to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.           if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.           if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.           to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.           to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.           if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.           to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.           to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.           to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.           to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Events of Default

Each prospectus supplement will describe the events which will trigger a default (each an “Event of Default”).  For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

•	may pose an imminent or substantial endangerment to human health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material,

•	may give rise to any environmental claim or demand, or

•
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.  Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two

REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates.  The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset.  However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate.  The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.      the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.      if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.      in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.      to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.      an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)     the present value of any consideration given to the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.      the disposition of a qualified mortgage other than for:

(a)      substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)      foreclosure, default or imminent default of a qualified mortgage,

(c)      bankruptcy or insolvency of the REMIC Pool, or

(d)      a qualified (complete) liquidation,

2.      the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.      the receipt of compensation for services or

4.      the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a

90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

  Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced to zero in taxable years 2010, 2011 and 2012.  For taxable years beginning after December 31, 2012 and thereafter, the overall limitation on itemized deductions is reinstated. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—

Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Legislation enacted in March 2010 requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  The legislation generally is effective for payments of income made after December 31, 2013, and for capital gains realized after December 31, 2014, but would not apply to obligations, such as any Regular Certificates, outstanding at any time before March 18, 2012.  If, with respect to any Regular Certificates issued on or before March 18, 2012, a Non-U.S. Person that is subject to the legislation fails to comply with the requirements of the legislation, payments with respect to a Regular Certificate held by such Non-U.S. Person would be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced to zero for taxable years beginning in 2010, 2011 and 2012. For taxable years beginning after December 31, 2012 and thereafter, the overall limitation on itemized deductions is reinstated. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange

of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2012) may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request.  The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty.  Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the “Amendments”) to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met).  Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, a rule of the Office of the Comptroller of the Currency (the “OCC”), codified at 12 C.F.R. Section 1.3(e)(1), authorizes national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” which are defined in 12 C.F.R. Section 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.” As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of offered certificates will qualify as “commercial mortgage-related securities” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(a)(9).  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment.  The underwriters may be broker-dealers affiliated with us.  Their identities and material relationships to us will be set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates.  You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus.  We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the Securities and Exchange Commission,

100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1998 Policy Statement	122	Exemptions	120
30/360	50	FAMC	37
401(c) Regulations	120	Federal Funds Rate	53
91-day Treasury Bill Rate	54	FHLMC	37
91-day Treasury Bills	54	FNMA	37
Accrual Certificates	49	Garn Act	86
Accrued Certificate Interest	49	GNMA	37
Actual/360	50	Indirect Participants	59
Actual/365 (fixed)	50	Insurance and Condemnation Proceeds	65
Actual/Actual (accrual basis)	50	IRS	88
Actual/Actual (payment basis)	50	ISMA	50
ADA	88	JPMCB	46
Amendments	120	L/C Bank	74
ARM Loans	37	LIBOR Determination Date	51
Assessment of Compliance	70	Liquidation Proceeds	65, 66
Attestation Report	70	Loan-to-Value Ratio	35
Available Distribution Amount	48	Lock-out Date	36
Bankruptcy Code	78	Lock-out Period	36
Bond Equivalent Yield	51	MBS	33
Book-Entry Certificates	48	MBS Agreement	37
calculation date	50	MBS Issuer	37
Cash Flow Agreement	39	MBS Servicer	37
CERCLA	84	MBS Trustee	38
Certificate Owner	59	Mortgage Asset Seller	33
Clearstream	60	Mortgage Notes	34
CMT Rate	52	Mortgaged Properties	34
Code	58	Mortgages	34
Commercial Paper Rate	51	NCUA	122
Cooperatives	34	Net Leases	35
CPR	43	Net Operating Income	34
Debt Service Coverage Ratio	34	Nonrecoverable Advance	56
defective obligation	90	Non-SMMEA Certificates	121
Definitive Certificates	48	Non-U.S. Person	105
Depositor	33	OCC	122
Designated CMT Reuters Page	52	OID Regulations	92
Determination Date	40	OTS	122
determination period	50	Participants	59
Direct Participants	59	Parties in Interest	119
Disqualified Organization	103, 121	Pass-Through Entity	103
Distribution Date Statement	56	Permitted Investments	65
DOL	119	Plans	119
DTC	48	Pooling Agreement	61
Due Dates	36	prepayment	43
Due Period	40	Prepayment Assumption	93
EDGAR	125	Prepayment Interest Shortfall	40
electing large partnership	104	Prepayment Premium	36
Euroclear	60	Prime Rate	54
Event of Default	71	PTCE	120
Excess Funds	46	Random Lot Certificates	92
excess servicing	113	Record Date	48
Exchange Act	39	Reference Banks	51

Reform Act	92	Senior Certificates	47
Registration Statement	124	Servicing Standard	64
Regular Certificateholder	92	Similar Law	119
Regular Certificates	89	SMMEA	121
Related Proceeds	56	SPA	43
Relief Act	87	Sponsor	46
REMIC	7, 89	Standard Certificateholder	111
REMIC Certificates	89	Standard Certificates	111
REMIC Pool	89	Startup Day	90
REMIC Regulations	88	Stripped Certificateholder	116
REO Property	64	Stripped Certificates	114
Residual Certificateholders	99	Subordinate Certificates	47
Residual Certificates	49	Sub-Servicing Agreement	64
Reuters Screen FEDCMT Page	52	Terms and Conditions	61
Reuters Screen FEDFUNDS1 Page	53	Title V	86
Reuters Screen FRBCMT Page	52	Treasury	88
Reuters Screen LIBOR01 Page	51	Treasury Notes	53
Reuters Screen US PRIME 1 Page	54	U.S. Person	105
secured-creditor exemption	85	Value	35
Securities Act	38	Warranting Party	63

IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The attached CD-ROM relates to this free writing prospectus. The CD-ROM contains Annex A-1 to this free writing prospectus which will be included with and form part of the paper version of this free writing prospectus and an electronic draft of the Pooling and Servicing Agreement (the “Draft PSA”). The Draft PSA has not been finalized and the terms and provisions set forth in the Draft PSA will change prior to execution. The Draft PSA is not binding on any of the depositor, the mortgage loan seller, the master servicer, the special servicer, the trustee or the senior trust advisor. Any binding agreement of the depositor, the mortgage loan seller, the master servicer, the special servicer, the trustee and the senior trust advisor will be set forth in a definitive pooling and servicing agreement to be executed by each of the parties on the Closing Date, the terms and conditions of which shall supersede in their entirety the terms and conditions of the Draft PSA. Defined terms used in the Annex A-1, but not otherwise defined therein, shall have the respective meaning assigned to them in the paper portion of this free writing prospectus. All of the information contained in the CD-ROM is subject to the same limitations and qualifications contained in this free writing prospectus. Prospective investors are strongly urged to read the paper portion of this free writing prospectus in its entirety prior to accessing the CD-ROM, and if the CD-ROM is received separately, any information on the CD-ROM will be supplemented in its entirety by the paper portion of this free writing prospectus. If the CD-ROM was not received in a sealed package, there can be no assurance that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Kunal Singh of J.P. Morgan Securities LLC at (212) 834-5467 to receive an original copy of the CD-ROM.

The delivery of this CD-ROM is not an offer to sell or a solicitation of an offer to buy any securities, nor an offer of any securities to any person in any country, state or other jurisdiction in which such offer would be unlawful. The delivery of this CD-ROM does not imply that the information set forth herein is correct as of any date subsequent to the date of such information.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

		$720,790,000

		(Approximate)

____________________		J.P. Morgan Chase
TABLE OF CONTENTS		Commercial Mortgage
Free Writing Prospectus		Securities Corp.
		Depositor
Summary of Certificates	S-2
Summary of Terms	S-10
Risk Factors	S-32	J.P. Morgan Chase
Description of the Mortgage Pool	S-83
Transaction Parties	S-107	Commercial Mortgage
Description of the Certificates	S-137
Servicing of the Mortgage Loans	S-170	Securities Trust 2011-C5
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	S-197	Issuing Entity
Pending Legal Proceedings Involving Transaction
Parties	S-197	Commercial Mortgage Pass-Through
Yield and Maturity Considerations	S-198
Certain Federal Income Tax Consequences	S-207	Certificates, Series 2011-C5
Certain State and Local Tax Considerations	S-209
Certain ERISA Considerations	S-209	Class A-1	$49,765,000
Certain Legal Aspects of the Mortgage Loans	S-212	Class A-2	$199,727,000
Legal Investment	S-212	Class A-3	$405,850,000
Legal Matters	S-213	Class A-SB	$65,448,000
Ratings	S-213	Class X-A	$807,027,000
Index of Defined Terms	S-216

Prospectus
Summary of Prospectus	1	FREE WRITING PROSPECTUS
Risk Factors	9
Description of the Trust Funds	33
Yield and Maturity Considerations	40
The Sponsor	46	J.P. Morgan
The Depositor	46
The Issuing Entity	47	Lead Manager and Sole Bookrunner
Use of Proceeds	47
Description of the Certificates	47
Description of the Pooling Agreements	61	Goldman, Sachs & Co.
Description of Credit Support	73	Co-Manager
Certain Legal Aspects of Mortgage Loans	76	Wells Fargo Securities
Certain Federal Income Tax Consequences	88	Co-Manager
State and Other Tax Considerations	118
Certain ERISA Considerations	119
Legal Investment	121
Method of Distribution	123	September , 2011
Incorporation of Certain Information by Reference	124
Where You Can Find More Information	124
Legal Matters	125
Financial Information	125
Rating	125
Index of Defined Terms	126

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5